Filed Pursuant to Rule 424(b)(2)
Registration No. 333-225551

PROSPECTUS SUPPLEMENT dated February 4, 2021 (To Prospectus dated October 31, 2018)

$25,000,000 ETRACS 2x Leveraged US Dividend Factor TR ETN

$25,000,000 ETRACS 2x Leveraged US Growth Factor TR ETN

$25,000,000 ETRACS 2x Leveraged US Size Factor TR ETN

$25,000,000 ETRACS 2x Leveraged US Value Factor TR ETN

$25,000,000 ETRACS 2x Leveraged MSCI US Minimum Volatility Factor TR ETN

$25,000,000 ETRACS 2x Leveraged MSCI US Momentum Factor TR ETN

$25,000,000 ETRACS 2x Leveraged MSCI US Quality Factor TR ETN

The seven series of UBS AG ETRACS 2x Leveraged ETNs due February 9, 2051 (each, a “series of Securities” and, collectively, the “Securities”) listed above are senior unsecured debt securities issued by UBS AG (“UBS”) that provide 2 times leveraged long exposure to the compounded quarterly performance of the applicable index set forth below (each, an “Index”), reduced by the Accrued Fees (as described below).

Title of Securities, CUSIP Number and ISIN Number	Applicable Index	Index Sponsor	Index Ticker

ETRACS 2x Leveraged US Dividend Factor TR ETN 90278V206 / US90278V2060	Dow Jones US Dividend 100 TR USD	S&P Dow Jones Indices	DJUSDIVT
ETRACS 2x Leveraged US Growth Factor TR ETN 90278V305 / US90278V3050	Russell 1000 Growth TR USD	FTSE Russell	RU10GRTR
ETRACS 2x Leveraged US Size Factor TR ETN 90278V404 / US90278V4041	Russell 2000 TR USD	FTSE Russell	RU20INTR
ETRACS 2x Leveraged US Value Factor TR ETN 90278V107/ US90278V1070	Russell 1000 Value TR USD	FTSE Russell	RU10VATR
ETRACS 2x Leveraged MSCI US Minimum Volatility Factor TR ETN 90278V701 / US90278V7010	MSCI USA Minimum Volatility GR USD	MSCI, Inc.	M00IMV$T
ETRACS 2x Leveraged MSCI US Momentum Factor TR ETN 90278V602 / US90278V6020	MSCI USA Momentum GR USD	MSCI, Inc.	M2US000$
ETRACS 2x Leveraged MSCI US Quality Factor TR ETN 90278V503 / US90278V5030	MSCI USA Sector Neutral Quality GR USD	MSCI, Inc.	M2USSNQ

The Securities do not guarantee any return of your initial investment and do not pay any coupon. You will lose some or all of your principal at maturity or upon early redemption or call if the compounded leveraged quarterly return of the applicable Index is insufficient to offset the combined negative effect of the Accrued Fees and, if applicable, the Redemption Fee Amount. The leverage on the Securities may be reset more frequently than quarterly and may be permanently reduced to zero in certain events, and you will lose your entire investment if their intraday indicative value declines to or below zero. Any payment on the Securities at maturity or upon early redemption or call is subject to the creditworthiness of UBS and is not guaranteed by any third party.

The Securities are intended to be trading tools for sophisticated investors as part of an overall diversified portfolio. They are designed to achieve their stated investment objectives on a quarterly, or in certain circumstances, shorter basis. Their performance over longer periods of time can differ significantly from their stated objectives. The Securities are riskier than securities that have intermediate or long-term investment objectives, and may not be suitable for investors who have a “buy and hold” strategy. Accordingly, the Securities should be purchased only by knowledgeable investors who understand the potential consequences of investing in an Index and of seeking quarterly compounding leveraged long investment results. Investors should actively and continuously monitor their investments in the Securities, even intra-day. It is possible that you will suffer significant losses in the Securities even if the long-term performance of the applicable Index is positive.

Although application has been made for listing the Securities on NYSE Arca, there is no guarantee that such application will be approved or that if approved, a liquid market will develop or be maintained.

General Considerations for each series of Securities

➢	The Securities are senior unsecured debt securities issued by UBS, maturing on February 9, 2051.

➢	The initial issuance of the Securities will trade on February 4, 2021 and settle on February 9, 2021.

➢	The Securities do not pay any coupon and do not guarantee any return of principal.

➢

The Securities are intended to provide 2 times leveraged long exposure to the compounded quarterly performance of the applicable Index; however, the leverage may be reset more frequently if Loss Rebalancing Events occur and the Securities will become unleveraged if a Permanent Deleveraging Event occurs with respect to the applicable Index. You should expect the trading price and Current Principal Amount of the Securities to be volatile.

➢	The Securities may be accelerated, and you will not receive any payment, if their Current Indicative Value on any Index Business Day (other than an Excluded Day) is less than or equal to zero.

➢	An Accrued Tracking Fee and an Accrued Financing Fee are deducted from the Closing Indicative Value daily.

➢

You may receive a cash payment at maturity or upon exercise by UBS of its Call Right with respect to your Securities based on the Closing Indicative Value of the Securities at the end of the applicable Measurement Period. However, any such payment may be zero.

➢

You may exercise your right to early redemption for 50,000 or more Securities if you comply with the required procedures described herein. You will receive a cash payment upon early redemption based on the Closing Indicative Value on the Redemption Valuation Date, less the Redemption Fee Amount.

➢	The applicable Index is designed to measure the performance of a segment of the U.S. equity market and to reflect an investment style.

See “Risk Factors” beginning on page S-34 for a description of risks related to an investment in the Securities.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The Securities are not deposit liabilities of UBS AG and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency in the United States, Switzerland or any other jurisdiction. An investment in the Securities carries risks that are very different from the risk profile of a bank deposit placed with UBS or its affiliates. The Securities have different yield, liquidity and risk profiles and will not benefit from any protection provided to deposits.

UBS Investment Bank	(cover continued on next page)

Prospectus Supplement dated February 4, 2021

The principal terms of the Securities are as follows:

Issuer:	UBS AG (London Branch)

Series:	Medium-Term Notes, Series B

Initial Trade Date:	February 4, 2021

Initial Settlement Date:	February 9, 2021

Term:	30 years, subject to your right to require UBS to redeem your Securities on any Redemption Date, UBS’s Call Right and Automatic Acceleration upon Zero Value Event, each as described below.

Maturity Date:	February 9, 2051, subject to adjustment

Stated Principal Amount:	$25.00 per Security. If the Securities of any series undergo a split or reverse split, the Stated Principal Amount will be adjusted accordingly.

Indexes:	The return of each series of Securities is based upon the performance of the applicable Index set forth on the cover page of this prospectus supplement. Each Index is designed to track the performance of a sector of the U.S. equity market and to reflect an investing style. We refer to the securities included in each Index as the “Index Constituent Securities” for such Index. See “The Indexes” and the following sections describing each Index beginning on page S-62.

Closing Indicative Value:

For each series of Securities, the Closing Indicative Value represents the dollar value per Security that an investor would receive on any day if it redeemed the Security that day (without giving effect to any Redemption Fee Amount). The “Closing Indicative Value” per Security, will be calculated as follows:

(1)  On the Initial Trade Date, $25.00 per Security.

(2)  On any other calendar day, prior to the first day of a Measurement Period, an amount per Security equal to:

(CurrentPrincipal Amount on the immediately preceding calendar day × Index Factor) – Accrued Fees

(3)  From and including the first day of a Measurement Period, an amount per Security equal to:

(CurrentPrincipal Amount on the calendar day immediately preceding the first day of the Measurement Period × Index Factor × Residual Factor) – Accrued Fees + Measurement Period Cash Amount

However,if, on any day during a Measurement Period, the Current Indicative Value or the Closing Indicative Value is less than or equal to the Measurement Period Cash Amount from the immediately preceding calendar day, the Closing Indicative Value for that day and all subsequent days will be fixed to be equal to the Measurement Period Cash Amount from the immediately preceding calendar day.

(4)  The minimum value of the Closing Indicative Value on any calendar day will be zero.

If a Zero Value Event occurs for a series of Securities, the Closing Indicative Value for such series of Securities will be equal to zero on the day it occurs and on all future calendar days and you will lose your entire investment. You will not benefit from any future exposure to the applicable Index after the occurrence of a Zero Value Event. See “Specific Terms of the Securities — Automatic Acceleration Upon Zero Value Event” beginning on page S-118.

The actual trading price of any series of Securities in the secondary market may vary significantly from their Closing Indicative Value.

If the Securities of any series undergo a split or reverse split, the Closing Indicative Value will be adjusted accordingly.

Current Indicative Value:

For each series of Securities, the “Current Indicative Value”, as determined by the Security Calculation Agent, which we sometimes refer to interchangeably as the “intraday indicative value”, means the Closing Indicative Value per Security calculated on an intraday basis on any Index Business Day. For the purposes of calculating the Current Indicative Value, the Index Factor will be determined using the Intraday Index Value. The minimum value of the Current Indicative Value on any calendar day will be zero.

From and including the first day of a Measurement Period, the Current Indicative Value will be calculated using (i) the Measurement Period Cash Amount from the immediately preceding calendar day and (ii) the Residual Factor on the immediately preceding calendar day.

However, if, on any day during a Measurement Period, the Current Indicative Value or the Closing Indicative Value is less than or equal to the Measurement Period Cash Amount from the immediately preceding calendar day, the Current Indicative Value for the remainder of that day and all subsequent days will be fixed to be equal to the Measurement Period Cash Amount from the immediately preceding calendar day.

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If a Zero Value Event occurs for a series of Securities, the Current Indicative Value (intraday indicative value) for such series of Securities will be equal to zero for the remainder of the day it occurs and all future calendar days and you will lose your entire investment. You will not benefit from any future exposure to the applicable Index after the occurrence of a Zero Value Event. See “Specific Terms of the Securities — Automatic Acceleration Upon Zero Value Event” beginning on page S-118.

The actual trading price of any series of Securities in the secondary market may vary significantly from their Current Indicative Value (intraday indicative value).

If the Securities of any series undergo a split or reverse split, the Current Indicative Value (intraday indicative value) will be adjusted accordingly.

Listing:	Application has been made to list the Securities on NYSE Arca. There can be no assurance that such application will be approved or that an active secondary market will develop; if it does, we expect that investors will purchase and sell the Securities primarily in this secondary market.

Ticker Symbols:	Set forth below are the ticker symbols for the Securities on the NYSE Arca and for the publication of the Closing Indicative Value and Current Indicative Value of the Securities as well as the number of Securities outstanding.

Title of Securities	NYSE Arca	NYSE Arca (Securities Outstanding)	Indicative Value
ETRACS 2x Leveraged US Dividend Factor TR ETN	SCDL	SCDLSO	SCDLIV
ETRACS 2x Leveraged US Growth Factor TR ETN	IWFL	IWFLSO	IWFLIV
ETRACS 2x Leveraged US Size Factor TR ETN	IWML	IWMLSO	IWMLIV
ETRACS 2x Leveraged US Value Factor TR ETN	IWDL	IWDLSO	IWDLIV
ETRACS 2x Leveraged MSCI US Minimum Volatility Factor TR ETN	USML	USMLSO	USMLIV
ETRACS 2x Leveraged MSCI US Momentum Factor TR ETN	MTUL	MTULSO	MTULIV
ETRACS 2x Leveraged MSCI US Quality Factor TR ETN	QULL	QULLSO	QULLIV

Current Principal Amount:

For each series of Securities, the Current Principal Amount represents the unleveraged notional investment in the Index Constituent Securities per Security at the close of trading on any Reset Valuation Date. The notional financing amount per Security in order to generate the leveraged returns would approximately equal the Current Principal Amount at the close of trading on any Reset Valuation Date. If a Permanent Deleveraging Event occurs, the leverage of your Securities will be permanently reset to 1.0 and the notional financing amount will be equal to zero for the remaining term of the Securities. If a Zero Value Event occurs prior to your Securities permanently resetting to 1.0 at the end of the Second Permanent Deleveraging Valuation Date, then your Securities will be accelerated and you will not receive any payment on your Securities. You will not benefit from any future exposure to the Index after the occurrence of a Zero Value Event. See “Specific Terms of the Securities — Automatic Acceleration Upon Zero Value Event” beginning on page S-118.

The “Current Principal Amount” per Security, will be calculated as follows:

(1)  From and including the Initial Trade Date to and excluding the first Reset Valuation Date, $25.00 per Security.

(2)  At the close of trading on each Reset Valuation Date after the Initial Trade Date, the Current Principal Amount of the Securities will be reset as follows:

New Current Principal Amount = (Current Principal Amount on immediately preceding calendar day × Index Factor) – Accrued Fees

The Current Principal Amount will not change until the first Reset Valuation Date.

If a day that would otherwise be a Reset Valuation Date occurs on or after the first day of a Measurement Period, such day will not be a valid Reset Valuation Date.

If the Securities of any series undergo a split or reverse split, the Current Principal Amount will be adjusted accordingly.

Leverage Factor:

For each series of Securities, the “Leverage Factor” is:

(1)  Until the occurrence of a Permanent Deleveraging Event and close of trading on the Second Permanent Deleveraging Valuation Date, the Leverage Factor will equal 2.0.

(2)  If a Permanent Deleveraging Event occurs, then on any calendar day following the Second Permanent Deleveraging Valuation Date, the Leverage Factor will equal 1.0.

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Index Factor:

For each series of Securities, the Index Factor represents the leveraged percentage change in the Index level since the Last Reset Index Closing Level. The Index Factor times the applicable Current Principal Amount on the preceding calendar day represents the current value of the unleveraged notional amount per Security that is deemed invested in the applicable Index on any calendar day. This does not reflect the Redemption Amount that an investor would receive upon early redemption on such calendar day.

The “Index Factor” is:

1 + (Leverage Factor × Index Performance Ratio)

Index Performance Ratio:

For each series of Securities, a “Index Performance Ratio” will be calculated as follows:

Index Closing Level – Last Reset Index Closing Level
Last Reset Index Closing Level

On any calendar day that is not an Index Business Day, the Index Closing Level will be equal to the Index Closing Level on the Index Business Day immediately preceding such calendar day.

Reset Valuation Date:

For each series of Securities, a Reset Valuation Date represents a day when the Current Principal Amount is reset at the close of trading.

The “Reset Valuation Date” means:

(1)  any calendar day up to and including the Second Permanent Deleveraging Valuation Date, that is either: (i) the Initial Trade Date, (ii) a Quarterly Reset Valuation Date, (iii) a Loss Rebalancing Valuation Date, (iv) the First Permanent Deleveraging Valuation Date, or (v) the Second Permanent Deleveraging Valuation Date; and

(2)  any calendar day following the Second Permanent Deleveraging Valuation Date.

The definition of each valuation date is set forth below.

If a day that would otherwise be a Reset Valuation Date occurs on or after the first day of a Measurement Period, such day will not be a valid Reset Valuation Date and the Last Reset Index Closing Level will remain the same.

Last Reset Index Closing Level:	On any calendar day, for each series of Securities the “Last Reset Index Closing Level” is the Index Closing Level on the most recent Reset Valuation Date.

The initial Last Reset Index Closing Level for each series of Securities is the Index Closing Level on the Initial Trade Date as reported by Bloomberg L.P. (“Bloomberg”) and Reuters and set forth below.

Title of Securities	Initial Last Reset Index Closing Level
ETRACS 2x Leveraged US Dividend Factor TR ETN	9,858.5840
ETRACS 2x Leveraged US Growth Factor TR ETN	2,516.851
ETRACS 2x Leveraged US Size Factor TR ETN	11,293.42
ETRACS 2x Leveraged US Value Factor TR ETN	1,910.637
ETRACS 2x Leveraged MSCI US Minimum Volatility Factor TR ETN	5,231.181
ETRACS 2x Leveraged MSCI US Momentum Factor TR ETN	4,240.47
ETRACS 2x Leveraged MSCI US Quality Factor TR ETN	5,807.66

Accrued Fees:

For each series of Securities, “Accrued Fees” as of any date of determination means:

AccruedTracking Fee + Accrued Financing Fee

If the Securities of any series undergo a split or reverse split, the Accrued Fees will be adjusted accordingly.

Daily Tracking Fee:

For each series of Securities, the Daily Tracking Fee represents the investor fees calculated each day on the current value of the unleveraged notional amount invested in the Index per Security. These charges accrue and compound during the applicable period, and will reduce any amount you are entitled to receive at maturity, early redemption or call.

The “Daily Tracking Fee” per Security, will be calculated as follows:

(1)  On the Initial Trade Date, zero per Security.

(2)  The Daily Tracking Fee on any subsequent calendar day, is equal to:

(a) (i) 0.95% times (ii) the Current Principal Amount on the immediately preceding calendar day times (iii) the Index Factor on such calendar day times (iv) the Residual Factor on the immediately preceding calendar day, divided by (b) 365.

(3)  The minimum value of the Daily Tracking Fee on any calendar day will be zero.

If the Securities of any series undergo a split or reverse split, the Daily Tracking Fee will be adjusted accordingly.

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Accrued Tracking Fee:

For each series of the Securities, the “Accrued Tracking Fee” per Security will be calculated as follows:

(1)  On the Initial Trade Date, the Accrued Tracking Fee is equal to zero.

(2)  On any subsequent calendar day, the Accrued Tracking Fee is equal to:

(a) the Accrued Tracking Fee as of the immediately preceding calendar day, plus (b) the Daily Tracking Fee on such calendar day.

(3)  On the calendar day after each Reset Valuation Date, the Accrued Tracking Fee is reset to be equal to the Daily Tracking Fee on such calendar day.

Financing Rate:

The “Financing Rate” will equal the sum of (a) 0.95% and (b) three-month U.S. Dollar LIBOR on the immediately preceding London Business Day. The minimum value of the three-month U.S. Dollar LIBOR rate (or any successor base rate, as described below) used on any calendar day will be zero. The minimum Financing Rate at any time will be 0.95%.

The three-month U.S. Dollar LIBOR rate is the London interbank offered rate (ICE LIBOR) for three-month deposits in U.S. Dollars, which is displayed on Reuters page “LIBOR01” (or any successor service or page for the purpose of displaying the London interbank offered rates of major banks, as determined by the Security Calculation Agent) (“LIBOR”), as of 11:00 a.m., London time. See “Specific Terms of the Security — Cash Settlement Amount at Maturity” beginning on page S-107 for provisions relating to determining a successor Financing Rate if the Security Calculation Agent determines that LIBOR has been discontinued or is no longer representative of the underlying market or economic reality.

For example, 0.21775% was the three-month U.S. Dollar LIBOR rate on January 21, 2021, which was a London Business Day. The Financing Rate on January 21, 2021 would therefore have been equal to 0.95% + 0.21775%, or 1.16775%.

Daily Financing Fee:

For each series of Securities, the Daily Financing Fee seeks to compensate UBS for providing investors with a leveraged participation in movements of the applicable Index and is intended to approximate the financing costs that investors may have otherwise incurred had they sought to borrow funds at a similar rate from a third party to invest in the applicable Index. These charges accrue and compound during the applicable period, and will reduce any amount that you will be entitled to receive at maturity or upon early redemption or call.

The “Daily Financing Fee” per Security will be calculated as follows:

(1)  On the Initial Trade Date, the Daily Financing Fee is equal to zero.

(2)  The Daily Financing Fee on any subsequent calendar day is equal to:

(a)   (i) the Financing Rate, on such calendar day times (ii) the Current Principal Amount on the immediately preceding calendar day times (iii) the Residual Factor on the immediately preceding calendar day, divided by

(b)  360.

(3)  If a Permanent Deleveraging Event occurs, then on any calendar day following the Second Permanent Deleveraging Valuation Date, the Daily Financing Fee will be equal to zero.

(4)  The minimum value of the Daily Financing Fee on any calendar day will be zero.

If the Securities of any series undergo a split or reverse split, the Daily Financing Fee will be adjusted accordingly.

Accrued Financing Fee:

For each series of Securities, the “Accrued Financing Fee” per Security will be calculated as follows:

(1)  On the Initial Trade Date, the Accrued Financing Fee is equal to zero.

(2)  On any subsequent calendar day, the Accrued Financing Fee is equal to:

(a) the Accrued Financing Fee as of the immediately preceding calendar day, plus (b) the Daily Financing Fee on such calendar day.

(3)  On the calendar day after each Reset Valuation Date, the Accrued Financing Fee is reset to be equal to the Daily Financing Fee on such calendar day.

(4)  If a Permanent Deleveraging Event occurs, then on any calendar day following the Second Permanent Deleveraging Valuation Date, the Accrued Financing Fee will be equal to zero.

Quarterly Reset Valuation Date:

The “Quarterly Reset Valuation Date” is the second Wednesday of January, April, July and October of each calendar year during the term of the Securities (other than an Excluded Day, as defined below), subject to adjustment as described under “Specific Terms of the Securities — Market Disruption Event” beginning on page S-122.

As used above, an “Excluded Day” means (i) the Index Business Day immediately preceding the first day of a Measurement Period and any calendar day thereafter and (ii) any calendar day after the Second Permanent Deleveraging Valuation Date.

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Loss Rebalancing Event:

A Loss Rebalancing Event will have the effect of deleveraging your Securities with the aim of resetting the then-current leverage to approximately 2.0. This means that after a Loss Rebalancing Event for any series of Securities, a constant percentage increase in the Index Closing Level will have less of a positive effect on the value of your Securities relative to before the occurrence of the Loss Rebalancing Event.

For each series of Securities, a “Loss Rebalancing Event” occurs if, at any time, the Intraday Index Value on such Index Business Day (other than an Excluded Day, as defined below) decreases by 20% or more in value from the previous Last Reset Index Closing Level.

As used above, an “Excluded Day” means (i) the Index Business Day immediately preceding any Quarterly Reset Valuation Date, if a Loss Rebalancing Event occurs after 3:15 p.m. on such day, (ii) any Quarterly Reset Valuation Date, (iii) any Loss Rebalancing Valuation Date, (iv) the Index Business Day immediately preceding the first day of a Measurement Period, if a Loss Rebalancing Event occurs after 3:15 p.m. on such day, (v) any calendar day from and including the first day of a Measurement Period, (vi) the First or Second Permanent Deleveraging Valuation Dates, (vii) any calendar day after the Second Permanent Deleveraging Valuation Date, and (viii) any calendar day on or after which a Zero Value Event occurs. Unless otherwise indicated, all references to time are to New York City time.

Loss Rebalancing Events may occur multiple times over the term of the Securities and may occur multiple times during a single calendar quarter. See “Specific Terms of the Securities — Loss Rebalancing Events” beginning on page S-119.

Loss Rebalancing Valuation Date:

For each series of Securities, the “Loss Rebalancing Valuation Date” means:

(1)  if a Loss Rebalancing Event occurs at or prior to 3:15 p.m. on an Index Business Day, the day that such Loss Rebalancing Event occurs, subject to adjustment as described under “Specific Terms of the Securities — Market Disruption Event” beginning on page S-122; and

(2)  if a Loss Rebalancing Event occurs after 3:15 p.m. on an Index Business Day, the first Index Business Day following the occurrence of such Loss Rebalancing Event, subject to adjustment as described under “Specific Terms of the Securities — Market Disruption Event.”

Permanent Deleveraging Event:

A Permanent Deleveraging Event will have the effect of deleveraging your Securities, with the aim of permanently resetting the then-current leverage to 1.0 over two Index Business Days. The leverage at the end of the First Permanent Deleveraging Valuation Date is reset to approximately 2.0 and the leverage at the end of the Second Permanent Deleveraging Valuation Date is reset to 1.0. This means that after a Permanent Deleveraging Event, a constant percentage increase in the Index Closing Level will have less of a positive effect on the value of your Securities than it would have otherwise had prior to the occurrence of the Permanent Deleveraging Event.

A Permanent Deleveraging Event can occur only following a Loss Rebalancing Event and prior to the completion of the associated leverage reset to 2.0 at the close of trading on the day that such Loss Rebalancing Event has occurred (or if such event occurs after 3:15 p.m., on the Index Business Day following the day on which such Loss Rebalancing Event has occurred), as described under “Permanent Deleveraging Valuation Dates” above.

For each series of Securities, a “Permanent Deleveraging Event” occurs if, at any time on any Index Business Day (other than an Excluded Day, as defined below), the Intraday Index Value decreases by 40% or more from the Last Reset Index Closing Level. If a Permanent Deleveraging Event occurs, the Current Principal Amount of the Securities will be reset over two Index Business Days.

As used above, an “Excluded Day” means (i) the First or Second Permanent Deleveraging Valuation Dates, (ii) any calendar day after the Second Permanent Deleveraging Valuation Date, (iii) any calendar day on or after which a Zero Value Event occurs, (iv) the day which is two Index Business Days prior to the first day of a Measurement Period, if a Permanent Deleveraging Event occurs after 3:15 p.m. on such day, and (v) any calendar day from and including the Index Business Day immediately preceding the first day of a Measurement Period.

See “Specific Terms of the Securities — Permanent Deleveraging Event” beginning on page S-120.

Permanent Deleveraging Valuation Dates:

For each series of Securities, “Permanent Deleveraging Valuation Dates” means the First Permanent Deleveraging Valuation Date and the Second Permanent Deleveraging Valuation Date, each as defined below:

(1)  The “First Permanent Deleveraging Valuation Date” means:

(a)   Any Index Business Day that otherwise would have been a Loss Rebalancing Valuation Date, but on which a Permanent Deleveraging Event has occurred, subject to adjustment as described under “Specific Terms of the Securities — Market Disruption Event” beginning on page S-122.

(b)  If a Permanent Deleveraging Event occurs after 3:15 p.m. on any Index Business Day which would not otherwise have been a Loss Rebalancing Valuation Date, then the first Index Business Day

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following the occurrence of such Permanent Deleveraging Event, subject to adjustment as described under “Specific Terms of the Securities — Market Disruption Event.”

The leverage of your Securities will be reset to approximately 2.0 at the close of trading on the First Permanent Deleveraging Valuation Date.

(2)  The “Second Permanent Deleveraging Valuation Date” means the Index Business Day immediately following the First Permanent Deleveraging Valuation Date, subject to adjustment as described under “Specific Terms of the Securities — Market Disruption Event.”

The leverage of your Securities will be reset to 1.0 at the close of trading on the Second Permanent Deleveraging Valuation Date.

Zero Value Event:

For each series of Securities, a Zero Value Event represents the first instance when the Current Indicative Value (intraday indicative value) or the Closing Indicative Value is less than or equal to zero (other than on an Excluded Day, as defined below). It will have the effect of permanently resetting the value of your Securities to zero and accelerating the Securities. You will not benefit from any future exposure to the applicable Index after the occurrence of a Zero Value Event.

A Zero Value Event can occur only if a Permanent Deleveraging Event occurs and the Current Indicative Value (intraday indicative value) or the Closing Indicative Value declines to zero before the leverage of your Securities is reset to 1.0 at the close of trading on the Index Business Day following such event (or if such event occurs after 3:15 p.m. on any Index Business Day which would not otherwise have been a Loss Rebalancing Valuation Date, the second Index Business Day following such event), as described under “Permanent Deleveraging Valuation Dates” above.

A “Zero Value Event” occurs if the Current Indicative Value (intraday indicative value) or the Closing Indicative Value on any Index Business Day (other than an Excluded Day, as defined below) is less than or equal to zero. From immediately after the Zero Value Event and on all future calendar days, the Current Indicative Value (intraday indicative value) and the Closing Indicative Value will be set equal to zero.

As used above, an “Excluded Day” means (i) any calendar day after the Second Permanent Deleveraging Valuation Date, (ii) any calendar day on or after which a Zero Value Event has already occurred, and (iii) any calendar day during or following a Measurement Period.

Automatic Acceleration Upon Zero Value Event:

For each series of Securities, the “Automatic Acceleration Upon Zero Value Event” provision provides for the automatic acceleration of all issued and outstanding Securities upon the occurrence of a Zero Value Event by way of a mandatory redemption by UBS. If this provision is triggered, your Securities will be automatically accelerated and mandatorily redeemed and you will not be entitled to receive any payment in respect of your Securities. You will not benefit from any future exposure to the Index after the occurrence of a Zero Value Event.

If a Zero Value Event occurs, UBS will issue a press release shortly after the event; provided that the failure to do so shall not affect the automatic acceleration and redemption of the Securities. The Securities will be suspended from trading intraday on NYSE Arca shortly after the event occurs and trading is unlikely to resume.

Early Redemption; Redemption Amount:

Subject to your compliance with the procedures described under “Specific Terms of the Securities — Early Redemption at the Option of the Holders” and “Specific Terms of the Securities — Redemption Procedures”, upon early redemption, you will receive per Security a cash payment on the relevant Redemption Date equal to:

(1)  its Closing Indicative Value, as of the Redemption Valuation Date, minus

(2)  the Redemption Fee Amount.

We refer to this cash payment as the “Redemption Amount.” If the amount so calculated is equal to or less than zero, the payment upon early redemption will be zero.

Redemption Fee Amount:	The “Redemption Fee Amount” means, as of any Redemption Valuation Date, an amount per Security equal to: 0.125% × Closing Indicative Value of the Security as of such Redemption Valuation Date

Payment at Maturity; Call Settlement Amount; Cash Settlement Amount:

For each series of Securities, unless earlier redeemed or accelerated upon Zero Value Event, you will receive at maturity or upon UBS call a cash payment equal to its Closing Indicative Value on the last Index Business Day in the applicable Measurement Period.

We refer to the cash payment you will receive at maturity as the “Cash Settlement Amount.” If the amount so calculated is equal to or less than zero, the payment will be zero.

UBS’s Call Right:	On any Index Business Day through and including the Maturity Date (the “Call Settlement Date”), UBS may at its option redeem all, but not less than all, issued and outstanding Securities of any series. To exercise its Call Right, UBS must provide notice to the holders of such Securities (which may be provided via press release) not less than 18 calendar days prior to the Call Settlement Date specified by UBS in such

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notice. If UBS exercises this call right, you will receive a cash payment equal to the Closing Indicative Value on the last Index Business Day in the Call Measurement Period (the “Call Settlement Amount”), which will be paid on the Call Settlement Date. If such amount is equal to or less than zero, the payment will be zero.

In the event that the Market Value of the Securities outstanding of any series is less than $500,000,000 at the close of trading on the Index Business Day immediately preceding the date of delivery by UBS of its notice to holders of its exercise of the UBS Call Right, the Call Measurement Period will be the Call Valuation Date and will not extend for four Index Business Days. For details of the applicable Call Measurement Periods, see “Specific Terms of the Securities — UBS’s Call Right” beginning on page S-117.

Call Valuation Date:	For any series of Securities, the “Call Valuation Date” means the date disclosed as such by UBS in its notice of exercise of the UBS Call Right.

Measurement Period / Market Value:

For any series of Securities, the “Measurement Period” means the Final Measurement Period or, if UBS exercises its Call Right, the Call Measurement Period.

The “Final Measurement Period” means:

(1)  if the Market Value of such series of Securities outstanding at the close of trading on the Index Business Day immediately preceding the Calculation Date is less than $500,000,000, the Calculation Date, subject to adjustment as described under “Specific Terms of the Securities — Market Disruption Event” beginning on page S-122; and

(2)  if the Market Value of such series of Securities outstanding at the close of trading on the Index Business Day immediately preceding the Calculation Date is equal to or greater than $500,000,000, the four Index Business Days from, and including, the Calculation Date, subject to adjustment as described under “Specific Terms of the Securities — Market Disruption Event.”

The “Call Measurement Period” means:

(1)  if the Market Value of Securities outstanding at the close of trading on the Index Business Day immediately preceding the date UBS issues a notice of exercise of its Call Right is less than $500,000,000, the Call Valuation Date, subject to adjustment as described under “Specific Terms of the Securities — Market Disruption Event”; and

(2)  if the Market Value of Securities outstanding at the close of trading on the Index Business Day immediately preceding the date UBS issues a notice of exercise of its Call Right is equal to or greater than $500,000,000, the four Index Business Days from and including the Call Valuation Date, subject to adjustment as described under “Specific Terms of the Securities — Market Disruption Event.”

In any notice to holders exercising our Call Right, we will specify how many days are included in the Call Measurement Period.

The “Market Value” of any series of Securities outstanding as of the close of trading on the Index Business Day immediately preceding (a) the date UBS issues its notice of exercise of the UBS Call Right or (b) the Calculation Date, will equal: (i) the Closing Indicative Value as of such Index Business Day times (2) the number of Securities of such series outstanding as reported on Bloomberg.

Measurement Period Cash Amount:

For any series of Securities, the Measurement Period Cash Amount represents the portion of the Current Principal Amount that has been converted to cash on any given day of a Measurement Period and is no longer tracking the Index. At the close of trading of each Index Business Day during a four-day Measurement Period, approximately 25% of the Current Principal Amount on the calendar day immediately preceding the first day of the Measurement Period, will be deemed converted to cash and an applicable portion of the notional financing amount will separately be deemed converted to cash as well. After the close of trading on the final Index Business Day of a four-day Measurement Period, the Measurement Period Cash Amount will represent the averaged value of the Current Principal Amount that was deemed converted to cash across the four-days of such Measurement Period. In case of a one-day Measurement Period, approximately 100% of the Current Principal Amount will be deemed converted to cash and an applicable amount of financing will separately be deemed converted to cash, at the close of trading of the first day of such Measurement Period.

The “Measurement Period Cash Amount” per Security, will be calculated as follows:

(1)  $0.00 on any calendar day, to but excluding the first day of a Measurement Period.

(2)  On the first day of a one-day Measurement Period:

At the close of trading on such Index Business Day, (Current Principal Amount on the immediately preceding calendar day × Index Factor on such Index Business Day).

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(3)  From and including the first day of a four-day Measurement Period:

(a)   At the close of trading on each Index Business Day during the Measurement Period, the Measurement Period Cash Amount on the immediately preceding calendar day, + (Current Principal Amount on the calendar day immediately preceding the first day of such Measurement Period, × 0.25 × Index Factor, on such Index Business Day); and

(b)  On any calendar day during the Measurement Period that is not an Index Business Day, the Measurement Period Cash Amount on the immediately preceding Index Business Day.

(4)  On any calendar day after the last Index Business Day of a Measurement Period, the Measurement Period Cash Amount on the last Index Business Day of such Measurement Period.

Notwithstanding the foregoing, if, on any day during a Measurement Period, the Current Indicative Value or the Closing Indicative Value is less than or equal to the Measurement Period Cash Amount from the immediately preceding calendar day, then the Measurement Period Cash Amount for that day and all subsequent days will be fixed to be equal to the Measurement Period Cash amount from the immediately preceding calendar day.

If the Securities of any series undergo a split or reverse split, the Measurement Period Cash Amount will be adjusted accordingly.

Residual Factor:

The Residual Factor is intended to approximate the percentage of the Current Principal Amount that is tracking the Index on any given day. The Residual Factor is relevant only during a Measurement Period but otherwise is not a component of the Closing Indicative Value or Current Indicative Value formulas. At the close of trading on each Index Business Day during a four-day Measurement Period, approximately 25% of the Current Principal Amount and the corresponding amount of financing will be deemed converted to cash. In case of a one-day Measurement Period, approximately 100% of the Current Principal Amount and the corresponding amount of financing will be deemed converted to cash.

The “Residual Factor” will be calculated as follows:

(1)  1.0 on any calendar day, to but excluding the first day of a Measurement Period.

(2)  From and including the first day of a four-day Measurement Period, (a) the number of Index Business Days from, but excluding, the date of determination to, and including, the last Index Business Day in such four-day Measurement Period, divided by (b) four.

For example, on the first Index Business Day in a four-day Measurement Period, the Residual Factor will equal 3/4, on the second Index Business Day in a four-day Measurement Period, the Residual Factor will equal 2/4, on the third Index Business Day in a four-day Measurement Period, the Residual Factor will equal 1/4 and on the last Index Business Day in a four-day Measurement Period, the Residual Factor will equal zero.

(3)  On any calendar day from and including the last Index Business Day of a Measurement Period, the Residual Factor will be equal to zero.

Index Closing Level:

The “Index Closing Level” on any date of determination is the closing level of an Index, as reported on Bloomberg and Reuters on such day; however, if the closing level of the Index as reported on Bloomberg (or any successor) differs from the closing level of the Index as reported on Reuters (or any successor), the Index Closing Level will be the closing level of the Index as calculated by the Index Calculation Agent. If the closing level of an Index, as reported on Bloomberg and Reuters for any Index Business Day, is manifestly incorrect, the “Index Closing Level” for such Index Business Day shall be the closing level of the Index as determined by the Security Calculation Agent. In making such determination, the Security Calculation Agent may consider any relevant information, including, without limitation, relevant market data in the relevant market supplied by one or more third parties or from internal sources or affiliates.

On any calendar day that is not an Index Business Day, the Index Closing Level will be equal to the Index Closing Level from the Index Business Day immediately preceding such calendar day.

The initial Index Closing Level (and the first Last Reset Index Closing Level) measured on February 4, 2021, as determined by the Security Calculation Agent, for each series of Securities is set forth under “Last Reset Index Closing Level” above.

Security Calculation Agent:	UBS Securities LLC

Calculation Date:

The Calculation Date represents the first Index Business Day of the Final Measurement Period.

The “Calculation Date” means February 1, 2051 unless such day is not an Index Business Day, in which case the Calculation Date will be the next Index Business Day, subject to adjustment.

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Index Business Day:	“Index Business Day” means any day on which the Primary Exchange or market for trading of the Securities is scheduled to be open for trading.

First Redemption Date:	The “First Redemption Date” means the fourth Index Business Day immediately following the Initial Trade Date, subject to adjustments.

Final Redemption Date:	The “Final Redemption Date” means the fourth Index Business Day immediately preceding the Maturity Date, subject to adjustments.

Intraday Index Value:	The “Intraday Index Value” means the value, as calculated by the Index Calculation Agent, of the Index, as published by Bloomberg under following the symbols:

Title of Securities	Symbols
ETRACS 2x Leveraged US Dividend Factor TR ETN	DJUSDIVT
ETRACS 2x Leveraged US Growth Factor TR ETN	RU10GRTR
ETRACS 2x Leveraged US Size Factor TR ETN	RUTTR
ETRACS 2x Leveraged US Value Factor TR ETN	RU10VATR
ETRACS 2x Leveraged MSCI US Minimum Volatility Factor TR ETN	M2USMVOL
ETRACS 2x Leveraged MSCI US Momentum Factor TR ETN	M2US000$
ETRACS 2x Leveraged MSCI US Quality Factor TR ETN	M2USSNQR

Split or Reverse Split of the Securities:	We may, at any time in our sole discretion, initiate a split or reverse split of the Securities of any series. If we decide to initiate a split or reverse split, as applicable, we will issue a press release announcing the split or reverse split and its effective date. The date of such notice shall be deemed to be the “announcement date” of the split or reverse split, the record date for the split or reverse split will be the tenth Business Day after the announcement date, and the effective date of the split or reverse split will be the next Business Day after the record date. In the event of a split or reverse split, the Current Principal Amount, Closing Indicative Value, Current Indicative Value, Accrued Fees, Measurement Period Cash Amount and other relevant terms of the Securities will be adjusted accordingly. See “Specific Terms of the Securities — Split or Reverse Split of the Securities” beginning on page S-121.

Related Definitions:

See “Specific Terms of the Securities — Cash Settlement Amount at Maturity” beginning on page S-107 for the definitions of “Index Calculation Agent”, “London Business Day” and “Primary Exchange.”

See “Specific Terms of the Securities — Early Redemption at the Option of the Holders” beginning on page S-115 for the definitions of “Redemption Valuation Date” and “Redemption Date.”

See “Specific Terms of the Securities — Redemption Procedures” beginning on page S-116 for the definitions of “Redemption Notice” and “Redemption Confirmation.”

On the Initial Trade Date, we sold $25,000,000 aggregate Stated Principal Amount of Securities (1,000,000 Securities) of each series to UBS Securities LLC at 100% of their aggregate Stated Principal Amount. After the Initial Trade Date, from time to time we may sell a portion of these Securities and issue and sell additional Securities at market prices prevailing at the time of sale, at prices related to market prices or at negotiated prices. We expect to receive proceeds equal to 100% of the offering price at which the Securities are sold, less any commissions paid to UBS Securities LLC. The Securities may be sold at a price that is higher or lower than the Stated Principal Amount. UBS Securities LLC may charge normal commissions with any purchase or sale of the Securities and may also receive a portion of the Accrued Fees. For any Securities it sells, UBS Securities LLC may charge institutional investors transacting directly with it, a creation fee. This creation fee may vary over time at UBS’s discretion. Please see “Supplemental Plan of Distribution” beginning on page S-139 for more information.

We may use this prospectus supplement in the initial sale of the Securities. In addition, UBS Securities LLC or another of our affiliates may use this prospectus supplement in market-making transactions in any Securities after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale or in a notice delivered at the same time as the confirmation of sale, this prospectus supplement is being used in a market-making transaction.

PROHIBITION OF SALES TO EEA AND U.K. RETAIL INVESTORS — The Securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”) or the United Kingdom. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129. Consequently no key information document required by Regulation (EU) No 1286/2014 (the “PRIIPs Regulation”) for offering or selling the Securities or otherwise making them available to retail investors in the EEA or the United Kingdom has been prepared and therefore offering or selling the Securities or otherwise making them available to any retail investor in the EEA or the United Kingdom may be unlawful under the PRIIPS Regulation.

This prospectus supplement contains the specific financial and other terms that apply to the securities being offered herein. Terms that apply generally to all our Medium-Term Notes, Series B, are described under “Description of Debt Securities We May Offer” in the accompanying prospectus. The terms described in this prospectus supplement modify or supplement those described in the accompanying prospectus and, if the terms described in this prospectus supplement are inconsistent with those described in the accompanying prospectus, the terms described in this prospectus supplement are controlling. The contents of any website referred to in this prospectus supplement are not incorporated by reference in this prospectus supplement or the accompanying prospectus.

You may access the accompanying prospectus dated October  31, 2018 at: https://www.sec.gov/Archives/edgar/data/1114446/000119312518314003/d612032d424b3.htm

We have not authorized anyone to provide you with information other than the information incorporated by reference or provided in this prospectus supplement or the accompanying prospectus. We are not making an offer of these Securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front of the document.

Prospectus Supplement

Prospectus Supplement Summary	S-1
Hypothetical Examples	S-18
Risk Factors	S-34
The Indexes	S-62
Dow Jones U.S. Dividend 100 Index	S-63
Russell 2000, Russell 1000 Growth and Russell 1000 Value Total Return Indexes	S-72
MSCI USA Minimum Volatility, Momentum and Sector Neutral Quality Indexes	S-87
Valuation of the Indexes and the Securities	S-103
Specific Terms of the Securities	S-106
Use of Proceeds and Hedging	S-129
Material U.S. Federal Income Tax Consequences	S-130
Benefit Plan Investor Considerations	S-137
Supplemental Plan of Distribution	S-139
Notice of Early Redemption	A-1
Broker’s Confirmation of Redemption	B-1

Prospectus

Introduction	1
Cautionary Note Regarding Forward-Looking Statements	3
Incorporation of Information About UBS AG	4
Where You Can Find More Information	5
Presentation of Financial Information	6
Limitations on Enforcement of U.S. Laws Against UBS, Its Management and Others	6
UBS	7
Swiss Regulatory Powers	10
Use of Proceeds	11
Description of Debt Securities We May Offer	12
Description of Warrants We May Offer	32
Legal Ownership and Book-Entry Issuance	47
Considerations Relating to Indexed Securities	52
Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency	55
U.S. Tax Considerations	58
Tax Considerations Under the Laws of Switzerland	69
Benefit Plan Investor Considerations	71
Plan of Distribution	73
Conflicts of Interest	75
Validity of the Securities	76
Experts	76

S-i

Prospectus Supplement Summary

The following is a summary of terms of the Securities, as well as a discussion of factors you should consider before purchasing the Securities. The information in this section is qualified in its entirety by the more detailed explanations set forth elsewhere in this prospectus supplement and in the accompanying prospectus. Please note that references to “UBS”, “we”, “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries and that, unless otherwise indicated, references to time are to New York City time.

We may, without your consent, create and issue additional securities having the same terms and conditions as any series of Securities. We may suspend or cease sales of any series of Securities at any time, at our discretion, or resume sales of such Securities, or we may condition our acceptance of a market maker’s, other market participant’s or investor’s offer to purchase Securities on it agreeing to purchase certain exchange traded notes issued by UBS or enter into certain transactions consistent with our hedging strategy, including but not limited to swaps, OTC derivatives, listed options, or securities, any of which could materially and adversely affect the trading price and liquidity of such Securities in the secondary market. For more information about the plan of distribution and possible market-making activities, see “Plan of Distribution” in the accompanying prospectus. We may consolidate the additional securities to form a single class with any outstanding series of Securities. In addition, we may slow or suspend sales of any series of Securities at any time for any reason, which could affect the liquidity of the market for such Securities.

This section summarizes the following aspects of the Securities:

- What are the Securities and how do they work?

- How do you redeem your Securities?

- What are some of the risks of the Securities?

- Is this the right investment for you?

- Who calculates and publishes the Indexes?

- What are the tax consequences of owning the Securities?

Each of the seven series of Securities offered by this prospectus supplement is separate and independent of each other series of Securities offered by this prospectus supplement. Apart from the applicable Index, however, all of the terms of each series of Securities are the same. Since each series references a different Index, however, all calculations and adjustments and related events with respect to each series are independent of calculations and adjustments and related events for each other series of Securities, and we may exercise our call right as well as our right to initiate a split or a reverse split independently for each series. The following discussion therefore applies independently to each series of Securities offered by this prospectus supplement and, except as the context may otherwise require, the defined terms refer separately to each series. References to the “Securities” should be understood as references to a single series of Securities and the defined terms should be understood in reference only to such series of Securities.

What are the Securities and how do they work?

The Securities are senior unsecured medium-term notes issued by UBS that provide a 2 times leveraged return linked to the compounded quarterly performance (unless a Permanent Deleveraging Event has occurred, in which case such long exposure will be based on the subsequent unleveraged performance) of the applicable index set forth in the table under “The Indexes” below (the “Index”) before taking into account the Accrued Fees associated with the Securities that will reduce the return and any amounts payable on the Securities. These Accrued Fees are the Accrued Tracking Fee, which accrues daily and is calculated based on the Daily Tracking Fee, and the Accrued Financing Fee, which represents the fees associated with replicating a leveraged investment, each as defined on the cover pages of this prospectus supplement. Because the return is leveraged, if the Index level increases over any calendar quarter (a “beneficial quarterly performance”), the return on the Index for the Securities, as measured by the Current Principal Amount, will increase by 2 times the movement of the Index (before taking into account the Accrued Fees). Similarly, if the Index level decreases over any calendar quarter (an “adverse quarterly performance”), the return on the Index for the Securities, as measured by the Current Principal Amount, will decrease by 2 times the movement of the Index (before taking into account the Accrued Fees). To ensure that a relatively consistent degree of leverage is applied to the performance of the Index, the Current Principal Amount is reset quarterly or more frequently upon the occurrence of a Loss Rebalancing Event, which will have the effect of resetting the then-current leverage to approximately 2.0. If a Permanent Deleveraging Event occurs, the leverage of the Securities will be permanently reset to 1.0 for the remaining term of the Securities. A leveraged investment entails risks that are different in certain respects from an unleveraged investment. For a discussion of leverage, see “— Leveraged Investment Returns” below and for a discussion of the risks related to an investment in the Securities, including leverage risks, see “Risk Factors” beginning on page S-34. In addition, the Securities may be automatically accelerated upon the occurrence of a Zero Value Event and may be redeemed prior to the Maturity Date by UBS, at its option, as described below under “— Automatic Acceleration Upon Zero Value Event” and “— UBS’s Call Right.”

Unlike ordinary debt securities, the Securities do not pay any coupons and do not guarantee any return of principal at maturity or upon early redemption or exercise of our call right. You may lose all or a substantial portion of your initial investment.

The Indexes

The Indexes are designed to measure the performance of various segments of the U.S. equity market and to reflect various investment styles. We refer to the common equity securities included in each Index as the “Index Constituent Securities.” The applicable Index for each series of Securities is set forth below.

Title of Securities	Applicable Index
ETRACS 2x Leveraged US Dividend Factor TR ETN	Dow Jones US Dividend 100 TR USD
ETRACS 2x Leveraged US Growth Factor TR ETN	Russell 1000 Growth TR USD
ETRACS 2x Leveraged US Size Factor TR ETN	Russell 2000 TR USD
ETRACS 2x Leveraged US Value Factor TR ETN	Russell 1000 Value TR USD
ETRACS 2x Leveraged MSCI US Minimum Volatility Factor TR ETN	MSCI USA Minimum Volatility GR USD
ETRACS 2x Leveraged MSCI US Momentum Factor TR ETN	MSCI USA Momentum GR USD
ETRACS 2x Leveraged MSCI US Quality Factor TR ETN	MSCI USA Sector Neutral Quality GR USD

We provide more information on the Indexes under “The Indexes” beginning on page S-62 and the immediately following sections.

Leveraged Investment Returns

The Securities seek to approximate the quarterly returns that might be available to investors through a leveraged “long” investment in the Index Constituent Securities. A leveraged “long” investment strategy involves the practice of borrowing money from a third party lender at an agreed-upon rate of interest

(e.g., in a margin account at a brokerage) and using the borrowed money together with investor capital to purchase assets (e.g., equity securities). A leveraged long investment strategy terminates with the sale of the underlying assets and repayment of the loan to the third party lender, provided that the proceeds of the sale of underlying assets are sufficient to repay the loan. By implementing a leveraged strategy, the leveraged investor seeks to benefit from an anticipated increase in the value of the assets between the purchase and sale of such assets, and assumes that the increase in value of the underlying assets will exceed the cumulative interest due to the third party lender over the term of the loan. A leveraged investor will incur a loss if the value of the assets does not increase sufficiently to cover payment of the interest. In order to seek to replicate a leveraged “long” investment strategy in the Index Constituent Securities, the Securities provide that each $1 invested by investors on the Initial Trade Date is leveraged through a notional loan of $1 on the Initial Trade Date. Investors are thus considered to have notionally borrowed $1, which, together with the $1 invested, represents a notional investment of $2 in the Index Constituent Securities on the Initial Trade Date. During the term of your Securities, the notional loan amount, which is equal to the Current Principal Amount, accrues financing charges for the benefit of UBS referred to as the Accrued Financing Fee, which seeks to represent the daily amount of interest that leveraged investors might incur (e.g., interest on a margin loan) if they sought to borrow funds at a similar rate from a third-party lender. At maturity or upon early redemption or call, the total leveraged investment in the Index Constituent Securities is notionally sold at the then-current values of the Index Constituent Securities, and the investor then notionally repays UBS an amount equal to the principal of the notional loan plus accrued interest. The payment at maturity or upon early redemption or call, therefore, generally represents the profit or loss that the investor would receive by applying a leveraged “long” investment strategy, after taking into account, and making assumptions for, the accrued financing fees that are commonly present in such leveraged “long” investment strategies.

In order to mitigate the risk to UBS that the value of the Index Constituent Securities is not sufficient to repay the principal and Accrued Financing Fee of the notional loan, if the Intraday Index Value on any Index Business Day (other than an Excluded Day) decreases by 20% from the Last Reset Index Closing Level, a Loss Rebalancing Event (as defined below) will occur and the Current Principal Amount will be reset in order to deleverage the Securities with the intent of resetting the then-current leverage to approximately 2.0, as described under “Specific Terms of the Securities — Loss Rebalancing Events.” In addition, in order to further mitigate such risk to UBS, if the Intraday Index Value on any Index Business Day (other than an Excluded Day) decreases by 40% or more from the Last Reset Index Closing Level, a Permanent Deleveraging Event (as defined below) will occur and the Current Principal Amount will be reset over a period of two Index Business Days, with the aim of permanently resetting the then-current leverage to 1.0, as described under “Specific Terms of the Securities — Permanent Deleveraging Event” beginning on page S-120. Following the occurrence of a Permanent Deleveraging Event, the Accrued Financing Fee will equal zero for the remaining life of the Securities because there will no longer be any notionally borrowed money. A Permanent Deleveraging Event can occur only following a Loss Rebalancing Event and prior to the completion of the associated leverage reset to 2.0 at the close of trading on the day that such Loss Rebalancing Event has occurred (or if such event occurs after 3:15 p.m., on the Index Business Day following the day on which such Loss Rebalancing Event has occurred).

In addition, in order to further mitigate such risk to UBS, if the Current Indicative Value (intraday indicative value) or the Closing Indicative Value on any Index Business Day (other than an Excluded Day) is less than or equal to zero, a Zero Value Event (as defined below) will occur and the Securities will be automatically accelerated and mandatorily redeemed by UBS, as described under “Specific Terms of the Securities — Automatic Acceleration Upon Zero Value Event” beginning on page S-118. A Zero Value Event can occur only if a Permanent Deleveraging Event occurs and the Current Indicative Value (intraday indicative value) or the Closing Indicative Value declines to zero before the leverage of your Securities is reset to 1.0 at the close of trading on the Index Business Day following such event (or if such event occurs after 3:15 p.m. on any Index Business Day which would not otherwise have been a Loss Rebalancing Valuation Date, the second Index Business Day following such event).

The Accrued Financing Fee seeks to compensate UBS for providing investors with a leveraged participation in movements of the Index and is intended to approximate the financing costs that investors may have otherwise incurred had they sought to borrow funds at a similar rate from a third party to invest in the Index. These charges accrue and compound during the applicable period, and will reduce any amount that you will be entitled to receive at maturity, early redemption or call. The Accrued Financing Fees will be calculated as described under “Specific Terms of the Securities — Cash Settlement Amount at Maturity” beginning on page S-107.

Payment at Maturity or upon Early Redemption or UBS Call

The Securities do not guarantee any return of principal at or prior to maturity or upon early redemption or call. Instead, you will receive a cash payment per Security based on the 2 times leveraged compounded quarterly performance of the Index (unless a Permanent Deleveraging Event has occurred, in which case such exposure will become unleveraged) reduced by the Accrued Fees and, if applicable, a Redemption Fee Amount.

Positive or negative quarterly changes in the Index Closing Level will not solely determine the return on your Securities due to the combined effects of leverage, quarterly (or more frequent) compounding and any applicable fees and financing charges.

Because the Current Principal Amount is reset each quarter, the Securities do not offer a return based on the simple performance of the Index from the Initial Trade Date to the Maturity Date. Instead, the amount you receive at maturity or upon early redemption or call will be contingent upon the quarterly compounded 2 times leveraged long performance (unless a Permanent Deleveraging Event has occurred, in which case such long exposure will be based on the subsequent unleveraged performance) of the Index during the term of the Securities, subject to the negative effect of the Accrued Fees (and, in the case of early redemption, the Redemption Fee Amount). Accordingly, even if over the term that you hold the Securities the level of the Index has increased, there is no guarantee that you will receive at maturity or upon early redemption or call your initial investment back or any return on that investment. This is because the amount you receive depends on how the Index has performed in each quarter on a compounded, leveraged basis prior to payment, and consequently, how the Current Principal Amount has been reset in each quarter. In particular, significant adverse quarterly performances for your Securities may not be offset by any beneficial quarterly performances of the same magnitude. If a Permanent Deleveraging Event occurs, the leverage of the Securities will be permanently reset to 1.0 for the remaining term of the Securities. You will not receive the benefit from, or be exposed to leveraged returns with respect to the Securities following a Permanent Deleveraging Event. The occurrence of Loss Rebalancing Events will result in more frequent than quarterly compounding.

Initially, the Current Principal Amount is equal to $25.00 per Security. At the start of each subsequent calendar quarter (as well as upon the occurrence of a Loss Rebalancing Event), the Current Principal Amount is reset by applying the Index Factor to the previous Current Principal Amount. The Current Principal Amount will be reset daily following the occurrence of a Permanent Deleveraging Event.

For example, if for the quarter ending on the Quarterly Reset Valuation Date occurring on the second Wednesday in July the Current Principal Amount is $20 and the Index Factor as such date is equal to 0.90, the Current Principal Amount for the following Thursday will equal $18 before deducting the Accrued Fees.

Subsequently, the Index Factor as of the Quarterly Reset Valuation Date for the quarter ending on the Quarterly Reset Valuation Date occurring on the second Wednesday in October will be applied to the Current Principal Amount as of such date to derive the Current Principal Amount for the quarter beginning on the following Thursday. This example does not take into account the effect of Loss Rebalancing Events, which would reset the Current Principal Amount intra-quarter as described under “Specific Terms of the Securities — Loss Rebalancing Events” beginning on page S-119, or of a Permanent Deleveraging Event, after which the Current Principal Amount resets daily as described under “Specific Terms of the Securities — Permanent Deleveraging Event” beginning on page S-120.

The Current Principal Amount is reset each calendar quarter to ensure that a consistent degree of leverage is applied to any performance of the Index. If the Current Principal Amount is reduced by an adverse quarterly performance, the Index Factor of any further adverse quarterly performance will lead to a smaller dollar loss when applied to that reduced Current Principal Amount than if the Current Principal Amount were not reduced. Equally, however, if the Current Principal Amount increases, the dollar amount lost for a certain level of adverse quarterly performance will increase correspondingly. Note, however, that the leverage will be reset to 1.0 if a Permanent Deleveraging Event occurs and the Securities will remain unleveraged.

Resetting the Current Principal Amount also means that the dollar amount that may be gained from any beneficial quarterly performance will be contingent upon the Current Principal Amount. The higher the Current Principal Amount, the larger the absolute gain you will accrue from any beneficial quarterly performance. Conversely, as the Current Principal Amount is reduced towards zero, the dollar amount to be gained from any beneficial quarterly performance will decrease correspondingly. If the Securities undergo a split or reverse split, the Current Principal Amount of the Securities will be adjusted accordingly.

The below illustrative examples demonstrate how the leverage, deemed financing amount and Current Principal Amount (“CPA”) are reset on a Quarterly Reset Valuation Date in circumstances where (a) the Index Closing Level has increased from the Last Reset Index Closing Level and (b) the Index Closing Level has decreased from the Last Reset Index Closing Level. For the ease of analysis and presentation, no Daily Financing Fees or Daily Tracking Fees are accrued in the example.

Illustrative Example A:

Illustrative Example B:

The Current Principal Amount may be reset more frequently than quarterly upon the occurrence of a Loss Rebalancing Event. A Loss Rebalancing Event will have the effect of deleveraging your Securities with the aim of resetting the then-current leverage to approximately 2.0. This means that after a Loss Rebalancing Event, a constant percentage increase in the Index Closing Level will have less of a positive effect on the value of your Securities relative to before the occurrence of the Loss Rebalancing Event.

If a Permanent Deleveraging Event occurs, your Securities will be deleveraged with the aim of permanently resetting, over two Index Business Days, the then-current leverage to 1.0. This means that after a Permanent Deleveraging Event, a constant percentage increase in the Index Closing Level will have less of a positive effect on the value of your Securities relative to before the occurrence of the Permanent Deleveraging Event.

For each Security, unless earlier called, redeemed or accelerated upon Zero Value Event, you will receive at maturity a cash payment equal to its Closing Indicative Value on the last Index Business Day in the Final Measurement Period. We refer to this payment as the “Cash Settlement Amount.” If the amount so calculated is equal to or less than zero, you will not receive any payment at maturity.

The “Closing Indicative Value” per Security will be calculated as follows:

(a)	On the Initial Trade Date, $25.00 per Security;

(b)	On any other calendar day, prior to the first day of a Measurement Period, an amount per Security equal to:

(Current Principal Amount on the immediately preceding calendar day × Index Factor) – Accrued Fees

(c)	From and including the first day of a Measurement Period, an amount per Security equal to:

(Current Principal Amount on the calendar day immediately preceding the first day of the Measurement Period × Index Factor × Residual Factor) – Accrued Fees + Measurement Period Cash Amount

However, if, on any day during a Measurement Period, the Current Indicative Value or the Closing Indicative Value is less than or equal to the Measurement Period Cash Amount from the immediately preceding calendar day, the Closing Indicative Value for that day and all subsequent days will be fixed to be equal to the Measurement Period Cash Amount from the immediately preceding calendar day.

(d)	The minimum value of the Closing Indicative Value on any calendar day will be zero.

You may lose all or a substantial portion of your investment at maturity. The combined negative effect of the Accrued Fees will reduce your final payment. If the compounded leveraged quarterly return of the Index (or the unleveraged return of the Index, following a Permanent Deleveraging Event) is insufficient to offset the negative effect of the Accrued Fees or if the compounded leveraged quarterly return of the Index (or the unleveraged return of the Index, following a Permanent Deleveraging Event) is negative, you may lose all or a substantial portion of your investment at maturity. The occurrence of Loss Rebalancing Events will result in more frequent than quarterly compounding.

Illustrative Example C:

The illustrative example below demonstrates how the Closing Indicative Value is calculated on each day prior to the first day of a Measurement Period or the occurrence of a Zero Value Event, i.e. during the normal life of the security. [1]

➢	Closing Indicative Value: the dollar value per ETN that an investor would receive on any day, if it redeemed the ETN on such day [2]

➢	Current Principal Amount: the unleveraged notional investment in the Index Constituent Securities per ETN at the close of trading on any Reset Valuation Date

➢	Accrued Fees: the sum of the Daily Tracking Fee and the Daily Financing Fee accrued since the last Reset Valuation Date

➢	Index Factor: the leveraged percentage change in the Index level since the Last Reset Index Closing Level [3]

[1]	On any calendar day prior to the start of a Final Measurement Period or a Call Measurement Period, which occur at Maturity or upon UBS’s exercise of its Call Right.
[2]	Excluding any Redemption Fee Amount.
[3]	If a Permanent Deleveraging Event occurs, the leverage of the ETNs is permanently reset to 1.0

Illustrative Example D:

The illustrative example below demonstrates how the Closing Indicative Value is calculated on each day during a four-day Measurement Period. For the ease of analysis and presentation in the example, (a) no

Daily Financing Fees or Daily Tracking Fees are accrued, (b) Accrued Fees are equal to zero on all days of the Measurement Period, (c) the Index Business Day immediately preceding the first day of the Measurement Period is a Reset Valuation Date, and (d) the Index Closing Level remains unchanged from the Last Reset Index Closing Level until the end of the Measurement Period.

See “Specific Terms of the Securities — Cash Settlement Amount at Maturity” beginning on page S-107.

We may call the Securities prior to the Maturity Date pursuant to our Call Right and, upon the occurrence of a Zero Value Event, the Securities will be automatically accelerated and mandatorily redeemed by UBS and you will lose your entire investment. See “Specific Terms of the Securities — UBS’s Call Right” beginning on page S-117 and “Specific Terms of the Securities — Automatic Acceleration Upon Zero Value Event” beginning on page S-118.

UBS’s Call Right

On any Index Business Day through and including the Maturity Date (the “Call Settlement Date”), UBS may at its option redeem all, but not less than all, issued and outstanding Securities. To exercise its Call Right, UBS must provide notice (which may be provided via press release) to the holders of the Securities not less than 18 calendar days prior to the Call Settlement Date specified by UBS in such notice. In the event UBS exercises this call right, you will receive a cash payment equal to the Call Settlement Amount, which will be calculated as described herein and paid on the Call Settlement Date. See “Specific Terms of the Securities — UBS’s Call Right” beginning on page S-117.

Loss Rebalancing Events

A “Loss Rebalancing Event” occurs if, at any time, the Intraday Index Value on an Index Business Day (other than an Excluded Day) decreases by 20% or more from the Last Reset Index Closing Level. A Loss Rebalancing Event will have the effect of deleveraging your Securities with the aim of resetting the then-current leverage to approximately 2.0. After a Loss Rebalancing Event, a constant percentage increase in the Index Closing Level will have less of a positive effect on the value of your Securities relative to before the occurrence of the Loss Rebalancing Event.

See “Specific Terms of the Securities — Loss Rebalancing Events” beginning on page S-119.

Illustrative Example E:

The illustrative example below demonstrates how the deemed financing amount and Current Principal Amount are reset on a Reset Valuation Date (the Loss Rebalancing Valuation Date) following a Loss Rebalancing Event triggered in circumstances where the Intraday Index Value has decreased by 20% or more on a single Index Business Day. For the ease of analysis and presentation in the example, (a) no Daily Financing Fees or Daily Tracking Fees are accrued, (b) the decrease in the Intraday Index Value occurs on a single day, (c) the Intraday Index Value decreases by 20% or more prior to 3:15 p.m., and (d) the Loss Rebalancing Valuation Date is on the same Index Business Day that the Loss Rebalancing Event occurred and on the next Index Business Day after the last Reset Valuation Date.

Permanent Deleveraging Event

If, at any time on any Index Business Day (other than an Excluded Day), the Intraday Index Value decreases by 40% or more from the Last Reset Index Closing Level (a “Permanent Deleveraging Event”), your Securities will be deleveraged with the aim of permanently resetting, over two Index Business Days, the then-current leverage to 1.0. The leverage at the end of the First Permanent Deleveraging Valuation Date is reset to approximately 2.0 and the leverage at the end of the Second Permanent Deleveraging Valuation Date is reset to 1.0. This means that after a Permanent Deleveraging Event, a constant percentage increase in the Index Closing Level will have less of a positive effect on the value of your Securities relative to before the occurrence of the Permanent Deleveraging Event.

A Permanent Deleveraging Event can occur only following a Loss Rebalancing Event and prior to the completion of the associated leverage reset to 2.0 at the close of trading on the day that such Loss Rebalancing Event has occurred (or if such event occurs after 3:15 p.m., on the Index Business Day following the day on which such Loss Rebalancing Event has occurred), as described under “Permanent Deleveraging Valuation Dates” above.

See “Specific Terms of the Securities — Permanent Deleveraging Event” beginning on page S-120.

Illustrative Example F:

The illustrative example below demonstrates how the deemed financing amount, leverage and Current Principal Amount are reset over two Index Business Days following a Permanent Deleveraging Event triggered in circumstances where the Intraday Index Value has decreased by 40% or more on a single Index Business Day. For the ease of analysis and presentation in the example, (a) no Daily Financing Fees or Daily Tracking Fees are accrued, (b) the decrease in the Intraday Index Value occurs on a single day, (c) the Intraday Index Value decreases by 40% or more prior to 3:15 p.m., (d) the First Permanent Deleveraging Valuation Date is on the same Index Business Day that the Permanent Deleveraging Event occurred and on the next Index Business Day after the last Reset Valuation Date, and (e) the Index Closing Level remains unchanged between the close of trading on the First Permanent Deleveraging Valuation Date and the Second Permanent Deleveraging Valuation Date.

Automatic Acceleration Upon Zero Value Event

A Zero Value Event represents the first instance when the Current Indicative Value (intraday indicative value) or the Closing Indicative Value is less than or equal to zero (other than on an Excluded Day, as defined below). It will have the effect of permanently resetting the value of your Securities to zero and accelerating the Securities. You will not benefit from any future exposure to the applicable Index after the occurrence of a Zero Value Event.

A Zero Value Event can occur only if a Permanent Deleveraging Event occurs and the Current Indicative Value (intraday indicative value) or the Closing Indicative Value declines to zero before the leverage of your Securities is reset to 1.0 at the close of trading on the Index Business Day following such event (or if such event occurs after 3:15 p.m. on any Index Business Day which would not otherwise have been a Loss Rebalancing Valuation Date, the second Index Business Day following such event), as described under “Permanent Deleveraging Event” above.

A “Zero Value Event” occurs if the Current Indicative Value (intraday indicative value) or the Closing Indicative Value on any Index Business Day (other than an Excluded Day, as defined below) is less than or equal to zero. From immediately after the Zero Value Event and on all future calendar days, the Current Indicative Value (intraday indicative value) and the Closing Indicative Value will be set equal to zero.

As used above, an “Excluded Day” means (i) any calendar day after the Second Permanent Deleveraging Valuation Date, (ii) any calendar day on or after which a Zero Value Event has already occurred, and (iii) any calendar day during or following a Measurement Period.

In the event that a Zero Value Event has occurred, UBS will issue a press release shortly after the event; provided that the failure to do so shall not affect the automatic acceleration and redemption of the Securities. The Securities will be suspended from trading intraday shortly after the event occurs and will likely not be open for trading again on NYSE Arca.

See “Specific Terms of the Securities — Automatic Acceleration Upon Zero Value Event” beginning on page S-118.

Illustrative Example G:

The illustrative example below demonstrates how the deemed financing amount, leverage and Current Principal Amount are reset following a Zero Value Event triggered in circumstances where the Current Indicative Value (intraday indicative value) or the Closing Indicative Value is less than or equal to zero (other than on an Excluded Day). For the ease of analysis and presentation in the example, (a) no Daily Financing Fees or Daily Tracking Fees are accrued, (b) the decrease in the Intraday Index Value occurs on a single day, and (c) the Zero Value Event occurs on the next Index Business Day after the last Reset Valuation Date.

How do you redeem your Securities?

Early Redemption

You may elect to require UBS to redeem your Securities, in whole or in part, prior to the Maturity Date on any Index Business Day through and including the final Redemption Date, subject to a minimum redemption amount of at least 50,000 Securities. To satisfy the minimum redemption amount, your broker or other financial intermediary may bundle your Securities for redemption with those of other investors to reach this minimum amount of 50,000 Securities; however, there can be no assurance that they can or will do so. UBS reserves the right from time to time to waive this minimum redemption amount in its sole discretion on a case-by-case basis. You should not assume you will be entitled to any such waiver.

If you elect to have your Securities redeemed and have done so under the redemption procedures described under “Specific Terms of the Securities — Redemption Procedures” beginning on page S-116, you will receive payment for your Securities on the second Index Business Day following the applicable Redemption Valuation Date (the “Redemption Date”). The first Redemption Date will be the fourth Index Business Day immediately following the Initial Trade Date and the Final Redemption Date will be the fourth Index Business Day immediately preceding the Maturity Date, subject to adjustments. In addition, if a call notice has been issued, the last Redemption Valuation Date will be the fourth Index Business Day prior to the Call Settlement Date, as applicable. If a Zero Value Event occurs, the last Redemption Date will be the date on which the Zero Value Event occurred.

The Redemption Valuation Date is the first Index Business Day following the date that the applicable redemption notice and redemption confirmation, each as described under “Specific Terms of the Securities — Redemption Procedures” are delivered, except that UBS reserves the right from time to time to accelerate, in its sole discretion on a case-by-case basis, the Redemption Valuation Date to the date on which it receives the notice of redemption rather than the following Index Business Day. You should not assume you will be entitled to any such acceleration. Any applicable Redemption Valuation Date is subject to adjustment as described under “Specific Terms of the Securities — Market Disruption Event” beginning on page S-122.

Upon early redemption, you will receive per Security a cash payment on the relevant Redemption Date equal to the Redemption Amount, calculated as described under “Specific Terms of the Securities — Early Redemption at the Option of the Holders” beginning on page S-115.

You may lose all or a substantial portion of your investment upon early redemption. The combined negative effect of the Accrued Fees and the Redemption Fee Amount will reduce your final payment. If the compounded leveraged quarterly return of the Index (or the unleveraged return of the Index, following a Permanent Deleveraging Event) is insufficient to offset the negative effect of the Accrued Fees and the Redemption Fee Amount, or if the compounded leveraged quarterly return of the Index (or the unleveraged return of the Index, following a Permanent Deleveraging Event) is negative, you may lose all or a substantial portion of your investment upon early redemption. The occurrence of Loss Rebalancing Events will result in more frequent than quarterly compounding.

We may call the Securities prior to the Maturity Date pursuant to our Call Right and, upon the occurrence of a Zero Value Event, the Securities will be automatically accelerated and mandatorily redeemed by UBS. See “Specific Terms of the Securities — UBS’s Call Right” beginning on page S-117 and “Specific Terms of the Securities — Automatic Acceleration Upon Zero Value Event” beginning on page S-118.

Redemption Procedures

To redeem your Securities prior to the Maturity Date, you must instruct your broker or other person through whom you hold your Securities to deliver a notice of redemption (“Redemption Notice”), which is attached to this Prospectus Supplement as Annex A, to UBS by email no later than 12:00 noon on the Index Business Day on which you elect to exercise your redemption right and you and your broker or other person through whom you hold your Securities must follow the procedures described herein. If you fail to comply with these procedures, your notice will be deemed ineffective.

If your DTC custodian or your brokerage firm is not a current UBS customer, UBS will be required to on-board such DTC custodian or brokerage firm, in compliance with its internal policies and procedures, before it can accept your Redemption Notice, your Redemption Confirmation or otherwise process your redemption request. This on-boarding process may delay your Redemption Valuation Date and Redemption Date. Furthermore, in certain circumstances, UBS may be unable to on-board your DTC custodian or your brokerage firm.

See “Specific Terms of the Securities — Redemption Procedures” beginning on page S-116 and “Description of the Debt Securities We May Offer — Redemption and Repayment” in the accompanying prospectus.

What are some of the risks of the Securities?

An investment in the Securities involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” beginning on page S-34.

➢

You may lose all or a substantial portion of your investment — The Securities do not guarantee any return on your initial investment. The Securities are fully exposed to 2 times any quarterly decline in the level of the Index. If the compounded leveraged quarterly return of the Index is insufficient to offset the negative effect of the Accrued Fees and, if applicable, the Redemption Fee Amount, or if the compounded leveraged quarterly return of the Index is negative, you may lose all or a substantial portion of your investment at maturity or upon early redemption or call. If a Permanent Deleveraging Event occurs, the leverage of the Securities will be permanently reset to 1.0 for the remaining term of the Securities.

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Correlation and compounding risk — A number of factors may affect the Security’s ability to achieve a high degree of correlation with the performance of the Index, and there can be no guarantee that the Security will achieve a high degree of correlation. Because the Current Principal Amount is reset quarterly, you will be exposed to compounding of quarterly returns. As a result, the performance of the Securities for periods greater than one quarter is likely to be either greater than or less than the Index performance times the leverage factor of 2.0, before accounting for Accrued Fees, and the Redemption Fee Amount, if applicable. In particular, significant adverse quarterly performances of your Securities may not be offset by subsequent beneficial quarterly performances of equal magnitude. The occurrence of Loss Rebalancing Events will result in more frequent than quarterly compounding.

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Leverage risk — The Securities are 2 times leveraged long with respect to the Index, which means that you will benefit from 2 times any positive, but will be exposed to 2 times any negative, quarterly performance of the Index, before the combined negative effect of the Accrued Fees and Redemption Fee Amount, if any. However, the leverage of the Securities may be greater or less than 2.0 during the periods between Reset Valuation Dates and if a Permanent Deleveraging Event occurs, the leverage of the Securities will be permanently reset to 1.0 for the remaining term of the Securities.

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Permanent Deleveraging Event — A Permanent Deleveraging Event will have the effect of permanently resetting the leverage of the Securities to 1.0 for the remaining term of the Securities. Following the occurrence of a Permanent Deleveraging Event, your Securities will not receive the benefit from, or be exposed to, leveraged compounding quarterly returns with respect to the performance of the Index. This means that a constant percentage increase in the Index Closing Level will have less of a positive effect on the value of your Securities than it would have otherwise had prior to the occurrence of a Permanent Deleveraging Event. Similarly, a constant percentage decrease in the Index Closing Level will have less of a negative effect on the value of your Securities than it would have otherwise had prior to the occurrence of the Permanent Deleveraging Event.

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Zero Value Event — A Zero Value Event will have the effect of permanently resetting the value of your Securities to zero and accelerating the Securities. You will lose your entire investment and you will not benefit from any future exposure to the Index after the occurrence of a Zero Value Event.

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Market risk — The return on the Securities, which may be positive or negative, is linked to the compounded leveraged quarterly return on the Index. The return on the Index is measured by the Index Closing Level, which, in turn, is affected by a variety of market and economic factors, interest rates in the markets and economic, financial, political, regulatory, judicial or other events (including domestic or global health events, such as the recent coronavirus (COVID-19)) that affect the markets generally.

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Credit of issuer — The Securities are senior unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the Securities, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS will affect the market value, if any, of the Securities prior to maturity, early redemption or call. In addition, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Securities. The Securities do not benefit from any co-obligation of UBS Switzerland AG.

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A trading market for the Securities may not develop — Although application has been made to list the Securities on NYSE Arca, there is no assurance that such application will be approved and we are not required to maintain any listing of the Securities on NYSE Arca or any other exchange. Certain affiliates of UBS may engage in limited purchase and resale transactions in the Securities, although they are not required to and may stop at any time. In addition, we are not obliged to, and may not, sell the full aggregate principal amount of the Securities set forth on the cover of this prospectus supplement. We may issue and sell additional Securities from time to time and we may cease and resume sales of the Securities at any time, at our discretion. Therefore, the liquidity of the Securities may be limited.

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Conditions to early redemption — You must satisfy the requirements described herein for your redemption request to be considered, including the minimum redemption amount of at least 50,000 Securities, unless we determine otherwise or your broker or other financial intermediary bundles your Securities with those of other investors to reach this minimum requirement for redemption. In addition, the payment you receive upon early redemption will be reduced by the Redemption Fee Amount. While UBS reserves the right to waive the minimum redemption amount or the Redemption Fee Amount from time to time in its sole discretion, there can be no assurance that we will choose to waive any redemption requirements or fees or that any holder of the Securities will benefit from our election to do so.

➢

Your redemption election is irrevocable — You will not know the Redemption Amount at the time you elect to request to redeem your Securities and you will not be able to rescind your election to redeem your Securities after we receive your redemption notice. Accordingly, you will be exposed to market risk in the event market conditions change after we receive your offer and the Redemption Amount is determined on the Redemption Valuation Date.

➢	Uncertain tax treatment — Significant aspects of the tax treatment of the Securities are uncertain. You should consult your own tax advisor about your own tax situation.

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UBS’s Call Right — We may elect to redeem all issued and outstanding Securities at any time. If we exercise our Call Right, the Call Settlement Amount may be less than the payment you would have otherwise been entitled to at maturity. In addition, you may have to invest your proceeds in a lower-return investment.

Is this the right investment for you?

The Securities may be a suitable investment for you if:

➢	You are willing to accept the risk that you may lose all or a substantial portion of your investment.

➢	You seek an investment with a return linked to 2 times the quarterly performance of an Index that provides exposure to a segment of the U.S. equity market or an investing style.

➢

You understand (i) leverage risk, including the risks inherent in maintaining a constant 2 times leverage on a quarterly basis and (ii) the consequences of seeking quarterly leveraged investment results generally, and you intend to actively monitor and manage your investment.

➢	You are aware that the Securities may trade at a substantial premium to, or discount from, their Current Indicative Value (intraday indicative value).

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You believe the compounded leveraged quarterly return of the Index will be sufficient to offset the combined negative effect of the applicable fees built into the calculation of your payment at maturity or upon early redemption or call.

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You are willing to hold 2 times leveraged securities whose leverage will be reset back to 2.0 quarterly, or more frequently upon the occurrence of a Loss Rebalancing Event and will be permanently reset to 1.0 upon the occurrence of a Permanent Deleveraging Event, resulting in unleveraged exposure to the Index for the remaining term of the Securities.

➢	You are willing to hold securities that have a long-term maturity (30 years).

➢	You are willing to accept the risks inherent in investing in a security linked an Index that provides exposure to a particular segment of the U.S. equity market or particular investing style.

➢	You are willing to accept the risk that the price at which you are able to sell the Securities may be significantly less than the amount you invested.

➢	You are willing to hold securities that we may call at any time.

➢

You are willing to hold securities that will be automatically accelerated and mandatorily redeemed by UBS in the event the Current Indicative Value (intraday indicative value) or the Closing Indicative Value on any Index Business Day (other than an Excluded Day) is less than or equal to zero.

➢

You are willing to pay the Accrued Fees and, if applicable and the Redemption Fee Amount which are charged on the Securities and that will reduce your return (or increase your loss, as applicable) on your investment.

➢	You do not seek guaranteed income from your investment and you understand that no coupon, dividend or similar payments or distributions will be made on your Securities.

➢	You are not seeking an investment for which there will be an active secondary market.

➢	You are comfortable with the creditworthiness of UBS, as issuer of the Securities.

The Securities may not be a suitable investment for you if:

➢	You are not willing to accept the risk that you may lose all or a substantial portion of your investment.

➢

You do not seek an investment with a return linked to 2 times the quarterly performance of the Index, which will provide exposure to particular segments of the U.S. equity market or particular investing styles.

➢

You do not understand (i) leverage risk, including the risks inherent in maintaining a constant 2 times leverage on a quarterly basis or (ii) the consequences of seeking quarterly leveraged investment results generally, and you do not intend to actively monitor and manage your investment.

➢	You are not aware that the Securities may trade at a substantial premium to or discount from their Current Indicative Value (intraday indicative value).

➢

You believe that the compounded leveraged quarterly return of the Index will be negative during the term of the Securities or the compounded leveraged quarterly return will not be sufficient to offset the combined negative effect of the applicable fees built into the calculation of the payment at maturity or upon early redemption or call.

➢

You are not willing to hold 2 times leveraged securities whose leverage will be reset back to 2.0 quarterly, or more frequently upon the occurrence of a Loss Rebalancing Event and will be permanently reset to 1.0 upon the occurrence of a Permanent Deleveraging Event, resulting in unleveraged exposure to the Index for the remaining term of the Securities.

➢	You are not willing to hold securities that have a long-term maturity (30 years).

➢	You are not willing to accept the risks inherent in investing in a security linked to an Index that provides exposure to a particular segment of the U.S. equity market or particular investing style.

➢	You are not willing to accept the risk that the price at which you are able to sell the Securities may be significantly less than the amount you invested.

➢	You are not willing to hold securities that we may call at any time.

➢

You are not willing to hold securities that will be automatically accelerated and mandatorily redeemed by UBS in the event the Current Indicative Value (intraday indicative value) or the Closing Indicative Value on any Index Business Day (other than an Excluded Day) is less than or equal to zero.

➢	You prefer the lower risk and therefore accept the potentially lower returns of fixed-income investments with comparable maturities and credit ratings.

➢

You are not willing to pay the Accrued Fees and, if applicable and the Redemption Fee Amount which are charged on the Securities and that will reduce your return (or increase your loss, as applicable) on your investment.

➢	You seek an investment for which there will be an active secondary market.

➢	You are not comfortable with the creditworthiness of UBS, as issuer of the Securities.

Who calculates and publishes each Index?

The level of each Index is calculated by the Index Calculation Agent and disseminated by New York Stock Exchange (“NYSE”) approximately every 15 seconds (assuming the level of the Index has changed within such 15-second interval) from 9:30 a.m. to 4:15 p.m. on those days specified as Index Business Days, and a daily Index level is published at approximately 5:00 p.m. on each Index Business Day. Index information, including the Index level, is available from Bloomberg L.P. (“Bloomberg”) under the symbols set forth on the cover of this prospectus supplement. The historical performance of an Index is not indicative of its future performance or its level at the end of the Measurement Period or on the Redemption Valuation Date.

What are the tax consequences of owning the Securities?

The United States federal income tax consequences of your investment in the Securities are uncertain and holders of Securities may be subject to adverse U.S. federal income tax consequences. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion below under “Material U.S. Federal Income Tax Consequences.”

Pursuant to the terms of the Securities, you and we agree, in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary, to characterize the Securities as a pre-paid forward contract with respect to the applicable Index. If the Securities are so treated, then it is likely that (i) a U.S. holder (as defined under “Material U.S. Federal Income Tax Consequences” beginning on page S-130) of Securities will not recognize income, gain or loss with respect to the Securities prior to the sale, redemption or maturity of the Securities and (ii) any gain or loss that a U.S. holder recognizes upon the sale, redemption or maturity of the Securities will generally be treated as capital gain or loss, which would be long-term capital gain or loss if the holder has a holding period in the Securities that is greater than one year. However, the U.S. federal income tax treatment of the Securities is uncertain and the Internal Revenue Service (the “IRS”) could assert that the Securities should be taxed in a manner that is different than described above. In particular, it is possible that a U.S. holder of Securities could be required to include the dividends on the Index Constituent Securities in ordinary income when they are distributed (based on the notional amount of the Securities that are owned by the non-U.S. holder), notwithstanding that such amounts will be invested in the Index and will not be distributed to holders of Securities. U.S. holders of Securities should review the discussion under “Material U.S. Federal Income Tax Consequences” beginning on page S-130 for a summary of the tax consequences to them of holding the Securities, including a discussion of alternative treatments of the Securities that could cause them to be subject to adverse tax consequences.

Non-U.S. holders of Securities should review the discussion under “Material U.S. Federal Income Tax Consequences — Non-U.S. Holders” beginning on page S-133 for a summary of the tax consequences to them of holding the Securities, including a discussion of withholding taxes that may be imposed in respect of the Securities, and the possibility that such withholding taxes will be imposed prior to the sale, redemption or maturity of the Securities.

Holders are urged to consult their tax advisors concerning the significance and the potential impact of the above considerations.

Conflicts of Interest

UBS Securities LLC is an affiliate of UBS and, as such, has a “conflict of interest” in this offering within the meaning of the Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121. In addition, UBS will receive the net proceeds (excluding the underwriting discount) from the initial public offering of the Securities, thus creating an additional conflict of interest within the meaning of Rule 5121. Consequently, the offering is being conducted in compliance with the provisions of Rule 5121. UBS Securities LLC is not permitted to sell Securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

Hypothetical Examples

Hypothetical Payment at Maturity or upon Early Redemption or Exercise by UBS of its Call Right

The following Examples 1 through 4 illustrate how the Securities would perform at maturity or upon early redemption or exercise by UBS of its Call Right, in hypothetical circumstances. We have included an example in which the Index Closing Level increases at a constant rate of 3.00% per quarter for 20 quarters (Example 1), as well as an example in which the Index Closing Level decreases at a constant rate of 3.00% per quarter for 20 quarters (Example 2). In addition, Example 3 shows the Index Closing Level increasing at a constant rate of 3.00% per quarter for the first ten quarters and then decreasing at a constant rate of 3.00% per quarter for the next ten quarters, whereas Example 4 shows the reverse scenario of the Index Closing Level decreasing at a constant rate of 3.00% per quarter for the first ten quarters, and then increasing at a constant rate of 3.00% per quarter for the next ten quarters. For ease of analysis and presentation, the following examples assume that the term of the Securities is 20 quarters, and that the last Index Business Day of the Call Measurement Period, or the Redemption Valuation Date, occurs on the quarter end.

The following assumptions are used in each of the four examples:

➢	The Daily Tracking Fee is calculated based on a per annum rate of 0.95%

➢	The Financing Rate is 1.45%

➢	The Stated Principal Amount is $25.00

➢	The Initial Last Reset Index Closing Level is 400.00

➢	The Redemption Fee Amount is 0.125%

These examples highlight the effect of the 2 times leverage and quarterly compounding, and the impact of the Accrued Fees on the payment at maturity or upon early redemption or exercise by UBS of its Call Right, under different circumstances. The assumed Financing Rate is not an indication of the actual Financing Rate that will apply throughout the term of the Securities. The Financing Rate will change during the term of the Securities, which will affect the performance of the Securities. These examples also assume that no Loss Rebalancing Event, Permanent Deleveraging Event or Zero Value Event occurs during the term of the Securities.

Because the Accrued Fees take into account the quarterly performance of the Index, as measured by the Current Principal Amount and Index Factor, the absolute level of the Accrued Fees is dependent on the path taken by the Index Closing Level to arrive at its ending level. The figures in these examples have been rounded for convenience. The Cash Settlement Amount figures for quarter 20 are as of the hypothetical Calculation Date, assuming a constant Index Closing Level throughout such Final Measurement Period, and given the indicated assumptions, a holder will receive payment at maturity, early redemption or upon exercise by UBS of its Call Right, in the indicated amount, according to the indicated formula.

Hypothetical Examples

Example 1 — The level of the Index increases at a constant rate of 3.00% for 20 quarters.

Quarter End	Index Closing Level [1]	Index Performance Ratio	Index Factor	Accrued Financing Fee for the Applicable Day [2]	Accrued Tracking Fee for the Applicable Day [3]	Accrued Fees for the Applicable Quarter	Current Principal Amount [4]	Redemption Amount [5]
A	B	C	D	E	F	G	H	I
		((Index Closing Level – Last Reset Index Closing Level) / Last Reset Index Closing Level)	(1 + (2.0 x C))	(Previous Current Principal Amount x Financing Rate x Act/360)	(per annum rate x Previous Current Principal Amount x D x Act/ 365)	E + F	((Previous Current Principal Amount x D) – G)	(H *(1 – Redemption Fee Rate))
1	412.00	0.0300	1.060	0.0906	$0.0621	$0.1527	$26.3473	$26.3144
2	424.36	0.0300	1.060	0.0955	$0.0654	$0.1609	$27.7672	$27.7325
3	437.09	0.0300	1.060	0.1007	$0.0689	$0.1696	$29.2636	$29.2271
4	450.20	0.0300	1.060	0.1061	$0.0727	$0.1787	$30.8407	$30.8022
5	463.71	0.0300	1.060	0.1118	$0.0766	$0.1884	$32.5028	$32.4622
6	477.62	0.0300	1.060	0.1178	$0.0807	$0.1985	$34.2544	$34.2116
7	491.95	0.0300	1.060	0.1242	$0.0851	$0.2092	$36.1005	$36.0553
8	506.71	0.0300	1.060	0.1309	$0.0896	$0.2205	$38.0460	$37.9984
9	521.91	0.0300	1.060	0.1379	$0.0945	$0.2324	$40.0964	$40.0462
10	537.57	0.0300	1.060	0.1453	$0.0996	$0.2449	$42.2572	$42.2044
11	553.69	0.0300	1.060	0.1532	$0.1049	$0.2581	$44.5346	$44.4789
12	570.30	0.0300	1.060	0.1614	$0.1106	$0.2720	$46.9346	$46.8759
13	587.41	0.0300	1.060	0.1701	$0.1165	$0.2867	$49.4640	$49.4022
14	605.04	0.0300	1.060	0.1793	$0.1228	$0.3021	$52.1297	$52.0646
15	623.19	0.0300	1.060	0.1890	$0.1294	$0.3184	$54.9391	$54.8704
16	641.88	0.0300	1.060	0.1992	$0.1364	$0.3356	$57.8999	$57.8275
17	661.14	0.0300	1.060	0.2099	$0.1438	$0.3537	$61.0202	$60.9439
18	680.97	0.0300	1.060	0.2212	$0.1515	$0.3727	$64.3087	$64.2283
19	701.40	0.0300	1.060	0.2331	$0.1597	$0.3928	$67.7744	$67.6897
20	722.44	0.0300	1.060	0.2457	$0.1683	$0.4140	$71.4269	$71.3377

Cumulative Index Return:	80.61%
Return on Securities (assumes no early redemption):	185.71%

[1]

The Index Closing Level is also (i) the Last Reset Index Closing Level for the following day and (ii) the index level used for calculating the Call Settlement Amount, the Redemption Amount and the Cash Settlement Amount.

[2]	Accrued Financing Fee is calculated on an act/360 basis.
[3]	Accrued Tracking Fee is calculated on an act/365 basis.
[4]	The Current Principal Amount is equal to the Closing Indicative Value on each Reset Valuation Date and for Quarter 20 this is also the Cash Settlement Amount.
[5]	The “Redemption Fee Rate” is equal to 0.125%.

Hypothetical Examples

Example 2 — The level of the Index decreases at a constant rate of 3.00% for 20 quarters.

Quarter End	Index Closing Level [1]	Index Performance Ratio	Index Factor	Accrued Financing Fee for the Applicable Day [2]	Accrued Tracking Fee for the Applicable Day [3]	Accrued Fees for the Applicable Quarter	Current Principal Amount [4]	Redemption Amount
A	B	C	D	E	F	G	H	I
		((Index Closing Level – Last Reset Index Closing Level) / Last Reset Index Closing Level)	(1 + (2.0 x C))	(Previous Current Principal Amount x Financing Rate x Act/360)	(per annum rate x Previous Current Principal Amount x D x Act/ 365)	E + F	((Previous Current Principal Amount x D) – G)	(H *(1 – Redemption Fee Rate))
1	388.00	-0.0300	0.940	0.0906	$0.0550	$0.1457	$23.35	$23.3251
2	376.36	-0.0300	0.940	0.0847	$0.0514	$0.1361	$21.82	$21.7897
3	365.07	-0.0300	0.940	0.0791	$0.0480	$0.1271	$20.38	$20.3554
4	354.12	-0.0300	0.940	0.0739	$0.0449	$0.1188	$19.04	$19.0154
5	343.49	-0.0300	0.940	0.0690	$0.0419	$0.1109	$17.79	$17.7637
6	333.19	-0.0300	0.940	0.0645	$0.0392	$0.1036	$16.62	$16.5944
7	323.19	-0.0300	0.940	0.0602	$0.0366	$0.0968	$15.52	$15.5020
8	313.50	-0.0300	0.940	0.0563	$0.0342	$0.0904	$14.50	$14.4816
9	304.09	-0.0300	0.940	0.0526	$0.0319	$0.0845	$13.55	$13.5283
10	294.97	-0.0300	0.940	0.0491	$0.0298	$0.0789	$12.65	$12.6378
11	286.12	-0.0300	0.940	0.0459	$0.0279	$0.0737	$11.82	$11.8059
12	277.54	-0.0300	0.940	0.0428	$0.0260	$0.0689	$11.04	$11.0287
13	269.21	-0.0300	0.940	0.0400	$0.0243	$0.0643	$10.32	$10.3027
14	261.13	-0.0300	0.940	0.0374	$0.0227	$0.0601	$9.64	$9.6245
15	253.30	-0.0300	0.940	0.0349	$0.0212	$0.0562	$9.00	$8.9910
16	245.70	-0.0300	0.940	0.0326	$0.0198	$0.0525	$8.41	$8.3991
17	238.33	-0.0300	0.940	0.0305	$0.0185	$0.0490	$7.86	$7.8462
18	231.18	-0.0300	0.940	0.0285	$0.0173	$0.0458	$7.34	$7.3297
19	224.25	-0.0300	0.940	0.0266	$0.0162	$0.0428	$6.86	$6.8473
20	217.52	-0.0300	0.940	0.0249	$0.0151	$0.0399	$6.40	$6.3965

Cumulative Index Return:	-45.62%
Return on Securities (assumes no early redemption):	-74.38%

[1]

The Index Closing Level is also (i) the Last Reset Index Closing Level for the following day and (ii) the index level used for calculating the Call Settlement Amount, the Redemption Amount and the Cash Settlement Amount.

[2]	Accrued Financing Fee is calculated on an act/360 basis.
[3]	Accrued Tracking Fee is calculated on an act/365 basis.
[4]	The Current Principal Amount is equal to the Closing Indicative Value on each Reset Valuation Date and for Quarter 20 this is also the Cash Settlement Amount.

Hypothetical Examples

Example 3 — The level of the Index increases at a constant rate of 3.00% per quarter for the first ten quarters and then decreases at a constant rate of 3.00% per quarter for the next ten quarters.

Quarter End	Index Closing Level [1]	Index Performance Ratio	Index Factor	Accrued Financing Fee for the Applicable Day [2]	Accrued Tracking Fee for the Applicable Day [3]	Accrued Fees for the Applicable Quarter	Current Principal Amount [4]	Redemption Amount
A	B	C	D	E	F	G	H	I
		((Index Closing Level – Last Reset Index Closing Level) / Last	(1 +(2.0 x C))	(Previous Current Principal Amount x Financing Rate x Act/360)	(per annum rate x Previous Current Principal D x Act/365)	(E + F)	((Previous Current Principal Amount x D) – G)	(H *(1 – Redemption Fee Rate))
1	412.00	0.0300	1.060	0.0906	$0.0621	$0.1527	$26.35	$26.3144
2	424.36	0.0300	1.060	0.0955	$0.0654	$0.1609	$27.77	$27.7325
3	437.09	0.0300	1.060	0.1007	$0.0689	$0.1696	$29.26	$29.2271
4	450.20	0.0300	1.060	0.1061	$0.0727	$0.1787	$30.84	$30.8022
5	463.71	0.0300	1.060	0.1118	$0.0766	$0.1884	$32.50	$32.4622
6	477.62	0.0300	1.060	0.1178	$0.0807	$0.1985	$34.25	$34.2116
7	491.95	0.0300	1.060	0.1242	$0.0851	$0.2092	$36.10	$36.0553
8	506.71	0.0300	1.060	0.1309	$0.0896	$0.2205	$38.05	$37.9984
9	521.91	0.0300	1.060	0.1379	$0.0945	$0.2324	$40.10	$40.0462
10	537.57	0.0300	1.060	0.1453	$0.0996	$0.2449	$42.26	$42.2044
11	521.44	-0.0300	0.940	0.1532	$0.0930	$0.2462	$39.48	$39.4262
12	505.80	-0.0300	0.940	0.1431	$0.0869	$0.2300	$36.88	$36.8309
13	490.62	-0.0300	0.940	0.1337	$0.0812	$0.2149	$34.45	$34.4065
14	475.90	-0.0300	0.940	0.1249	$0.0759	$0.2007	$32.18	$32.1416
15	461.63	-0.0300	0.940	0.1167	$0.0709	$0.1875	$30.06	$30.0258
16	447.78	-0.0300	0.940	0.1090	$0.0662	$0.1752	$28.08	$28.0493
17	434.34	-0.0300	0.940	0.1018	$0.0618	$0.1636	$26.24	$26.2029
18	421.31	-0.0300	0.940	0.0951	$0.0578	$0.1529	$24.51	$24.4780
19	408.67	-0.0300	0.940	0.0888	$0.0540	$0.1428	$22.90	$22.8667
20	396.41	-0.0300	0.940	0.0830	$0.0504	$0.1334	$21.39	$21.3615

Cumulative Index Return:	-0.90%
Return on Securities (assumes no early redemption):	-14.45%

[1]

The Index Closing Level is also (i) the Last Reset Index Closing Level for the following day and (ii) the index level used for calculating the Call Settlement Amount, the Redemption Amount and the Cash Settlement Amount.

[2]	Accrued Financing Fee is calculated on an act/360 basis.
[3]	Accrued Tracking Fee is calculated on an act/365 basis.
[4]	The Current Principal Amount is equal to the Closing Indicative Value on each Reset Valuation Date and for Quarter 20 this is also the Cash Settlement Amount.

Hypothetical Examples

Example 4 — The level of the Index decreases at a constant rate of 3.00% per quarter for the first ten quarters and then increases at a constant rate of 3.00% per quarter for the next ten quarters.

Quarter End	Index Closing Level [1]	Index Performance Ratio	Index Factor	Accrued Financing Fee for the Applicable Day [2]	Accrued Tracking Fee for the Applicable Day [3]	Accrued Fees for the Applicable Quarter	Current Principal Amount [4]	Redemption Amount
A	B	C	D	E	F	G	H	I
		((Index Closing Level – Last Reset Index Closing Level) / Last	(1 + (2.0 x C))	(Previous Current Principal Amount x Financing Rate x Act/360)	(per annum rate x Previous Current Principal Amount x D x Act 365)	(E + F)	((Previous Current Principal Amount x D) – G)	(H *(1 – Redemption Fee Rate))
1	388.00	-0.0300	0.940	0.0906	$0.0550	$0.1457	$23.35	$23.3251
2	376.36	-0.0300	0.940	0.0847	$0.0514	$0.1361	$21.82	$21.7897
3	365.07	-0.0300	0.940	0.0791	$0.0480	$0.1271	$20.38	$20.3554
4	354.12	-0.0300	0.940	0.0739	$0.0449	$0.1188	$19.04	$19.0154
5	343.49	-0.0300	0.940	0.0690	$0.0419	$0.1109	$17.79	$17.7637
6	333.19	-0.0300	0.940	0.0645	$0.0392	$0.1036	$16.62	$16.5944
7	323.19	-0.0300	0.940	0.0602	$0.0366	$0.0968	$15.52	$15.5020
8	313.50	-0.0300	0.940	0.0563	$0.0342	$0.0904	$14.50	$14.4816
9	304.09	-0.0300	0.940	0.0526	$0.0319	$0.0845	$13.55	$13.5283
10	294.97	-0.0300	0.940	0.0491	$0.0298	$0.0789	$12.65	$12.6378
11	303.82	0.0300	1.060	0.0459	$0.0314	$0.0773	$13.34	$13.3188
12	312.93	0.0300	1.060	0.0483	$0.0331	$0.0815	$14.05	$14.0366
13	322.32	0.0300	1.060	0.0509	$0.0349	$0.0858	$14.81	$14.7931
14	331.99	0.0300	1.060	0.0537	$0.0368	$0.0905	$15.61	$15.5903
15	341.95	0.0300	1.060	0.0566	$0.0388	$0.0953	$16.45	$16.4305
16	352.21	0.0300	1.060	0.0596	$0.0408	$0.1005	$17.34	$17.3160
17	362.78	0.0300	1.060	0.0628	$0.0430	$0.1059	$18.27	$18.2492
18	373.66	0.0300	1.060	0.0662	$0.0454	$0.1116	$19.26	$19.2326
19	384.87	0.0300	1.060	0.0698	$0.0478	$0.1176	$20.29	$20.2691
20	396.41	0.0300	1.060	0.0736	$0.0504	$0.1240	$21.39	$21.3615

Cumulative Index Return:	-0.90%
Return on Securities (assumes no early redemption):	-14.45%

[1]

The Index Closing Level is also (i) the Last Reset Index Closing Level for the following day and (ii) the index level used for calculating the Call Settlement Amount, the Redemption Amount and the Cash Settlement Amount.

[2]	Accrued Financing Fee is calculated on an act/360 basis.
[3]	Accrued Tracking Fee is calculated on an act/365 basis.
[4]	The Current Principal Amount is equal to the Closing Indicative Value on each Reset Valuation Date and for Quarter 20 this is also the Cash Settlement Amount

Hypothetical Examples

Hypothetical Payment upon Exercise by UBS of its Call Right in Periods of Market Volatility

The following Examples 5 and 6 illustrate how the Securities would perform upon exercise by UBS of its Call Right in hypothetical periods of market volatility. In Example 5, the Index Closing Level decreases at a constant rate of 1.00% per day for the first ten days, and then increases at a constant rate of 5.00% per day for the next 20 days, and that UBS elects to exercise its Call Right on day six. In Example 6, the Index Closing Level decreases at a constant rate of 1.00% per day for the first 20 days, and then increases at a constant rate of 5.00% per day for the next ten days, and UBS elects to exercise its Call Right on day six. In each of these examples, the Call Settlement Date is day 23, and the seven days of Index performance following the Call Settlement Date are included solely to illustrate how an investor will not participate in the performance of the Index following the end of the Call Measurement Period. For ease of analysis and presentation, the following examples assumes that the Current Principal Amount on the most recent Reset Valuation Date is $10.00, and that the 30 day period starts from the next Index Business Day after the Reset Valuation Date.

Examples 5 and 6 highlight the effect of the 2 times leverage and quarterly compounding, and the impact of the Accrued Fees on the payment upon exercise by UBS of its Call Right. The assumed Financing Rate is not an indication of the actual Financing Rate that will apply throughout the term of the Securities. The Financing Rate will change during the term of the Securities, which will affect the performance of the Securities.

Because the Accrued Fees take into account the performance of the Index, as measured by the Current Principal Amount and the Index Factor, the absolute level of the Accrued Tracking Fee and Accrued Financing Fees is dependent on the path taken by the Index Closing Level to arrive at its ending level. The figures in these examples have been rounded for convenience. The Call Settlement Amount figure for day 20 is as of the hypothetical last Index Business Day of the Call Measurement Period; assuming a four-day Call Measurement Period commencing on day one and ending on day four, and given the indicated assumptions, a holder will receive payment on the Call Settlement Date (day 23) in the indicated amount, according to the indicated formula. The examples below assume that the Securities are called on day six and that all investors holding the Securities on day one, continue to hold the Securities through to the Call Settlement Date, and receive the Call Settlement Amount.

The following assumptions are used in these examples:

➢	The Daily Tracking Fee is calculated based on a per annum rate of 0.95%

➢	The Financing Rate is 1.45%

➢	The initial value of the Current Principal Amount is $10.00

➢	The Initial Last Reset Index Closing Level is 400.00

➢	The Redemption Fee Amount is 0.125%

Hypothetical Examples

Example 5 — The level of the Index decreases at a constant rate of 1.00% per day for ten days, then increases at a constant rate of 5.00% per day for the next 20 days and that UBS elects to exercise its Call Right on day six.

Daily End	Index Closing Level [1]	Index Performance Ratio	Index Factor	Accrued Financing Fee For the Applicable Day [2]	Accrued Tracking Fee for the Applicable Day [3]	Accrued Fees for the Applicable Day	Current Principal Amount	Measure- ment Period Cash Amount	Closing Indicative Value [4], [5]	Residual Factor
A	B	C	D	E	F	G	H	I	J	K
		((Index Closing Level – Last Reset Index Closing Level) / Last Reset Index Closing Level)	(1 + (2.0 x C))	Previous Accrued Financing Fee + (Previous Current Principal Amount x Financing Rate x Act/360)	Previous Accrued Tracking Fee + (Per annum, Rate x Previous Current Principal Amount x D x Act/ 365)	E + F	((Previous Current Principal Amount x D) G)	Previous Measure- ment Period Cash Amount + (Previous Current Principal Amount x 0.25 x D))	(Previous Current Principal Amount x D x K) – G + I)
1	396.00	-0.0100	0.980	$0.0004	$0.0003	$0.0007	$10.0000	$0.0000	$9.7993	1
2	392.04	-0.0199	0.960	$0.0008	$0.0005	$0.0013	$10.0000	$0.0000	$9.6007	1
3	388.12	-0.0297	0.941	$0.0012	$0.0007	$0.0020	$10.0000	$0.0000	$9.4040	1
4	384.24	-0.0394	0.921	$0.0016	$0.0010	$0.0026	$10.0000	$0.0000	$9.2093	1
5	380.40	-0.0490	0.902	$0.0020	$0.0012	$0.0032	$10.0000	$0.0000	$9.0166	1
6	376.59	-0.0585	0.883	$0.0024	$0.0015	$0.0039	$10.0000	$0.0000	$8.8257	1
7	372.83	-0.0679	0.864	$0.0028	$0.0017	$0.0045	$10.0000	$0.0000	$8.6368	1
8	369.10	-0.0773	0.845	$0.0032	$0.0019	$0.0051	$10.0000	$0.0000	$8.4498	1
9	365.41	-0.0865	0.827	$0.0036	$0.0021	$0.0057	$10.0000	$0.0000	$8.2646	1
10	361.75	-0.0956	0.809	$0.0040	$0.0023	$0.0064	$10.0000	$0.0000	$8.0813	1
11	379.84	-0.0504	0.899	$0.0044	$0.0026	$0.0070	$10.0000	$0.0000	$8.9850	1
12	398.83	-0.0029	0.994	$0.0048	$0.0028	$0.0077	$10.0000	$0.0000	$9.9340	1
13	418.77	0.0469	1.094	$0.0052	$0.0031	$0.0083	$10.0000	$0.0000	$10.9304	1
14	439.71	0.0993	1.199	$0.0056	$0.0034	$0.0091	$10.0000	$0.0000	$11.9766	1
15	461.70	0.1542	1.308	$0.0060	$0.0038	$0.0098	$10.0000	$0.0000	$13.0751	1
16	484.78	0.2120	1.424	$0.0064	$0.0041	$0.0106	$10.0000	$0.0000	$14.2286	1
17	509.02	0.2726	1.545	$0.0068	$0.0045	$0.0114	$10.0000	$3.8628	$15.4398	0.75
18	534.47	0.3362	1.672	$0.0073	$0.0050	$0.0122	$10.0000	$8.0437	$16.3933	0.50
19	561.20	0.4030	1.806	$0.0077	$0.0054	$0.0131	$10.0000	$12.5587	$17.0606	0.25
20	589.26	0.4731	1.946	$0.0081	$0.0059	$0.0140	$0.0000	$17.4244	$17.4104	—
21	618.72	0.5468	2.094	$0.0081	$0.0059	$0.0582	$0.0000	$17.4244	$17.4104	—
22	649.66	0.6241	2.248	$0.0081	$0.0059	$0.0582	$0.0000	$17.4244	$17.4104	—
23	682.14	0.7053	2.411	$0.0081	$0.0059	$0.0582	$0.0000	$17.4244	$17.4104	—
24	716.25	0.0000	0.000	0.0000	$0.00	$0.0000	$0.0000	$0.0000	$0.0000	—
25	752.06	0.0000	0.000	0.0000	$0.00	$0.0000	$0.0000	$0.0000	$0.0000	—
26	789.66	0.0000	0.000	0.0000	$0.00	$0.0000	$0.0000	$0.0000	$0.0000	—
27	829.14	0.0000	0.000	0.0000	$0.00	$0.0000	$0.0000	$0.0000	$0.0000	—
28	870.60	0.0000	0.000	0.0000	$0.00	$0.0000	$0.0000	$0.0000	$0.0000	—
29	914.13	0.0000	0.000	0.0000	$0.00	$0.0000	$0.0000	$0.0000	$0.0000	—
30	959.84	0.0000	0.000	0.0000	$0.00	$0.0000	$0.0000	$0.0000	$0.0000	—

Cumulative Index Return:	139.96%
Return on Securities (Call Settlement Amount):	74.10%

Hypothetical Examples

[1]

The Index Closing Level is also (i) the Last Reset Index Closing Level for the following day; and (ii) the index level used for calculating the Call Settlement Amount, the Redemption Amount and the Cash Settlement Amount.

[2]	Accrued Financing Fee is calculated on an act/360 basis.
[3]	Accrued Tracking Fee is calculated on an act/365 basis.
[4]	For day 23, this is also the Cash Settlement Amount.
[5]	Redemption Amount = Closing Indicative Value x (1– Redemption Fee Rate).

Hypothetical Examples

Example 6 — The level of the Index decreases at a constant rate of 1.00% per day for 20 days, then increases at a constant rate of 5.00% per day for the next ten days and that UBS elects to exercise its Call Right on day six.

Daily End	Index Closing Level [1], [6]	Index Performance Ratio	Index Factor	Accrued Financing Fee For the Applicable Day [2]	Accrued Tracking Fee for the Applicable Day [3]	Accrued Fees for the Applicable Day	Current Principal Amount	Measure- ment Period Cash Amount	Closing Indicative Value [4], [5]	Residual Factor
A	B	C	D	E	F	G	H	I	J	K
		((Index Closing Level – Last Reset Index Closing Level) / Last Reset Index Closing Level)	(1 + (2.0 x C))	Previous Accrued Financing Fee + (Previous Current Principal Amount x Financing Rate x Act/360)	Previous Accrued Tracking Fee + (Per annum, Rate x Previous Current Principal Amount x D x Act/ 365)	E + F	((Previous Current Principal Amount x D) G)	Previous Measure- ment Period Cash Amount + (Previous Current Principal Amount x 0.25 x D))	(Previous Current Principal Amount x D x K) – G + I)
1	396.00	-0.0100	0.980	$0.0004	$0.0003	$0.0007	$10.0000	$0.0000	$9.7993	1
2	392.04	-0.0199	0.960	$0.0008	$0.0005	$0.0013	$10.0000	$0.0000	$9.6007	1
3	388.12	-0.0297	0.941	$0.0012	$0.0007	$0.0020	$10.0000	$0.0000	$9.4040	1
4	384.24	-0.0394	0.921	$0.0016	$0.0010	$0.0026	$10.0000	$0.0000	$9.2093	1
5	380.40	-0.0490	0.902	$0.0020	$0.0012	$0.0032	$10.0000	$0.0000	$9.0166	1
6	376.59	-0.0585	0.883	$0.0024	$0.0015	$0.0039	$10.0000	$0.0000	$8.8257	1
7	372.83	-0.0679	0.864	$0.0028	$0.0017	$0.0045	$10.0000	$0.0000	$8.6368	1
8	369.10	-0.0773	0.845	$0.0032	$0.0019	$0.0051	$10.0000	$0.0000	$8.4498	1
9	365.41	-0.0865	0.827	$0.0036	$0.0021	$0.0057	$10.0000	$0.0000	$8.2646	1
10	361.75	-0.0956	0.809	$0.0040	$0.0023	$0.0064	$10.0000	$0.0000	$8.0813	1
11	358.14	-0.1047	0.791	$0.0044	$0.0025	$0.0070	$10.0000	$0.0000	$7.8998	1
12	354.55	-0.1136	0.773	$0.0048	$0.0027	$0.0076	$10.0000	$0.0000	$7.7201	1
13	351.01	-0.1225	0.755	$0.0052	$0.0029	$0.0082	$10.0000	$0.0000	$7.5423	1
14	347.50	-0.1313	0.737	$0.0056	$0.0031	$0.0088	$10.0000	$0.0000	$7.3662	1
15	344.02	-0.1399	0.720	$0.0060	$0.0033	$0.0093	$10.0000	$0.0000	$7.1918	1
16	340.58	-0.1485	0.703	$0.0064	$0.0035	$0.0099	$10.0000	$0.0000	$7.0192	1
17	337.18	-0.1571	0.686	$0.0068	$0.0037	$0.0105	$10.0000	$1.7147	$6.8483	0.75
18	333.81	-0.1655	0.669	$0.0073	$0.0038	$0.0111	$10.0000	$3.3873	$6.7213	0.50
19	330.47	-0.1738	0.652	$0.0077	$0.0040	$0.0117	$10.0000	$5.0181	$6.6373	0.25
20	327.16	-0.1821	0.636	$0.0081	$0.0042	$0.0122	$0.0000	$6.6077	$6.5954	—
21	343.52	-0.1412	0.718	$0.0081	$0.0042	$0.0582	$0.0000	$6.6077	$6.5954	—
22	360.70	-0.0983	0.803	$0.0081	$0.0042	$0.0582	$0.0000	$6.6077	$6.5954	—
23	378.73	-0.0532	0.894	$0.0081	$0.0042	$0.0582	$0.0000	$6.6077	$6.5954	—
24	397.67	0.0000	0.000	0.0000	$0.00	$0.0000	$0.0000	$0.0000	$0.0000	—
25	417.55	0.0000	0.000	0.0000	$0.00	$0.0000	$0.0000	$0.0000	$0.0000	—
26	438.43	0.0000	0.000	0.0000	$0.00	$0.0000	$0.0000	$0.0000	$0.0000
27	460.35	0.0000	0.000	0.0000	$0.00	$0.0000	$0.0000	$0.0000	$0.0000	—
28	483.37	0.0000	0.000	0.0000	$0.00	$0.0000	$0.0000	$0.0000	$0.0000	—
29	507.54	0.0000	0.000	0.0000	$0.00	$0.0000	$0.0000	$0.0000	$0.0000	—
30	532.91	0.0000	0.000	0.0000	$0.00	$0.0000	$0.0000	$0.0000	$0.0000	—

Cumulative Index Return:	33.23%
Return on Securities (Call Settlement Amount):	-34.05%

Hypothetical Examples

[1]

The Index Closing Level is also (i) the Last Reset Index Closing Level for the following day and (ii) the index level used for calculating the Call Settlement Amount, the Redemption Amount and the Cash Settlement Amount.

[2]	Accrued Financing Fee is calculated on an act/360 basis.
[3]	Accrued Tracking Fee is calculated on an act/365 basis.
[4]	For day 23, this is also the Cash Settlement Amount.
[5]	Redemption Amount = Closing Indicative Value x (1– Redemption Fee Rate).
[6]	Loss Rebalancing Events are excluded from occurring during a Measurement Period.

Hypothetical Payment following Zero Value Event

The following example illustrates how the Securities would perform upon the occurrence of and following a Zero Value Event in hypothetical circumstances. Example 7 assumes that the Index Closing Level decreases at a constant rate of 3% per quarter for ten quarters, then decreases by 50% on the first day of quarter 11, and then increases at a rate of 10% in quarter 12. Early, automatic acceleration of the Securities occurs in the eleventh quarter upon the occurrence of a Zero Value Event. For ease of analysis and presentation, the following example assumes (i) that no Loss Rebalancing Valuation Date has occurred, (ii) that no First or Second Permanent Deleveraging Valuation Dates have occurred, and (iii) that no Zero Value Event has occurred prior to the eleventh quarter.

This example highlights the effect of the 2 times leverage and quarterly compounding. The Financing Rate is not an indication of the actual Financing Rate that will apply throughout the term of the Securities. The Financing Rate will change during the term of the Securities, which will affect the performance of the Securities.

Because the Accrued Fees take into account the performance of the Index, as measured by the Current Principal Amount and Index Factor, the absolute level of the Accrued Tracking Fee and Accrued Financing Fees is dependent on the path taken by the Index Closing Level to arrive at its ending level. The figures in this example have been rounded for convenience.

The following assumptions are used in this example:

➢	The Daily Tracking Fee is calculated based on a per annum rate of 0.95%

➢	The Financing Rate is 1.45%

➢	The Stated Principal Amount is $25.00

➢	The Initial Last Reset Index Closing Level is 400.00

➢	The Redemption Fee Amount is 0.125%

Hypothetical Examples

Example 7 — The level of the Index decreases at a constant rate of 3% per quarter for ten quarters, then decreases by 50% on the first day of quarter 11, and then increases at a rate of 10% in quarter 12, resulting in a Zero Value Event in the eleventh quarter.

Quarter End	Index Closing Level [1]	Index Performance Ratio	Index Factor	Accrued Financing Fee for the Applicable Day [2]	Accrued Tracking Fee for the Applicable Day [3]	Accrued Fees for the Applicable Quarter	Current Principal Amount [4]	Redemption Amount
A	B	C	D	E	F	G	H	I
		((Index Closing Level – Last Reset Index Closing Level) / Last	(1 + (2.0 x C))	(Previous Current Principal Amount x Financing Rate x Act/360)	(per annum rate x Previous Current Principal Amount x D x Act 365)	(E + F)	((Previous Current Principal Amount x D) – G)	(H *(1 – Redemption Fee Rate))
1	388.00	-0.0300	0.940	0.0906	$0.0550	$0.1457	$23.35	$23.4706
2	376.36	-0.0300	0.940	0.0847	$0.0514	$0.1361	$21.82	$21.9256
3	365.07	-0.0300	0.940	0.0791	$0.0480	$0.1271	$20.38	$20.4823
4	354.12	-0.0300	0.940	0.0739	$0.0449	$0.1188	$19.04	$19.1340
5	343.49	-0.0300	0.940	0.0690	$0.0419	$0.1109	$17.79	$17.8745
6	333.19	-0.0300	0.940	0.0645	$0.0392	$0.1036	$16.62	$16.6979
7	323.19	-0.0300	0.940	0.0602	$0.0366	$0.0968	$15.52	$15.5987
8	313.50	-0.0300	0.940	0.0563	$0.0342	$0.0904	$14.50	$14.5719
9	304.09	-0.0300	0.940	0.0526	$0.0319	$0.0845	$13.55	$13.6127
10	294.97	-0.0300	0.940	0.0491	$0.0298	$0.0789	$12.65	$12.7166
11	147.48	-0.5000	0.000	0.0000	$0.0000	$0.0000	$0.0000	$0.0000
12	162.23	0.1000	0.000	0.0000	$0.0000	$0.0000	$0.0000	$0.0000

Cumulative Index Return:	-59.44%
Return on Securities (assumes no early redemption):	-100.00%

[1]

The Index Closing Level is also (i) the Last Reset Index Closing Level for the following day and (ii) the Closing Indicative Value for calculating the Call Settlement Amount, the Redemption Amount and the Cash Settlement Amount.

[2]	Accrued Financing Fee is calculated on an act/360 basis.
[3]	Accrued Tracking Fee is calculated on an act/365 basis.
[4]

The Current Principal Amount is equal to the Closing Indicative Value on each Reset Valuation Date and for Quarter 11 it is set to zero after the Zero Value Event to illustrate that the Current Indicative Value and Closing Indicative Value have been set equal to zero.

Hypothetical Examples

Hypothetical Payment following a Permanent Deleveraging Event

The following example illustrates how the Securities would perform upon the occurrence of and following a Permanent Deleveraging Event in hypothetical circumstances. Example 8 assumes that the Index Closing Level increases at a constant rate of 3.00% per quarter for the first ten consecutive quarters, then decreases by 40.00% on a single day in quarter 11 and then increases at a constant rate of 3.00% per quarter for the remaining ten quarters, resulting in the occurrence of a Permanent Deleveraging Event in quarter 11. For ease of analysis and presentation, the following example assumes that the term of the Securities is 20 quarters and (i) that no Loss Rebalancing Event has occurred, (ii) that no Zero Value Event has occurred, and (iii) that no Permanent Deleveraging Event has occurred until day 11.

This example highlights the effect of deleveraging the Securities from 2 times leverage to 1.0 times leverage upon the occurrence of a Permanent Deleveraging Event and quarterly compounding, and the impact of the Accrued Fees on the payment following such Permanent Deleveraging Event. The Financing Rate is not an indication of the actual Financing Rate that will apply throughout the term of the Securities. The Financing Rate will change during the term of the Securities, which will affect the performance of the Securities.

Because the Accrued Fees take into account the quarterly performance of the Index, as measured by the Current Principal Amount and Index Factor, the absolute level of the Accrued Fees is dependent on the path taken by the Index Closing Level to arrive at its ending level. The figures in this example have been rounded for convenience. The Cash Settlement Amount figure for quarter 21 is as of the hypothetical Calculation Date, assuming a constant Index Closing Level throughout the Final Measurement Period, and given the indicated assumptions, a holder will receive payment at maturity or upon early redemption or exercise by UBS of its Call Right, in the indicated amount, according to the indicated formula.

The following assumptions are used in this example:

➢	The Daily Tracking Fee is calculated based on a per annum rate of 0.95%

➢	The Financing Rate is 1.45%

➢	The Stated Principal Amount is $25.00

➢	The Initial Last Reset Index Closing Level is 400.00

➢	The Redemption Fee Amount is 0.125%

Hypothetical Examples

Example 8 — The level of the Index increases at a constant rate of 3.00% per quarter for the first ten quarters, decreases by 40.00% on a single day in quarter 11, and then increases at a constant rate of 3.00% per quarter for the remaining ten quarters, resulting in Permanent Deleveraging Event in quarter 11.

Quarter End	Index Closing Level [1]	Index Performance Ratio	Index Factor	Accrued Financing Fee for the Applicable Day [2]	Accrued Tracking Fee for the Applicable Day [3]	Accrued Fees for the Applicable Quarter	Current Principal Amount [4]	Redemption Amount
A	B	C	D	E	F	G	H	I
		((Index Closing Level – Last Reset Index Closing Level) / Last	(1 + (2.0 x C))	(Previous Current Principal Amount x Financing Rate x Act/360)	(per annum rate x Previous Current Principal Amount x D x Act 365)	(E + F)	((Previous Current Principal Amount x D) – G)	(H *(1 – Redemption Fee Rate))
1	412.00	0.0300	1.060	0.0906	$0.0621	$0.1527	$26.3473	$26.3144
2	424.36	0.0300	1.060	0.0955	$0.0654	$0.1609	$27.7672	$27.7325
3	437.09	0.0300	1.060	0.1007	$0.0689	$0.1696	$29.2636	$29.2271
4	450.20	0.0300	1.060	0.1061	$0.0727	$0.1787	$30.8407	$30.8022
5	463.71	0.0300	1.060	0.1118	$0.0766	$0.1884	$32.5028	$32.4622
6	477.62	0.0300	1.060	0.1178	$0.0807	$0.1985	$34.2544	$34.2116
7	491.95	0.0300	1.060	0.1242	$0.0851	$0.2092	$36.1005	$36.0553
8	506.71	0.0300	1.060	0.1309	$0.0896	$0.2205	$38.0460	$37.9984
9	521.91	0.0300	1.060	0.1379	$0.0945	$0.2324	$40.0964	$40.0462
10	537.57	0.0300	1.060	0.1453	$0.0996	$0.2449	$42.2572	$42.2044
11	322.54	-0.4000	0.200	0.1532	$0.0198	$0.1730	$8.2785	$8.2681
12	332.22	0.0300	1.030	0.0000	$0.0200	$0.0200	$8.5068	$8.4962
13	342.18	0.0300	1.030	0.0000	$0.0205	$0.0205	$8.7415	$8.7306
14	352.45	0.0300	1.030	0.0000	$0.0211	$0.0211	$8.9827	$8.9715
15	363.02	0.0300	1.030	0.0000	$0.0217	$0.0217	$9.2305	$9.2190
16	373.91	0.0300	1.030	0.0000	$0.0223	$0.0223	$9.4851	$9.4733
17	385.13	0.0300	1.030	0.0000	$0.0229	$0.0229	$9.7468	$9.7346
18	396.68	0.0300	1.030	0.0000	$0.0235	$0.0235	$10.0157	$10.0032
19	408.58	0.0300	1.030	0.0000	$0.0242	$0.0242	$10.2920	$10.2791
20	420.84	0.0300	1.030	0.0000	$0.0248	$0.0248	$10.5759	$10.5627
21	433.47	0.0300	1.030	0.0000	$0.0255	$0.0255	$10.8677	$10.8541

Cumulative Index Return:	8.37%
Return on Securities (assumes no early redemption):	-56.53%

[1]

The Index Closing Level is also (i) the Last Reset Index Closing Level for the following day; and (ii) the index value used for calculating the Call Settlement Amount, the Redemption Amount and the Cash Settlement Amount.

[2]	Accrued Financing Fee is calculated on an act/360 basis.
[3]	Accrued Tracking Fee is calculated on an act/365 basis.
[4]	The Current Principal Amount is equal to the Closing Indicative Value on each Reset Valuation Date and for Quarter 21 this is also the Cash Settlement Amount.
[5]	For quarters 12-21, the leverage in the Security is 1.0 after the permanent deleveraging event in period 11; Calculated as (1 + (1.0 x C)).

Hypothetical Examples

Hypothetical Payment following Loss Rebalancing Events

The following example illustrates how the Securities would perform upon the occurrence of and following Loss Rebalancing Events in hypothetical circumstances. Example 9 assumes that the Index Closing Level increases at a constant rate of 3.00% per quarter for the first nine consecutive quarters, then decreases by 20.00% at the end of each month in quarter 10, triggering a Loss Rebalancing Event at the end of each such month. Then, the Index Closing Level increases 30.04% each quarter from quarters 11 to 13 and increases 3% per quarter from quarters 13 to 20. For ease of analysis and presentation, the following example assumes that the term of the Securities is 20 quarters.

This example highlights the effect of resetting the leverage of the Securities to 2 times leverage three successive times during quarter 10. The Financing Rate is not an indication of the actual Financing Rate that will apply throughout the term of the Securities. The Financing Rate will change during the term of the Securities, which will affect the performance of the Securities.

Because the Accrued Fees take into account the performance of the Index, as measured by the Current Principal Amount and Index Factor, the absolute level of the Accrued Tracking Fee and Accrued Financing Fees is dependent on the path taken by the Index Closing Level to arrive at its ending level. The figures in this example have been rounded for convenience. The Cash Settlement Amount figures for Quarter 21 are as of the hypothetical Calculation Date, assuming a constant Index Closing Level throughout the Final Measurement Period, and given the indicated assumptions, a holder will receive payment at maturity, early redemption or upon exercise by UBS of its Call Right, in the indicated amount, according to the indicated formula.

The following assumptions are used in this example:

➢	The Daily Tracking Fee is calculated based on a per annum rate of 0.95%

➢	The Financing Rate is 1.45%

➢	The Stated Principal Amount is $25.00

➢	The Initial Index Level is 400.00

➢	The Redemption Fee Amount is 0.125%

Hypothetical Examples

Example 9 — The level of the Index increases at a constant rate of 3.00% for nine quarters, decreases 20% at end of each month during quarter 10, increases 30.04% per quarter in quarters 11 through 13 and then increases 3% per quarter from quarter 13 to 20.

Quarter/ Month End	Index Closing Level [1]	Index Performance Ratio	Index Factor	Accrued Financing Fee for the Applicable Day [2]	Accrued Tracking Fee for the Applicable Day [3]	Accrued Fees for the Applicable Quarter	Current Principal Amount [4]	Redemption Amount
A	B	C	D	E	F	G	H	I
		((Index Closing Level – Last Reset Index Closing Level) / Last Reset Index Closing Level)	(1 + (2.0 x C))	(Previous Current Principal Amount x Financing Rate x Act/360)	(per annum rate x Previous Current Principal Amount x D x Act/ 365)	(E + F)	((Previous Current Principal Amount x D) – G)	(H *(1 – Redemption Fee Rate))
1	412.00	0.0300	1.060	0.0906	0.0621	0.1527	26.3473	26.3144
2	424.36	0.0300	1.060	0.0955	0.0654	0.1609	27.7672	27.7325
3	437.09	0.0300	1.060	0.1007	0.0689	0.1696	29.2636	29.2271
4	450.20	0.0300	1.060	0.1061	0.0727	0.1787	30.8407	30.8022
5	463.71	0.0300	1.060	0.1118	0.0766	0.1884	32.5028	32.4622
6	477.62	0.0300	1.060	0.1178	0.0807	0.1985	34.2544	34.2116
7	491.95	0.0300	1.060	0.1242	0.0851	0.2092	36.1005	36.0553
8	506.71	0.0300	1.060	0.1309	0.0896	0.2205	38.0460	37.9984
9	521.91	0.0300	1.060	0.1379	0.0945	0.2324	40.0964	40.0462
10-1	417.53	-0.2000	0.600	0.1453	0.0188	0.1641	23.8937	23.8638
10-2	334.02	-0.2000	0.600	0.0866	0.0112	0.0978	14.2384	14.2206
10-3	267.22	-0.2000	0.600	0.0516	0.0067	0.0583	8.4848	8.4741
11	347.49	0.3004	1.601	0.0308	0.0318	0.0626	13.5201	13.5032
12	451.89	0.3004	1.601	0.0490	0.0507	0.0997	21.5438	21.5169
13	587.64	0.3004	1.601	0.0781	0.0808	0.1589	34.3293	34.2864
14	605.27	0.0300	1.060	0.1244	0.0852	0.2097	36.1793	36.1341
15	623.43	0.0300	1.060	0.1312	0.0898	0.2210	38.1291	38.0815
16	642.13	0.0300	1.060	0.1382	0.0947	0.2329	40.1840	40.1337
17	661.40	0.0300	1.060	0.1457	0.0998	0.2454	42.3496	42.2966
18	681.24	0.0300	1.060	0.1535	0.1052	0.2587	44.6319	44.5761
19	701.68	0.0300	1.060	0.1618	0.1108	0.2726	47.0372	46.9784
20	722.73	0.0300	1.060	0.1705	0.1168	0.2873	49.5721	49.5101

Cumulative Index Return:	80.68%	*
Return on Securities (assumes no early redemption):	98.29%	*

[1]

The Index Closing Level is also (i) the Last Reset Index Closing Level for the following day and (ii) the index level used for calculating the Call Settlement Amount, the Redemption Amount and the Cash Settlement Amount.

[2]	Accrued Financing Fee is calculated on an act/360 basis.
[3]	Accrued Tracking Fee is calculated on an act/365 basis.
[4]	The Current Principal Amount is equal to the Closing Indicative Value on each Reset Valuation Date and for Quarter 20 this is also the Cash Settlement Amount.

Hypothetical Examples

* The Cumulative Index Return in Example 1 (80.61%) is approximately the same as the Cumulative Index Return in this Example 9 (80.68%). However, the Return on Securities in this Example 9 (98.29%) is lower than the Return on Securities in Example 1 (185.71%) as a result of the effect of deleveraging following the occurrence of Loss Rebalancing Events in each month during quarter 10.

We cannot predict the actual Index Closing Level on any Index Business Day or the market value of your Securities, nor can we predict the relationship between the Index Closing Level and the market value of your Securities at any time prior to the Maturity Date. The actual amount that a holder of the Securities will receive at maturity or upon early redemption or call, as the case may be, and the rate of return on the Securities will depend on whether the compounded leveraged quarterly return of the Index will be sufficient to offset the combined negative effects of the Accrued Fees over the relevant period, and the Redemption Fee Amount. Moreover, the assumptions on which the hypothetical returns are based are purely for illustrative purposes. Consequently, the amount, in cash, to be paid in respect of your Securities, if any, on the Maturity Date, Call Settlement Date or the relevant Redemption Date, as applicable, may be very different from the information reflected in the tables above.

The hypothetical examples above are provided for purposes of information only. The hypothetical examples are not indicative of the future performance of the Index, as measured by the Index Closing Level, on any Index Business Day or what the value of your Securities may be as represented by the Closing Indicative Value on any Index Business Day. Fluctuations in the hypothetical examples may be greater or less than fluctuations experienced by the holders of the Securities. The performance data shown above are for illustrative purposes only and do not represent the actual future performance of the Securities.

Risk Factors

Your investment in the Securities involves significant risks. The Securities are not secured debt and are riskier than ordinary unsecured debt securities. Unlike ordinary debt securities, the return on the Securities is linked to the leveraged performance of an Index and any distributions made with respect to the Index Constituent Securities. The Securities are 2 times leveraged with respect to the applicable Index and, as a result, will benefit from 2 times any beneficial, but will be exposed to 2 times any adverse, compounded quarterly performance of the applicable Index. Note that the leverage with respect to any series of Securities may be reset more frequently than quarterly if Loss Rebalancing Events occur, and that if a Permanent Deleveraging Event occurs with respect to any series of Securities, their leverage will be permanently reset to 1.0 for their remaining term, and you will not receive the benefit from, or be exposed to, leveraged returns with respect to the Securities of such series following such Permanent Deleveraging Event. As described in more detail below, the trading prices of the Securities may vary considerably, due to, among other things, fluctuations in the value of the Index Constituent Securities and events that are difficult to predict and beyond our control.

Investing in the Securities is not equivalent to investing directly in the applicable Index or Index Constituent Securities. This section describes the most significant risks relating to an investment in the Securities. We urge you to read the following information about these risks as well as the risks described under “Considerations Relating to Indexed Securities” in the accompanying prospectus, together with the other information in this prospectus supplement and the accompanying prospectus, before investing in the Securities.

Risks Relating to the Return on the Securities

The following discussion applies independently to each series of Securities offered by this prospectus supplement and, except as the context may otherwise require, the defined terms refer separately to each series. References to the “Securities” should be understood as references to a single series of Securities and the defined terms should be understood in reference only to such series of Securities.

The Securities are fully exposed to any decline in the level of the Index and you may lose all or a significant portion of your investment. The Securities do not guarantee any minimum payment at maturity or upon early redemption or call, nor do they pay interest or any coupon or any other amount in respect of dividends on the Index Constituent Securities.

The terms of the Securities differ from those of ordinary debt securities in that we will not pay you interest or any other amount in respect of dividends or other distributions on the Index Constituent Securities or a guaranteed fixed amount at maturity or upon early redemption or call. As a result, you may lose all or a substantial portion of your investment in the Securities if the level of the Index decreases or does not increase by an amount sufficient to offset the applicable fees. Furthermore, even if the level of the Index increases, your return on the Securities may not be enough to compensate you for any loss in value due to inflation and other factors relating to the value of money over time.

The cash payment (if any) that you receive on your Securities at maturity or upon early redemption or call will be based primarily on the compounded leveraged quarterly performance of the Index, and will be reduced by the Accrued Fees and, if applicable, the Redemption Fee Amount. If the Securities are accelerated upon the occurrence of a Zero Value Event, you will not receive any payment in respect of your Securities.

Risk Factors

The Accrued Tracking Fee accrues on a daily basis based on the Current Principal Amount and Index Factor, and the Accrued Financing Fee accrues on a daily basis based on the Current Principal Amount and the Financing Rate. The Accrued Fees thus take into account the performance of the Index.

Even if the Index Closing Level at maturity or upon early redemption or call has increased relative to the Index Closing Level at the time you purchased the Securities or is greater than the Index Closing Level on the Initial Trade Date, you may receive less than your initial investment in the Securities.

Because the return on your Securities at maturity or upon early redemption or call is dependent upon the quarterly compounded leveraged performance of the Index prior to the Maturity Date, Redemption Date or Call Settlement Date, and is also subject to the Accrued Fees, even if the Index Closing Level at maturity or upon early redemption or call has increased relative to the Index Closing Level at the time you purchased the Securities, or the final Last Reset Index Closing Level is greater than the Index Closing Level on the Initial Trade Date, there is no guarantee that you will receive a positive return on, or a full return of, your initial investment. In addition, if you redeem your Securities prior to maturity, you will be charged a Redemption Fee Amount equal to 0.125% of the Closing Indicative Value as of the Redemption Valuation Date, unless we determine to waive the Redemption Fee Amount in our sole discretion. The leveraged quarterly return will need to offset the impact of the Accrued Fees each quarter for the Current Principal Amount to increase. Further, even if at maturity or upon early redemption or call the Index Closing Level has increased relative to the Index Closing Level at the time you purchased the Securities, or the final Last Reset Index Closing Level is greater than the Index Closing Level on the Initial Trade Date, this may not be enough to offset prior quarters of adverse quarterly performance that could have reduced the Current Principal Amount below its value at the time you purchased your Securities. Similarly, any beneficial movement of the Index Closing Level during a quarter will not be reflected in the Current Principal Amount unless that beneficial movement is sustained at the end of the quarter.

The Securities are not suitable for all investors. In particular, the Securities should be purchased only by investors who understand leverage risk and the consequences of seeking quarterly leveraged investment results and intend to actively monitor and manage their investments.

The Securities are not suitable for all investors. In particular, the Securities entail leverage risk and should be purchased only by investors who understand leverage risk, including the risks inherent in maintaining a constant 2 times leverage on a quarterly basis, and the consequences of seeking quarterly leveraged investment results generally. Investing in the Securities is not equivalent to a direct investment in the Index because the Current Principal Amount is reset each quarter, resulting in the compounding of quarterly returns. The Current Principal Amount is also subject to the Accrued Fees, which can adversely affect returns. The amount you receive at maturity or upon early redemption or call will be contingent upon the compounded leveraged quarterly performance of the Index during the term of the Securities.

There is no guarantee that you will receive, at maturity or upon early redemption or call, your initial investment or any return on that investment. Significant adverse quarterly performances for your Securities may not be offset by any beneficial quarterly performances of the same magnitude. If the Securities are accelerated upon the occurrence of a Zero Value Event, you will lose your entire investment.

Risk Factors

Leverage increases the sensitivity of your Securities to changes in the level of the Index, which means that decreases in the level of the Index will result in a significantly greater decrease in the amount, if any, that you will receive on your Securities, than if you invested in otherwise equivalent securities that are linked to the same Index but are not leveraged.

Because the Securities are leveraged, changes in the Index Closing Level as of any Reset Valuation Date, as compared to the most recent Last Reset Index Closing Level, will have a greater impact on the Current Principal Amount, and therefore the amount, if any, that you will receive on your Securities, than if you invested in securities that are linked to the Index but are not leveraged. In particular, any decrease in the Index Closing Level on any Reset Valuation Date as compared to the most recent Last Reset Index Closing Level will result in a significantly greater decrease in the Current Principal Amount, and therefore on your payment at maturity or upon early redemption or call, and you will suffer losses on your investment in the Securities substantially greater than you would if your Securities did not contain a leverage component.

If the Current Indicative Value (intraday indicative value) or the Closing Indicative Value on any Index Business Day (other than an Excluded Day) is less than or equal to zero, a Zero Value Event will have occurred, the Securities will be automatically accelerated and mandatorily redeemed by UBS and you will not receive any payment in respect of your Securities, as described in more detail under “Specific Terms of the Securities — Automatic Acceleration Upon Zero Value Event” beginning on page S-118.

Due to the effect of quarterly compounding, if the Current Principal Amount increases, any subsequent quarterly decrease of the Index level will result in a larger dollar reduction from the Current Principal Amount than if the Current Principal Amount remained constant.

If the Current Principal Amount increases, the dollar amount which you can lose in any single subsequent quarter from a quarterly decrease of the Index level will increase correspondingly, so that the dollar amount lost will be greater than if the Current Principal Amount had been maintained at a constant level. The compounding effect is magnified because the Accrued Fees are calculated on a daily basis and is subtracted from the Current Principal Amount on a quarterly basis, causing the negative effect of the Accrued Fees to accumulate over time. This means that if you invest in the Securities, you could lose more than 2% of your initial investment for each 1% quarterly decrease of the Index level as a result of the Accrued Fees.

Due to the effect of quarterly compounding, if the Current Principal Amount decreases, any subsequent increase of the Index level will result in a smaller dollar increase in the Current Principal Amount than if the Current Principal Amount remained constant.

If the Current Principal Amount decreases, the dollar amount which you can gain in any single subsequent quarter from a quarterly increase of the Index level will decrease correspondingly. This is because the Index Factor will be applied to a smaller Current Principal Amount. As such, the dollar amount which you can gain from any quarterly increase of the Index level will be less than if the Current Principal Amount were maintained at a constant level. This means that if the Current Principal Amount decreases, it will take larger quarterly increases of the Index level to restore the value of your investment back to the amount of your initial investment than would have been the case if the Current Principal Amount were maintained at a constant level. Further, if you invest in the Securities, you could gain less than 2% of your initial investment for each 1% quarterly increase of the Index level.

Risk Factors

Upon the occurrence of a Loss Rebalancing Event, the Securities will be deleveraged, with the aim of resetting the then-current leverage to approximately 2.0.

A Loss Rebalancing Event will have the effect of deleveraging your Securities with the aim of resetting the then-current leverage to approximately 2.0 based on the Index Performance Ratio as of the Loss Rebalancing Valuation Date. Loss Rebalancing Events can occur multiple times during the term of the Securities and multiple times within the same quarter. This means that (i) the Current Principal Amount may be reset more frequently than quarterly and (ii) the cumulative effect of compounding and fees will have increased as a result of the Loss Rebalancing Event(s). Because Loss Rebalancing Events have the effect of deleveraging your Securities, following a Loss Rebalancing Event a constant percentage increase in the Index Closing Level will have less of a positive effect on your Securities relative to before the occurrence of such Loss Rebalancing Event.

Upon the occurrence of a Permanent Deleveraging Event, the leverage of the Securities will be permanently reset to 1.0 for the remaining term of the Securities.

A Permanent Deleveraging Event will have the effect of permanently resetting the leverage of the Securities to 1.0 for the remaining term of the Securities. Following the occurrence of a Permanent Deleveraging Event, your Securities will not receive the benefit from, or be exposed to, leveraged compounding quarterly returns with respect to the Securities. This means that a constant percentage increase in the Index Closing Level will have less of a positive effect on the value of your Securities than it would have otherwise had prior to the occurrence of the Permanent Deleveraging Event. Similarly, a constant percentage decrease in the Index Closing Level will have less of a negative effect on the value of your Securities than it would have otherwise had prior to the occurrence of the Permanent Deleveraging Event.

In addition, since the Permanent Deleveraging Event occurs when the Intraday Index Value decreases by 40% or more from the Last Reset Index Closing Level, the Current Principal Amount per Security after the leverage has reset to 1.0 will be significantly less than the Current Principal Amount prior to the Permanent Deleveraging Event. This means that due to the combination of diminished value and reduced leverage, if you originally invested in the Securities when the Current Principal Amount was greater than the amount to which it is reset as result of the Permanent Deleveraging Event, it will take larger increases of the Index level to restore the value of your investment back to the amount of your initial investment than would have been the case if the Current Principal Amount were maintained at a constant level.

If a Zero Value Event occurs, the Securities will be automatically accelerated and mandatorily redeemed by UBS, and you will lose your entire investment.

A Zero Value Event will have the effect of permanently resetting the value of your Securities to zero and accelerating the Securities. Following the occurrence of a Zero Value Event, your Securities will be automatically accelerated and mandatorily redeemed by UBS and you will not receive any payment. You will not benefit from any future exposure to the Index after the occurrence of a Zero Value Event.

The Current Principal Amount is reset at least quarterly, and the leverage of the Securities during the period between dates on which the Current Principal Amount is reset may be greater than or less than 2.0.

The Current Principal Amount is reset quarterly or more frequently upon the occurrence of a Loss Rebalancing Event. Resetting the Current Principal Amount has the effect of resetting the then-current leverage to approximately 2.0. During the periods between Reset Valuation Dates, the leverage of the Securities will depend on changes in the level of the Index and may be greater or less than 2.0. If the level of the Index on any Index Business Day has increased from the level of the Index on the most recent

Risk Factors

Reset Valuation Date, the leverage of the Securities will be less than 2.0; conversely, if the level of the Index on any Index Business Day has decreased from the level of the Index on the most recent Reset Valuation Date, the leverage of the Securities will be greater than 2.0. Thus, the leverage of your Securities on the date that you purchase them may be greater or less than 2.0, depending on the performance of the Index since the most recent Reset Valuation Date. In addition, upon the occurrence of a Permanent Deleveraging Event, the leverage of the Securities will be permanently reset to 1.0 for the remaining term of the Securities and you will not receive the benefit from, or be exposed to, leveraged returns with respect to the Securities following a Permanent Deleveraging Event.

The Accrued Financing Fee may be greater than financing costs that you would incur in an alternative investment or if you borrowed funds from a third party.

The Accrued Financing Fee seeks to compensate UBS for providing investors with a leveraged participation in movements of the Index, and is intended to approximate the financing costs that investors may have otherwise incurred had they sought to borrow funds at a similar rate from a third party to invest in the Index. However, there is no guarantee that the Accrued Financing Fee will correspond to the lowest level of financing costs that may be available to you. If the Accrued Financing Fee is greater than the financing costs you may otherwise incur or accrue from borrowing available funds from a third party for the same time period, your return on the Securities may be less than your return on an investment in a different instrument linked to the performance of the Index where you used funds borrowed on more favorable terms from a third party to leverage your investment in such instrument.

Changes in the LIBOR rate and the potential phasing out of LIBOR after 2021 may affect the value of your Securities and if the Security Calculation Agent determines that LIBOR has been discontinued or is no longer representative of the underlying market or economic reality, the Security Calculation Agent will have significant discretion in determining a successor base rate.

Your payment at maturity, or upon early redemption or call will be reduced, by the Accrued Financing Fees for periods prior to any Permanent Deleveraging Event. The Accrued Financing Fees are based on the three-month U.S. Dollar LIBOR rate. As a result, if the three-month U.S. Dollar LIBOR rate (or any successor base rate determined by the Security Calculation Agent) increases during the term of the Securities, the Accrued Financing Fee will increase, and that increase will reduce the amount payable on your Securities, and may adversely affect the market value of your Securities.

On July 27, 2017, the UK Financial Conduct Authority (“FCA”) announced that it will no longer persuade or compel banks to submit rates for the calculation of the LIBOR rates after 2021 (the “FCA Announcement”). It is not possible to predict the effect of the FCA Announcement, any changes in the methods pursuant to which the LIBOR rates are determined and any other reforms to LIBOR, including to the rules promulgated by the FCA in relation thereto, that will be enacted in the United Kingdom and elsewhere, which may adversely affect the trading market for LIBOR-based securities, or result in the phasing out of LIBOR as a reference rate for securities. In addition, any changes announced by the FCA (including the FCA Announcement), ICE Benchmark Administration Limited (“IBA”) as independent administrator of LIBOR or any other successor governance or oversight body, or future changes adopted by such body, in the method pursuant to which the LIBOR rates are determined may result in a sudden or prolonged increase or decrease in the reported LIBOR rates. If that were to occur, the value of your Securities may be affected. Further, uncertainty as to the extent and manner in which the United Kingdom government’s recommendations following its review of LIBOR will continue to be adopted and the timing of such changes may adversely affect the current trading market for your Securities and the value of your Securities.

Risk Factors

On November 30, 2020, the LIBOR’s administrator, the IBA announced that it would hold a consultation in early December 2020 on its intention to extend the availability of U.S. Dollar LIBOR tenors for legacy contracts, with publication of one-week and two-month settings to cease following the LIBOR publication on December 31, 2021 and with publication of three-month and other settings to cease following the LIBOR publication on June 30, 2023. The FCA, Alternative Reference Rates Committee, International Swaps and Derivatives Association, Federal Reserve Board, Federal Deposit Insurance Corporation and Office of the Comptroller of Currency have each publicly supported the idea of an extension. Comments to the proposed extension were due by January 25, 2021, and with an announcement as to the result of the consultation to follow.

If the Security Calculation Agent determines that three-month U.S. Dollar LIBOR has been discontinued or is no longer representative of the underlying market or economic reality, then the Security Calculation Agent, which will be an affiliate of UBS, will determine whether to calculate the Accrued Financing Fee using a substitute or successor base rate that it has determined in its sole discretion is most comparable to three-month U.S. Dollar LIBOR, provided that if the Security Calculation Agent determines there is an industry accepted successor base rate, the Security Calculation Agent will use that successor base rate. In such instances, the Security Calculation Agent in its sole discretion may determine the relevant methodology for calculating such substitute or successor base rate with respect to the calculation of the Accrued Financing Fee in a manner that is consistent with industry-accepted practices for such substitute or successor base rate. Any of the foregoing determinations or actions by the Security Calculation Agent could result in increases to the Accrued Financing Fee that could adversely affect the return on, value of and market for the Securities.

Three-month U.S. Dollar LIBOR shall be deemed to be zero for purposes of calculating the Financing Rate at any time that it (or any successor base rate determined by the Security Calculation Agent) is less than zero.

The Financing Rate, which is component of the Accrued Financing Fee, is calculated based on three-month U.S. Dollar LIBOR and will vary during the term of the Securities. If three-month U.S. Dollar LIBOR (or any successor base rate determined by the Security Calculation Agent) is less than zero at any time during the term of the Securities, then three-month U.S. Dollar LIBOR shall be deemed to be zero for the purposes of calculating the Financing Rate at such time. The minimum Financing Rate at any time will be 0.95%.

The Current Principal Amount will not be reset on or after the Index Business Day preceding any Measurement Period, even if a Quarterly Reset Valuation Date or Loss Rebalancing Event would otherwise have occurred during such period, which may adversely affect the value of your Securities as compared to their value if the Current Principal Amount had been reset.

If a day that would otherwise be a Quarterly Reset Valuation Date falls on or after the Index Business Day immediately preceding any Measurement Period, then the Current Principal Amount will not be reset on such date and no further Quarterly Reset Valuation Dates will occur during the term of the Securities. Nor will a Loss Rebalancing Event occur on any Excluded Day, which includes any Index Business Day within any Measurement Period. As a result, the value of your Securities may be less than it would have been if the Current Principal Amount had been reset on any such date. For example, if, in the absence of the applicable Measurement Period, the Current Principal Amount would have increased on the applicable Quarterly Reset Valuation Date, then the payment you receive at maturity or call would be less than you would have received if the Current Principal Amount had been reset.

Risk Factors

The Index Closing Level on the Maturity Date, the Call Settlement Date, a Redemption Date, or at other times during the term of the Securities, including dates near a Measurement Period, could be higher than the applicable Index Closing Levels during the Measurement Period or on the Redemption Valuation Date, as applicable.

The Index Closing Level on the Maturity Date, the Call Settlement Date, a Redemption Date, or at other times during the term of the Securities, including dates near a Measurement Period, could be higher than the applicable Index Closing Levels during such Measurement Period, or on the Redemption Valuation Date, as applicable. This difference could be particularly large if there is a significant increase in the Index Closing Level after the Measurement Period or following a Redemption Valuation Date, as applicable. Significant volatility in the Index Closing Levels during the term of the Securities may make this more likely. Your payment will not reflect any subsequent increase in the Index Closing Level following the relevant valuation period or date.

UBS may call the Securities prior to the Maturity Date.

On any Index Business Day through and including the Maturity Date, UBS may, at its option, call all, but not less than all, the issued and outstanding Securities. To exercise this right, UBS must provide notice to the holders of the Securities (which may be provided by press release) not less than 18 calendar days prior to the Call Settlement Date specified by UBS in such notice. If UBS exercises this right, you will receive a cash payment equal to the Call Settlement Amount, which will be calculated as described herein and paid on the Call Settlement Date. If the amount so calculated is equal to or less than zero, no amount will be paid to holders upon exercise of the Call Right.

If UBS exercises its Call Right, the payment you receive may be less than the payment you would have otherwise been entitled to at maturity, and you may not be able to reinvest any amounts received on the Call Settlement Date at comparable terms or returns. In addition, you may have to invest your proceeds in a lower-return investment.

UBS’s Call Right may also adversely impact your ability to sell your Securities, and/or the price at which you may be able to sell your Securities, following UBS’s delivery of notice of exercise of this right.

There are restrictions on the minimum number of Securities you may redeem and on the procedures and timing for early redemption.

You must redeem at least 50,000 Securities at one time in order to exercise your right to redeem your Securities on any Redemption Date, unless we elect to waive the minimum redemption amount in our sole discretion, on a case-by-case basis, or your broker or other financial intermediary bundles your Securities for redemption with those of other investors to reach this minimum requirement. You should not assume you will be entitled to the benefit of any such waiver of the minimum redemption amount. You may only redeem your Securities on a Redemption Date if we receive a Redemption Notice from your broker by no later than 12:00 noon and a Redemption Confirmation by no later than 5:00 p.m. on the Index Business Day prior to the applicable Redemption Valuation Date. If we do not receive your Redemption Notice by 12:00 noon, or the Redemption Confirmation by 5:00 p.m., on the Index Business Day prior to the applicable Redemption Valuation Date, your Redemption Notice will not be effective and we will not redeem your Securities on the applicable Redemption Date. Your Redemption Notice will not be effective until we confirm receipt. In addition, we may request a medallion signature guarantee or such assurances of delivery as we may deem necessary in our sole discretion. See “Specific Terms of the Securities — Early Redemption at the Option of the Holders” and “— Redemption Procedures” beginning on pages S-115 and S-116, respectively, for more information. We also reserve the right from time to time to accelerate, in our sole discretion on a case-by-case basis, the Redemption

Risk Factors

Valuation Date to the date on which we receive the Redemption Notice rather than the following Index Business Day. You should not assume you will be entitled to any such acceleration.

You will not know the Redemption Amount at the time you request that we redeem your Securities. The Redemption Valuation Date and the Redemption Date may be delayed in certain circumstances.

You will not know the Redemption Amount you will receive when you request that we redeem your Securities. Your Redemption Notice is irrevocable and we must receive it no later than 12:00 noon on the Index Business Day immediately preceding the applicable Redemption Valuation Date and we must receive a completed and signed Redemption Confirmation no later than 5:00 p.m. on the same date. If your DTC custodian or your brokerage firm is not a current UBS customer, we must on-board them in compliance with our internal policies and procedures before we can accept your Redemption Notice and your Redemption Confirmation or otherwise process your redemption request. This on-boarding process may delay your Redemption Valuation Date and Redemption Date. Furthermore, in certain circumstances, we may be unable to on-board your DTC custodian or your brokerage firm. If that happens, you will be unable to redeem your Securities through your DTC custodian or your brokerage firm. The Redemption Valuation Date is the Index Business Day following the date on which we receive such Redemption Notice and Redemption Confirmation, but we reserve the right from time to time to accelerate, in our sole discretion on a case-by-case basis, the Redemption Valuation Date to the date on which we receive the Redemption Notice rather than the following Index Business Day.

You should not assume you will be entitled to any such acceleration. You will not know the Redemption Amount until after the Redemption Valuation Date, and we will pay you the Redemption Amount, if any, on the Redemption Date, which is the second Index Business Day following the Redemption Valuation Date. As a result, you will be exposed to market risk in the event the market fluctuates after we confirm the validity of your Redemption Notice and prior to the relevant Redemption Date.

Owning the Securities is not the same as owning interests in the Index Constituent Securities or a security directly linked to the performance of the Index.

The return on your Securities will not reflect the return you would have realized if you had actually owned interests in the Index Constituent Securities or a security directly linked to the 2 times leveraged long performance of the Index, compounded quarterly, measured using any method other than closing levels, and held such investment for a similar period. Any return on your Securities is subject to correlation and compounding risk (because the Current Principal Amount resets at least quarterly unless a Permanent Deleveraging Event has occurred) and also includes the negative effect of the Accrued Fees and any Redemption Fee Amount, which are costs an investor would not incur by investing in the Index Constituent Securities directly. Furthermore, if the Index Closing Level increases during the term of the Securities, the market value of the Securities may not increase by 2 times the same amount or may even decline due to the amount of the Accrued Fees, any lack of liquidity, the actual or perceived credit of UBS and other potential factors and the effect of leveraged quarterly compounding (or more frequent compounding as a result of Loss Rebalancing Events).

The IRS could possibly assert, however, that you should be treated as owning the Index Constituent Securities for U.S. federal income tax purposes. See “Material U.S. Federal Income Tax Consequences — U.S. Holders — Alternative Treatments” beginning on page S-131.

Risk Factors

You have no interest in any of the Index Constituent Securities underlying the Index or rights to receive any equity securities.

Investing in the Securities will not make you a holder of any interest in an Index Constituent Security. Neither you nor any other holder or owner of the Securities will have any voting rights, any right to receive dividends or distributions or any other rights with respect to the Index Constituent Securities. The Cash Settlement Amount, Call Settlement Amount or Redemption Amount, if any, will be paid in U.S. dollars, and you will have no right to receive delivery of any interests in the Index Constituent Securities.

The market value of the Securities may be influenced by many unpredictable factors.

The market value of your Securities may fluctuate between the date you purchase them and the last Index Business Day in the applicable Measurement Period when the Security Calculation Agent will determine your payment at maturity or upon our call (or the relevant valuation date if the Securities are subject to early redemption). Therefore, you may sustain a significant loss if you sell the Securities in the secondary market. Several factors, many of which are beyond our control, will influence the market value of the Securities. We expect that, generally, the level of the Index will affect the market value of the Securities more than any other factor. Other factors that may influence the market value of the Securities include:

➢	the volatility of the Index (i.e., the frequency and magnitude of changes in the Index Closing Level) and of options or other financial instruments relating to the Index;

➢	the market prices of the Index Constituent Securities;

➢	the dividend or distribution rates paid by the Index Constituent Securities;

➢	the time remaining to the maturity of the Securities;

➢	supply and demand for the Securities, which may be affected by inventory positions of UBS or any market maker or additional issuances of the Securities and any suspensions or limits on such activity;

➢	the amount of the Accrued Fees;

➢	interest rates;

➢

economic, financial, political, regulatory, geographical, agricultural, judicial or other events (including domestic or global health events, including the outbreak of contagious or pandemic diseases, such as the recent coronavirus disease (COVID-19)) that affect the level of the Index or the market prices of the Index Constituent Securities, or that affect market prices or volatility generally; and

➢	the actual and perceived creditworthiness of UBS.

These factors interrelate in complex ways, and the effect of one factor on the market value of your Securities may offset or enhance the effect of another factor in an unpredictable manner.

Risks Relating to the Indexes Generally

The Index Calculation Agents may, in their sole discretion, discontinue the public disclosure of the Intraday Index Value and the end-of-day official closing value of an Index, which could result in the Securities being delisted from NYSE Arca.

Application has been made to list the Securities on NYSE Arca under the symbols set forth on the inside front cover of this prospectus supplement under “Listing.” The Index Calculation Agents are not under any obligation to continue to calculate the Intraday Index Value and end-of-day official closing value of

Risk Factors

the Indexes or required to calculate similar values for any successor indexes. If the Index Calculation Agents discontinue such public disclosure, we may not be able to provide the Intraday Index Value required to maintain any listing of the affected Securities on the NYSE Arca. If the Securities are not listed, the liquidity of the market for the Securities may be materially and adversely affected and you may sustain significant losses if you sell your Securities in the secondary market. We are not required to maintain any listing of the Securities on NYSE Arca or any other exchange.

The Index Sponsors and the Index Calculation Agents may adjust the Indexes in a way that affects the Index Closing Level, and the Index Sponsors do not have any obligation to consider your interests as a holder of the Securities.

The Index Calculation Agents are responsible for calculating and publishing the Indexes in consultation with the Index Sponsors. The Index Sponsors can add, delete or substitute securities underlying the Indexes constituents or make other methodological changes that could change the level of the Indexes. You should realize that the changing of securities included in an Index may affect it, as a newly added equity security may perform significantly better or worse than the equity security or securities it replaces. Additionally, the Index Calculation Agents may alter, discontinue or suspend calculation or dissemination of the Indexes. Any of these actions could adversely affect the value of the Securities. Neither the Index Sponsors nor the Index Calculation Agents have any obligation to consider your interests in calculating or revising the Indexes. See “The Indexes” and the following sections beginning on page S-62.

Changes that affect the composition, methodology, policies and calculation of the Indexes will affect the amount payable on and the market value of the Securities.

The amount payable on the Securities and their market value could be affected if the Index Sponsors or Index Calculation Agents, in their sole discretion, discontinue or suspend calculation of the Indexes, in which case it may become difficult to determine the market value of the Securities. If events such as these occur, or if the Index Closing Level is not available because of a Market Disruption Event (as defined under “Specific Terms of the Securities — Market Disruption Event” beginning on page S-122) or for any other reason, the Security Calculation Agent — which will be UBS Securities LLC — will make a good faith estimate in its sole discretion of the Index Closing Level that would have prevailed in the absence of the Market Disruption Event. If the Security Calculation Agent determines that the publication of the Index is discontinued and that there is no successor index on the date when the Index Closing Level is required to be determined, the Security Calculation Agent will determine the Index Closing Level using the level and published share weightings of each Index Constituent Security included in the Index or Substitute Index (as defined below), as applicable, immediately prior to such discontinuation or unavailability, as adjusted for certain corporate actions as described in “Dow Jones U.S. Dividend 100 Index” beginning on page S-63, “Russell 2000, Russell 1000 Growth and Russell 1000 Value Total Return Indexes” beginning on page S-72 or “MSCI USA Minimum Volatility, Momentum and Sector Neutral Quality Indexes” beginning on page S-87, as applicable.

In addition, changes by the Index Sponsors of their policies relating to the Indexes, the calculation of the Indexes or to Index Constituent Securities could affect the level of the Indexes and, therefore, the value of your Securities. The Index Sponsors could also change their methodologies concerning constituents that qualify for inclusion in the Indexes and how they calculate the Indexes, which could adversely affect the value of your Securities. The Index Sponsors have no obligation to consider your interests in calculating or revising the Indexes.

Risk Factors

If an Index Replacement Event occurs, the Security Calculation Agent may replace an Index with a Substitute Index.

If an Index Replacement Event (as defined under “Specific Terms of the Securities — Discontinuance of or Adjustments to the Index or Termination of Our License Agreements with the Index Sponsors; Alteration of Method of Calculation” beginning on page S-125) occurs at any time with respect to an Index and the relevant Index Sponsor or anyone else publishes an index that the Security Calculation Agent determines is comparable to the Index (the “Substitute Index”), then the Security Calculation Agent may elect, in its sole discretion, to permanently replace the original Index with the Substitute Index for all purposes under the affected Securities, and all provisions described in the prospectus supplement as applying to that Index will thereafter apply to the Substitute Index instead. If the Security Calculation Agent elects to replace the original Index with a Substitute Index, then the Security Calculation Agent will determine all amounts hereunder, Current Principal Amounts, Current Indicative Values, Closing Indicative Values, Accrued Fees and Index Closing Levels on the applicable dates of determination, all other related payment terms and the amount payable at maturity or upon early redemption or call by reference to such Substitute Index. In these circumstances, the Security Calculation Agent may elect to replace the affected Index with the Substitute Index even if the Index Sponsor continues to publish the Index without modification, replacement or adjustment. Any such replacement of the Index with the Substitute Index will affect the amount you will receive at maturity or upon redemption or call and will result in the Securities having a value different (higher or lower) from the value they would have had if there had been no such replacement.

There are uncertainties regarding some of the Indexes because of their limited performance history.

Certain of the Indexes have a limited performance history. For each Index, the Index Calculation Agent has calculated the returns that hypothetically might have been generated had the Index been created and published at an earlier date, but those calculations are subject to many limitations. Unlike historical performance, such calculations do not reflect actual trading, liquidity constraints, fees, and other costs. In addition, the models used to calculate these hypothetical returns are based on certain data, assumptions and estimates. Different models or models using different data, assumptions or estimates might result in materially different hypothetical performance. Simulated (hypothetical) performance data produced by the retroactive application of a back-tested methodology may reflect a bias towards strategies or indexes that have performed well in the past and should not be taken as an indication of future performance.

Estimated historical and historical levels of the Indexes should not be taken as an indication of future performance during the term of the Securities.

The actual performance of an Index over the term of the Securities, as well as the amount payable at maturity or upon early redemption or call may bear little relation to the hypothetical or historical performance of the Index. The performance of the Index Constituent Securities will determine the Index Closing Level on any date of determination. As a result, it is impossible to predict whether the level of an Index will rise or fall during the term of the Securities. In addition, the effect of leverage and compounding will cause the return on the Securities to be different from what historical levels of an Index may indicate. As a result, it is impossible to predict whether the level of the Index will rise or fall during the term of the Securities.

Risk Factors

Equity securities are subject to certain risks resulting from factors affecting individual companies, industries or the securities market as a whole.

The prices of equity securities rise and fall daily. These price movements may result from factors affecting individual companies, industries or the securities market as a whole. Individual companies may report poor results or be negatively affected by industry and/or economic trends and developments, including the COVID-19 pandemic, which has had an adverse impact on the economies of many nations and the global economy, and will continue to impact individual issuers and equity markets causing increased market volatility globally. The prices of securities issued by such companies may suffer a decline in response to these adverse events. In addition, equity markets tend to move in cycles which may cause stock prices to fall over short or extended periods of time.

Equity security prices can exhibit high and unpredictable volatility, which could lead to high and unpredictable volatility in the Indexes.

Stock markets can be volatile and equity security prices can change substantially. Equity security prices may rise or fall because of changes in the broad market or changes in an equity security’s issuer financial condition, sometimes rapidly or unpredictably. Equity security prices can be adversely affected by poor management on the part of the equity security’s issuer, shrinking product demand and other business risks. These may affect single companies as well as groups of companies. In addition, movements in financial markets may adversely affect an equity security’s price, regardless of how well the company performs. Equity security prices are subject to “stock market risk” meaning that equity prices in general may decline over short or extended periods of time. In addition, the COVID-19 pandemic led to increased market volatility in 2020 and could persist and continue to cause increased and unpredictable levels of volatility in the equity markets globally and therefore the Indexes as well.

An Index may be subject to concentration risks due to adverse events that affect the Index Constituent Securities more than the market as a whole.

An Index may experience decline in value due to adverse events that affect its Index Constituent Securities more than the market as a whole, to the extent that the Index is concentrated in the securities and/or other assets of a particular issuer or issuers, country, group of countries, region, market, industry, group of industries, sector, market segment or asset class. An Index may be more adversely affected by the underperformance of those securities and/or other assets, may experience increased price volatility and may be more susceptible to adverse economic, market, political or regulatory occurrences affecting those securities and/or other assets than an Index without similar concentrations.

Risks Relating to Particular Indexes

Risks Relating to the Dow Jones US Dividend 100 TR USD Index

Risks of Concentration in Certain Industries and Sectors. The ETRACS 2x Leveraged US Dividend Factor TR ETNs will be more exposed to losses in certain industries or sectors to the extent that the Index Constituent Securities of the Dow Jones US Dividend 100 TR USD Index are concentrated in such industries or sectors. The Dow Jones US Dividend 100 TR USD Index, as of the date hereof, has concentrations in the financial services, industrials, consumer staples and information technology sectors. Some of the significant risks related to these sectors are discussed in “— Risks Associated with Certain Sectors and Industries” beginning on page S-49. The ETRACS 2x Leveraged US Dividend Factor TR ETNs may be subject to loss due to adverse occurrences that affect the aforementioned industries or sectors, even if general market conditions are favorable.

Risk Factors

Risks Relating to the Russell 1000 Growth TR USD Index

Risks Associated with Large-Capitalization Companies. Large-capitalization companies are generally more mature than smaller companies. They also may have fewer new market opportunities for their products or services, may focus resources on maintaining their market share, and may be unable to respond quickly to new competitive challenges. As a result, the securities issued by these companies may not be able to reach the same levels of growth as the securities issued by small- or mid-capitalization companies.

Risks Associated with “Growth” Companies. Growth companies are companies whose earnings growth potential appears to be greater than the market in general and whose revenue growth is expected to continue for an extended period of time. Stocks of growth companies or “growth securities” have market values that may be more volatile than those of other types of investments. Under certain market conditions, growth securities have performed better during the later stages of economic recovery (although there is no guarantee that they will continue to do so). Therefore, growth securities may go in and out of favor over time. Growth securities typically do not pay a dividend, which can help cushion stock prices in market downturns and reduce potential losses. While growth securities are included as a result of other factors and calculations in many of the Indexes, the Russell 1000 Growth Index is composed entirely of securities deemed to be growth securities by FTSE Russell and is therefore more dependent on their performance than other Indexes may be. For more information on the Russell 1000 Growth Index please refer to “Russell 2000, Russell 1000 Growth and Russell 1000 Value Total Return Indexes” beginning on page S-72.

Risks of Concentration in Certain Industries and Sectors. The ETRACS 2x Leveraged US Growth Factor TR ETNs will be more exposed to losses in certain industries or sectors to the extent that the Index Constituent Securities of the Russell 1000 Growth TR USD Index are concentrated in such industries or sectors. The Russell 1000 Growth TR USD Index, as of the date hereof, has concentrations in the information technology, consumer discretionary, healthcare and communication services sectors. Some of the significant risks related to these sectors are discussed in “— Risks Associated with Certain Sectors and Industries” beginning on page S-49. The ETRACS 2x Leveraged US Growth Factor TR ETNs may be subject to loss due to adverse occurrences that affect the aforementioned industries or sectors, even if general market conditions are favorable.

Risks Relating to the Russell 2000 TR USD Index

Risks Associated with Small-Capitalization Companies. The Russell 2000 TR Index approximates the performance of the smallest securities that form the Russell 3000® Index and its performance is therefore dependent on the performance of small-capitalization companies. Small-capitalization companies often have greater stock price volatility, lower trading volume and less liquidity than large-capitalization and mid-capitalization companies and therefore may cause an to be more volatile than indices that include large-capitalization and mid-capitalization stocks. Stock prices of small-capitalization companies are also generally more vulnerable than those of large-capitalization and mid-capitalization companies to adverse business and economic developments. Small-capitalization companies are often covered by fewer analysts and may be in early, and less predictable, periods of their corporate existences. In addition, small capitalization companies are typically less well-established and less stable financially than large-capitalization and mid-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Such small-capitalization companies tend to have lower revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization and mid-capitalization companies and are more susceptible to adverse developments related to their products. Any of these or other factors could contribute to the volatility of the Index and adversely affect the value of the ETRACS

Risk Factors

2x Leveraged US Size Factor TR ETNs. For more information on the Russell 2000 TR Index please refer to “Russell 2000, Russell 1000 Growth and Russell 1000 Value Total Return Indexes” beginning on page S-72.

Risks of Concentration in Certain Industries and Sectors. The ETRACS 2x Leveraged US Size Factor TR ETNs will be more exposed to losses in certain industries or sectors to the extent that the Index Constituent Securities of the Russell 2000 TR Index are concentrated in such industries or sectors. The Russell 2000 TR USD Index, as of the date hereof, has concentrations in the healthcare, industrial, financial services, information technology and consumer discretionary sectors. Some of the significant risks related to these sectors are discussed in “— Risks Associated with Certain Sectors and Industries” beginning on page S-49. The ETRACS 2x Leveraged US Size Factor TR ETNs may be subject to loss due to adverse occurrences that affect the aforementioned industries or sectors, even if general market conditions are favorable.

Risks Relating to the Russell 1000 Value TR USD Index

Risks Associated with Large-Capitalization Companies. Large-capitalization companies are generally more mature than smaller companies. They also may have fewer new market opportunities for their products or services, may focus resources on maintaining their market share, and may be unable to respond quickly to new competitive challenges. As a result, the securities issued by these companies may not be able to reach the same levels of growth as the securities issued by small- or mid-capitalization companies.

Risks of Concentration in Certain Industries and Sectors. The ETRACS 2x Leveraged US Value Factor TR ETNs will be more exposed to losses in certain industries or sectors to the extent that the Index Constituent Securities of the Russell 1000 Value TR USD Index are concentrated in such industries or sectors. The Russell 1000 Value TR USD Index, as of the date hereof, has concentrations in the healthcare, financials and industrials sectors. Some of the significant risks related to these sectors are discussed in “— Risks Associated with Certain Sectors and Industries” beginning on page S-49. The ETRACS 2x Leveraged US Value Factor TR ETNs may be subject to loss due to adverse occurrences that affect the aforementioned industries or sectors, even if general market conditions are favorable.

Risks Relating to the MSCI USA Minimum Volatility GR USD Index

Risks Associated with Large-Capitalization Companies. Large-capitalization companies are generally more mature than smaller companies. They also may have fewer new market opportunities for their products or services, may focus resources on maintaining their market share, and may be unable to respond quickly to new competitive challenges. As a result, the securities issued by these companies may not be able to reach the same levels of growth as the securities issued by small- or mid-capitalization companies.

Risks of Concentration in Certain Industries and Sectors. The ETRACS 2x Leveraged MSCI US Minimum Volatility Factor TR ETNs will be more exposed to losses in certain industries or sectors to the extent that the Index Constituent Securities of the Index are concentrated in such industries or sectors. The MSCI USA Minimum Volatility GR USD Index, as of the date hereof, has concentrations in the information technology, healthcare, consumer staples and communication services sectors. Some of the significant risks related to these sectors are discussed in “— Risks Associated with Certain Sectors and Industries” beginning on page S-49. The ETRACS 2x Leveraged MSCI US Minimum Volatility Factor TR ETNs may be subject to loss due to adverse occurrences that affect the aforementioned industries or sectors, even if general market conditions are favorable.

Risk Factors

Risks Relating to the MSCI USA Momentum GR USD Index

Risks Associated with Large-Capitalization Companies. Large-capitalization companies are generally more mature than smaller companies. They also may have fewer new market opportunities for their products or services, may focus resources on maintaining their market share, and may be unable to respond quickly to new competitive challenges. As a result, the securities issued by these companies may not be able to reach the same levels of growth as the securities issued by small- or mid-capitalization companies.

Risks Associated with Momentum Investing. The momentum style of investing is subject to the risk that the Index Constituent Securities for the MSCI USA Momentum GR USD Index maybe more volatile than the market as a whole, or that the returns on securities that previously have exhibited price momentum are less than returns on other styles of investing. Momentum can turn quickly, and stocks that previously have exhibited high-momentum may not experience continued positive momentum. In addition, there may be periods when the momentum style of investing is out of favor and therefore, the investment performance of ETRACS 2x Leveraged MSCI US Momentum Factor TR ETNs may suffer.

Risks of Concentration in Certain Industries and Sectors. The ETRACS 2x Leveraged MSCI US Momentum Factor TR ETNs will be more exposed to losses in certain industries or sectors to the extent that the Index Constituent Securities of the Index are concentrated in such industries or sectors. The MSCI USA Momentum GR USD Index, as of the date hereof, has concentrations in the information technology, consumer discretionary, healthcare and communications services sectors. Some of the significant risks related to these sectors are discussed in “Risks Associated with Certain Sectors and Industries” below. The ETRACS 2x Leveraged MSCI US Momentum Factor TR ETNs may be subject to loss due to adverse occurrences that affect the aforementioned industries or sectors, even if general market conditions are favorable.

Risks Relating to the MSCI USA Sector Neutral Quality GR USD Index

Risks Associated with Large-Capitalization Companies. Large-capitalization companies are generally more mature than smaller companies. They also may have fewer new market opportunities for their products or services, may focus resources on maintaining their market share, and may be unable to respond quickly to new competitive challenges. As a result, the securities issued by these companies may not be able to reach the same levels of growth as the securities issued by small- or mid-capitalization companies.

Risks Associated with Quality Stock Indexes. The MSCI USA Sector Neutral Quality GR USD Index is composed of stocks that are deemed by MSCI to be of high quality based on a number of factors, including, among others, historical and expected high returns on equity, stable earnings growth and low debt-to asset ratio, but there is no guarantee that the past performance of these stocks will continue. MSCI may be unsuccessful in creating an index that reflects the quality of individual stocks. Index Constituents and other companies that issue these types of stocks may not be able to sustain consistently high returns on equity, earnings and growth year after year and may need to borrow money or issue debt despite their prior history. Earnings, growth and other measures of a stock’s quality can be adversely affected by market, regulatory, political, environmental and other factors. The price of a stock also may be affected by factors other than those factors considered by MSCI. The degree to which these factors affect a stock’s performance can be difficult to predict. For more information on the MSCI USA Sector Neutral Quality GR USD Index please refer to page S-87.

Risks of Concentration in Certain Industries and Sectors. The ETRACS 2x Leveraged MSCI US Quality Factor TR ETNs will be more exposed to losses in certain industries or sectors to the extent that the

Risk Factors

Index Constituent Securities of the Index are concentrated in such industries or sectors. The MSCI USA Sector Neutral Quality GR USD Index, as of the date hereof, has concentrations in the information technology, healthcare, consumer discretionary, communications services and financial services sectors. Some of the significant risks related to these sectors are discussed in “Risks Associated with Certain Sectors and Industries” below. The ETRACS 2x Leveraged MSCI US Quality Factor TR ETNs may be subject to loss due to adverse occurrences that affect the aforementioned industries or sectors, even if general market conditions are favorable.

Risks Associated with Certain Sectors and Industries

An Index’s Index Constituent Securities and their weightings will vary over time, and thus the sector concentrations (and the level of such concentrations) will change over time and may not be limited to the particular sectors and industries discussed below.

Risks Associated with the Consumer Discretionary Sector. The success of consumer product manufacturers and retailers is tied closely to the performance of domestic and international economies, interest rates, exchange rates, competition, consumer confidence, changes in demographics and consumer preferences. Companies in the consumer discretionary sector depend heavily on disposable household income and consumer spending, and may be strongly affected by social trends and marketing campaigns. These companies may be subject to severe competition, which may have an adverse impact on their profitability.

Risks Associated with the Consumer Staples Sector. Companies in the consumer staples sector may be affected by the regulation of various product components and production methods, marketing campaigns and changes in the global economy, consumer spending and consumer demand. Tobacco companies, in particular, may be adversely affected by new laws, regulations and litigation. Companies in the consumer staples sector may also be adversely affected by changes or trends in commodity prices, which may be influenced by unpredictable factors. These companies may be subject to severe competition, which may have an adverse impact on their profitability.

Risks Associated with the Communication Services Sector. The communication services sector consists of both companies in the telecommunication services industry as well as those in the media and entertainment industry. Examples of companies in the telecommunication services industry group include providers of fiber-optic, fixed-line, cellular and wireless telecommunications networks. Companies in the media and entertainment industry group encompass a variety of services and products including television broadcasting, gaming products, social media, networking platforms, online classifieds, online review websites, and Internet search engines. Companies in the communication services sector may be affected by industry competition, substantial capital requirements, government regulation, and obsolescence of communications products and services due to technological advancement. Fluctuating domestic and international demand, shifting demographics and often unpredictable changes in consumer tastes can drastically affect a communication services company’s profitability. In addition, while all companies may be susceptible to network security breaches, certain companies in the communication services sector may be particular targets of hacking and potential theft of proprietary or consumer information or disruptions in service, which could have a material adverse effect on their businesses.

The communication services sector of a country’s economy is often subject to extensive government regulation. The costs of complying with governmental regulations, delays or failure to receive required regulatory approvals, or the enactment of new regulatory requirements may negatively affect the business of communications companies. Government actions around the world, specifically in the area of pre-marketing clearance of products and prices, can be arbitrary and unpredictable. The communications

Risk Factors

services industry can also be significantly affected by intense competition for market share, including competition with alternative technologies such as wireless communications, product compatibility and standardization, consumer preferences, rapid product obsolescence, research and development of new products, lack of standardization or compatibility with existing technologies, and a dependency on patent and copyright protections. Companies in the communication services sector may encounter distressed cash flows due to the need to commit substantial capital to meet increasing competition, particularly in developing new products and services using new technology. Technological innovations may make the products and services of certain communications companies obsolete.

Risks Associated with the Financial Services Sector. The financial services sector includes companies engaged in banking, commercial and consumer finance, investment banking, brokerage, asset management, custody or insurance. Companies in the financial services sector may be subject to extensive government regulation that affects the scope of their activities, the prices they can charge and the amount of capital they must maintain. The profitability of companies in the financial services sector may be adversely affected by increases in interest rates. The profitability of companies in the financial services sector may also be adversely affected by loan losses, which usually increase in economic downturns. In addition, the financial services sector is undergoing numerous changes, including continuing consolidations, development of new products and structures and changes to its regulatory framework. Furthermore, increased government involvement in the financial services sector could result in a change of an Index’s exposure to financial institutions. Developments in the credit market since the financial crisis beginning in 2008 have caused companies operating in the financial services sector to incur large losses, experience declines in the value of their assets and even cease operations.

Risks Associated with the Healthcare Sector. Companies in the healthcare sector are subject to extensive government regulation and their profitability can be significantly affected by restrictions on government reimbursement for medical expenses, rising costs of medical products and services, pricing pressure (including price discounting), limited product lines and an increased emphasis on the delivery of healthcare through outpatient services. Companies in the healthcare sector are heavily dependent on obtaining and defending patents, which may be time consuming and costly, and the expiration of patents may also adversely affect the profitability of the companies. Healthcare companies are also subject to extensive litigation based on product liability and similar claims. In addition, their products can become obsolete due to industry innovation, changes in technologies or other market developments. Many new products in the healthcare sector require significant research and development and may be subject to regulatory approvals, all of which may be time consuming and costly with no guarantee that any product will come to market.

Risks Associated with the Industrials Sector. The Index may be comprised of constituents that operate in the industrials sector. Issuers doing business in the industrials sector may be adversely affected by changes in government regulation, world events and economic conditions. In addition, these companies are subject to many risks, including environmental damage claims, commodity price volatility, changes in exchange rates, imposition of import controls, increased competition, depletion of resources, new technological developments and difficulties relating to labor relations. Adverse economic, business, or regulatory developments in these or other areas affecting the industrials sector could have a negative impact on the value of companies operating in this sector, and therefore on the value of the Securities.

Risks Associated with the Information Technology Sector. Information technology companies face intense competition, both domestically and internationally, which may have an adverse effect on their profit margins. Like other technology companies, information technology companies may have limited product lines, markets, financial resources or personnel. The products of information technology companies may face obsolescence due to rapid technological developments, frequent new product

Risk Factors

introduction, unpredictable changes in growth rates and competition for the services of qualified personnel. Companies in the information technology sector are heavily dependent on patent and intellectual property rights. The loss or impairment of these rights may adversely affect the profitability of these companies. Companies in the information technology sector are facing increased government and regulatory scrutiny and may be subject to adverse government or regulatory action. Companies in the application software industry, in particular, may also be negatively affected by the decline or fluctuation of subscription renewal rates for their products and services, which may have an adverse effect on profit margins. These or other factors or the absence of such factors could have a negative impact on the value of companies operating in this sector, and therefore on the value of the Securities.

Risks of Investing in Other Sectors not Described in this Prospectus Supplement. Since the weightings of the Index Constituent Securities are adjusted over time due to economic and business developments, as described in more detail in “The Indexes” and the following sections beginning on page S-62, an Index may become more heavily concentrated in sectors not currently described in this prospectus supplement. As a result, the Securities may become exposed to other sectors in addition to those described in this prospectus supplement. Such sectors may have additional sector-specific risks which could affect the value of the Index Constituent Securities and the Index, and therefore the value of the Securities.

Risks Relating to Liquidity and the Secondary Market

The liquidity of the market for the Securities may vary materially over time, and may be limited if you do not hold at least 50,000 Securities.

As stated on the cover of this prospectus supplement, we sold a portion of the Securities on the Initial Trade Date, and the remainder of the Securities may be offered and sold from time to time through UBS Securities LLC, our affiliate, as agent, to investors and dealers acting as principals and we may issue and sell additional Securities from time to time. Also, the number of Securities outstanding or held by persons other than our affiliates could be reduced at any time due to early redemptions of the Securities. We may suspend, slow or cease sales of the Securities at any time, at our discretion. Accordingly, the liquidity of the market for the Securities could vary materially over the term of the Securities. There may not be sufficient liquidity to enable you to sell your Securities readily, and you may suffer substantial losses and/or sell your Securities at prices substantially less than the intraday indicative value, including being unable to sell them at all or only for a price of zero in the secondary market. While you may elect to redeem your Securities prior to maturity, early redemption is subject to the conditions and procedures described elsewhere in this prospectus supplement, including the condition that you must redeem at least 50,000 Securities at one time in order to exercise your right to redeem your Securities on any Redemption Date, and the Redemption Fee Amount will be deducted from the amount you receive upon redemption of your Securities.

We may issue and sell additional Securities at any time but we are under no obligation to do so, and we may limit or restrict such sales, and we may stop and subsequently resume selling additional Securities at any time. Any of these actions could materially and adversely affect the trading price and liquidity of the Securities in the secondary market.

In our sole discretion, we may decide to issue and sell additional Securities from time to time at a price that is higher or lower than the Stated Principal Amount, based on the intraday indicative value of the Securities at that time. The price of the Securities in any subsequent sale may differ substantially (higher or lower) from the price paid in connection with any other issuance of such Securities. Sales of the Securities will be made at market prices prevailing at the time of sale, at prices related to market prices or at negotiated prices. Additionally, any Securities held by us or an affiliate in inventory may be resold at

Risk Factors

prevailing market prices or lent to market participants who may have made short sales of the Securities. However, we are under no obligation to issue or sell additional Securities at any time, and if we do sell additional Securities, we may limit or restrict such sales, and we may stop and subsequently resume selling additional Securities at any time. Any of these actions may impact supply and demand for the securities and could materially and adversely affect the trading price and liquidity of such Securities in the secondary market. As a result, if you buy or sell your Securities in the secondary market, the price that you pay or receive may be higher or lower if we had decided to issue or sell additional securities or not limit, restrict, suspend or stop such sales from inventory at that time. Furthermore, unless we indicate otherwise, if we suspend selling additional Securities, we reserve the right to resume selling additional Securities at any time, which might result in the reduction or elimination of any premium in the trading price.

The Securities may trade at a substantial premium to or discount from the Current Indicative Value (intraday indicative value) which could, in certain circumstances, result in a loss of all or a substantial portion of your investment in the Securities.

The market value of the Securities is influenced by many unpredictable factors, some of which may cause the price at which the Securities can be sold in the secondary market to vary substantially from the Current Indicative Value (intraday indicative value) that is calculated and disseminated throughout trading hours. For example, if UBS were to slow or suspend sales of the Securities for any reason, the liquidity of the market for the Securities could be affected, potentially leading to insufficient supply, causing the market price of the Securities to increase. Such an increase could represent a premium over the Current Indicative Value (intraday indicative value) of the Securities. Before trading in the secondary market, you should compare the Current Indicative Value (intraday indicative value) of the Securities with the then-prevailing trading price of the Securities. Furthermore, unless UBS indicates otherwise, if UBS were to suspend selling additional Securities, it would reserve the right to resume selling additional Securities at any time, which might result in the reduction or elimination of any premium in the market price over the Current Indicative Value (intraday indicative value). You should be aware that if you purchase Securities in the secondary market at a premium to their Current Indicative Value and subsequently resell them at a discount or at a lower premium to their Current Indicative Value (or purchase Securities in the secondary market at a discount to their Current Indicative Value and subsequently resell them at a greater discount to their Current Indicative Value) as a result of the impact of these or other factors on the secondary market, you may incur a loss on your investment notwithstanding an increase in the Current Indicative Value over the term of your investment (or the gain on your investment may be less than (or the loss on your investment may be greater than) the increase (or decrease) in the Current Indicative Value over the term of your investment. Conversely, suspension of additional issuances of the Securities can also result in a significant reduction in the number of outstanding Securities if investors subsequently exercise their early redemption right. If the total number of outstanding Securities has fallen to a level that is close to or below the minimum redemption amount, you may not be able to purchase enough Securities to meet the minimum size requirement in order to exercise your early redemption right. The unavailability of the redemption right could result in the Securities trading in the secondary market at discounted prices below the Current Indicative Value (intraday indicative value). Having to sell your Securities at a discounted market price below the Current Indicative Value (intraday indicative value) of the Securities could lead to significant losses or the loss of your entire investment. Prior to making an investment in the Securities, you should take into account whether or not the market price is tracking the Current Indicative Value (intraday indicative value) of the Securities. However, even if the market price of the Securities is tracking the intraday indicative value of the Securities at the time you make your investment, there is no guarantee that it will continue to do so in the future.

Risk Factors

There may not be an active trading market in the Securities; sales in the secondary market may result in significant losses.

Application has been made to list the Securities on NYSE Arca. However, there is no assurance that such application will be approved, and we are not required to maintain any listing of the Securities on NYSE Arca or any other exchange. Certain affiliates of UBS may engage in limited purchase and resale transactions in the Securities, although they are not required to do so and may stop at any time. No assurance can be given that a secondary market will exist, however if an active secondary market develops, we expect that investors will purchase and sell the Securities primarily in this secondary market. Even if an active secondary market for the Securities develops, it may not provide significant liquidity or trade at prices advantageous to you. As a result, if you sell your Securities in the secondary market, you may have to do so at a discount from the issue price or the intraday indicative value of the Securities and you may suffer significant losses.

Trading and other transactions by UBS or its affiliates in Index Constituent Securities, futures, options, exchange-traded funds or other derivative products on Index Constituent Securities or the Index may impair the market value of the Securities.

As described below under “Use of Proceeds and Hedging” on page S-129, UBS or its affiliates may hedge their obligations under the Securities by purchasing Index Constituent Securities, futures or options on Index Constituent Securities or the Index, or exchange-traded funds or other derivative instruments with returns linked or related to changes in the performance of the Index Constituent Securities or the Index, and they may adjust these hedges by, among other things, purchasing or selling the Index Constituent Securities, futures, options, or exchange-traded funds or other derivative instruments with returns linked or related to changes in the performance of the Index Constituent Securities or the Index at any time. Any of these hedging activities will contribute to the trading volume of the underlying Index Constituent Securities and may adversely affect the market price of such Index Constituent Securities and/or the Index Closing Level and, therefore, the market value of the Securities. It is possible that UBS or its affiliates could receive substantial returns from these hedging activities while the market value of the Securities declines or becomes zero.

UBS or its affiliates may also engage in trading in the Index Constituent Securities and other investments relating to the Index Constituent Securities or the Index on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. Any of these activities could adversely affect the market price of the Index Constituent Securities and the Index Closing Level and, therefore, the market value of the Securities. UBS or its affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the performance of any Index Constituent Securities or the Index. By introducing competing products into the marketplace in this manner, UBS or its affiliates could adversely affect the market value of the Securities. With respect to any of the activities described above, neither UBS nor its affiliates has any obligation to take the needs of the buyer, seller or holder of the Securities into consideration at any time.

Any of these activities could adversely affect the level of the Index and, therefore, the Current Indicative Value, Closing Indicative Value and Current Principal Amount of the Securities, which could trigger a Zero Value Event, which would result in the automatic acceleration and mandatory redemption of the Securities. If a Zero Value Event occurs, you will lose your entire investment. Furthermore, any of these activities, if occurring during a Measurement Period, or on any Redemption Valuation Date, could adversely affect the payment at maturity or upon early redemption or call.

Risk Factors

We and our affiliates may publish research, express opinions or provide recommendations that are inconsistent with investing in or holding the Securities. Any such research, opinions or recommendations could affect the level of the Index Constituent Securities, the Indexes or the market value of the Securities.

UBS and its affiliates publish research from time to time on stocks or commodities and other matters that may influence the value of the Securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. UBS and its affiliates may have published research or other opinions that call into question the investment view implicit in an investment in the Securities.

Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Securities and the Index to which the Securities are linked.

Our offering of the Securities does not constitute a recommendation of the Indexes or the Index Constituent Securities.

You should not take our offering of the Securities as an expression of our views about how the Indexes will perform in the future or as a recommendation to invest in the Index or the Index Constituent Securities, including through an investment in the Securities. As we are part of a global financial institution, our affiliates may have, and often do have, positions (including short positions) that conflict with an investment in the Securities, including positions in Index Constituent Securities. You should undertake an independent determination of whether an investment in the Securities is suitable for you in light of your specific investment objectives, risk tolerance and financial resources.

UBS and its affiliates have no affiliation with the Index Sponsors and are not responsible for their public disclosure of information.

We and our affiliates are not affiliated with the Index Sponsors (except for licensing arrangements between UBS and the Index Sponsors as discussed under “Dow Jones U.S. Dividend 100 Index — License Agreement”, “Russell 2000, Russell 1000 Growth and Russell 1000 Value Total Return Indexes — License Agreement” and “MSCI USA Minimum Volatility, Momentum and Sector Neutral Quality Indexes — License Agreement”) and have no ability to control or predict their actions, including any errors in or discontinuation of public disclosure regarding methods or policies relating to the calculation of the Indexes. If the Index Sponsors or Index Calculation Agent discontinue or suspend the calculation of an Index, it may become difficult to determine the market value of the Securities and the payment at maturity or upon early redemption or call. The Security Calculation Agent may designate a successor index in its sole discretion. If the Security Calculation Agent determines in its sole discretion that no successor index comparable to an Index exists, the payment you receive at maturity or upon early redemption or call will be determined by the Security Calculation Agent in its sole discretion. See “Specific Terms of the Securities — Security Calculation Agent” beginning on page S-121 and “Specific Terms of the Securities — Market Disruption Event” beginning on page S-122. The Index Sponsors are not involved in the offer of the Securities in any way and have no obligation to consider your interest as an owner of the Securities in taking any actions that might affect the market value of your Securities.

We have derived the information about the Index Sponsors and the Indexes from publicly available information, without independent verification. Neither we nor any of our affiliates have performed an independent review or due diligence of publicly available information with respect to the Index or the Index Sponsor and neither we nor any of our affiliates assume any responsibility for the adequacy or accuracy of the information about the Index or the Index Sponsor contained in this prospectus

Risk Factors

supplement. You, as an investor in the Securities, should make your own independent investigation into the Index Sponsors and the Indexes.

An Index Constituent Security may be replaced upon the occurrence of certain adverse events.

An exchange may replace or delist an Index Constituent Security included in the Index. Procedures have been established by the Index Sponsor to address such events, which may include, among other things, a Market Disruption Event (as it pertains to the Index) or the replacement or delisting of an Index Constituent Security. There can be no assurance, however, that a Market Disruption Event (as it pertains to the Index), the replacement or delisting of an Index Constituent Security, or any other force majeure event, will not have an adverse or distortive effect on the Index Closing Level or the manner in which it is calculated and, therefore, may have any adverse impact on the value of the Securities.

The Security Calculation Agent can postpone the determination of the Index Closing Level and thus the applicable Redemption Date, the Call Settlement Date or the Maturity Date if a Market Disruption Event occurs on the Redemption Valuation Date or during the applicable Measurement Period.

The determination of the Index Closing Level may be postponed if the Security Calculation Agent determines that a Market Disruption Event has occurred or is continuing during a Measurement Period, or on the Redemption Valuation Date. If such a postponement occurs, then the Security Calculation Agent will instead use the Index Closing Level on the first Index Business Day after that day on which no Market Disruption Event occurs or is continuing. In no event, however, will the Measurement Period or Redemption Valuation Date for the Securities be postponed by more than five Index Business Days.

As a result, the applicable Redemption Date, the Call Settlement Date or the Maturity Date for the Securities could also be postponed, although not by more than five Index Business Days. If the Measurement Period or Redemption Valuation Date is postponed to the last possible day, but a Market Disruption Event occurs or is continuing on such last possible day, that day will nevertheless be the final day in the Final Measurement Period, or the Call Measurement Period, or will be the Redemption Valuation Date. If a Market Disruption Event is occurring on the last possible day in a Measurement Period, or on the Redemption Valuation Date, then the Security Calculation Agent will make a good faith estimate in its sole discretion of the Index Closing Level that would have prevailed in the absence of the Market Disruption Event. See “Specific Terms of the Securities — Market Disruption Event” beginning on page S-122.

The Security Calculation Agent can postpone the determination of the Index Closing Level and thus the applicable Reset Valuation Date if a Market Disruption Event occurs on the Reset Valuation Date.

The determination of the Index Closing Level may be postponed if the Security Calculation Agent determines that a Market Disruption Event has occurred or is continuing on a Reset Valuation Date. If that occurs, then the Security Calculation Agent will instead use the Index Closing Level on the first Index Business Day on which no Market Disruption Event with respect to the Index occurs or is continuing and the Reset Valuation Date will be the following Index Business Day that is not disrupted. In no event, however, will the Reset Valuation Date for the Securities be postponed by more than five Index Business Days. If the Reset Valuation Date is postponed to the last possible day, but a Market Disruption Event occurs or is continuing on such last possible day, that day will nevertheless be the Reset Valuation Date. In such a scenario, the Security Calculation Agent will make a good faith estimate in its sole discretion of the Index Closing Level that would have prevailed in the absence of the Market

Risk Factors

Disruption Event. See “Specific Terms of the Securities — Market Disruption Event” beginning on page S-122.

We reserve the right from time to time to waive the minimum redemption amount, waive the Redemption Fee Amount and/or accelerate the Redemption Valuation Date to the date on which we receive the notice of redemption rather than the following Index Business Day, in each case in our sole discretion and on a case-by-case basis. However, there can be no assurance that we will choose to do so, that we will do so for any particular holder, or that any holder will benefit from our exercise of such rights. You should not assume that you will be entitled to any such waiver or acceleration.

As described under “Specific Terms of the Securities — Early Redemption at the Option of the Holders” and “Specific Terms of the Securities — Redemption Procedures” beginning on pages S-115 and S-116, respectively, the right of holders of the Securities to elect to require us to redeem their Securities is subject to a minimum redemption amount of at least 50,000 Securities. In addition, the amount that holders of the Securities will receive upon early redemption will be reduced by the Redemption Fee Amount. However, we reserve the right from time to time to waive the minimum redemption amount and/or the Redemption Fee Amount in our sole discretion on a case-by-case basis. However, there can be no assurance that we will choose waive any redemption requirements or that any holder of the Securities will benefit from our election to do so. You should not assume that you will be entitled to the benefit of any such waiver.

Furthermore, as described in “Specific Terms of the Securities — Redemption Procedures”, the Redemption Valuation Date with respect to any particular exercise of the redemption right will generally be the first Index Business Day following the date that we receive the applicable Redemption Notice and Redemption Confirmation. However, we reserve the right from time to time to accelerate, in our sole discretion on a case-by-case basis, the Redemption Valuation Date to the date on which we receive the notice of redemption rather than the following Index Business Day. There can be no assurance that we will choose to accelerate the Redemption Valuation Date for any holder of the Securities or that any holder of the Securities will benefit from our election to do so. You should not assume that you will be entitled to any such acceleration.

We will be under no obligation to exercise the rights described above, or to make any announcement regarding any decision by us to exercise such rights. As a result, when considering making an investment in the Securities, you should assume that we will not choose to exercise any of the rights described above, or that if we do exercise such rights, we will choose not to do so with respect to any redemption requests that you submit. Instead, you should assume that, with respect to the early redemption of your Securities, all requirements and procedures that are described in this prospectus supplement, including the Redemption Fee Amount and the minimum 50,000 Securities redemption amount, will apply at all times.

Market disruption events may require an adjustment to the calculation of an Index.

At any time during the term of the Securities, the intraday and daily calculations of the level of an Index may be adjusted in the event that its Index Calculation Agent determines that a Market Disruption Event exists. Any such Market Disruption Events may have an adverse impact on the Index Closing Level or the manner in which it is calculated and, therefore, may have an adverse effect on the market value of the Securities. See “Specific Terms of the Securities — Market Disruption Event” beginning on page S-122.

Risk Factors

Risks Relating to Creditworthiness, Conflicts of Interest, Hedging Activities and Regulation of UBS

The Securities are part of a series of debt securities entitled “Medium-Term Notes, Series B” and do not benefit from the co-obligation of UBS Switzerland AG.

UBS AG Exchange Traded Access Securities (“ETRACS”) issued prior June 12, 2015 are part of a series of UBS AG debt securities entitled “Medium-Term Notes, Series A.” UBS Switzerland AG is a co-obligor of such debt securities. However, the Securities are part of a separate series of UBS AG debt securities entitled “Medium-Term Notes, Series B”, and were issued after June 12, 2015. As a result, UBS Switzerland AG is not a co-obligor of the Securities and has no liability with respect to the Securities. If UBS AG fails to perform and observe every covenant of the indenture to be performed or observed by UBS AG with respect to the Securities, holders of the Securities will have recourse only against UBS AG, and not against UBS Switzerland AG.

The Securities are not bank deposits.

An investment in the Securities may give rise to higher yields than a bank deposit placed with UBS or with any other investment firm in the UBS Group (a “UBS Bank Deposit”). However, an investment in the Securities carries risks which are very different from the risk profile of a UBS Bank Deposit. The Securities are expected to have greater liquidity than a UBS Bank Deposit since UBS Bank Deposits are generally not transferable. However, the Securities may have no established trading market when issued, and one may never develop. Investments in the Securities do not benefit from the protection provided pursuant to Directive 2014/49/EU of the European Parliament and of the Council of the European Union on deposit guarantee schemes or any national implementing measure implementing this Directive in any jurisdiction. Therefore, if we become insolvent or default on our obligations, investors investing in such Securities in the worst case scenario could lose their entire investment. Further, if UBS experiences financial difficulties, the Swiss Financial Market Supervisory Authority has the power to open resolution or liquidation proceedings or impose protective measures in relation to UBS Group AG, UBS AG or UBS Switzerland AG, and holders of the Securities may be subject to write-down or conversion into equity on any application of the general bail-in tool and non-viability loss absorption, which may result in such holders losing some or all of their investment.

As a holder of the Securities, you will be exposed to the credit of UBS.

The Securities are senior unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the Securities, including any payment at maturity or upon early redemption or call depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS will affect the market value, if any, of the Securities prior to maturity, early redemption or call. In addition, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Securities and you could lose your entire investment.

Changes in our credit ratings may affect the market value of the Securities.

Our credit ratings are an assessment of our ability to pay our obligations, including those on the Securities. Consequently, actual or anticipated changes in our credit ratings may affect the market value of the Securities. Any decline in our credit rating is likely to adversely affect the market value of the Securities. However, because the return on the Securities is dependent upon certain factors in addition to our ability to pay our obligations on the Securities, an improvement in our credit ratings will not reduce the other investment risks related to the Securities. Therefore, an improvement in our credit ratings may or may not have a positive effect on the market value of the Securities.

Risk Factors

UBS AG’s results of operations and financial condition have been, and will likely continue to be, adversely affected by the COVID-19 pandemic.

The spread of the coronavirus disease (COVID-19) pandemic and the governmental measures taken to contain the pandemic have significantly adversely affected, and will likely continue to adversely affect, global economic conditions, resulting in meaningful contraction in the global economy, substantial volatility in the financial markets, increased unemployment, increased credit and counterparty risk, and operational challenges such as the temporary closures of businesses, sheltering-in-place directives and increased remote work protocols. Governments and central banks around the world have reacted to the economic crisis caused by the pandemic by implementing stimulus and liquidity programs and cutting interest rates, though it is unclear whether these or future actions will be successful in countering the economic disruption. If the pandemic is prolonged or the actions of governments and central banks are unsuccessful, the adverse impact on the global economy will deepen, and UBS AG’s results of operations and financial condition in future quarters will be adversely affected.

The outlook for the global economy has deteriorated markedly as a result of the COVID-19 outbreak. COVID-19 and related lockdown measures have significantly impacted major economies across the world. Although economic and other measures taken to counteract the contraction have had a positive effect on economies, the resurgence of the pandemic and related control efforts mean that uncertainties are still at a high level, making predictions difficult and displaying several potential triggers for further negative developments. The COVID-19 pandemic affected all of UBS’s businesses in the first half of 2020, and these effects could be greater in the future if conditions become more adverse. These effects included declines in asset prices, significantly increased volatility, lower or negative interest rates, widening of credit spreads and credit deterioration. These effects have resulted in decreases in the valuation of loans and commitments, an increase in the allowance for credit losses and lower valuations of certain classes of trading assets. These effects were offset by high levels of client trading activity in 2020 and a recovery in economic activity and asset prices in the second half of 2020, partly as a result of economic stimulus. However, there can be no assurance that economic recovery will continue or that client activity will remain at current levels.

Should these global market conditions be prolonged or worsen, or the pandemic lead to additional market disruptions, UBS AG may experience reduced client activity and demand for its products and services, increased utilization of lending commitments, more client defaults, higher credit and valuation losses in UBS AG’s loan portfolios, loan commitments and other assets, and impairments of other financial assets. In addition, a sharp decline in interest rates would decrease net interest margins. A decline in invested assets would also reduce recurring fee income in the Global Wealth Management and Asset Management businesses. These factors and other consequences of the COVID-19 pandemic may negatively affect UBS AG’s financial condition, including possible constraints on capital and liquidity, as well as a higher cost of capital, and possible changes or downgrades to our credit ratings.

Although UBS AG has moved a substantial portion of its workforce to work-from-home solutions, including client-facing and trading staff, if significant portions of its workforce, including key personnel, are unable to work effectively because of illness, government actions, or other restrictions in connection with the pandemic, the adverse effects of the pandemic on its businesses could be exacerbated. In addition, with staff working from outside the offices, UBS AG faces new challenges and operational risks, including maintenance of supervisory and surveillance controls, as well as increased fraud and data security risks. While UBS AG has taken measures to manage these risks, such measures have never been tested on the scale or duration that UBS AG is currently experiencing, and there is risk that these measures will not be effective in the current unprecedented operating environment.

Risk Factors

The extent to which the pandemic, and the related economic distress, affect UBS AG’s businesses, results of operations and financial condition, as well as its regulatory capital and liquidity ratios, will depend on future developments that are highly uncertain and cannot be predicted, including the scope and duration of the pandemic and any recovery period, future actions taken by governmental authorities, central banks and other third parties in response to the pandemic, and the effects on UBS AG’s customers, counterparties, employees and third-party service providers.

Refer to the “Recent developments” section of the UBS Group Fourth Quarter 2020 Report for more information.

The business activities of UBS or its affiliates may create conflicts of interest.

We and our affiliates play a variety of roles in connection with the issuance of the Securities, including acting as Security Calculation Agent. As noted above, UBS and its affiliates expect to engage in trading activities related to the Index and the Index Constituent Securities that are not for the account of holders of the Securities or on their behalf. These trading activities may present a conflict between the holders’ interest in the Securities and the interests UBS and its affiliates will have in their proprietary accounts, in facilitating transactions, including options and other derivatives transactions, for their customers and in accounts under their management. These trading activities, if they influence the Index Closing Level, could have an adverse impact on the market value of the Securities.

There are potential conflicts of interest between you and the Security Calculation Agent.

Our affiliate, UBS Securities LLC, will serve as the Security Calculation Agent. UBS Securities LLC will, among other things, decide the amount of the return paid out to you on the Securities at maturity or upon early redemption or call. For a fuller description of the Security Calculation Agent’s role, see “Specific Terms of the Securities — Security Calculation Agent” beginning on page S-121.

The Security Calculation Agent will exercise its judgment when performing its functions. For example, the Security Calculation Agent may have to determine whether a Market Disruption Event affecting the Index Constituent Securities or the Index has occurred or is continuing on a day during a Measurement Period, or on a Reset Valuation Date or on the Redemption Valuation Date. This determination may, in turn, depend on the Security Calculation Agent’s judgment whether the event has materially interfered with our ability to unwind our hedge positions. The Security Calculation Agent will also have discretion to determine if LIBOR has been discontinued or is no longer representative of the underlying market or economic reality, and which base rate is selected as its successor. Since these determinations by the Security Calculation Agent may affect the market value of the Securities, the Security Calculation Agent may have a conflict of interest if it needs to make any such decision.

If UBS experiences financial difficulties, FINMA has the power to open restructuring or liquidation proceedings in respect of, and/or impose protective measures in relation to, UBS, which proceedings or measures may have a material adverse effect on the terms and market value of the Securities and/or the ability of UBS to make payments thereunder.

The Swiss Financial Market Supervisory Authority (“FINMA”) has broad statutory powers to take measures and actions in relation to UBS if (i) it concludes that there is justified concern that UBS is over-indebted or has serious liquidity problems or (ii) UBS fails to fulfil the applicable capital adequacy requirements (whether on a standalone or consolidated basis) after expiry of a deadline set by FINMA. If one of these pre-requisites is met, FINMA is authorized to open restructuring proceedings or liquidation

Risk Factors

(bankruptcy) proceedings in respect of, and/or impose protective measures in relation to, UBS. The Swiss Banking Act grants significant discretion to FINMA in connection with the aforementioned proceedings and measures. In particular, a broad variety of protective measures may be imposed by FINMA, including a bank moratorium or a maturity postponement, which measures may be ordered by FINMA either on a stand-alone basis or in connection with restructuring or liquidation proceedings. The resolution regime of the Swiss Banking Act is further detailed in the FINMA Banking Insolvency Ordinance (“BIO-FINMA”). In a restructuring proceeding, FINMA, as resolution authority, is competent to approve the resolution plan. The resolution plan may, among other things, provide for (a) the transfer of all or a portion of UBS’s assets, debts, other liabilities and contracts (which may or may not include the contractual relationship between UBS and the holders of Securities) to another entity, (b) a stay (for a maximum of two business days) on the termination of contracts to which UBS is a party, and/or the exercise of (w) rights to terminate, (x) netting rights, (y) rights to enforce or dispose of collateral or (z) rights to transfer claims, liabilities or collateral under contracts to which UBS is a party, (c) the conversion of UBS’s debt and/or other obligations, including its obligations under the Securities, into equity (a “debt-to-equity” swap), and/or (d) the partial or full write-off of obligations owed by UBS (a “write-off”), including its obligations under the Securities. The BIO-FINMA provides that a debt-to-equity swap and/or a write-off of debt and other obligations (including the Securities) may only take place after (i) all debt instruments issued by UBS qualifying as additional tier 1 capital or tier 2 capital have been converted into equity or written-off, as applicable, and (ii) the existing equity of the UBS has been fully cancelled. While the BIO-FINMA does not expressly address the order in which a write-off of debt instruments other than debt instruments qualifying as additional tier 1 capital or tier 2 capital should occur, it states that debt-to-equity swaps should occur in the following order: first, all subordinated claims not qualifying as regulatory capital, second, all other claims not excluded by law from a debt-to-equity swap (other than deposits), and third, deposits (in excess of the amount privileged by law). However, given the broad discretion granted to FINMA as the resolution authority, any restructuring plan in respect of UBS could provide that the claims under or in connection with the Securities will be partially or fully converted into equity or written-off, while preserving other obligations of UBS that rank pari passu with, or even junior to, UBS’s obligations under the Securities. Consequently, holders of Securities may lose all of some of their investment in the Securities. In the case of restructuring proceedings with respect to a systemically important Swiss bank (such as UBS), the creditors whose claims are affected by the restructuring plan will not have a right to vote on, reject, or seek the suspension of the restructuring plan. In addition, if a restructuring plan has been approved by FINMA, the rights of a creditor to seek judicial review of the restructuring plan (e.g., on the grounds that the plan would unduly prejudice the rights of holders of Securities or otherwise be in violation of the Swiss Banking Act) are very limited. In particular, a court may not suspend the implementation of the restructuring plan. Furthermore, even if a creditor successfully challenges the restructuring plan, the court can only require the relevant creditor to be compensated ex post and there is currently no guidance as to on what basis such compensation would be calculated and how it would be funded.

Risks Relating to Tax Consequences

The tax consequences of owning the Securities are uncertain and holders of the Securities may be subject to adverse U.S. tax consequences.

Pursuant to the terms of the Securities, you and we agree, in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary, to characterize the Securities as a pre-paid forward contract with respect to the applicable Index. If the Securities are so treated, then it is likely that (i) a U.S. holder (as defined under “Material U.S. Federal Income Tax Consequences” beginning on page S-130) of Securities will not recognize income, gain or loss with respect to the Securities prior to the sale, redemption or maturity of the Securities and (ii) any gain or loss that a U.S. holder recognizes upon the sale, redemption or maturity of the Securities will generally be treated as capital gain or loss, which

Risk Factors

would be long-term capital gain or loss if the holder has a holding period in the Securities that is greater than one year.

However, the U.S. federal income tax treatment of the Securities is uncertain and the IRS could assert that the Securities should be taxed in a manner that is different than described above. In particular, it is possible that a U.S. holder of Securities could be required to include the dividends on the Index Constituent Securities in ordinary income when they are distributed (based on the notional amount of the Securities that are owned by the non-U.S. holder), notwithstanding that such amounts will be invested in the Index and will not be distributed to holders of Securities.

Furthermore, members of Congress have periodically made proposals to reform or otherwise modify the U.S. federal income tax treatment of financial instruments such as the Securities. For example, in 2017, legislation was proposed that, if enacted, would generally require U.S. holders of instruments such as the Securities to annually recognize gain or loss with respect to such instruments on a “mark-to-market” basis and to treat any such gain or loss as ordinary income or loss. It is not possible to predict whether any such legislation will be enacted in the future, or whether any such legislation would affect the tax treatment of your Securities.

For a discussion of the U.S. federal income tax treatment applicable to your Securities as well as other potential alternative characterizations for your Securities, please see the discussion under “Material U.S. Federal Income Tax Consequences” beginning on page S-130. You should consult your tax advisor regarding the tax treatment of the Securities.

Non-U.S. Holders of the Securities may be subject to adverse U.S Federal income tax consequences.

As discussed in more detail under “Material U.S. Federal Income Tax Consequences — Non-U.S. Holders” beginning on page S-133, we intend to treat non-U.S. holders of Securities that do not reference a Russell TR Index (as defined under “The Indexes — Russell 2000, Russell 1000 Growth and Russell 1000 Value Total Return Indexes” beginning on page S-72) will generally be subject to a 30% withholding tax (subject to reduction under an applicable treaty) under Section 871(m) of the U.S. Internal Revenue Code (the “Code”) with respect to all dividends on the Index Constituent Securities (based on the notional amount of the Securities that are owned by the non-U.S. holder), other than dividends on an Index Constituent Security that is issued by a non-U.S. corporation. This will be the case even though such amounts will be invested in the Index and will not be distributed to holders of Securities. In addition, as discussed in more detail below under “Material U.S. Federal Income Tax Consequences — Non-U.S. Holders”, it is possible that such withholding taxes will be imposed prior to the sale, redemption or maturity of the Securities. Furthermore, as discussed in more detail below under “Material U.S. Federal Income Tax Consequences — Non-U.S. Holders”, it is possible that such withholding taxes could also be imposed by a withholding agent or the IRS in respect of the Securities that reference a Russell TR Index.

For a further discussion of the U.S. federal income tax considerations that may be relevant to non-U.S. holders of the Securities, please see the discussion below under “Material U.S. Federal Income Tax Consequences — Non-U.S. Holders.” Prospective non-U.S. holders should consult their tax advisors prior to investing in the Securities.

The Indexes

All of the information contained in the following sections regarding each Index, including its make-up, performance, method of calculation and changes in its constituents, has been derived from publicly available sources, including information available on websites maintained by the Index Sponsors. Such information reflects the policies of and is subject to change by the Index Sponsors. No information provided on any of these websites is incorporated by reference in, and such information should not be considered a part of, this prospectus supplement or the accompanying prospectus. Neither we nor any of our affiliates, nor the trustee for the Securities, makes any representation or warranty as to the accuracy or completeness of such information.

The Index Sponsors do not have any obligation to continue to publish, and may discontinue the publication of any Index.

Each Index is total return calculated on a real-time basis beginning when the first traded price of any of the Index Constituent Securities is received. Prices are delivered to the NYSE every 15 seconds and subsequently published to data vendors under the applicable ticker symbol set forth on the cover of this prospectus supplement.

All information for any Index prior to its launch date is back-tested, based on the methodology that was in effect on the launch date. Back-tested performance, which is hypothetical and not actual performance, is subject to inherent limitations because it reflects application of an index methodology and selection of index constituents in hindsight. No theoretical approach can take into account all of the factors in the markets in general and the impact of decisions that might have been made during the actual operation of an index. Actual results may differ from, and be lower than, back-tested returns.

Dow Jones U.S. Dividend 100 Index

The ETRACS 2x Leveraged US Dividend Factor TR ETNs are linked to the performance of the Dow Jones U.S. Dividend 100 Total Return Index (the “Dow Jones U.S. Dividend 100 TR Index” or, in this section, the “Index”), which is sponsored by S&P Dow Jones Indices (“S&P Dow Jones Indices” or, in this section, the “Index Sponsor”). The Index was launched on launched on August 31, 2011.

Introduction

The Dow Jones U.S. Dividend 100 TR Index is designed to measure the performance of 100 high dividend-paying U.S. companies, excluding REITS, with a record of consistently paying dividends, selected based on financial ratios for fundamental strength relative to their peers.

The Index is weighted by float-adjusted market capitalization, subject to caps applied to individual constituents and Global Industry Classification Standard (“GICS®”) sector.

Index values, yields, constituents and announcements regarding rebalancings can be found at www.spdji.com.

Index Construction Methodology

Index Universe. The index universe is defined as the constituents of the Dow Jones U.S. Broad Market Index, excluding REITs.

Stocks must pass the following screens for inclusion:

➢	Minimum 10 consecutive years of dividend payments

➢	Minimum float-adjusted market capitalization of $500 million

➢	Minimum three-month average daily value traded (“ADVT”) of $2 million

Stocks passing all three screens are ranked in descending order by Indicated Annual Dividend (“IAD”) yield, which is a stock’s IAD divided by its price. The top half of securities based on this ranking are eligible for selection. The reference date for dividend payment history is the last business day of December, while float-adjusted market capitalization and ADVT are measured as of the last business day of February.

The Index Sponsor only considers cash dividend payments (based on ex-date) declared as regular by the paying company for index eligibility, selection and weighting purposes. Cash dividend payments declared as special by the paying company, including recurring special cash dividends, are not considered. For both eligibility and weighting purposes, annualized cash dividend amounts are used.

Index Construction. Constituent selection is as follows:

1.	The eligible securities are ranked by each of four fundamentals-based characteristics:

➢	Cash flow to total debt

➢	Return on equity

➢	Indicated dividend yield

Dow Jones U.S. Dividend 100 Index

➢	Five-year dividend growth rate defined as:

DPSt = Dividend-per-share

where t is current year trailing 12 months

2.	The four rankings are equal weighted to create a composite score, and the eligible securities are ranked based on this composite score.

3.	The 100 top-ranked stocks by the composite score are included in the Index, subject to the following buffer rules that favor current constituents during the annual review.

➢	The constituent stocks will remain in the Index as long as they are among the top 200 rankings by the composite score.

➢	Non-constituent stocks are added to the Index based on their rankings until the constituent count reaches 100.

➢	If two non-constituents have the same composite score, the non-constituent with the higher dividend yield will be selected.

With the exception of IAD yield, the reference date for the above data points is the last business day of December. The IAD and the stock price used in the calculation of a company’s dividend yield are as of the last business day of February.

Constituent Weightings. Stocks in the Index are weighted quarterly, based on a capped market capitalization weighted approach, as described under “Investable Weight Factor (IWF)” below. No single stock can represent more than 4.0% of the Index and no single GICS® sector can represent more than 25% of the Index, as measured at the time of index construction, annual rebalancing and quarterly updates.

Companies are added at the capped float market capitalization weight. The net change to the Index market capitalization causes a divisor adjustment. When companies are removed from the Index, the weights of all stocks in the Index will proportionally change. Relative weights will stay the same. The Index divisor will change due to the net change in the Index market capitalization.

Daily Weight Cap Check. The Index is subject to a daily weight cap check. If the aggregate weight of stocks with weights greater than 4.7% exceeds 22%, the Index is re-weighted using the quarterly weighting method described above. Any changes from daily capping take effect two days after a cap is exceeded. A freeze period on daily capping is implemented during each quarterly rebalancing. The freeze period begins after the market close on the Wednesday prior to the second Friday of each rebalancing month (i.e., March, June, September and December) and ends after the market close on the Monday following third Friday of the rebalancing month.

Investable Weight Factor (IWF). All constituent stocks in the Index are assigned a float factor, called an Investable Weight Factor (“IWF”), which is the number of available float shares divided by total shares outstanding. The available float shares are the total shares outstanding less shares held by strategic holders. The IWF ranges between 0 and 1 and is an adjustment factor that accounts for the publicly available shares of a company. The company’s adjusted market capitalization determines an equity issue’s relative weight in the Index. The Index is calculated using the sum of each constituent’s stock price multiplied by the total shares outstanding and its IWF.

Dow Jones U.S. Dividend 100 Index

The Index Sponsor’s goal is to distinguish between long-term, strategic shareholders, whose holdings are considered to not be available to the market, and shareholders who are considered more short-term in nature. Rather than judging each shareholder individually based on its intentions, the Index Sponsor groups them by types that are then either included in, or excluded from, the float. Long-term strategic shareholders often depend on concerns such as maintaining control rather than the shorter term economic fortunes of the company. For example, holdings of stock in one corporation by another corporation are normally for control, and not investment, purposes. Similarly, most government holdings are not investments made because a stock is expected to appreciate or the government entity is managing its excess funds through equity investments.

Shares held by the following types of shareholders are excluded regardless of whether the particular shareholder intends to exercise any form of control.

Long-term strategic shareholders generally include, but are not limited to:

➢	Officers and Directors (O+D) and related individuals whose holdings are publicly disclosed;

➢	Private equity, venture capital & special equity firms;

➢	Asset managers and insurance companies with board of director representation;

➢	Shares held by another publicly traded company;

➢	Holders of restricted shares (Restricted shares are generally not included in total shares outstanding except for shares held as part of a lock-up agreement);

➢	Company-sponsored employee share plans/trusts, defined contribution plans/savings, and investment plans;

➢	Foundations or family trusts associated with the company;

➢	Government entities at all levels except government retirement/pension funds;

➢	Sovereign wealth funds; and

➢

Any individual person listed as a 5% or greater stakeholder in a company as reported in regulatory filings (a 5% threshold is used as detailed information on holders and their relationship to the company is generally not available for holders below that threshold).

The following holders’ shares are generally considered part of public float:

➢	Depositary banks;

➢	Pension funds (including government pension and retirement funds);

➢	Mutual funds & ETF providers, investment funds, and asset managers (including hedge funds with no board of director representation);

➢	Investment funds of insurance companies (In certain countries, insurance companies may be considered strategic holders based on regulatory issues and country specific practices); and

➢	Independent foundations not associated with the company.

A company’s annual report, regulatory filings, proxy or 10-K may include listings of some equity-like securities that are not included in total shares outstanding and need not be considered in calculating available float. These generally include treasury stock, stock options, equity participation units, warrants, preferred stock, convertible stock and rights.

Dow Jones U.S. Dividend 100 Index

Using various public sources, the Index Sponsor gathers all public share ownership information for each company in our coverage universe. After adding up all O+D (as a group) and all 5% or greater holders deemed to be strategic holders as defined above, S&P Dow Jones Indices calculates an Investable Weight Factor (IWF) for each stock. S&P Dow Jones Indices uses a 5% minimum threshold for strategic blocks. For example, if O+D as a group controls 3% of a company’s shares and no other strategic shareholders own a 5% or greater stake, then S&P Dow Jones Indices would assign this company an IWF of 1.00, indicating 100% of shares outstanding are freely tradable and available to the marketplace. If the same company’s O+D controlled 7% of the company’s share as a group, S&P Dow Jones Indices would assign that company an IWF of 0.93, reflecting the fact that only 93% of the shares outstanding are freely tradable and available to the marketplace. However, if O+D controlled 3% of a company’s total shares and other strategic holders together own 20% of a company’s total shares, S&P Dow Jones Indices would assign that company an IWF of 0.77, since 23% of the total shares outstanding are considered strategic. O+D shares are excluded from the float even if, as a group, the total O+D control block is less than 5%, provided that there are other strategic holdings greater than 5%.

Entities with less than 5% ownership stakes that have board representation are generally considered strategic only if their shareholder stake is included in an annual proxy or annual filing beneficial ownership summary or summary table.

In most cases, IWFs are reported to the nearest one percentage point. All IWFs of 0.96 or above are rounded to 1 at the annual review.

Index Maintenance

Rebalancing. The Index composition is reconstituted annually. IWFs are also reviewed annually. Changes are implemented at the open of trading on the Monday following the third Friday of March. The Index Committee may change the date of a given rebalancing for reasons including market holidays occurring on or around the scheduled rebalancing date. Any such change will be announced with proper advance notice where possible.

Quarterly Updates. The Index is subject to the following quarterly review process:

➢

Constituents with significant negative dividend growth and negative earnings from continuing operations over the past 12-month period are reviewed to determine if the affected company can sustain an appropriate dividend program to remain in the Index. In the event that the Index Committee determines that the company’s dividend program is at significant risk, the company will be removed from the index after the close of trading on the third Friday of March, June, September or December.

➢

Constituent changes and their weights resulting from the quarterly review process are announced on the second Friday of the quarterly review month. IWF changes are implemented if the change is at least 5% of total shares outstanding and is related to a single corporate action, regardless if there is an associated share change.

Quarterly Weight Capping. The excess weight is redistributed proportionally among the remaining uncapped stocks. Any changes resulting from the quarterly weight capping process take effect at the open of trading on the Monday following the third Friday in June, September, and December. The reference date for data and prices used in the quarterly weight capping process is after the close on the Wednesday prior to the second Friday of the quarterly review month.

Ongoing Maintenance. A constituent stock is immediately removed from the Index, independent of the annual rebalancing, if the constituent company is affected by a corporate action such as a delisting or bankruptcy.

Dow Jones U.S. Dividend 100 Index

In addition, constituent stocks are reviewed on a monthly basis and at the discretion of the Index Sponsor and may be removed effective prior to the open of the first business day of the following month and not replaced if the constituent stock publicly announces a suspension or cancellation of its dividend program. This is subject to the constituent stock’s announcement being made a minimum of seven business days prior to month-end. Any changes are announced five business days prior to month-end.

Annual Stock Replacement. Constituent stocks that are removed from the Index as a result of ongoing maintenance are replaced only at the subsequent annual rebalancing in March. As a result of the removal on one constituent stock during 2020, as of the date of this prospectus supplement there are 99 constituent stocks in the Index.

Spin-offs. A spin-off security is generally added to the Index where the parent security is a constituent at a zero price at the market close of the day before the ex-date, and the divisor is not adjusted. If it is determined to be ineligible to remain in the Index, it is removed after at least one day of regular way trading, and the divisor is adjusted. In certain instances, the Index Sponsor may add the spin-off security to the Index using a non-zero price and applying a price adjustment to the parent security. In certain other instances, the Index Sponsor may determine not to add the ineligible security to the Index due to de minimis value or lack of information on value of the spin-off security.

If there is a gap between the ex-date and distribution date (or payable date), or if the spin-off security does not trade regular way on the ex-date, the spin-off security is kept in the Index until the spin-off security begins trading regular way. An indicative or estimated price may be used for the spin-off entity in place of a zero price until the spin-off security begins trading to represent the value of the spin-off received. The indicative or estimated price for the spin-off security is usually calculated using the difference between the parent security’s close price the night before the ex-date and the opening price of the parent security on the ex-date. If the spin-off entity does not trade for 20 consecutive trading days after the ex-date and there is no guidance issued for when trading may begin, the Index Sponsor may remove the spin-off security at a zero price.

Index composition changes involving the parent or spin-off company, including attribute changes, such as a change in its GICS® classification, are implemented after the spin-off entity has traded regular way for at least one day.

If the spin-off entity is a new entity, the spin-off security will be added to the Index on the ex-date. If it is an existing publicly-traded entity, the Index Sponsor will add the spin-off security to the Index on the ex-date at a zero price and will mimic the price of the existing publicly traded entity on the close of the ex-date. The distribution will be represented by a temporary placeholder security, which is a non-tradeable security created by the Index Sponsor to hold the place (weight) of the assets distributed, but not yet received by holders of the parent security. A temporary placeholder security may be used by the Index Sponsor using the parent’s IWF and using shares equal to the distribution ratio times the parent’s total shares outstanding. The placeholder security will be priced to match the price of the existing publicly traded entity. The existing publicly traded security will be added and/or up-weighted to reflect the distribution on the same date that the temporary placeholder security is removed from the Index. In certain instances, the Index Sponsor may apply a price adjustment to the parent and not add a temporary placeholder security.

Mergers & Acquisitions. Merger & acquisition (M&A) activity often results in a security being added to or dropped from the Index or adjustments to weightings. The Index Sponsor’s goal is to mimic the actual experience of holders seeking to replicate the performance of the Index by investing in the component securities or related instruments. The Index Sponsor tracks all M&A events and reviews them on a case

Dow Jones U.S. Dividend 100 Index

by case basis. An M&A target company is generally dropped from the Index on or around its expected delisting date. In certain instances, the target company may be dropped before its delisting date once an offer to acquire the security has been deemed unconditional.

Generally, deletions are made using the closing price of the security on the deletion date. Deletions might be made using the deal price in certain markets. The deal price could be the tender offer price for cash takeovers or a derived deal price for partial stock/all stock takeovers.

If the primary exchange suspends or halts an M&A target security prior to the effective deletion date announced by the Index Sponsor, the Index Sponsor will remove the security at the market close price or the deal price, whichever is lower, if the merger is all cash. The Index Sponsor will synthetically derive a price for the suspended security using the deal ratio terms if the acquirer is issuing stock as part of the merger. This synthetically derived price is used to calculate the Index until the security is dropped from the Index. If any other pricing mechanism is used that deviates from this policy, the Index Sponsor will announce the alternative method to be used. The final decision regarding the pricing method is at the discretion of the Index Sponsor.

All M&A driven changes to the Index are implemented with one to five business days’ notice on a best efforts basis. Any share issuance for the acquirer is implemented to coincide with the drop event for the target. To minimize turnover in the Index, there is no minimum threshold for an M&A driven change in shares outstanding or IWF. The Index Sponsor may, at its discretion, accumulate and implement de minimis M&A share changes with the quarterly share rebalancing. M&A share changes for an index company acquiring a privately held company or a non-index company that does not trade on a major exchange in the U.S. are implemented at the next quarterly rebalancing. For mergers involving shareholder elections, the default election terms will generally be used to increase the shares of the acquirer. IWF changes resulting from M&A activity are implemented based on the pre-event IWFs of the securities involved.

An otherwise eligible addition is generally not added to the Index at a rebalancing if the company is the target of a confirmed M&A event, and current Index constituents are generally not deleted at a rebalancing solely because they are the target of a pending acquisition.

The Index Sponsor, at its discretion, may retain dividend history for newly formed entities from their predecessor companies.

Corporate Actions.

➢

Change in shares outstanding. Increasing (decreasing) the shares outstanding increases (decreases) the market capitalization of the Index. The change to the index market capitalization causes a divisor adjustment.

➢	Split/Reverse split. Shares outstanding are adjusted by split ratio. Stock price is adjusted by split ratio. There is no change to the index market capitalization and no divisor adjustment.

➢

Ordinary dividend. When a company pays an ordinary cash dividend, also referred to as a regular cash dividend, the Index does not make any adjustments to the price or shares of the stock. As a result there are no divisor adjustments to the Index.

➢	Special dividend. The stock price is adjusted by the amount of the dividend. The net change to the index market capitalization causes a divisor adjustment.

➢	Rights offering. All rights offerings that are in the money on the ex-date are applied under the assumption the rights are fully subscribed. The stock price is adjusted by the value of the rights

Dow Jones U.S. Dividend 100 Index

and the shares outstanding are increased by the rights ratio. The net change in market capitalization causes a divisor adjustment.

Other Adjustments. In cases where there is no achievable market price for a stock being deleted, it may be removed at a zero or minimal price at the Index Committee’s discretion, in recognition of the constraints faced by investors in trading bankrupt or suspended stocks.

Index Governance

The Index is maintained by an Index Committee, which meets regularly. All committee members are full-time professional members of S&P Dow Jones Indices’ staff. At each meeting, the Index Committee may review pending corporate actions that may affect index constituents, statistics comparing the composition of the indices to the market, companies that are being considered as candidates for addition to the Index, and any significant market events. In addition, the Index Committee may revise index policy covering rules for selecting companies, treatment of dividends, share counts or other matters.

S&P Dow Jones Indices considers information about changes its indices and related matters to be potentially market moving and material. Therefore, all Index Committee discussions are confidential.

The Index Committee reserves the right to make exceptions when applying the methodology if the need arises. In any scenario where the treatment differs from the general rules stated in this document or supplemental documents, clients will receive sufficient notice, whenever possible.

In addition to the daily governance of indices and maintenance of index methodologies, at least once within any 12-month period, the Index Committee reviews the methodology to ensure the indices continue to achieve their stated objectives, and that the data and methodology remain effective. In certain instances, S&P Dow Jones Indices may publish a consultation inviting comments from external parties.

Treatment of Distributions

The Index is a total-return index accounts for cash distributions by reinvesting them across the Index after market close on the ex-dividend date.

Holiday Schedule

The Index calculated daily, throughout the calendar year. The only days the Index is not calculated are on days when all exchanges where its constituents are listed are officially closed or if WM Reuters’ exchange rates services are not published.

A complete holiday schedule for the year is available at www.spdji.com.

License Agreement

We have entered into a license agreement with the Index Sponsor providing for the license to us, in exchange for a fee, of the right to use the Dow Jones U.S. Dividend 100 Index, which is owned by the Index Sponsor, in connection with certain securities, including ETRACS 2x Leveraged US Dividend Factor TR ETNs.

STANDARD & POOR’S, S&P, S&P 100, and other S&P brands and product names are trademarks of Standard & Poor’s Financial Services LLP and Dow Jones. DJ, DJIA and Dow Jones Industrial Average are registered trademarks of Dow Jones Trademark Holdings LLC, and their use is granted under a license from S&P Dow Jones Indices.

Dow Jones U.S. Dividend 100 Index

Historical and Estimated Historical Performance

The level of the Dow Jones U.S. Dividend 100 TR Index is deemed to have been 1,000 on December 31, 1998, which is referred to in this section as the “Index commencement date.” The Index Sponsor began calculating the Dow Jones U.S. Dividend 100 TR Index on August 31, 2011. As of January 22, 2021, the most heavily weighted sectors in the Index were financials (26%), industrials (18%), consumer staples (15%) and information technology (14%). The sector weightings are expected to change over time.

Therefore, the historical information for periods prior to August 31, 2011 is hypothetical and is provided as an illustration of how the Dow Jones U.S. Dividend 100 TR Index would have performed during these periods had the Index Sponsor begun calculating the Dow Jones U.S. Dividend 100 TR Index on the Index commencement date using the methodology it currently uses. This data does not reflect actual performance, nor was a contemporaneous investment model run of the Dow Jones U.S. Dividend 100 TR Index. Only historical information for the period from and after August 31, 2011 is based on the actual performance of the Dow Jones U.S. Dividend 100 TR Index.

Any historical and estimated historical upward or downward trend in value of the Dow Jones U.S. Dividend 100 TR Index during any period shown below is not an indication that the value of the Dow Jones U.S. Dividend 100 TR Index is more or less likely to increase or decrease at any time during the term of the ETRACS 2x Leveraged US Dividend Factor TR ETN. The historical or estimated historical total returns do not give an indication of future performance of the Dow Jones U.S. Dividend 100 TR Index. UBS cannot provide any assurance that the future performance of the Dow Jones U.S. Dividend 100 TR Index or the Index Constituent Securities will result in holders of the ETRACS 2x Leveraged US Dividend Factor TR ETN receiving a positive return on their investment.

The table below shows the estimated historical and historical performance of the Index from December 30, 2005 through January 21, 2021.

ESTIMATED HISTORICAL AND HISTORICAL RESULTS FOR THE

PERIOD DECEMBER 30, 2005 THROUGH JANUARY 21, 2021

Year	Ending Level	Annual Return
2005	1877.78
2006	2323.44	23.73%
2007	2520.77	8.49%
2008	1896.71	-24.76%
2009	2263.57	19.34%
2010	2664.63	17.72%
2011	2968.07	11.39%
2012	3312.69	11.61%
2013	4407.92	33.06%
2014	4928.51	11.81%
2015	4922.89	-0.11%
2016	5729.28	16.38%
2017	6933.01	21.01%
2018	6558.75	-5.40%
2019	8354.14	27.37%
2020	9625.60	15.22%
2021 (through January 21, 2021)	9928.22	3.14%

Dow Jones U.S. Dividend 100 Index

ESTIMATED HISTORICAL OR HISTORICAL PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

The table below shows the estimated historical performance of the Dow Jones U.S. Dividend 100 TR Index from December 30, 2005 through January 21, 2021 in comparison with the historical performance of the S&P 500 Total Return Index and the NASDAQ U.S. Dividend Achievers Select Total Return Index.

	Dow Jones U.S. Dividend Total Return Index*	S&P 500 Total Return Index	NASDAQ U.S. Dividend Achievers Select Total Return Index
Total Return	428.72%	321.95%	305.07%
Annualized Return	11.69%	10.03%	9.73%

*

The data for the Dow Jones U.S. Dividend 100 TR Index for periods prior to its inception on August 31, 2011 is estimated and is derived by using the Dow Jones U.S. Dividend 100 TR Index’s calculation methodology with historical prices.

Historical information presented is as of January 21, 2021 and is furnished as a matter of information only. Estimated historical and historical performance of the Dow Jones U.S. Dividend 100 TR Index is not an indication of future performance. Future performance of the Dow Jones U.S. Dividend 100 TR Index may differ significantly from estimated historical and historical performance, either positively or negatively.

The graph below illustrates the estimated historical and historical performance of the Dow Jones U.S. Dividend 100 TR Index and the historical performance of the S&P 500 Total Return Index and the NASDAQ U.S. Dividend Achievers Select Total Return Index from December 30, 2005 to January 21, 2021.

Russell 2000, Russell 1000 Growth and Russell 1000 Value Total Return Indexes

The ETRACS 2x Leveraged US Size Factor TR ETNs, ETRACS 2x Leveraged US Growth Factor TR ETNs and ETRACS 2x Leveraged US Value Factor TR ETNs are linked to the performance of the Russell 2000® Total Return Index (the “Russell 2000 TR Index”), the Russell 1000® Growth Total Return Index (the “Russell 1000 Growth TR Index”) and the Russell 1000® Value Total Return Index (the “Russell 1000 Value TR Index”, and each of these indexes, a “Russell TR Index”), respectively, all of which are sponsored by FTSE Russell, a subsidiary of the London Stock Exchange Group (“FTSE Russell” or, in this section, the “Index Sponsor”).

We describe these indexes together below since although they reflect different market cap segments and investment styles, they are all administered by the same Index Sponsor using the same general methodologies.

Introduction

The Russell 2000 TR Index is the total return version of the Russell 2000® Index and the Russell 1000 Growth TR Index and the Russell 1000 Value TR Index are the total return versions of the Russell 1000® Growth Index and the Russell 1000® Value Index, respectively, which are sub-indexes of the Russell 1000® Index. The Russell 1000® Index includes approximately 1,000 of the largest securities that form the Russell 3000® Index, while the Russell 2000® Index includes approximately 2,000 of the smallest securities that form the Russell 3000® Index. The Russell 3000® Index is comprised of the 3,000 largest U.S. companies, or 98% based on market capitalization, of the investable U.S. equity market, and the Russell 1000® Index represents approximately 94% of the total market capitalization of the Russell 3000® Index while the Russell 2000® Index represents approximately 6% of the total market capitalization of the Russell 3000® Index.

The Russell 2000® Index is intended to provide a comprehensive and unbiased small-cap barometer and is completely reconstituted annually to ensure larger stocks do not distort the performance and characteristics of the true small-cap opportunity set.

The Russell 1000® Growth Index and the Russell 1000® Value Index measure the performance of the large-cap growth and large-cap value segments of the U.S. equity market. They include, respectively, those Russell 1000® companies with higher or lower price-to-book ratios and higher or lower forecasted growth values. They are intended to provide a comprehensive and unbiased barometer for the large-cap growth and large-cap value segments. They are completely reconstituted annually to ensure new and growing equities are included and that the represented companies continue to reflect growth or value characteristics, as applicable.

Index values, yields, constituents and announcements regarding rebalancings can be found at www.ftserussell.com and the current index construction methodology and corporate actions and events guide can be found at https://research.ftserussell.com/products/downloads/Russell-US-indexes.pdf?_ga=2.181072480.691337154.1611261359-1235683994.1593680269 and https://research.ftserussell.com/products/downloads/Corporate_Actions_and_Events_Guide.pdf?_ga=2.226993629.178468616.1611630052-299442690.1611630029.

The inception date of the Russell 2000® Index and the Russell 1000® Index is January 1, 1984. The inception date of the Russell 1000® Growth Index and the Russell 1000® Value Index is January 1, 1987.

Russell 2000, Russell 1000 Growth and Russell 1000 Value Total Return Indexes

Index Construction Methodology

Index Universe. To be eligible for inclusion in the Russell 3000® Index, and thus the Russell 2000® Index or the Russell 1000® Index on which the Russell 1000® Growth Index and the Russell 1000® Value Index are based, a company’s stocks must be listed on the rank day in May of a given year (the timetable is announced each spring) and the Index Sponsor must have access to documentation verifying the company’s eligibility for inclusion. Eligible initial public offerings (“IPOs”) are added to these indexes quarterly, based on total market capitalization rankings within the market-adjusted capitalization breaks established during the most recent reconstitution. To be added to any of these indexes during a quarter outside of reconstitution, IPOs must meet additional eligibility criteria.

For its securities to be eligible for inclusion in these indexes, a company must be included in the U.S. equity markets. The Index Sponsor assigns a company to the U.S. if it is incorporated in, has a stated headquarters in and its equity securities trade on a standard exchange in the U.S. A company may also be assigned to the U.S. if its assets are primarily located in the U.S. and it is incorporated or headquartered in the U.S. or its most liquid exchange is in the U.S., based on the two-year average daily dollar trading value from all exchanges within each country where it is traded. The Index Sponsor may use revenues in lieu of assets for this analysis if there is insufficient information available to determine the location of its assets. If insufficient information is available to determine the location of a company’s assets or revenue, it will be assigned to the U.S. if it is headquartered in the U.S. or if the headquarters of the company is located in certain “benefit-driven incorporation countries” (“BDIs”), and that company’s most liquid stock exchange is in the U.S. The BDI countries are Anguilla, Antigua and Barbuda, Aruba, Bahamas, Barbados, Belize, Bermuda, Bonaire, British Virgin Islands, Cayman Islands, Channel Islands, Cook Islands, Curaçao, Faroe Islands, Gibraltar, Guernsey, Isle of Man, Jersey, Liberia, Marshall Islands, Panama, Saba, Sint Eustatius, Sint Maarten and Turks and Caicos Islands. A U.S.-listed company is not eligible for inclusion within the U.S. equity market if it has been classified by the Index Sponsor as a China N share on the rank date of the index reconstitution. A company will be considered a China N share if the following criteria are satisfied: (i) the company is incorporated outside of the People’s Republic of China, (ii) the company is listed on the NYSE, the NASDAQ or the NYSE MKT, (iii) over 55% of the revenue or assets of the company are derived from the People’s Republic of China, and (iv) the company is controlled by a mainland Chinese entity, company or individual (if the shareholder background cannot be determined with publicly available information, the Index Sponsor will consider whether the establishment and origin of the company are in mainland China and whether the company is headquartered in mainland China). ADRs and ADSs are not eligible for inclusion in the Russell 3000® Index, or consequently, any of the Russell TR Indexes.

The following requirements must also be met for shares to be eligible for inclusion in these indexes:

➢	Trading requirements. The shares must trade on the CBOE NYSE, NYSE American, NYSE Arca or NASDAQ).

➢

Minimum closing price. The shares must have a closing price at or above $1.00 (on its primary exchange) on the rank day in May or the average of its daily closing prices (from its primary exchange) during the 30 days prior to the rank day must be equal to or greater than $1.00. If an existing index member does not trade on the rank day in May, it must price at $1.00 or above on another eligible U.S. exchange to remain eligible for inclusion. A share added during the quarterly IPOs process is considered a new index addition and therefore must have a closing price on its primary exchange at or above $1.00 on the last day of the IPO eligibility period in order to qualify for index inclusion.

➢	Minimum total capitalization. The company’s total market capitalization must be at least $30 million. A company’s capitalization is based on its common stock, other shares that the

Russell 2000, Russell 1000 Growth and Russell 1000 Value Total Return Indexes

holder may exchange at its option for common stock on a one-for-one basis at any time, and in certain cases membership or partnership units. Multiple classes may be combined, as described under “Multiple Share Classes” below, to determine total shares outstanding but tracking stocks are considered separately. Stapled units and other paired share structures are considered eligible for index inclusion, unless an underlying component of the stock is an ineligible security type, such as convertible debt. During annual reconstitution, the last price traded on the primary exchange on the rank day is used to determine market capitalization.

➢	Minimum available shares / float requirement. Greater than 5% of the company’s shares must be available the marketplace, as described under “Float” below.

➢

Company structure. Royalty trusts, most limited liability companies and partnerships, mutual funds, closed-end investment companies, BDCs, ETFs, SPACs, blank-check companies and other companies that are required to report acquired fund fees and expenses (as defined by the SEC) are not eligible.

➢

UBTI screening. Companies (such as real estate investment trusts or publicly traded partnerships) that currently produce unrelated business taxable income (UBTI), or that have produced UBTI in the past and have not precluded it from being produced going forward, are not eligible.

➢

Shares excluded. Preferred and convertible preferred stock, redeemable shares, participating preferred stock, warrants, rights, depositary receipts, installment receipts and trust receipts are excluded.

➢	Minimum voting rights. Greater than 5% of the company’s voting rights must be held by unrestricted shareholders.

Float. After a company’s eligibility for inclusion in an index is determined, its market capitalization is weighted to reflect only those shares available for trading by the public. The weighted (also called float-adjusted) market capitalization is calculated by multiplying the primary closing price by the available shares, or “float.” Adjustments to available shares are reviewed at reconstitution, during quarterly update cycles and for corporate actions such as mergers.

The following are excluded from shares available for trading by the public:

➢	Shares directly owned by state, regional, municipal and local governments (excluding shares held by independently managed pension schemes for governments)

➢	Shares held by directors, senior executives and managers of the company, and by their family and direct relations, and by companies with which they are affiliated

➢	Shares held within employee share plans

➢	Shares held by public companies or by non-listed subsidiaries of public companies

➢	All shares where the holder is subject to a lock-in clause (for the duration of that clause)

➢	All shares where the holder has a stated incentive to retain the shares (e.g. bonus shares paid if holding is retained for a set period of time)

➢

Shares held by an investor, investment company or an investment fund for strategic reasons as evidenced by specific statements to that effect in publicly available announcements, has an employee on the board of directors of a company, has a shareholder agreement, has successfully placed a current member to the board of directors, or has nominated a current member to the board of directors alongside a shareholder agreement with the company

➢	Shares that are subject to on-going contractual agreements (such as swaps) where they would ordinarily be treated as restricted

Russell 2000, Russell 1000 Growth and Russell 1000 Value Total Return Indexes

Shares that are held 10% or more by sovereign wealth funds or by founders, promoters, former directors, venture capital and private equity firms, private companies, individuals (including employees) and shares held by several holders acting in concert will be excluded until the holding falls below 10%. Portfolio holdings (such as pension fund, insurance fund or investment companies) that comprise 30% or more of the total outstanding shares are considered strategic and therefore excluded until they fall below 30%. Changes resulting from primary offerings are generally effected quarterly, while secondary offerings of restricted shares by or on behalf of shareholders are taken into account when made unless restricted shares are sold to another restricted holder.

Multiple Share Classes. If an eligible company trades under multiple share classes or if a company distributes shares of an additional share class to its existing shareholders through a mandatory corporate action, each share class will be reviewed independently for inclusion. Share classes in addition to the primary vehicle (the pricing vehicle) that have a total market capitalization larger than the smallest company in the Russell 3000ETM Index, an average daily dollar trading value that exceeds that of the global median, and a float greater than 5% of shares available in the market place are eligible for inclusion.

The pricing vehicle will generally be designated as the share class with the highest two-year trading volume as of the rank day. In the absence of two years’ worth of data, all available data will be used for this calculation. If the difference between trading volumes for each share class is less than 20%, the share class with the most available shares outstanding will be used as the pricing vehicle. At least 100 day trading volume is necessary to consider the class as a pricing vehicle for existing members. New members will be analyzed on all available data, even if that data is for less than 100 days.

Russell 1000® Growth Index and Russell 1000® Value Index. The constituents of the Russell 1000® Index are assigned to the Russell 1000® Growth Index and the Russell 1000® Value Index using a “non-linear probability” method using three variables: book-to-price (B/P) ratio is used for value, while Institutional Brokers Estimate System (IBES) forecast medium-term growth (2-year) and sales per share historical growth (5-year) are used for growth. The term “probability” is used to indicate the degree of certainty that a stock is value or growth stock based on its relative book-to-price (B/P) ratio, two-year IBES forecast growth and five-year sales per share historical growth. Each constituent is ranked by these metrics and the rankings are converted into standardized units where the value variable represents 50% of the score and the two growth metrics represent 50% of the score. They are then combined to produce a composite value score (“CVS”) by which the stocks are then ranked, and a probability algorithm is applied to the CVS distribution to assign growth and value weights to each stock. In general, a stock with a lower CVS is considered growth, a stock with a higher CVS is considered value and a stock with a CVS in the middle range is considered to have both growth and value characteristics, and is weighted proportionately in the growth index and value index.

Stocks are always fully represented by the combination of their growth and value weights; e.g., a stock that is given a 20% weight in the Russell 1000® Value Index will have an 80% weight in the Russell 1000® Growth Index. If a stock’s initial weight is more than 95% in either the Russell 1000® Value Index or the Russell 1000® Growth Index, the Index Sponsor increases its weight to 100% in that index and removes the stock altogether from the other index. As a result of the 5% rule, roughly 70% of the available market capitalization of the Russell 1000® Index is classified as all-growth or all-value. The remaining 30% of stocks have some portion of their market capitalization allocated to the Russell 1000® Value Index and the Russell 1000® Growth Index, depending on their relative distance from the median value score.

The Index Sponsor implements a banding methodology to the CVS. Accordingly, if the change in a company’s CVS is 0.10 or less and it remains in the Russell 1000® Index at an annual reconstitution, its

Russell 2000, Russell 1000 Growth and Russell 1000 Value Total Return Indexes

relative weightings in the Russell 1000® Growth Index and the Russell 1000® Value Index remain unchanged. Style index assignment for non-pricing vehicle share classes for companies with multiple share classes will be based on that of the pricing vehicle and assigned consistently across all additional share classes.

Stocks with missing or negative values for their book-to-price ratio, missing values for IBES medium-term growth (2 years are required) (negative IBES medium-term growth is valid) or missing sales per share historical growth (5 year) (six years of quarterly numbers are required) are allocated by using the mean value score of the Industry Classification Benchmark’s subsector, sector, supersector or industry group into which the company falls in the Russell 1000® Index. Each missing (or in the case of B/P, negative) variable is substituted with the mean value score of the subsector, sector, supersector or industry independently. A sector must have five members or the substitution reverts to the sector, and so forth to the industry. In addition, a weighted value score is calculated for securities with low analyst coverage for IBES medium-term growth. For securities with coverage by a single analyst, two-thirds of the subsector, sector, supersector or industry value score is weighted with one-third of the security’s independent value score. For those securities with coverage by two analysts, two-thirds of the independent security’s value score is used and only one-third of the subsector, sector, supersector or industry is weighted. For those securities with at least three analysts contributing to the IBES medium-term growth variable, 100% of the independent security’s value score is used.

Index Maintenance

Annual Reconstitution. On the last Friday in June, or on the preceding Friday if the last Friday falls on the 29th or 30th of June, each Russell Index is reconstituted based on the rank of each eligible security as of a date in May previously announced by the Index Sponsor as the “rank day.” The largest 4,000 eligible securities (or all eligible securities if the total number of eligible securities is less than 4,000) are included in the Russell 3000E Index (a broader version of the Russell 3000® Index that consists of the 4,000 largest eligible U.S. companies) and the constituents of the Russell 2000® Index and the Russell 1000® Index are selected based on total market capitalization. Existing constituents within plus or minus 2.5% of any breakpoint remain in the Russell 1000® Index and existing constituents within plus or minus 2.5% of the upper breakpoint remain in the Russell 2000® Index or the Russell 3000® Index.

Quarterly Rebalancing. In addition to the annual reconstitutions, weightings are adjusted on the third Friday of each March, September and December to reflect cumulative changes of greater than 1% of total outstanding shares or 3% of free float (or 1% in the case of constituent securities with a free float of 15% or less), with the cut-off date for new information occurring on the Friday five weeks prior to the effective date of the adjustments. Changes in a security’s free float due to the expiration of a lock-up agreement or the exercise of an over-allotment option are implemented as part of quarterly rebalancings.

Ongoing Maintenance. Weightings may also be adjusted for primary or secondary offerings if there is a change of $1 billion measured by the change in index shares and the offering price or there is a resultant 5% change in index shares and a change of $250 million. These changes are generally implemented two days after pricing of the offering.

Initial Public Offerings. Eligible initial public offerings are added quarterly. Companies filing an initial public offering registration statement and listing on an eligible U.S. exchange within the same quarter (subject to a one-month window) are reviewed for eligibility regardless of previous trading activity. Companies previously trading on foreign exchanges or in the OTC markets may be reviewed for eligibility if they file or listing on an eligible exchange. Special rules apply to variable and best efforts offerings and direct listings, as well as shares subject to lock-up agreements and over-allotment options.

Russell 2000, Russell 1000 Growth and Russell 1000 Value Total Return Indexes

Corporate Actions. The Index Sponsor generally applies corporate actions on a daily basis. In appropriate cases corporate actions scheduled to become effective after a reconstitution may be implemented as part of the reconstitution. Securities that are removed as a result of corporate actions are not replaced until the annual reconstitution of the indexes. The 2.5% buffers applicable to inclusion or exclusion from the Russell 2000® Index or the Russell 1000® Index are also not applicable to corporate actions. The Index Sponsor uses a principles based approach in determining the treatment of corporate actions. Adjustments are mandatory in the case of actions with a prescribed ex-date, while adjustments are discretionary for company news, such as secondary share sales, that might affect an index, for example by changing the float and thus the weighting of a constituent security. The Index Sponsor has established policies for events such as REIT conversions and rights offerings. The policies applicable to some of the more common events are described in the following sections.

Mergers, Acquisitions and Tender Offers. Mergers and acquisitions (M&A) activity may result in changes to index membership as well as to weightings. Adjustments due to mergers and acquisitions are applied to the indexes after the action is determined to be final, typically after the close of the last trade date of the target company, although the Index Sponsor may consider M&A transactions final prior to shareholder approval or prior to a delisting notice based on a variety of factors, and may rely on estimates in certain situations where final results are not available, and update the index as necessary at the next scheduled review, or earlier in the case of stock-for-stock transactions.

A company acquired as a result of a tender offer is removed (i) when (a) offer acceptances reach 90%, (b) shareholders have validly tendered and the shares have been irrevocably accepted for payment, and (c) all conditions to the offer have been reasonably met and the acquirer has not explicitly stated that it does not intend to acquire the remaining shares; (ii) where offer acceptances are below 90%, there is reason to believe that the remaining free float is under 5% based on information available at the time; or (iii) following completion of the offer the acquirer has stated intent to finalize the acquisition via a short-form merger, squeeze-out, top-up option or any other compulsory mechanism.

Where the conditions for index deletion are not met, the Index Sponsor may implement a free float change to the security’s weighting based on the reported acceptance results at the expiration of the initial, subsequent or final offer period where (i) the minimum acceptance level as stipulated by the acquiror is met; (ii) shareholders have validly tendered and the shares have been irrevocably accepted for payment; (iii) all conditions to the offer have been reasonably met, and (iv) the change to the current float factor is greater than 3%. A minimum two-day notice period of the change is generally provided. If the offer consideration includes stock, the acquiring company’s shares reflected in the indexes will be increased proportionate to the free float change of the target company. If the target company’s free float change is greater than 3%, the associated change to the acquiring company’s shares will be implemented regardless of size. Additionally, if the change to the target company is less than 3%, then no change will be implemented to the target or the acquiring company at the time of the event, regardless of any change to the acquiring company’s shares. The target company will then be deleted as a second-step, if the conditions for deletion are achieved at the expiration of a subsequent offer period.

If an index constituent is acquired for cash, it is deleted from the index at the last traded price, or at the offer price if trading is halted at the time of index implementation. Stock mergers between index constituents are reflected by the deletion of the target from the index and the increase in shares of the acquirer’s stock. The Index Sponsor maintains additional policies for the treatment of mergers between constituents for cash and stock, including at the election of the target shareholders.

An acquiring company that is not included in the target’s index will be added at the time of the merger, regardless of previous eligibility screenings, if it becomes eligible as a result of the merger, and will be

Russell 2000, Russell 1000 Growth and Russell 1000 Value Total Return Indexes

assumed for this purpose to inherit the target company’s liquidity. Shares attributed to the acquiring company prior to the merger will be reviewed for inclusion at the next quarterly rebalancing.

Where a constituent company acquires a non-constituent for shares, or a combination of cash and shares, the shares of the constituent company will only be updated to reflect the merger when the acquired company is already within the FTSE Russell Index universe. Otherwise, the shares in the acquiring constituent company will be reviewed at the next quarterly review.

Spin-offs. Spun-off companies are added to the parent company’s index if the parent company’s market value is reduced simultaneously per the spin-off valuation. Spun-off companies are added to the index at the same time as they are spun-off from their parent company on the ex-date of the distribution.

Split-offs. When a constituent company offers shareholders the option to exchange some or all of their shares for shares in another company, upon expiration of the offer the Index Sponsor will decrease the available shares in the offering company, and increase the available shares of the ‘split-off’ company, based on the results of the offering if the change to the parent company is greater than 3% (to index shares).

Suspended stocks. A stock will be deleted as a constituent if it is delisted from all eligible exchanges, becomes bankrupt, files for bankruptcy protection, is insolvent or is liquidated, or where evidence of a change in circumstances makes it ineligible for index inclusion. If, however, a stock is suspended, the Index Sponsor will determine its treatment as follows:

➢

if a constituent is declared bankrupt without any indication of compensation to shareholders, the last traded price will be adjusted to zero value and the constituent will be removed from the index with appropriate notice (typically two business days);

➢	in all other cases, a constituent will continue to be included in the index for a period of up to 20 business days at its last traded price;

➢

if a constituent continues to be suspended at the end of that period, it will be subject to review. The Index Sponsor will take into account the stated reasons for the suspension. These reasons may include announcements made by the company regarding a pending acquisition or restructuring, and any stated intentions regarding a date for the resumption of trading. If following review, a decision is made to remove the constituent, the Index Sponsor will generally provide 20 business days’ notice that it intends to remove the constituent, at zero value, at the conclusion of the notice period. If the security has not resumed trading at the conclusion of the notice period, it will be removed with two days’ notice;

➢

if a suspended constituent resumes trading on or before the last business day of the notice period, the deletion notice will be rescinded and the constituent will be retained in the index. However, where the constituent resumes trading after the 40th business day of suspension, the constituent will continue to be removed from the index as previously announced but in these circumstances the deletion will instead be implemented at market value unless there are barriers that render a market value irreplicable. In this event, the company will continue to be removed at zero;

➢	if the notice period expires in the week preceding an index review, the company will be removed in conjunction with the index review;

➢

in certain limited circumstances where the index weight of the constituent is significant and the Index Sponsor determines that a market-related value can be established for the suspended constituent, for example because similar company securities continue to trade, deletion may take place at the market-related value instead; and

Russell 2000, Russell 1000 Growth and Russell 1000 Value Total Return Indexes

➢

if a constituent has been removed from the index and trading is subsequently restored, the constituent will only be reconsidered for inclusion after a period of 12 months from its deletion. For the purposes of index eligibility, it will be treated as a new issue.

Deletions. A stock will be deleted as a constituent if it is delisted from all eligible exchanges. A stock will be deleted if the Index Sponsor becomes aware that it has become bankrupt, has filed for bankruptcy protection, enters administration, is insolvent or is liquidated, or where evidence of a change in circumstances makes it ineligible for index inclusion.

Companies that file for a Chapter 7 bankruptcy, Chapter 11 bankruptcy protection or a liquidation plan will be removed from the index at the time of filing (except when shareholder approval is required to finalize the liquidation plan, in which case the company will be removed once shareholder approval has been granted). If a company is being removed in accordance with this provision and is not trading, the stock may be removed at a nominal price of $0.0001 or, if a price on an ineligible market is available, it may be removed using this price.

A stock which has been deleted from an Index as a result of bankruptcy protection or insolvency will only be reconsidered for index eligibility after a period of 12 months from when it comes out of bankruptcy protection.

A stock will also be deleted if the Index Sponsor becomes aware (at a quarterly review) that the price of an existing constituent is considered reaching its minimum permissible trade price. The constituent will be removed from the index in line with the review subject to it still being at the minimum permissible trade price up to the start of the quarterly review lock down period.

Stock distributions and distributions in kind. A price adjustment for stock distributions is applied on the ex-date of the distribution. If the Index Sponsor is able to value an in kind distribution prior to the ex-date, a price adjustment is made to the company paying the dividend at the open on the ex-date. If no valuation of the distribution exists prior to the ex-date, no price adjustment is applied. If the company whose holders are receiving the distribution is an index member, its shares will be increased according to the terms of the distribution. If it is not an index member, the distributed shares will be added to the index until they have been settled and have listed, at which point they will be removed at the last traded price giving appropriate notice.

Index Governance

To oversee its indexes, including the Russell TR Indexes, FTSE Russell employs a governance framework that encompasses product, service and technology governance. The framework incorporates the London Stock Exchange Group’s three lines of defense risk management framework and is designed to ensure compliance with the IOSCO Principles for Financial Benchmarks and the European benchmark regulation. The first line bodies, which include the FTSE Russell Product Governance Board, Technical, Operational and Methodology Forums and External Advisory Committees, are operated by FTSE Russell executive management. They act within the risk appetite set by the second line Oversight Committee to ensure that new indexes and other FTSE Russell products can be operated and maintained to satisfactory standards, and that changes and enhancements to existing indexes are made with the support of index users and other stakeholders. The Internal Audit function is the third line of defense in the LSE Group’s risk control structure and has no operational responsibilities over the entities or processes which it reviews.

Russell 2000, Russell 1000 Growth and Russell 1000 Value Total Return Indexes

Treatment of Distributions

Since the Russell TR Indexes are total-return indexes, they account for regular cash distributions by reinvesting them across the index after market close on the ex-dividend date. Extraordinary cash dividends are not included in total-return index calculations unless the Index Sponsor determines that they are paid on three or more occasions in a recurring cycle.

Holiday Schedule

The Index is calculated when the NYSE is open.

License Agreement

We have entered into a license agreement with FTSE Russell providing for the license to us, in exchange for a fee, of the right to use the Russell TR Indexes, which are owned by the Index Sponsor, in connection with certain securities, including ETRACS 2x Leveraged US Size Factor TR ETNs, ETRACS 2x Leveraged US Growth Factor TR ETNs and ETRACS 2x Leveraged US Value Factor TR ETNs. We are not affiliated with the Index Sponsor, and the only relationship between the Index Sponsor and us is the licensing of the use of the Russell TR Indexes and the related trademarks.

UBS AG does not accept any responsibility for the calculation, maintenance or publication of the Russell TR Indexes or any successor indexes.

The Securities have been developed solely by UBS AG. The Securities are not in any way connected to or sponsored, endorsed, sold or promoted by the London Stock Exchange Group plc and its group undertakings (collectively, the “LSE Group”). FTSE Russell is a trading name of certain of the LSE Group companies.

All rights in the Russell TR Indexes and the other indexes referred to in this section vest in FTSE Russell. “FTSE Russell®”, “Russell 2000® Index” “Russell 1000® Value Index”, “Russell 1000® Growth Index” and Russell 3000® Index” are trademarks of FTSE Russell and are used by any other LSE Group company under license.

The Russell TR Indexes are calculated by or on behalf of FTSE International Limited or its affiliate, agent or partner. The LSE Group does not accept any liability whatsoever to any person arising out of (a) the use of, reliance on or any error in the Index or (b) investment in or operation of the ETRACS 2x Leveraged US Size Factor TR ETNs, ETRACS 2x Leveraged US Growth Factor TR ETNs and ETRACS 2x Leveraged US Value Factor TR ETNs. The LSE Group makes no claim, prediction, warranty or representation either as to the results to be obtained from the notes or the suitability of the Russell TR Indexes for the purpose to which they are being put by UBS AG.

Historical and Estimated Historical Performance

Russell 2000 TR Index

The level of the Russell 2000 TR Index is deemed to have been 100 on December 29, 1978, which is referred to in this section as the “Index commencement date.” The Index Sponsor began calculating the Russell 2000 TR Index on January 1, 1984. As of January 22, 2021 the most heavily weighted sectors in the Russell 2000® Index were healthcare (21%), industrials (16%), financials (15%), consumer discretionary (14%) and information technology (14%). The sector weightings are expected to change over time.

Russell 2000, Russell 1000 Growth and Russell 1000 Value Total Return Indexes

Any historical upward or downward trend in value of the Russell 2000 TR Index during any period shown below is not an indication that the value of the Russell 2000 TR Index is more or less likely to increase or decrease at any time during the term of the ETRACS 2x Leveraged US Size Factor TR ETN. The historical total returns do not give an indication of future performance of the Russell 2000 TR Index. UBS cannot provide any assurance that the future performance of the Index or the Index Constituent Securities will result in holders of the ETRACS 2x Leveraged US Size Factor TR ETN receiving a positive return on their investment.

The table below shows the historical performance of the Index from December 30, 2005 through January 21, 2021.

HISTORICAL RESULTS FOR THE

PERIOD DECEMBER 30, 2005 THROUGH JANUARY 21, 2021

Year	Ending Level	Annual Return
2005	2812.35
2006	3328.90	18.37%
2007	3276.77	-1.57%
2008	2169.65	-33.79%
2009	2759.18	27.17%
2010	3500.15	26.85%
2011	3353.99	-4.18%
2012	3902.37	16.35%
2013	5417.36	38.82%
2014	5682.50	4.89%
2015	5431.67	-4.41%
2016	6589.05	21.31%
2017	7554.17	14.65%
2018	6722.15	-11.01%
2019	8437.98	25.53%
2020	10122.27	19.96%
2021 (through January 21, 2021)	10978.01	8.45%

HISTORICAL PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

The table below shows the historical performance of the Russell 2000 TR Index from December 30, 2005 through January 21, 2021 in comparison with the historical performance of the S&P 500 Total Return Index and the S&P SmallCap 600 Growth Total Return Index.

	Russell 2000 Total Return Index	S&P 500 Total Return Index	S&P SmallCap 600 Total Return Index
Total Return	290.35%	321.95%	320.86%
Annualized Return	9.47%	10.03%	10.01%

Historical information presented is as of January 21, 2021 and is furnished as a matter of information only. Historical performance of the Russell 2000 TR Index is not an indication of future performance. Future performance of the Russell 2000 TR Index may differ significantly from estimated historical and historical performance, either positively or negatively.

Russell 2000, Russell 1000 Growth and Russell 1000 Value Total Return Indexes

The graph below illustrates the historical performance of the Russell 2000 TR Index, the S&P 500 Total Return Index and the S&P SmallCap 600 Growth Total Return Index from December 30, 2005 to January 21, 2021.

Russell 1000 TR Growth Index

The level of the Russell 1000 Growth TR Index is deemed to have been 19.3530 on December 29, 1978, which is referred to in this section as the “Index commencement date.” The Index Sponsor began calculating the Russell 1000 Growth TR Index on January 1, 1987. As of January 22, 2021 the most heavily weighted sectors in the Russell 1000® Growth Index were information technology (45%), consumer discretionary (17%), healthcare (14%) and communication services (11%). The sector weightings are expected to change over time.

Any historical upward or downward trend in value of the Russell 1000 Growth TR Index during any period shown below is not an indication that the value of the Russell 1000 Growth TR Index is more or less likely to increase or decrease at any time during the term of the ETRACS 2x Leveraged US Growth Factor TR ETN. The historical total returns do not give an indication of future performance of the Russell 1000 Growth TR Index. UBS cannot provide any assurance that the future performance of the Russell 1000 Growth TR Index or the Index Constituent Securities will result in holders of the ETRACS 2x Leveraged US Growth Factor TR ETN receiving a positive return on their investment.

Russell 2000, Russell 1000 Growth and Russell 1000 Value Total Return Indexes

The table below shows the historical performance of the Russell 1000 Growth TR Index from December 30, 2005 through January 21, 2021.

HISTORICAL RESULTS FOR THE

PERIOD DECEMBER 30, 2005 THROUGH JANUARY 21, 2021

Year	Ending Level	Annual Return
2005	411.95
2006	449.33	9.07%
2007	502.41	11.81%
2008	309.30	-38.44%
2009	424.39	37.21%
2010	495.30	16.71%
2011	508.39	2.64%
2012	585.96	15.26%
2013	782.16	33.48%
2014	884.23	13.05%
2015	934.35	5.67%
2016	1000.47	7.08%
2017	1302.73	30.21%
2018	1283.01	-1.51%
2019	1749.89	36.39%
2020	2423.48	38.49%
2021 (through January 21, 2021)	2489.63	2.73%

HISTORICAL PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

The table below shows the historical performance of the Russell 1000 Growth TR Index from December 30, 2005 through January 21, 2021 in comparison with the historical performance of the S&P 500 Total Return Index and the S&P 500 Growth Total Return Index.

	Russell 1000 Growth Total Return Index	S&P 500 Total Return Index	S&P 500 Growth Total Return Index
Total Return	504.35%	321.995%	464.78%
Annualized Return	12.69%	10.03%	12.18%

Historical information presented is as of January 21, 2021 and is furnished as a matter of information only. Historical performance of the Russell 1000 Growth TR Index is not an indication of future performance. Future performance of the Russell 1000 Growth TR Index may differ significantly from estimated historical and historical performance, either positively or negatively.

Russell 2000, Russell 1000 Growth and Russell 1000 Value Total Return Indexes

The graph below illustrates the historical performance of the Russell 1000 Growth TR Index, the S&P 500 Total Return Index and the S&P 500 Growth Total Return Index from December 30, 2005 to January 21, 2021.

Russell 1000 TR Value Index

The level of the Russell 1000 Value TR Index is deemed to have been 18.2330 on January 31, 1979, which is referred to in this section as the “Index commencement date.” The Index Sponsor began calculating the Russell 1000 Value TR Index on January 1, 1987. As of January 22, 2021, the most heavily weighted sectors in the Russell 1000® Value Index were financials (20%), healthcare (14%), industrials (13%) and information technology (10%). The sector weightings are expected to change over time.

Any historical upward or downward trend in value of the Russell 1000 Value TR Index during any period shown below is not an indication that the value of the Russell 1000 Value TR Index is more or less likely to increase or decrease at any time during the term of the ETRACS 2x Leveraged US Value Factor TR ETN. The historical total returns do not give an indication of future performance of the Russell 1000 Value TR Index. UBS cannot provide any assurance that the future performance of the Russell 1000 Value TR Index or the Index Constituent Securities will result in holders of the ETRACS 2x Leveraged US Value Factor TR ETN receiving a positive return on their investment.

Russell 2000, Russell 1000 Growth and Russell 1000 Value Total Return Indexes

The table below shows the historical performance of the Russell 1000 Value TR Index from December 30, 2005 through January 21, 2021.

HISTORICAL RESULTS FOR THE

PERIOD DECEMBER 30, 2005 THROUGH JANUARY 21, 2021

Year	Ending Level	Annual Return
2005	639.95
2006	782.31	22.25%
2007	780.95	-0.17%
2008	493.18	-36.85%
2009	590.29	19.69%
2010	681.82	15.51%
2011	684.49	0.39%
2012	804.33	17.51%
2013	1065.96	32.53%
2014	1209.35	13.45%
2015	1163.07	-3.83%
2016	1364.75	17.34%
2017	1551.23	13.66%
2018	1422.99	-8.27%
2019	1800.67	26.54%
2020	1851.01	2.80%
2021 (through January 21, 2021)	1909.27	3.15%

HISTORICAL PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

The table below shows the historical performance of the Russell 1000 Value TR Index from December 30, 2005 through January 21, 2021 in comparison with the historical performance of the S&P 500 Total Return Index and the S&P 500 Value Total Return Index.

	Russell 1000 Value Total Return Index	S&P 500 Total Return Index	S&P 500 Value Total Return Index
Total Return	198.35%	196.85%	321.95%
Annualized Return	7.53%	7.49%	10.03%

Historical information presented is as of January 21, 2021 and is furnished as a matter of information only. Historical performance of the Russell 1000 Value TR Index is not an indication of future performance. Future performance of the Russell 1000 Value TR Index may differ significantly from estimated historical and historical performance, either positively or negatively.

Russell 2000, Russell 1000 Growth and Russell 1000 Value Total Return Indexes

The graph below illustrates the historical performance of the Russell 1000 Value TR Index, the S&P 500 Total Return Index and the S&P 500 Value Total Return Index from December 30, 2005 to January 21, 2021.

MSCI USA Minimum Volatility, Momentum and Sector Neutral Quality Indexes

The ETRACS 2x Leveraged MSCI US Minimum Volatility Factor TR ETNs, ETRACS 2x Leveraged MSCI US Momentum Factor TR ETNs and ETRACS 2x Leveraged MSCI US Quality Factor TR ETNs are linked to the performance of the MSCI USA Minimum Volatility USD Index (the “MSCI USA Minimum Volatility Index”), MSCI USA Momentum USD Index (the “MSCI USA Momentum Index”) and MSCI USA Sector Neutral Quality USD Index (the “MSCI USA Sector Neutral Quality Index”, and each of these indexes, an “MSCI Index”), respectively, all of which are total return indexes sponsored by MSCI, Inc. (“MSCI” or, in this section, the “Index Sponsor”).

We describe the MSCI Indexes together below since although they reflect different investment strategies, they are all administered by the same Index Sponsor and derived from the MSCI USA Index, their parent index (in this section, the “Parent Index”).

Introduction

The Parent Index is designed to measure the performance of the large and mid-cap segments of the U.S. equity market. As of November 30, 2020, it included 618 Index Constituent Securities and covered approximately 85% of the free-float adjusted market capitalization in the U.S.

The MSCI USA Minimum Volatility Index is designed to optimize the Parent Index for the lowest absolute volatility with a certain set of constraints. The MSCI USA Momentum Index is designed to reflect the performance of an equity momentum strategy by emphasizing stocks with high price momentum, while maintaining reasonably high trading liquidity, investment capacity and moderate index turnover. The MSCI USA Sector Neutral Quality aims to capture the performance of large- and mid-cap U.S. equities among the existing constituent securities of the Parent Index that exhibit stronger quality characteristics relative to their peers within the same sector. We describe the construction of the Parent Index below before describing the three MSCI Indexes since inclusion in the Parent Index is required for inclusion in one or more of the MSCI Indexes.

Index values, yields and constituents and announcements regarding rebalancings of the MSCI Indexes can be found at www.msci.com.

Parent Index

The Parent Index is constructed using a multistep process by defining the equity universe, determining the market investable equity universe, determining market capitalization size segments and applying a set of rules to construct the Parent Index.

Equity Universe. The equity universe is defined by identifying eligible equity securities and classifying them into the appropriate country. All listed equity securities, including REITS, are eligible for inclusion, while mutual funds, ETFs, equity derivatives and most investment trusts are not. Preferred shares that resemble fixed-income securities are not eligible, while those that resemble common stock but have different voting rights may be eligible, and stapled securities are eligible if each of the underlying components exhibits characteristics of equity securities. Eligible equity securities classified to the U.S. may be included in the Parent Index. The Index Sponsor generally classifies a company to its country of incorporation if its securities have a primary listing there. Where these differ, the Index Sponsor considers a set of criteria, including:

➢	the security’s secondary listings if any;

➢	the geographic distribution of the company’s shareholder base;

MSCI USA Minimum Volatility, Momentum and Sector Neutral Quality Indexes

➢	the geographic distribution of the company’s management;

➢	the location of its headquarters;

➢	the geographic distribution of its operations (in terms of assets and revenues);

➢	the company’s history, and

➢	the country in which investors consider the company to be most appropriately classified.

Companies listed in the U.S. may be classified in the U.S. provided that they file a Form 10-K/10-Q and four of the following five variables do not point to another single country: operations, revenues, headquarters, management and shareholder base. Companies incorporated in Puerto Rico and listed in the U.S. are generally classified in the U.S. Changes in country classifications are generally made as part of the November semi-annual index review.

Market Investable Equity Universe. The market investable equity universe for the Parent Index is derived by applying investability screens to individual companies and securities. These screens include requirements as to minimum size, minimum free float-adjusted market capitalization, liquidity and length of trading.

Minimum size is determined by ranking companies in descending order of full market capitalization and calculating cumulative free-float adjusted market capitalization until it reaches 99% of the total for all ranked companies. Each security must have a free float-adjusted market capitalization equal to or higher than 50% of a minimum size requirement. A security must have a listing on one or more of the NYSE, Nasdaq Global Select Market, Global Market and Capital Market, NYSE American, NYSE Arca and BATS Exchange that meets minimum liquidity requirements based on three- and 12-month annual traded value ratios (“ATVR”) and three-month frequency of trading. A minimum liquidity level of 20% of three-month ATVR and 90% of three-month frequency of trading over the last four consecutive quarters, as well as 20% of 12-month ATVR are required for the inclusion. New issues are generally required to have started trading at least three months prior to the implementation of a semi-annual index review unless the meet certain size requirements.

Market Capitalization Segments and Index Construction. Securities meeting the above requirements are then ranked by full market capitalization to assign them to market size segments. For the Parent Index, which is a large- and mid-cap index, a minimum size range is established based on the full market capitalization of lowest ranked security that, together with all higher ranked securities, comprise 85% of total U.S. equity market capitalization. A security may be included only if its free float-adjusted market capitalization is at least 50% of the relevant market size cut-off. Companies are retained in, added to or removed from the Parent Index based on the above minimum size range and a set of rules designed to control turnover by prioritizing current constituents.

MSCI USA Minimum Volatility Index

The MSCI USA Minimum Volatility Index (in this section, the “Index”) is designed to provide the lowest return variance for a given covariance matrix of stock returns and is calculated using Barra Optimizer1 in combination with the relevant Barra Equity Model to optimize the Parent Index for the lowest absolute volatility with a certain set of constraints. These constraints include index turnover limits as well as minimum and maximum constituent and sector weights relative to the Parent Index. The Index was launched on June 2, 2008.

[1]

Barra Optimizer is an optimization software library of algorithms that utilize multiple optimization engines of MSCI, Inc. and third parties to create index tracking portfolios, manage asset allocation, implement tax-aware strategies, and other objectives of portfolio managers.

MSCI USA Minimum Volatility, Momentum and Sector Neutral Quality Indexes

The index constituents of the selected Parent Index serve as the universe of eligible securities for optimization. The optimization relies on the factor exposures for all the securities in the Parent Index and the factor co-variance matrix of the Barra Model.

At each semi-annual index review, the following optimization constraints are employed, which aim to ensure replicability and investability while achieving the lowest volatility for a given set of constraints.

➢	The maximum weight of an index constituent will be restricted to the lower of 1.5% or 20 times the weight of the security in the Parent Index.

➢	The minimum weight of an index constituent will be 0.05%.

➢	The sector weights will not deviate more than +/-5% from the sector weights of the Parent Index.

➢

No constraint will be applied on the exposure of the Index to the beta and residual volatility risk index factors. Exposure to all other risk index factors will be restricted to +/-0.25 standard deviations relative to the Parent Index.

➢	The one way turnover of the Index for each semi-annual review is constrained to a maximum of 10%.

The security co-variance matrix used to determine the Index is maintained on a monthly basis. For semi-annual index reviews, the security covariance matrices as of the end of the immediately preceding month are used.

At each rebalancing, a constraint factor is calculated for each constituent in the Index. The constraint factor is defined as the weight in the Index at the time of the rebalancing divided by the constituent’s weight in the Parent Index. The constraint factor as well as the constituents in the index remains constant between semi-annual index reviews except in case of corporate events as described below.

MSCI USA Momentum Index

The MSCI USA Momentum Index (in this section, the “Index”) is designed to reflect the performance of an equity momentum strategy by emphasizing stocks with high price momentum, while maintaining reasonably high trading liquidity, investment capacity and moderate index turnover. The Index was launched on February 15, 2013.

The Index is constructed by selecting a set number of securities from the Parent Index with the highest Momentum Scores (defined below). The market capitalization of securities is then weighted based on the Momentum Score. The applicable universe from which Index Component Securities for the Index are selected includes all the existing constituents of the Parent Index. The Index is rebalanced semi-annually as described below, but additional rebalancings may be triggered if the monthly change in the annualized volatility of the Parent Index computed using trailing 3-month daily returns exceeds a specified threshold. If an additional rebalancing is triggered, the Momentum scores described below are based only on 6-month Price Momentum.

Determination of Momentum Score: The Momentum value for each component security in the Parent Index is calculated by combining recent 12-month and 6-month price performance of the security.

6-month Price Momentum = ((PT-1/PT-7)-1) – (3-month T-bill rate)

12-month Price Momentum = ((PT-1/PT-13)-1) – (3-month T-bill rate)

MSCI USA Minimum Volatility, Momentum and Sector Neutral Quality Indexes

Where, PT-1 = Security Local Price one month prior to the rebalancing date (T)

PT-7 = Security Local Price seven months prior to the rebalancing date (T)

PT-13 = Security Local Price 13 months prior to the rebalancing date (T)

The price performance of the security is computed excluding recent 1-month price performance. If 12-month Price Momentum is missing, only 6-month Price Momentum is used for computation of Momentum value. Momentum value is not computed for a security if 6-month Price Momentum is not available. In the absence of a Momentum value for a security, it is not considered for inclusion in the Index.

Risk-Adjusted Momentum Value: A Momentum value computed above is further adjusted with corresponding volatility of the security.

Risk-adjusted Price Momentumi = Price Momentumi /si

Where, si = Annualized Standard Deviation of weekly returns over the past 3 years.

Calculating the Momentum Score: Risk-adjusted Price Momentum values (for the 6-month horizon and 12-month horizon) computed above are standardized into z-scores. The z-scores are combined in equal proportion and standardized to arrive at a single Momentum combined score (C).

C = (6-month Momentum Z-score x 0.5) + (12-month Momentum Z-score x 0.5)

The single Momentum combined score (C) computed above is then standardized by calculating the z-scores to compute the standardized momentum Z-score (Z). Momentum Z-score is then “winsorized” at +/– 3, which means that the Z-scores above 3 are capped at 3 and Z-scores below -3 are capped at -3.

If the momentum Z-score for a security is positive, its Momentum Score is 1 + Z and the momentum Z-score for a security is negative, its Momentum Score is (1 – Z)-1.

Security Selection: The Index is constructed with a fixed number of securities approach. All the existing constituents of the Parent Index are ranked in the descending order of their unwinsorized Momentum Z-scores. If multiple securities have the same unwinsorized Momentum Z-score, then the security having a higher weight in the Parent Index is given a higher rank. A fixed number of securities with the highest positive Momentum Z-scores are predetermined for the Index at initial construction with an aim to attain a high exposure to the Momentum factor while maintaining sufficient index market capitalization and number of securities coverage. The fixed number for security selection determined at initial construction is evaluated at every semi-annual index review to ensure that the Momentum universe has sufficient index market capitalization coverage. A buffer rule is applied at 50% of the fixed number of securities in order to reduce index turnover. Existing securities ranking ahead of the buffer zone are retained in the Index, while within the buffer zone existing constituents are retained prior to adding new constituents to reach the requisite fixed number of securities.

Weighting Scheme: For each rebalancing effective date, all the securities eligible for inclusion in the Index are weighted by the product of their market capitalization weight in the MSCI USA Index and the Momentum Score computed as described above.

Momentum Weight = Momentum Score x Market Capitalization Weight in the Parent Index

MSCI USA Minimum Volatility, Momentum and Sector Neutral Quality Indexes

The above weights are then normalized to 100%. The final security level inclusion factor is determined as the ratio of the final security level weight and the security level pro forma market capitalization weight in the Parent Index. To mitigate the impact of stock-specific risk, each individual issuer is capped at 5% of the Index.

MSCI USA Sector Neutral Quality USD Index

The MSCI USA Sector Neutral Quality USD Index (in this section, the “Index”) aims to capture the performance of large- and mid-cap U.S. equities among the existing constituent securities of the Parent Index that exhibit stronger quality characteristics relative to their peers within the same Global Industry Classification Standard (GICS®) sector based on three winsorized fundamental variables: high return-on-equity, low leverage and low earnings variability. All securities eligible for inclusion in the Index are weighted by the product of their market cap weight in the Parent index and their quality score. The weights of securities within each sector are then normalized so that the weight of each sector in the Index matches the weight of the applicable sector in the Parent Index at rebalancing. The Index was launched on December 12, 2014.

The index methodology also targets minimal active weights on sectors while ensuring reasonably high trading liquidity and investment capacity of constituent companies.

Determination of Quality Score: The Quality Score for each constituent security is calculated by combining Z-Scores of three winsorized fundamental variables: (1) return on equity (“ROE”), (2) debt to equity, and (3) earnings variability.

ROE is calculated using the trailing 12 month earnings per share and latest book value per share.

ROE	=	Trailing 12 month earnings per share
Latest book value per share

Debt to equity is calculated using the latest fiscal year total debt and book value.

debt to equity	=	Total debt
Book value

Earnings variability is calculated as the standard deviation of year-on-year earnings per share growth over the last five fiscal years.

Winsorizing the Fundamental Variables: As part of the standardization process, outlier values of the three fundamental variables are winsorized to ensure that the average values used to standardize the variables are less affected by extreme values. For a given variable, the values for all securities are first ranked in ascending order within each Parent Index. Missing values are excluded from the ranking. Then, for securities that lie below the 5th percentile rank or above the 95th percentile rank, their value is set equal to the value of the 5th percentile ranked or 95th percentile ranked security, as applicable.

Calculating the Z-Scores: After winsorizing all the three variables within the Parent Index, the z-score for each of the three variables for each security can be calculated using the mean and standard deviation of the relevant variable within the Parent Index. Computing a z-score standardizes a variable in order to combine it with other variables that may have a different unit of measurement or a different scale. Because it has a mean value of zero and a standard deviation of 1, the value of a z-score shows how many standard deviations a given value lies from the mean.

MSCI USA Minimum Volatility, Momentum and Sector Neutral Quality Indexes

The z-score for ROE is defined as:

z	=	(x – µ)
s

Where:

➢	x is the winsorized variable for a given security;

➢	µ is the mean of the winsorized variable in the Parent Index universe, excluding missing values; and

➢	s is the standard deviation of the winsorized variable in the Parent Index universe, excluding missing values.

The z-score for the debt to equity and earnings variability is defined as:

z	=	–	(x – µ)
s

A negative z-score is calculated to ensure that a security having higher debt to equity or higher earnings variability gets a lower respective z-score.

Calculating the Quality Score: After standardizing each of the three variable values for each security, a composite quality z-score (“Quality Z-Score”) is calculated for each security. The Quality Z-Scores are computed by averaging the z-scores of all the three fundamental descriptors as calculated above. Computation of the Quality Z-Score also depends on the availability of fundamental variables as follows:

➢	If ROE is missing, the composite Quality Z-Score is not calculated and the security will not be part of the MSCI Sector Neutral Quality Index.

➢	If debt to equity is missing but the other two variables are available, the composite Quality Z-Score is calculated using ROE and earnings variability z-scores.

➢	If earnings variability is missing but the other two variables are available, the composite Quality Z-Score is calculated using ROE and debt-to-equity z-scores.

➢	If debt to equity and earnings variability are missing but ROE is available, the composite Quality Z-Score is not calculated and the security will not be included in the Index.

➢	If all three variables are missing, the security will not be included in the Index.

A sector-relative quality score is then derived from the composite Quality Z-Score by standardizing the composite Quality Z-Score within each sector. The sector-relative quality scores are winsorized at +/- 3.

The Quality Score (“Quality Score”) is then computed from the sector-relative quality score as follows:

Where Z_reliT is the sector-relative quality score determined in the previous step.

Security Selection: The Index is constructed with a fixed number of securities approach. All the existing constituents of the Parent Index are ranked based on their Quality Scores. If multiple securities have the

MSCI USA Minimum Volatility, Momentum and Sector Neutral Quality Indexes

same Quality Score, then the security having a higher weight in the Parent Index is given a higher rank. A fixed number of securities with the highest positive Quality Scores are predetermined for the Index at initial construction with an aim to attain a high exposure to the Quality factor while maintaining sufficient index market capitalization and number of securities coverage. The fixed number for security selection determined at initial construction is evaluated at every semi-annual index review to ensure that the Quality universe has sufficient index market capitalization coverage. A buffer rule is applied at 50% of the fixed number of securities in order to reduce index turnover. Existing securities ranking ahead of the buffer zone are retained in the Index, while within the buffer zone existing constituents are retained prior to adding new constituents to reach the requisite fixed number of securities.

Sector Neutral Weighting Scheme: For each rebalancing effective date, all the securities eligible for inclusion in the Index are weighted by the product of their market capitalization weight in the Parent Index and the Quality Score computed as described above.

Quality Weight = Quality Score x Market Capitalization Weight in the Parent Index

The above weights are then adjusted to implement sector neutrality, which means that the weight of each sector in the Index is equated to the weight of that sector in the Parent Index. The final security level inclusion factor is determined as the ratio of the final security level weight and the security level pro forma market capitalization weight in the Parent Index. To mitigate the impact of stock-specific risk, each individual issuer is capped at 5% of the Index.

Index Rebalancings for MSCI Indexes

Semi-Annual Index Reviews: The changes resulting from the index review of the Parent Index and each MSCI Index are made as of the close of the last business day of May and November unless otherwise determined by the Index Sponsor based on market events.

The pro forma indexes are in general announced nine business days before the effective date.

Ongoing Event Related Changes: The general treatment of corporate events in the Parent Index and each MSCI Index aims to minimize turnover outside of semi-annual index reviews. The methodology aims to appropriately represent an investor’s participation in an event based on relevant deal terms and pre-event weighting of the index constituents that are involved. Further, changes in index market capitalization that occur as a result of corporate event implementation will be offset by a corresponding change in the variable weighting factor of the constituent. As a general policy, changes resulting from corporate events are implemented in the MSCI Indexes as they occur simultaneously with the event. Increases in number of shares resulting from primary equity offerings are generally announced at the end of the day they are priced. Changes resulting from corporate events that could not be implemented on or near the effective dates, and where no Price Adjustment Factor (PAF) is necessary, are implemented at the following regularly scheduled index review. Examples of such corporate events include private placements and secondary offerings.

No new securities will be added (except where noted below) to an MSCI Index between index reviews. Securities deleted from the Parent Index will be deleted from each MSCI Index when they are deleted from the Parent Index.

The following summarizes the treatment of some common corporate events:

➢	New additions to the Parent Index: A new security added to the Parent Index (such as IPO and other early inclusions) will not be added to any MSCI Index.

MSCI USA Minimum Volatility, Momentum and Sector Neutral Quality Indexes

➢

Spin-Offs: On the ex-date of a spin-off, a PAF is applied to the price of the security of the parent company. The PAF is calculated based on the terms of the transaction and the market price of the spun-off security. If the spun-off entity qualifies for inclusion, it is included as of the close of its first trading day. In order to decide whether the spun-off entity qualifies for inclusion, the full company market capitalization of the spun-off entity is estimated by MSCI prior to the spin-off being effective. All securities created as a result of the spin-off of an existing Parent Index constituent will be added to the applicable MSCI Index at the time of event implementation. Reevaluation for continued inclusion in the MSCI Index will occur at the subsequent index review.

➢

Mergers/Acquisitions: For mergers and acquisitions, the acquirer’s post event weight will account for the proportionate amount of shares involved in deal consideration, while cash proceeds will be invested across the MSCI Index. If an existing index constituent is acquired by a non-index constituent, the existing constituent will be deleted from the MSCI Index and the acquiring non-constituent will not be added to the MSCI Index. MSCI implements mergers and acquisitions executed via mutual agreement as of the close of the last trading day of the acquired entity or the merged entities. This occurs whether the securities involved in the event are index constituents or non-index constituents and under the assumption that all necessary information is available prior to the completion of the event and provided the liquidity of the relevant constituent(s) is not expected to be significantly reduced on the day of implementation. For transactions where completion is conditional upon the resolution of pending shareholders’ legal action, MSCI waits until no legal action is pending before confirming the deletion of the target company. Target securities are deleted from the MSCI Indexes at their closing market prices. When a target security in an acquisition has ceased trading prior to its deletion in an MSCI Index, it is maintained and subsequently deleted at a price that reflects the terms of the relevant deal. The terms, for acquisitions that involve shares or a combination of cash and shares as consideration, are calculated based on the terms of the acquisition and the market price of the acquirer.

For US acquisitions executed via mutual agreement, and where other regulatory approvals are still pending for deal completion, event implementation will occur with two full business days advance notification either when the transaction is deemed unconditional based on the factors noted or, if it is uncertain, when there is an official announcement pertaining to the completion of the transaction or to the delisting of the target security.

In cases where the delisting notification is published late (for example, during the last trading day), MSCI delays the event implementation and keep the target security in the index for one additional day or more in order to give clients sufficient advance notification.

The main factors (not in order of importance) that MSCI considers when determining whether a transaction can be deemed unconditional are:

➢	the required level of acceptance at a shareholder meeting;

➢	the major shareholders’ stated intention whether to vote in favor of the transaction;

➢	the existence of pending regulatory approvals and legal actions;

➢	expected delisting date;

➢	the market perception of the transaction;

➢	additional conditions for the offer to be completed; and

➢	pending legal and/or financing conditions.

➢	Tender Offers: When an acquirer offers cash to acquire a target company in a tender offer there is no change made to the acquirer. When an acquirer offers new shares to acquire a target company in a

MSCI USA Minimum Volatility, Momentum and Sector Neutral Quality Indexes

tender offer, the changes in number of shares of the acquirer are implemented simultaneously with the deletion of the target. Pending number of shares and/or free float changes, if any, are implemented simultaneously with the event. In addition, a size review may be performed for the acquirer security.

The main factors considered by MSCI when assessing the outcome of a tender offer (not in order of importance) are:

➢	the announcement of the offer as friendly or hostile;

➢	a comparison of the offer price to the acquired security’s market price;

➢	the recommendation by the acquired company’s board of directors;

➢	the major shareholders’ stated intention whether to tender their shares;

➢	the required level of acceptance of shares tendered;

➢	the existence of pending regulatory approvals and/or legal actions; and

➢	the market perception of the transaction, official preliminary results if any, and other additional conditions for the offer.

In hostile tender offers, MSCI systematically waits for the results to be publicly announced before making any related changes to the MSCI Indexes. In friendly tender offers, the acquired or merging security is deleted from the MSCI Indexes with at least two full business days’ advance notice:

➢

at the end of the initial offer period, when the offer is likely to be successful and / or if the free float of the security is likely to decrease below 0.15 (this rule is applicable even if the offer is extended), or

➢	if the offer’s outcome is uncertain, after the results of the offer have been officially communicated and the security’s free float has decreased below 0.15.

MSCI uses market prices for implementation of a deletion resulting from a tender offer, unless the target security already ceased trading.

➢

Issuer Tender Offers and Share Repurchases: For fixed price partial tender offers where the offer price is announced prior to the acceptance period, a PAF is applied on the effective date of the offer. In cases where the effective date is not available, the PAF is applied on the first business day after the end of the offer. No PAF is applied unless the premium is greater than 20% and the estimated gain per share is greater than 5%. For Dutch auctions, where the offer price and the acquired number of shares are announced after expiration of the offer, no PAF is applied on the expiration of the offer, as the offer price is unknown prior to the offer taking place. Open-market buy-back transactions in which shares are repurchased progressively are implemented as part of a regularly scheduled semi-annual index review.

➢

Split-Off/Exchange Offer: A split-off/exchange offer consists of a fixed price partial tender offer buyback in exchange for shares in another company. A PAF is applied on the first business day after the end of the partial buyback offer.

➢	Splits, Reverse Splits and Stock Dividends: Market prices and number of shares are adjusted accordingly, while the free float-adjusted market capitalization value remains unchanged.

➢

Special Cash Dividends: Special cash dividends that are smaller than 5% of the market price of the underlying security are not adjusted on the ex-date, but are reinvested in the MSCI Indexes. Special dividends that are greater than or equal to 5% of the market price of the underlying security on the date the event is announced in “confirmed” status are reinvested in the MSCI Indexes through an adjustment on the ex-date. A PAF using the gross dividend amount is applied to the MSCI Indexes.

MSCI USA Minimum Volatility, Momentum and Sector Neutral Quality Indexes

➢	Suspensions and Bankruptcies: For securities that are suspended, MSCI carries forward the market price prior to the suspension during the suspension period.

MSCI removes companies which file for bankruptcy or protection from their creditors and/or are suspended and for which a return to normal business activity and trading is unlikely in the near future from the MSCI Indexes as soon as possible. MSCI also removes companies that fail stock exchange listing requirements with announcements of delisting from the stock exchanges as soon as possible. In cases where the company is still trading, MSCI deletes the company on the same day at its last trading price, if feasible, and sends an intraday announcement. When the primary exchange price is not available, MSCI deletes securities at an over-the-counter or equivalent market price when such a price is available and deemed relevant. If no such price is available, the security will be deleted at the lowest system price.

➢

Changes in Security Characteristics: A security will continue to be an index constituent if there are changes in characteristics (country, sector, size segment, etc.). Reevaluation will occur at the subsequent index review.

Treatment of Distributions

Each MSCI Index is a total-return index accounts for cash distributions by reinvesting them across the index after market close on the ex-dividend date.

Holiday Schedule

Each MSCI Index is calculated when U.S. equity markets are open.

License Agreement

We have entered into a license agreement with the Index Sponsor providing for the license to us, in exchange for a fee, of the right to use the Index, which is owned by the Index Sponsor, in connection with certain securities, including the Securities.

MSCI Minimum Volatility Index, and other MSCI brands and product names are trademarks of MSCI, and their use is granted under a license from MSCI.

All disclosures contained in this prospectus supplement regarding the MSCI Minimum Volatility Index, including its make-up, method of calculation and changes in its constituents, are derived from publicly available information prepared by the Index Sponsor. None of us, our affiliates or the trustee assumes any responsibility for the accuracy or completeness of such information.

Historical and Estimated Historical Performance

MSCI USA Minimum Volatility Index

The level of the MSCI USA Minimum Volatility Index is deemed to have been 172.5350 on May 31, 1988, which is referred to in this section as the “Index commencement date.” The Index Sponsor began calculating the MSCI USA Minimum Volatility Index on June 2, 2008. As of January 22, 2021, there were 185 Index Constituent Securities and the most heavily weighted sectors consisted of information technology (23%), healthcare (20%), consumer staples (11%) and financials (9%). These sector weightings are expected to change over time.

Therefore, the historical information for periods prior to June 2, 2008 is hypothetical and is provided as an illustration of how the MSCI USA Minimum Volatility Index would have performed during these

MSCI USA Minimum Volatility, Momentum and Sector Neutral Quality Indexes

periods had the Index Sponsor begun calculating the MSCI USA Minimum Volatility Index on the Index commencement date using the methodology it currently uses. This data does not reflect actual performance, nor was a contemporaneous investment model run of the MSCI USA Minimum Volatility Index. Only historical information for the period from and after June 2, 2008 is based on the actual performance of the MSCI USA Minimum Volatility Index.

Any historical and estimated historical upward or downward trend in value of the MSCI USA Minimum Volatility Index during any period shown below is not an indication that the value of the MSCI USA Minimum Volatility Index is more or less likely to increase or decrease at any time during the term of the ETRACS 2x Leveraged MSCI US Minimum Volatility Factor TR ETN. The historical or estimated historical total returns do not give an indication of future performance of the MSCI USA Minimum Volatility Index. UBS cannot provide any assurance that the future performance of the MSCI USA Minimum Volatility Index or the Index Constituent Securities will result in holders of the ETRACS 2x Leveraged MSCI US Minimum Volatility Factor TR ETN receiving a positive return on their investment.

The table below shows the estimated historical and historical performance of the MSCI USA Minimum Volatility Index from December 30, 2005 through January 21, 2021.

ESTIMATED HISTORICAL AND HISTORICAL RESULTS FOR THE

PERIOD DECEMBER 30, 2005 THROUGH JANUARY 21, 2021

Year	Ending Level	Annual Return
2005	1240.65
2006	1426.22	14.96%
2007	1487.70	4.31%
2008	1106.06	-25.65%
2009	1309.09	18.36%
2010	1501.56	14.70%
2011	1694.74	12.87%
2012	1884.35	11.19%
2013	2361.57	25.33%
2014	2752.14	16.54%
2015	2907.49	5.64%
2016	3217.60	10.67%
2017	3834.66	19.18%
2018	3894.08	1.55%
2019	4982.93	27.96%
2020	5269.73	5.76%
2021 (through January 21, 2021)	5272.10	0.04%

MSCI USA Minimum Volatility, Momentum and Sector Neutral Quality Indexes

ESTIMATED HISTORICAL OR HISTORICAL PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

The table below shows the estimated historical performance of the MSCI USA Minimum Volatility Index from December 30, 2005 through January 21, 2021 in comparison with the historical performance of the S&P 500 Total Return Index and the S&P 500 Low Volatility Total Return Index.

	MSCI USA Minimum Volatility Index*	S&P 500 Total Return Index	S&P 500 Low Volatility Total Return Index
Total Return	324.95%	321.95%	305.78%
Annualized Return	10.08%	10.03%	9.75%

*

The data for the MSCI USA Minimum Volatility Index for periods prior to its inception on June 2, 2008 is estimated and is derived by using the MSCI USA Minimum Volatility Index’s calculation methodology with historical prices.

Historical information presented is as of January 21, 2021 and is furnished as a matter of information only. Estimated historical and historical performance of the MSCI USA Minimum Volatility Index is not an indication of future performance. Future performance of the MSCI USA Minimum Volatility Index may differ significantly from estimated historical and historical performance, either positively or negatively.

The graph below illustrates the estimated historical and historical performance of the MSCI USA Minimum Volatility Index and the historical performance of the S&P 500 Total Return Index and the S&P 500 Low Volatility Total Return Index from December 30, 2005 to January 21, 2021.

MSCI USA Minimum Volatility, Momentum and Sector Neutral Quality Indexes

MSCI USA Momentum Index

The level of the MSCI USA Momentum Index is deemed to have been 7.62 on December 31, 1974, which is referred to in this section as the “Index commencement date.” The Index Sponsor began calculating the MSCI USA Momentum Index on February 15, 2013. As of January 22, 2021, there were 125 Index Constituent Securities and the most heavily weighed sectors consisted of information technology (42%), consumer discretionary (21%), healthcare (13%) and communications services (11%). The components of the MSCI Minimum Volatility Index are likely to change over time. These sector weightings are expected to change over time.

Therefore, the historical information for periods prior to February 15, 2013 is hypothetical and is provided as an illustration of how the MSCI USA Momentum Index would have performed during these periods had the Index Sponsor begun calculating the MSCI USA Momentum Index on the Index commencement date using the methodology it currently uses. This data does not reflect actual performance, nor was a contemporaneous investment model run of the MSCI USA Momentum Index. Only historical information for the period from and after February 15, 2013 is based on the actual performance of the MSCI USA Momentum Index.

Any historical and estimated historical upward or downward trend in value of the MSCI USA Momentum Index during any period shown below is not an indication that the value of the MSCI USA Momentum Index is more or less likely to increase or decrease at any time during the term of the ETRACS 2x Leveraged MSCI US Momentum Factor TR ETN. The historical or estimated historical total returns do not give an indication of future performance of the MSCI USA Momentum Index. UBS cannot provide any assurance that the future performance of the MSCI USA Momentum Index or the Index Constituent Securities will result in holders of the ETRACS 2x Leveraged MSCI US Momentum Factor TR ETN receiving a positive return on their investment.

The table below shows the estimated historical and historical performance of the MSCI USA Momentum Index from December 30, 2005 through January 21, 2021.

ESTIMATED HISTORICAL AND HISTORICAL RESULTS FOR THE

PERIOD DECEMBER 30, 2005 THROUGH JANUARY 21, 2021

Year	Ending Level	Annual Return
2005	755.86
2006	837.10	10.75%
2007	986.14	17.80%
2008	582.95	-40.89%
2009	685.78	17.64%
2010	810.66	18.21%
2011	860.00	6.09%
2012	989.85	15.10%
2013	1334.33	34.80%
2014	1530.30	14.69%
2015	1672.59	9.30%
2016	1758.46	5.13%
2017	2423.52	37.82%
2018	2384.40	-1.61%
2019	3054.21	28.09%
2020	3958.72	29.62%
2021 (through January 21, 2021)	4185.31	5.72%

MSCI USA Minimum Volatility, Momentum and Sector Neutral Quality Indexes

ESTIMATED HISTORICAL OR HISTORICAL PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

The table below shows the estimated historical performance of the MSCI USA Momentum Index from December 30, 2005 through January 21, 2021 in comparison with the historical performance of the S&P 500 Total Return Index and the NASDAQ 100 Total Return Index.

	MSCI USA Momentum Index*	S&P 500 Total Return Index	NASDAQ 100 Total Return Index
Total Return	453.71%	321.95%	842.06%
Annualized Return	12.04%	10.03%	16.06%

*

The data for the MSCI USA Momentum Index for periods prior to its inception on February 15, 2013 is estimated and is derived by using the MSCI USA Momentum Index’s calculation methodology with historical prices.

Historical information presented is as of January 21, 2021 and is furnished as a matter of information only. Estimated historical and historical performance of the MSCI USA Momentum Index is not an indication of future performance. Future performance of the MSCI USA Momentum Index may differ significantly from estimated historical and historical performance, either positively or negatively.

The graph below illustrates the estimated historical and historical performance of the MSCI USA Momentum Index and the historical performance of the S&P 500 Total Return Index and the NASDAQ 100 Total Return Index from December 30, 2005 to January 21, 2021.

MSCI USA Minimum Volatility, Momentum and Sector Neutral Quality Indexes

MSCI USA Sector Neutral Quality Index

The level of the MSCI USA Sector Neutral Quality Index is deemed to have been 1,000 on November 30, 1998, which is referred to in this section as the “Index commencement date.” The Index Sponsor began calculating the MSCI USA Sector Neutral Quality Index on December 12, 2014. As of January 22, 2021, there were 125 constituent securities for the Index and the most heavily weighed sectors consisted of information technology (29%), healthcare (14%), consumer discretionary (12%), communications services (11%) and financials (10%). These sector weightings are expected to change over time.

Therefore, the historical information for periods prior to December 12, 2014 is hypothetical and is provided as an illustration of how the Index would have performed during these periods had the Index Sponsor begun calculating the MSCI USA Sector Neutral Quality Index on the Index commencement date using the methodology it currently uses. This data does not reflect actual performance, nor was a contemporaneous investment model run of the MSCI USA Sector Neutral Quality Index. Only historical information for the period from and after December 12, 2014 is based on the actual performance of the MSCI USA Sector Neutral Quality Index.

Any historical and estimated historical upward or downward trend in value of the MSCI USA Sector Neutral Quality Index during any period shown below is not an indication that the value of the MSCI USA Sector Neutral Quality Index is more or less likely to increase or decrease at any time during the term of the ETRACS 2x Leveraged MSCI US Quality Factor TR ETN. The historical or estimated historical total returns do not give an indication of future performance of the MSCI USA Sector Neutral Quality Index. UBS cannot provide any assurance that the future performance of the MSCI USA Sector Neutral Quality Index or the Index Constituent Securities will result in holders of the ETRACS 2x Leveraged MSCI US Quality Factor TR ETN receiving a positive return on their investment.

The table below shows the estimated historical and historical performance of the MSCI USA Sector Neutral Quality Index from December 30, 2005 through January 21, 2021.

ESTIMATED HISTORICAL AND HISTORICAL RESULTS FOR THE

PERIOD DECEMBER 30, 2005 THROUGH JANUARY 21, 2021

Year	Ending Level	Annual Return
2005	1258.10
2006	1418.81	12.77%
2007	1561.70	10.07%
2008	1073.73	-31.25%
2009	1341.52	24.94%
2010	1531.99	14.20%
2011	1646.64	7.48%
2012	1856.89	12.77%
2013	2493.80	34.30%
2014	2761.51	10.74%
2015	2888.74	4.61%
2016	3159.39	9.37%
2017	3870.05	22.49%
2018	3651.92	-5.64%
2019	4908.02	34.40%
2020	5749.49	17.14%
2021 (through January 21, 2021)	5811.54	1.08%

MSCI USA Minimum Volatility, Momentum and Sector Neutral Quality Indexes

ESTIMATED HISTORICAL OR HISTORICAL PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

The table below shows the estimated historical performance of the MSCI USA Sector Neutral Quality Index from December 30, 2005 through January 21, 2021 in comparison with the historical performance of the S&P 500 Total Return Index and the S&P 500 Quality USD Gross Total Return Index.

	MSCI USA Sector Neutral Quality Index*	S&P 500 Total Return Index	S&P 500 Quality USD Gross Total Return Index
Total Return	361.93%	321.95%	420.61%
Annualized Return	10.70%	10.03%	11.58%

*

The data for the MSCI USA Sector Neutral Quality Index for the period prior to its inception on December 12, 2014 is estimated and is derived by using the Index’s calculation methodology with historical prices.

Historical information presented is as of January 21, 2021 and is furnished as a matter of information only. Estimated historical and historical performance of the MSCI USA Sector Neutral Quality Index is not an indication of future performance. Future performance of the MSCI USA Sector Neutral Quality Index may differ significantly from estimated historical and historical performance, either positively or negatively.

The graph below illustrates the estimated historical and historical performance of the MSCI USA Sector Neutral Quality Index and the historical performance of the S&P 500 Total Return Index and the S&P 500 Quality USD Gross Total Return Index from December 30, 2005 to January 21, 2021.

Valuation of the Indexes and the Securities

The following table sets forth opposite the title of each series of Securities its ticker symbol and the applicable Index, Index Sponsor and Index ticker symbol.

Title	Ticker Symbol	Index	Index Sponsor	Index Ticker Symbol
ETRACS 2x Leveraged US Dividend Factor TR ETN	SDCL	Dow Jones US Dividend 100 TR USD	S&P Dow Jones Indices	DJUSDIVT
ETRACS 2x Leveraged US Growth Factor TR ETN	IWFL	Russell 1000 Growth TR USD	FTSE Russell	RU10GRTR
ETRACS 2x Leveraged US Size Factor TR ETN	IWML	Russell 2000 TR USD	FTSE Russell	RU20INTR
ETRACS 2x Leveraged US Value Factor TR ETN	IWDL	Russell 1000 Value TR USD	FTSE Russell	RU10VATR
ETRACS 2x Leveraged MSCI US Min Vol Factor TR ETN	USML	MSCI USA Minimum Volatility GR USD	MSCI, Inc.	M00IMV$T
ETRACS 2x Leveraged MSCI US Momentum Factor TR ETN	MTUL	MSCI USA Momentum GR USD	MSCI, Inc.	M2US000$
ETRACS 2x Leveraged MSCI US Quality Factor TR ETN	QULL	MSCI USA Sector Neutral Quality GR USD	MSCI, Inc.	M2USSNQ

Intraday Index Values

On each Index Business Day, the Index Calculation Agent will calculate and publish the Intraday Index Value) of each Index every 15 seconds between 9:30 a.m. and 4:15 p.m. on Bloomberg under the ticker symbols set forth above. The Index Calculation Agent may also calculate and publish Intraday Index Values (including adjustments) after 4:15 p.m. The actual Index closing levels may vary, and on a cumulative basis over the term of the Securities may vary significantly, from the Intraday Index Values.

The Index Sponsors and Index Calculation Agent are not affiliated with UBS and do not approve, endorse, review or recommend the Indexes or the Securities. The information used in the calculation of the Intraday Index Value will be derived from sources the Index Sponsors and Index Calculation Agent deem reliable, but the Index Sponsors, Index Calculation Agent and their affiliates do not guarantee the correctness or completeness of the Intraday Index Values or other information furnished in connection with the Securities or the calculation of the Index. The Index Sponsors and Index Calculation Agent make no warranty, express or implied, as to results to be obtained by UBS, UBS’ customers, holders of the Securities, or any other person or entity from the use of the Intraday Index Value or any data included therein. The Index Sponsors and Index Calculation Agent make no express or implied warranties, and expressly disclaim all warranties of merchantability or fitness for a particular purpose with respect to the Intraday Index Value or any data included therein. The Index Sponsors and Index Calculation Agent and their employees, subcontractors, agents, suppliers and vendors shall have no liability or responsibility, contingent or otherwise, for any injury or damages, whether caused by the negligence of the Index Sponsors, Index Calculation Agent or their employees, subcontractors, agents, suppliers or vendors or otherwise, arising in connection with the Intraday Index Values or the intraday indicative values of the Securities, and shall not be liable for any lost profits, losses, punitive, incidental or consequential damages. The Index Sponsors and Index Calculation Agent shall not be responsible for or have any liability for any injuries or damages caused by errors, inaccuracies, omissions or any other failure in, or delays or interruptions of, the Intraday Index Value, from whatever cause. The Index Sponsors and Index Calculation Agent are not responsible for the selection of or use of the Index or the Securities, the accuracy and adequacy of the Indexes or information used by UBS and the resultant output thereof.

Valuation of the Indexes and the Securities

The Intraday Index Values, including adjusted values or values published after 4:15 p.m., will be used to determine whether a Loss Rebalancing Event, Permanent Deleveraging Event or Zero Value Event has occurred, as discussed under “Specific Terms of the Securities — Loss Rebalancing Events”, “Specific Terms of the Securities — Permanent Deleveraging Event” and “Specific Terms of the Securities — Automatic Acceleration Upon Zero Value Event.”

Published calculations of the levels of each Index from the Index Sponsors and Index Calculation Agent may occasionally be subject to delay or postponement. Any such delays or postponements will affect the current level of the Index and therefore the value of the Securities in the secondary market. The Intraday Index Values published every 15 seconds will be based on the intraday prices of the Index Constituent Securities.

Intraday Security Values

An “intraday indicative value“ (or “Current Indicative Value”) meant to approximate the expected trading value of the Securities in a liquid market will be calculated by the NYSE and published to Bloomberg (based in part on information provided by the Index Sponsors) under the symbols set forth above. In connection with your Securities, we use the terms “intraday indicative value” and “Current Indicative Value” interchangeably to refer to the value at a given time and date equal to:

(a)	On the Initial Trade Date, $25.00

(b)	On any other calendar day prior to the first day of an applicable Measurement Period:

(Current Principal Amount on the immediately preceding calendar day × Index Factor, calculated using the Intraday Index Value) – Accrued Fees

(c)	From and including the first day of an applicable Measurement Period, an amount per Security equal to:

(Current Principal Amount on the calendar day immediately preceding the first day of the Measurement Period × Index Factor, calculated using the Intraday Index Value × Residual Factor on the immediately preceding calendar day) – Accrued Fees + Measurement Period Cash Amount, from the immediately preceding calendar day

However, if, on any day during a Measurement Period, the Current Indicative Value or the Closing Indicative Value is less than or equal to the Measurement Period Cash Amount from the immediately preceding calendar day, the Current Indicative Value for the remainder of that day and all subsequent days will be fixed to be equal to the Measurement Period Cash Amount from the immediately preceding calendar day.

(d)	The minimum value of the Current Indicative Value on any calendar day will be zero.

The intraday indicative value calculation is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, or termination of your Securities, nor will it reflect hedging or other transactional costs, credit considerations, market liquidity or bid-offer spreads. For this reason and others, the actual trading price of the Securities may be different from their Current Indicative Value (intraday indicative value).

In addition, the levels of the Index provided by the Index Sponsors will not necessarily reflect the depth and liquidity of the Index Constituent Securities. The calculation of the intraday indicative value shall not constitute a recommendation or solicitation to conclude a transaction at the level stated, and should not be treated as giving investment advice.

The publishing of the intraday indicative values of the Securities by Bloomberg may occasionally be subject to delay or postponement. The actual trading prices of the Securities may be significantly

Valuation of the Indexes and the Securities

different from their Current Indicative Values (intraday indicative values). The intraday indicative value of the Securities published at least every 15 seconds during the NYSE Arca’s Core Trading Session, which is currently from 9:30 a.m. to 4:00 p.m. will be based on the Intraday Index Value, and may not be equal to the payment at maturity or upon early redemption or call. These intraday indicative value calculations have been prepared as of a particular time and date and will therefore not reflect subsequent changes in market values or prices or in any other factors relevant to their determination.

Specific Terms of the Securities

In this section, references to “holders” mean those who own the Securities registered in their own names, on the books that we or the trustee maintains for this purpose, and not those who own beneficial interests in the Securities registered in street name or in the Securities issued in book-entry form through The Depository Trust Company (“DTC”) or another depositary. Owners of beneficial interests in the Securities should read the section entitled “Legal Ownership and Book-Entry Issuance” in the accompanying prospectus.

Each of the seven series of Securities offered by this prospectus supplement is separate and independent of each other series of Securities. Apart from the applicable Index, however, all of the terms of each series of Securities are the same. Since each series references a different Index, all calculations and adjustments and related events with respect to each series are independent of calculations and adjustments and related events for each other series of Securities, and we may exercise our call right as well as our right to initiate a split or a reverse split independently for each series. The following discussion therefore applies independently to each series of Securities offered by this prospectus supplement and, except as the context may otherwise require, the defined terms refer separately to each series. References to the “Securities” should be understood as references to a single series of Securities and the defined terms should be understood in reference only to that series of Securities.

The Securities are part of a series of UBS AG debt securities entitled “Medium-Term Notes, Series B” that we may issue, from time to time, under the indenture more particularly described in the accompanying prospectus. This prospectus supplement summarizes specific financial and other terms that apply to the Securities. Terms that apply generally to all Medium-Term Notes, Series B are described in “Description of Debt Securities We May Offer” in the accompanying prospectus. The terms described here (i.e., in this prospectus supplement) supplement those described in the accompanying prospectus and, if the terms described here are inconsistent with those described there, the terms described here are controlling.

The Securities are part of a single series of senior debt securities issued under our indenture, dated as of June 2, 2015 between us and U.S. Bank Trust National Association, as trustee.

Please note that the information about the offering prices and the net proceeds to UBS on the front cover of this prospectus supplement relates only to the initial sale of the Securities. If you have purchased the Securities in a secondary market transaction after the initial sale, information about the price and date of sale to you will be provided in a separate confirmation of sale.

We describe the terms of the Securities in more detail below. The Stated Principal Amount of each Security is $25.00.

The Securities do not guarantee any return of principal at, or prior to, maturity or upon early redemption or call. Instead, at maturity, you will receive a cash payment per Security the amount of which will vary depending on the performance and path of the Index and will be reduced by the Accrued Fees as of the last Index Business Day in the Final Measurement Period as described under “— Cash Settlement Amount at Maturity.” If the amount as calculated is equal to or less than zero, the Cash Settlement Amount will be zero and you will not receive a cash payment.

If you exercise your right to have us redeem your Securities, subject to compliance with the redemption procedures, for each Security you will receive a cash payment per Security on the relevant Redemption Date equal to the Redemption Amount as described under “— Early Redemption at the Option of the Holders.” If the amount as calculated is equal to or less than zero, the Redemption Amount will be zero and you will not receive a cash payment.

Specific Terms of the Securities

Cash Settlement Amount at Maturity

The “Maturity Date” is February 9, 2051, which will be the third Index Business Day following the last Index Business Day in the Final Measurement Period, subject to adjustment as described below under “— Market Disruption Event.”

For each Security, unless earlier called, redeemed or accelerated upon Zero Value Event, you will receive at maturity a cash payment equal to its Closing Indicative Value on the last Index Business Day in the applicable Measurement Period. We refer to this cash payment as the “Cash Settlement Amount.” If the amount so calculated is equal to or less than zero, the payment will be zero.

The following graphic illustrates the formula to determine the Cash Settlement Amount, which has been simplified for ease of presentation:

Cash Settlement Amount	=	Closing Indicative Value, on last Index Business Day in Final Measurement Period

You may lose all or a substantial portion of your investment at maturity. The combined negative effect of the Accrued Fees will reduce your final payment. If the compounded leveraged quarterly return of the Index (or the unleveraged return of the Index, following a Permanent Deleveraging Event) is insufficient to offset the negative effect of the Accrued Fees, you may lose all or a substantial portion of your investment at maturity. The occurrence of Loss Rebalancing Events will result in more frequent than quarterly compounding.

UBS may call the Securities prior to the Maturity Date pursuant to its Call Right. If the Securities are called by UBS, the Call Settlement Amount may be zero and you may lose all or a substantial portion of your investment. See “Specific Terms of the Securities — UBS’s Call Right” beginning on page S-117.

The “Stated Principal Amount” of each Security is $25.00. The Securities may be issued and sold over time at then-current market prices which may be significantly higher or lower than the Stated Principal Amount. If the Securities undergo a split or reverse split, the Stated Principal Amount will be adjusted accordingly.

The Closing Indicative Value represents the dollar value per Security that an investor would receive on any day if it redeemed the Security that day (without giving effect to any Redemption Fee Amount).

The “Closing Indicative Value” per Security, will be calculated as follows:

(a)	On the Initial Trade Date, $25.00 per Security.

(b)	On any other calendar day, prior to the first day of an applicable Measurement Period, an amount per Security equal to:

(Current Principal Amount on the immediately preceding calendar day × Index Factor) – Accrued Fees

(c)	From and including the first day of an applicable Measurement Period, an amount per Security equal to:

(Current Principal Amount on the calendar day immediately preceding the first day of the Measurement Period × Index Factor × Residual Factor) – Accrued Fees + Measurement Period Cash Amount

Specific Terms of the Securities

However, if, on any day during a Measurement Period, the Current Indicative Value or the Closing Indicative Value is less than or equal to the Measurement Period Cash Amount from the immediately preceding calendar day, the Closing Indicative Value for that day and all subsequent days will be fixed to be equal to the Measurement Period Cash Amount from the immediately preceding calendar day.

(d)	The minimum value of the Closing Indicative Value on any calendar day will be zero.

If a Zero Value Event occurs, the Closing Indicative Value will be equal to zero on the day it occurs and on all future calendar days. Upon the occurrence of a Zero Value Event, investors will lose their entire investment. You will not benefit from any future exposure to the Index after the occurrence of a Zero Value Event. See “— Automatic Acceleration Upon Zero Value Event” beginning on page S-118.

The actual trading price of the Securities in the secondary market may vary significantly from their Closing Indicative Value.

If the Securities undergo a split or reverse split, the Closing Indicative Value will be adjusted accordingly.

The “Current Principal Amount” represents the unleveraged notional investment in the Index Constituent Securities per Security at the close of trading on any Reset Valuation Date. The notional financing amount per Security in order to generate the leveraged returns would approximately equal the Current Principal Amount at the close of trading on any Reset Valuation Date. If a Permanent Deleveraging Event occurs, the leverage of your Securities will be permanently reset to 1.0 and the notional financing amount will be equal to zero for the remaining term of the Securities. If a Zero Value Event occurs prior to your Securities permanently resetting to 1.0 at the end of the Second Permanent Deleveraging Valuation Date, then your Securities will be automatically accelerated and mandatorily redeemed and you will lose your entire investment.

The Current Principal Amount per Security, will be calculated as follows:

(a)	From and including the Initial Trade Date to and excluding the first Reset Valuation Date, $25.00 per Security.

(b)	At the close of trading on each Reset Valuation Date after the Initial Trade Date, the Current Principal Amount of the Securities will be reset as follows:

New Current Principal Amount = (Current Principal Amount on immediately preceding calendar day × Index Factor) – Accrued Fees

The Current Principal Amount will not change until the first Reset Valuation Date.

If a day that would otherwise be a Reset Valuation Date occurs on or after the first day of a Measurement Period, such day will not be a valid Reset Valuation Date.

If the Securities undergo a split or reverse split, the Current Principal Amount will be adjusted accordingly.

At the close of trading on each Reset Valuation Date, the Current Principal Amount is reset.

The “Reset Valuation Date” means:

(a)	Any calendar day up to and including the Second Permanent Deleveraging Valuation Date, that is either: (i) the Initial Trade Date, (ii) a Quarterly Reset Valuation Date, (iii) a Loss Rebalancing

Specific Terms of the Securities

Valuation Date (iv) the First Permanent Deleveraging Valuation Date, or (v) the Second Permanent Deleveraging Valuation Date; and

(b)	Any calendar day following the Second Permanent Deleveraging Valuation Date.

The valuation dates are defined below.

If a day that would otherwise be a Reset Valuation Date occurs on or after the first day of a Measurement Period, it will not be a valid Reset Valuation Date and the Last Reset Index Closing Level will remain the same.

The “Quarterly Reset Valuation Date” is the second Wednesday of January, April, July and October of each calendar year during the term of the Securities (other than an Excluded Day, as defined below), subject to adjustment as described under “— Market Disruption Event” beginning on page S-122.

As used above, an “Excluded Day” means (i) the Index Business Day immediately preceding the first day of an applicable Measurement Period, and any calendar day thereafter, and (ii) any calendar day after the Second Permanent Deleveraging Valuation Date.

The “Index Factor” is: 1 + (Leverage Factor × Index Performance Ratio).

The Index Factor represents the leveraged percentage change in the Index level since the Last Reset Index Closing Level. The Index Factor times the applicable Current Principal Amount on the preceding calendar day represents the current value of the unleveraged notional amount per Security that is deemed invested in the Index on any calendar day. This does not reflect the Redemption Amount that an investor would receive upon early redemption on such calendar day.

The “Residual Factor” will be calculated as follows:

(a)	1.0 on any calendar day, to but excluding the first day of an applicable Measurement Period.

(b)

From and including the first day of an applicable four-day Measurement Period, (a) the number of Index Business Days from, but excluding, the date of determination to, and including, the last Index Business Day in such four-day Measurement Period, divided by (b) four.

For example, on the first Index Business Day in an applicable four-day Measurement Period, the Residual Factor will equal 3/4, on the second Index Business Day in an applicable four-day Measurement Period, the Residual Factor will equal 2/4, on the third Index Business Day in an applicable four-day Measurement Period, the Residual Factor will equal 1/4 and on the last Index Business Day in an applicable four-day Measurement Period, the Residual Factor will equal zero.

(c)	On any calendar day from and including the last Index Business Day of an applicable Measurement Period, the Residual Factor will be equal to zero.

The Residual Factor is intended to approximate the percentage of the Current Principal Amount that is tracking the Index on any given day. The Residual Factor is relevant only during an applicable Measurement Period but otherwise is not a component of the Closing Indicative Value or Current Indicative Value formulas. At the close of trading on each Index Business Day during a four-day Measurement Period, approximately 25% of the Current Principal Amount and the corresponding amount of financing will be deemed converted to cash. In case of a one-day Measurement Period, approximately 100% of the Current Principal Amount and the corresponding amount of financing will be deemed converted to cash.

Specific Terms of the Securities

The “Leverage Factor” on any calendar day until the occurrence of a Permanent Deleveraging Event and the close of trading on the Second Permanent Deleveraging Valuation Date, will equal 2.0. If a Permanent Deleveraging Event occurs, then on any calendar day following the Second Permanent Deleveraging Valuation Date, the Leverage Factor will equal 1.0.

The “Index Performance Ratio” on any Index Business Day will be equal to:

Index Closing Level – Last Reset Index Closing Level

Last Reset Index Closing Level

On any calendar day that is not an Index Business Day, the Index Closing Level will be equal to the Index Closing Level on the Index Business Day immediately preceding such calendar day.

The “Last Reset Index Closing Level” is the Index Closing Level on the most recent Reset Valuation Date prior to such day. The initial Last Reset Index Closing Level is the Index Closing Level on the Initial Trade Date, as reported by Bloomberg and Reuters.

The “Index Closing Level” on any date of determination is the closing level of the Index, as reported on Bloomberg and Reuters on such day; however, if the closing level of the Index as reported on Bloomberg (or any successor) differs from the closing level of the Index as reported on Reuters (or any successor), the Index Closing Level will be the closing level of the Index as calculated by the Index Calculation Agent. The initial Index Closing Level (which is also the first Last Reset Index Closing Level) was determined on February 4, 2021 by the Security Calculation Agent. If the closing level of an Index, as reported on Bloomberg and Reuters for any Index Business Day, is manifestly incorrect, the “Index Closing Level” for such Index Business Day shall be the closing level of the Index as determined by the Security Calculation Agent. In making such determination, the Security Calculation Agent may consider any relevant information, including, without limitation, relevant market data in the relevant market supplied by one or more third parties or from internal sources or affiliates.

On any calendar day that is not an Index Business Day, the Index Closing level will be equal to the Index Closing Level on the Index Business Day immediately preceding such calendar day.

“Measurement Period” means the Final Measurement Period or, if UBS exercises its Call Right, the Call Measurement Period.

The “Current Indicative Value” or “intraday indicative value”, as determined by the Security Calculation Agent, is an amount per Security, on an intraday basis on any Index Business Day, equal to:

(a)	On the Initial Trade Date, $25.00.

(b)	On any other calendar day prior to the first day of a Measurement Period:

(Current Principal Amount on the immediately preceding calendar day × Index Factor, calculated using the Intraday Index Value) – Accrued Fees

(c)	From and including the first day of a Measurement Period, an amount per Security equal to:

(Current Principal Amount on the calendar day immediately preceding the first day of the Measurement Period × Index Factor, calculated using the Intraday Index Value × Residual Factor on the immediately preceding calendar day) – Accrued Fees + Measurement Period Cash Amount, from the immediately preceding calendar day

However, if, on any day during a Measurement Period, the Current Indicative Value or the Closing Indicative Value is less than or equal to the Measurement Period Cash Amount from the immediately

Specific Terms of the Securities

preceding calendar day, the Current Indicative Value for the remainder of that day and all subsequent days will be fixed to be equal to the Measurement Period Cash Amount from the immediately preceding calendar day.

(d)	The minimum value of the Current Indicative Value on any calendar day will be zero.

The actual trading price of the Securities in the secondary market may vary significantly from their Current Indicative Value (intraday indicative value).

If a Zero Value Event occurs, the Current Indicative Value (intraday indicative value) will be equal to zero for the remainder of the day it occurs and on all future calendar days. Upon the occurrence of a Zero Value Event, investors will lose their entire investment. You will not benefit from any future exposure to the Index after the occurrence of a Zero Value Event. See “Specific Terms of the Securities — Automatic Acceleration Upon Zero Value Event” beginning on page S-118.

If the Securities undergo a split or reverse split, the Current Indicative Value (intraday indicative value) will be adjusted accordingly.

The “Accrued Fees” as of any date of determination means the Accrued Tracking Fee + the Accrued Financing Fee.

If the Securities undergo a split or reverse split, the Accrued Fees will be adjusted accordingly.

The Securities are subject to an “Accrued Tracking Fee” per Security, calculated as follows:

(a)	On the Initial Trade Date, the Accrued Tracking Fee is equal to zero.

(b)	On any subsequent calendar day, the Accrued Tracking Fee is equal to: (a) the Accrued Tracking Fee as of the immediately preceding calendar day, plus the Daily Tracking Fee on such calendar day.

(c)	On the calendar day after each Reset Valuation Date, the Accrued Tracking Fee is reset to be equal to the Daily Tracking Fee on such calendar day.

The “Daily Tracking Fee” is an amount per Security calculated as follows:

(a)	On the Initial Trade Date, the Daily Tracking Fee is zero.

(b)	On any subsequent calendar day, the Daily Tracking Fee is equal to:

(1) (i) 0.95% times (ii) the Current Principal Amount on the immediately preceding calendar day times (iii) the Index Factor on such calendar day times (iv) the Residual Factor on the immediately preceding calendar day, divided by (2) 365.

(c)	The minimum value of the Daily Tracking Fee on any calendar day will be zero.

The Daily Tracking Fee represents the investor fees calculated each day on the current value of the unleveraged notional amount invested in the Index per Security. These charges accrue and compound during the applicable period, and will reduce any amount you are entitled to receive at maturity or upon early redemption or call.

If the Securities undergo a split or reverse split, the Daily Tracking Fee will be adjusted accordingly.

The Securities are subject to an “Accrued Financing Fee” per Security calculated as follows:

(a)	On the Initial Trade Date, the Accrued Financing Fee is equal to zero.

Specific Terms of the Securities

(b)	On any subsequent calendar day, the Accrued Financing Fee is equal to:

(1) the Accrued Financing Fee as of the immediately preceding calendar day, plus (2) the Daily Financing Fee on such calendar day.

(c)	On the calendar day after each Reset Valuation Date, the Accrued Financing Fee is reset to be equal to the Daily Financing Fee on such calendar day.

(d)	If a Permanent Deleveraging Event occurs, then on any calendar day following the Second Permanent Deleveraging Valuation Date, the Accrued Financing Fee will be equal to zero.

The “Daily Financing Fee” is an amount per Security calculated as follows:

(a)	On the Initial Trade Date, the Daily Financing Fee is equal to zero.

(b)	On any subsequent calendar day, the Daily Financing Fee is equal to:

(1) (i) the Financing Rate on such calendar day times (ii) the Current Principal Amount on the immediately preceding calendar day times (iii) the Residual Factor on the immediately preceding calendar day, divided by (2) 360.

(c)	If a Permanent Deleveraging Event occurs, then on any calendar day following the Second Permanent Deleveraging Valuation Date, the Daily Financing Fee will be equal to zero.

(d)	The minimum value of the Daily Financing Fee on any calendar day will be zero.

The Daily Financing Fee seeks to compensate UBS for providing investors with a leveraged participation in movements of the Index and is intended to approximate the financing costs that investors may have otherwise incurred had they sought to borrow funds at a similar rate from a third party to invest in the Index. These charges accrue and compound during the applicable period, and will reduce any amount that you will be entitled to receive at maturity or upon early redemption or call.

If the Securities undergo a split or reverse split, the Daily Financing Fee will be adjusted accordingly.

The “Financing Rate” will equal the sum of (a) 0.95% and (b) the London interbank offered rate (ICE LIBOR) for three-month deposits in U.S. Dollars, which is displayed on Reuters page “LIBOR01” (or any successor service or page for the purpose of displaying the London interbank offered rates of major banks, as determined by the Security Calculation Agent) (“LIBOR”) (or any successor base rate, as described below), as of 11:00 a.m., London time, on the immediately preceding London Business Day. The minimum value of the three-month U.S. Dollar LIBOR rate (or any successor base rate, as described below) used on any calendar day will be zero. The minimum Financing Rate at any time will be 0.95%

For example, 0.21775% was the three-month U.S. Dollar LIBOR rate on January 21, 2021, which was a London Business Day. The Financing Rate on January 21, 2021 would have been equal to 0.95% + 0.21775%, or 1.16775%.

Notwithstanding the foregoing:

➢

If the Security Calculation Agent determines on the relevant determination date that the London interbank offered rate for deposits in U.S. dollars having an index maturity of three months in amounts of at least $1,000,000 has been discontinued or is no longer representative of the underlying market or economic reality, then the Security Calculation Agent will use a substitute or successor base rate that it has determined in its sole discretion is most comparable to such London interbank offered rate, provided that if the Security Calculation Agent determines there is an industry-accepted successor base rate, then the Security Calculation Agent shall use such successor base rate; and

Specific Terms of the Securities

➢

If the Security Calculation Agent has determined a substitute or successor base rate in accordance with the foregoing, the Security Calculation Agent in its sole discretion may determine the business day convention, definition of business day and any other relevant methodology for calculating such substitute or successor base rate, including any adjustment factor needed to make such substitute or successor base rate comparable to the LIBOR base rate, in a manner that is consistent with industry-accepted practices for such substitute or successor base rate.

The establishment of three-month U.S. Dollar LIBOR (or such successor base rate, as applicable) for each period by the Security Calculation Agent shall (in the absence of manifest error) be final and binding.

“London Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in London generally are authorized or obligated by law, regulation or executive order to close and is also a day on which dealings in U.S. dollars are transacted in the London interbank market.

The “Measurement Period Cash Amount” is an amount per Security equal to:

(a)	$0.00 on any calendar day, to but excluding the first day of a Measurement Period.

(b)	On the first day of a one-day Measurement Period:

At the close of trading on such Index Business Day, (Current Principal Amount on the immediately preceding calendar day × Index Factor, on such Index Business Day).

(c)	From and including the first day of a four-day Measurement Period:

(i)

At the close of trading on each Index Business Day during the Measurement Period, the Measurement Period Cash Amount on the immediately preceding calendar day + (Current Principal Amount on the calendar day immediately preceding the first day of such Measurement Period × 0.25 × Index Factor, on such Index Business Day); and

(ii)	On any calendar day during the Measurement Period that is not an Index Business Day, the Measurement Period Cash Amount on the immediately preceding Index Business Day.

(d)	On any calendar day after the last Index Business Day of a Measurement Period, the Measurement Period Cash Amount on the last Index Business Day of such Measurement Period.

Notwithstanding the foregoing, if, on any day during a Measurement Period, the Current Indicative Value or the Closing Indicative Value is less than or equal to the Measurement Period Cash Amount from the immediately preceding calendar day, then the Measurement Period Cash Amount for that day and all subsequent days will be fixed to be equal to the Measurement Period Cash amount from the immediately preceding calendar day.

The Measurement Period Cash Amount represents the portion of the Current Principal Amount that has been converted to cash on any given day of an applicable Measurement Period and is no longer tracking the Index.

At the close of trading of each Index Business Day during a four-day Measurement Period, approximately 25% of the Current Principal Amount on the calendar day immediately preceding the first

Specific Terms of the Securities

day of the Measurement Period, will be deemed converted to cash and an applicable portion of the notional financing amount will separately be deemed converted to cash as well. After the close of trading on the final Index Business Day of a four-day Measurement Period, the Measurement Period Cash Amount will represent the averaged value of the Current Principal Amount that was deemed converted to cash across the four-days of such Measurement Period. In case of a one-day Measurement Period, approximately 100% of the Current Principal Amount will be deemed converted to cash and an applicable amount of financing will separately be deemed converted to cash, at the close of trading of the first day of such Measurement Period.

If the Securities undergo a split or reverse split, the Measurement Period Cash Amount will be adjusted accordingly.

The “Final Measurement Period” means:

(a)

if the Market Value of Securities outstanding as at the close of trading on the Index Business Day immediately preceding the Calculation Date is less than $500,000,000, the Calculation Date, subject to adjustments as described under “— Market Disruption Event” beginning on page S-122;

(b)

if the Market Value of Securities outstanding as at the close of trading on the Index Business Day immediately preceding the Calculation Date is equal to or greater than $500,000,000, the four Index Business Days from and including the Calculation Date, subject to adjustments as described under “— Market Disruption Event.”

For the purpose of determining the Final Measurement Period, the “Market Value” of the Securities outstanding as of the close of trading on the Index Business Day immediately preceding the Calculation Date, will equal:

(i) the Closing Indicative Value as of such Index Business Day times (ii) the number of Securities outstanding as reported on Bloomberg.

The “Index Calculation Agent” means the entity that calculates and publishes the level of the Index, which for each series of Securities is the entity set forth below:

Title of Securities	Index Calculation Agent
ETRACS 2x Leveraged US Dividend Factor TR ETN	S&P Dow Jones Indices
ETRACS 2x Leveraged US Growth Factor TR ETN	FTSE Russell
ETRACS 2x Leveraged US Size Factor TR ETN	FTSE Russell
ETRACS 2x Leveraged US Value Factor TR ETN	FTSE Russell
ETRACS 2x Leveraged MSCI US Minimum Volatility Factor TR ETN	MSCI, Inc.
ETRACS 2x Leveraged MSCI US Momentum Factor TR ETN	MSCI, Inc.
ETRACS 2x Leveraged MSCI US Quality Factor TR ETN	MSCI, Inc.

The “Calculation Date” means February 1, 2051, unless such day is not an Index Business Day, in which case the Calculation Date will be the next Index Business Day, subject to adjustment.

The Calculation Date represents the first Index Business Day of the Final Measurement Period.

“Index Business Day” means any day on which the Primary Exchange or market for trading of the Securities is scheduled to be open for trading.

Specific Terms of the Securities

“Primary Exchange” means, with respect to each Index Constituent Security or each constituent underlying a successor index, the primary exchange or market of trading such Index Constituent Security or such constituent underlying a successor index.

Early Redemption at the Option of the Holders

Subject to your compliance with the procedures described below and the potential postponements and adjustments as described under “— Market Disruption Event” beginning on page S-122, you may submit a request to have us redeem your Securities on any Index Business Day no later than 12:00 noon and a confirmation of redemption by no later than 5:00 p.m. on the same Index Business Day. You must request that we redeem a minimum of 50,000 Securities, although we reserve the right from time to time to waive this minimum redemption amount in our sole discretion on a case-by-case basis. You should not assume you will be entitled to the benefit of any such waiver. For any applicable redemption request, the “Redemption Valuation Date” will be the first Index Business Day following the date that the applicable redemption notice and redemption confirmation are delivered, except that we reserve the right from time to time to accelerate, in our sole discretion on a case-by-case basis, the Redemption Valuation Date to the date on which we receive the notice of redemption rather than the following Index Business Day. You should not assume you will be entitled to any such acceleration. To satisfy the minimum redemption amount, your broker or other financial intermediary may bundle your Securities for redemption with those of other investors to reach this minimum amount of 50,000 Securities; however, there can be no assurance that they can or will do so.

The Securities will be redeemed and the holders will receive payment for their Securities on the second Index Business Day following the applicable Redemption Valuation Date (the “Redemption Date”). The first Redemption Date will be the fourth Index Business Day immediately following the Initial Trade Date and the Final Redemption Date will be the fourth Index Business Day immediately preceding the Maturity Date, subject to adjustments. In addition, if we have issued a call notice, the last Redemption Valuation Date will be the fourth Index Business Day prior to the Call Settlement Date, as applicable. If a Zero Value Event occurs, the last Redemption Date will be the date on which the Zero Value Event occurred.

If a Market Disruption Event is continuing or occurs on the applicable scheduled Redemption Valuation Date with respect to any of the Index Constituent Securities, such Redemption Valuation Date may be postponed as described under “— Market Disruption Event” beginning on page S-122.

As of any Redemption Valuation Date, the “Redemption Fee Amount” means an amount per Security equal to:

(0.125% × Closing Indicative Value of the Security as of the Redemption Valuation Date).

If you exercise your right to have us redeem your Securities, subject to your compliance with the procedures described under “— Redemption Procedures”, for each applicable Security you will receive a cash payment on the relevant Redemption Date equal to:

Closing Indicative Value as of the Redemption Valuation Date – Redemption Fee Amount.

We refer to this cash payment as the “Redemption Amount.” If the amount calculated above is equal to or less than zero, the payment upon early redemption will be zero. We reserve the right from time to time to waive the Redemption Fee Amount in our sole discretion and on a case-by-case basis. There can be no assurance that we will elect to waive this fee and you should not assume you will be entitled to such fee waiver.

Specific Terms of the Securities

We will inform you of such Redemption Amount on the first Index Business Day following the applicable Redemption Valuation Date.

The redemption feature is intended to induce arbitrageurs to counteract any trading of the Securities at a discount to their indicative value, though there can be no assurance that arbitrageurs will employ the redemption feature in this manner or that they will be successful in counteracting any divergence in the market price of the Securities and their indicative value.

The following graphic illustrates the formula to determine the Redemption Amount, which has been simplified for ease of presentation:

Redemption Amount	=	Closing Indicative Value	–	Redemption Fee Amount

You may lose all or a substantial portion of your investment upon early redemption. The combined negative effect of the Accrued Fees and the Redemption Fee Amount will reduce your final payment. If the compounded leveraged quarterly return of the Index (or the unleveraged return of the Index, following a Permanent Deleveraging Event) is insufficient to offset the negative effect of the Accrued Fees and the Redemption Fee Amount, if applicable, or if the compounded leveraged quarterly return of the Index (or the unleveraged return of the Index, following a Permanent Deleveraging Event) is negative, you may lose all or a substantial portion of your investment upon early redemption. Loss Rebalancing Events will cause compounding to occur more frequently than quarterly.

The Securities may be called by UBS prior to the Maturity Date pursuant to its Call Right and, upon the occurrence of a Zero Value Event, the Securities will be automatically accelerated and mandatorily redeemed by UBS. See “Specific Terms of the Securities — UBS’s Call Right” beginning on page S-117 and “Specific Terms of the Securities — Automatic Acceleration Upon Zero Value Event” beginning on page S-118.

Redemption Procedures

To redeem your Securities, you must instruct your broker or other person through whom you hold your Securities to take the following steps through normal clearing system channels:

➢

deliver a notice of redemption, which we refer to as a “Redemption Notice”, in the form attached to this prospectus supplement as Annex A, to UBS via email no later than 12:00 noon on the Index Business Day on which you elect to exercise your redemption right. If we receive your Redemption Notice by the time specified in the preceding sentence, we will respond by sending you a form of confirmation of redemption which is attached to this prospectus supplement as Annex B;

➢

deliver the signed confirmation of redemption, which we refer to as the “Redemption Confirmation”, to us via email in the specified form by 5:00 p.m. on the same day. We or our affiliate must acknowledge receipt in order for your Redemption Confirmation to be effective;

➢	instruct your DTC custodian to book a delivery vs. payment trade with respect to your Securities on the applicable Redemption Date at a price equal to the Redemption Amount; and

➢	cause your DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 12:00 noon on the applicable Redemption Date.

Different brokerage firms may have different deadlines for accepting instructions from their customers. Accordingly, as a beneficial owner of the Securities, you should consult the brokerage firm through

Specific Terms of the Securities

which you own your interest for the relevant deadline. If your broker delivers your Redemption Notice after 12:00 noon, or your Redemption Confirmation after 5:00 p.m., on the Index Business Day prior to the applicable Redemption Valuation Date, your Redemption Notice will not be effective, you will not be able to redeem your Securities until the following Redemption Date and your broker will need to complete all the required steps if you should wish to redeem your Securities on any subsequent Redemption Date. In addition, UBS may request a medallion signature guarantee or such assurances of delivery as it may deem necessary in its sole discretion. All instructions given to participants from beneficial owners of Securities relating to the right to redeem their Securities will be irrevocable. If your DTC custodian or your brokerage firm is not a current UBS customer, UBS will be required to on-board such DTC custodian or brokerage firm, in compliance with its internal policies and procedures, before it can accept your Redemption Notice, your Redemption Confirmation or otherwise process your redemption request. This on-boarding process may delay your Redemption Valuation Date and Redemption Date. Furthermore, in certain circumstances, UBS may be unable to on-board your DTC custodian or your brokerage firm.

We reserve the right from time to time to waive the minimum redemption amount or the Redemption Fee Amount in our sole discretion on a case-by-case basis. In addition, we reserve the right from time to time to accelerate, in our sole discretion on a case-by-case basis, the Redemption Valuation Date to the date on which we receive the Redemption Notice rather than the following Index Business Day. You should not assume you will be entitled to any such waiver or election to accelerate the Redemption Valuation Date.

UBS’s Call Right

UBS may at its option redeem all, but not less than all, of the issued and outstanding Securities of any series. To exercise its Call Right, UBS must provide notice to the holders of such Securities (which may be provided via press release) not less than 18 calendar days prior to the Call Settlement Date specified by UBS in such notice. If we call the Securities, you will receive a cash payment equal to the Closing Indicative Value on the last Index Business Day in the Call Measurement Period. We refer to this cash payment as the “Call Settlement Amount.”

If the amount calculated above is equal to or less than zero, the payment upon UBS’s exercise of its Call Right will be zero.

We will inform you of such Call Settlement Amount on the first Index Business Day following the last Index Business Day in the Call Measurement Period.

The holders will receive payment for their Securities on the third Index Business Day following the last Index Business Day in the Call Measurement Period (the “Call Settlement Date”). If a Market Disruption Event is continuing or occurs on the scheduled Call Valuation Date with respect to any of the Index Constituent Securities, such Call Valuation Date may be postponed as described under “— Market Disruption Event” beginning on page S-122.

The “Call Measurement Period” means:

(a)

if the Market Value of Securities outstanding at the close of trading on the Index Business Day immediately preceding the date we issue a notice of exercise of our Call Right is less than $500,000,000, the Call Valuation Date, subject to adjustments as described under “— Market Disruption Event” beginning on page S-122; and

Specific Terms of the Securities

(b)

if the Market Value of Securities outstanding as at the close of trading on the Index Business Day immediately preceding the date we issue a notice of exercise of our Call Right is equal to or greater than $500,000,000, the four Index Business Days from and including the Call Valuation Date, subject to adjustment as described under “— Market Disruption Event.”

For the purpose of determining the Final Measurement Period, the “Market Value” of the Securities outstanding as of the close of trading on the Index Business Day immediately preceding the date of delivery by UBS of its notice to holders (which may be provided via press release) of its exercise of its Call Right will equal:

(i) The Closing Indicative Value as of such Index Business Day times (ii) the number of Securities outstanding as reported on Bloomberg.

The “Call Valuation Date” means the date we specify in our notice to holders (which may be provided via press release) of our exercise of our Call Right.

In any notice to holders exercising our Call Right, we will specify how many days are included in the Call Measurement Period.

The following graphic illustrates the formula to determine the Call Settlement Amount, which has been simplified for ease of presentation:

Cash Settlement Amount	=	Closing Indicative Value, on last Index Business Day in Call Measurement Period

You may lose all or a substantial portion of your investment if we exercise our Call Right. The combined negative effect of the Accrued Fees will reduce your final payment. If the compounded leveraged quarterly return of the Index (or the unleveraged return of the Index, following a Permanent Deleveraging Event) is insufficient to offset the negative effect of the Accrued Fees, or if the compounded leveraged quarterly return of the Index (or the unleveraged return of the Index, following a Permanent Deleveraging Event) is negative, you may lose all or a substantial portion of your investment upon a call. Loss Rebalancing Events will cause compounding to occur more frequently than quarterly.

In addition, upon the occurrence of a Zero Value Event, the Securities will be automatically accelerated and mandatorily redeemed by UBS. See “Specific Terms of the Securities — Automatic Acceleration Upon Zero Value Event” below.

Automatic Acceleration Upon Zero Value Event

For each series of Securities, a Zero Value Event represents the first instance when the Current Indicative Value (intraday indicative value) or the Closing Indicative Value is less than or equal to zero (other than on an Excluded Day, as defined below). It will have the effect of permanently resetting the value of your Securities to zero and accelerating the Securities. You will not benefit from any future exposure to the applicable Index after the occurrence of a Zero Value Event.

A Zero Value Event can occur only if a Permanent Deleveraging Event occurs and the Current Indicative Value (intraday indicative value) or the Closing Indicative Value declines to zero before the leverage of your Securities is reset to 1.0 at the close of trading on the Index Business Day following such event (or if such event occurs after 3:15 p.m. on any Index Business Day which would not otherwise have been a Loss Rebalancing Valuation Date, the second Index Business Day following such event), as described under “Permanent Deleveraging Valuation Dates” above.

Specific Terms of the Securities

A “Zero Value Event” occurs if the Current Indicative Value (intraday indicative value) or the Closing Indicative Value on any Index Business Day (other than an Excluded Day, as defined below) is less than or equal to zero. From immediately after the Zero Value Event and on all future calendar days, the Current Indicative Value (intraday indicative value) and the Closing Indicative Value will be set equal to zero.

As used above, an “Excluded Day” means (i) any calendar day after the Second Permanent Deleveraging Valuation Date (ii) any calendar day on or after which a Zero Value Event has already occurred, and (iii) any calendar day after the last day of an applicable Measurement Period.

In the event that a Zero Value Event has occurred, UBS will issue a press release shortly after the event; provided that the failure to do so shall not affect the automatic acceleration and redemption of the Securities. The Securities will be suspended from trading intraday shortly after the event occurs and will likely not be open for trading again on NYSE Arca.

You will lose your entire investment upon the occurrence of a Zero Value Event.

In addition, we may call the Securities prior to the Maturity Date pursuant to our Call Right. See “Specific Terms of the Securities — UBS’s Call Right” beginning on page S-117.

Loss Rebalancing Events

A Loss Rebalancing Event will have the effect of deleveraging your Securities with the aim of resetting the then-current leverage to approximately 2.0. This means that after a Loss Rebalancing Event, a constant percentage increase in the Index Closing Level will have less of a positive effect on the value of your Securities relative to before the occurrence of the Loss Rebalancing Event.

A “Loss Rebalancing Event” occurs if, at any time, the Intraday Index Value on such Index Business Day (other than an Excluded Day, as used below) decreases by 20% or more from the previous Last Reset Index Closing Level.

Loss Rebalancing Events may occur multiple times over the term of the Securities and may occur multiple times during a single calendar quarter. This means both that (i) the Current Principal Amount may be reset more frequently than quarterly and (ii) the cumulative effect of compounding and fees will have increased as a result of the Loss Rebalancing Event(s). Because each Loss Rebalancing Event will have the effect of deleveraging your Securities, following a Loss Rebalancing Event your Securities will have less exposure to a potential positive gain in value relative to the exposure before the occurrence of such Loss Rebalancing Event.

As used above, an “Excluded Day” means (i) the Index Business Day immediately preceding any Quarterly Reset Valuation Date, if a Loss Rebalancing Event occurs after 3:15 p.m. on such day, (ii) any Quarterly Reset Valuation Date, (iii) any Loss Rebalancing Valuation Date, (iv) the Index Business Day immediately preceding the first day of an applicable Measurement Period, if a Loss Rebalancing Event occurs after 3:15 p.m. on such day (v) any calendar day from and including the first day of an applicable Measurement Period, (vi) the First or Second Permanent Deleveraging Valuation Dates, (vii) any calendar day after the Second Permanent Deleveraging Valuation Date, and (ix) any calendar day on or after which a Zero Value Event has occurred.

“Loss Rebalancing Valuation Date” means:

(a)

if a Loss Rebalancing Event occurs at or prior to 3:15 p.m. on an Index Business Day, the day that such Loss Rebalancing Event occurs, subject to adjustment as described under “— Market Disruption Event” beginning on page S-122; and

Specific Terms of the Securities

(b)

if a Loss Rebalancing Event occurs after 3:15 p.m. on an Index Business Day, the first Index Business Day following the occurrence of such Loss Rebalancing Event, subject to adjustment as described under “— Market Disruption Event.”

Permanent Deleveraging Event

A Permanent Deleveraging Event will have the effect of deleveraging your Securities, with the aim of permanently resetting the then-current leverage to 1.0 over two Index Business Days. The leverage at the end of the First Permanent Deleveraging Valuation Date is reset to approximately 2.0 and the leverage at the end of the Second Permanent Deleveraging Valuation Date is reset to 1.0. This means that after a Permanent Deleveraging Event, a constant percentage increase in the Index Closing Level will have less of a positive effect on the value of your Securities than it would have had before the occurrence of the Permanent Deleveraging Event. If such an event were to occur, it most likely would occur only following a Loss Rebalancing Event and prior to the completion of the associated leverage reset to 2.0, which would generally occur at the end of the Index Business Day following the Index Business Day on which the Loss Rebalancing Event occurred or, if the Loss Rebalancing Event occurs 3:15 p.m. on an Index Business Day, at the end of the second Index Business Day following the Index Business Day on which the Loss Rebalancing Event occurred.

A “Permanent Deleveraging Event” occurs if, at any time on an Index Business Day (other than an Excluded Day, as defined below), the Intraday Index Value decreases by 40% or more from the Last Reset Index Closing Level. If a Permanent Deleveraging Event occurs, the Current Principal Amount of the Securities will be reset over two Index Business Days.

As used above, an “Excluded Day” means (i) the First or Second Permanent Deleveraging Valuation Dates, (ii) any calendar day after the Second Permanent Deleveraging Valuation Date, (iii) any day on or after which a Zero Value Event occurs, (iv) the day which is two Index Business Days prior to the first day of a Measurement Period, if a Permanent Deleveraging Event occurs after 3:15 p.m. on such day, and (v) any calendar day from and including the Index Business Day immediately preceding the first day of a Measurement Period.

“Permanent Deleveraging Valuation Dates” means the First Permanent Deleveraging Valuation Date and the Second Permanent Deleveraging Valuation Date, each as defined below:

(a)	The “First Permanent Deleveraging Valuation Date” means:

(i)

any Index Business Day, which otherwise would have been a Loss Rebalancing Valuation Date, but on which a Permanent Deleveraging Event has occurred, subject to adjustment as described under “— Market Disruption Event” beginning on page S-122; or

(ii)

if a Permanent Deleveraging Event occurs after 3:15 p.m. on any Index Business Day which would not otherwise have been a Loss Rebalancing Valuation Date, then the first Index Business Day following the occurrence of such Permanent Deleveraging Event, subject to adjustment as described under “— Market Disruption Event.”

The leverage of your Securities will be reset to approximately 2.0 at the close of trading on the First Permanent Deleveraging Valuation Date.

(b)

The “Second Permanent Deleveraging Valuation Date” means the Index Business Day immediately following the First Permanent Deleveraging Valuation Date, subject to adjustment as described under “— Market Disruption Event.”

Specific Terms of the Securities

The leverage of your Securities will be reset to 1.0 at the close of trading on the Second Permanent Deleveraging Valuation Date.

Split or Reverse Split of the Securities

We may, at any time in our sole discretion, initiate a split or reverse split of your Securities. If we decide to initiate a split or reverse split, as applicable, we will issue a press release announcing the split or reverse split and its effective date. The date of such press release shall be deemed to be the “announcement date” of the split or the reverse split, the record date for any split or reverse split will be the tenth Business Day after the announcement date, and the effective date will be the next Business Day after the record date.

If the Securities undergo a split or reverse split, we will adjust the Current Principal Amount, Closing Indicative Value, Current Indicative Value, Accrued Fees, Measurement Period Cash Amount and other relevant terms of the Securities accordingly. For example, if the Securities undergo a 4:1 split, every investor who holds a Security via The Depository Trust Company (“DTC”) on the relevant record date will, after the split, hold four Securities, and adjustments will be made as described below. The Current Principal Amount on such record date will be divided by four to reflect the 4:1 split. The adjusted Current Principal Amount will be rounded to eight decimal places. The split or reverse split will become effective at the opening of trading of the Securities on the Index Business Day immediately following the record date. The split will not occur if we exercise our Call Right before it becomes effective.

In the case of a reverse split, the Current Principal Amount and other relevant terms of the Securities will be adjusted accordingly and we will determine in our sole discretion the manner in which we will address odd numbers of Securities (commonly referred to as “partials”). For example, if the Securities undergo a 1:4 reverse split, every investor who holds four Securities via DTC on the relevant record date will, after the reverse split, hold only one Security and the Current Principal Amount of the Securities on such record date will be multiplied by four to reflect the 1:4 reverse split. The adjusted Current Principal Amount will be rounded to eight decimal places. The reverse split will become effective at the opening of trading of the Securities on the Index Business Day immediately following the record date. The reverse split will not occur if we exercise our Call Right before it becomes effective.

Holders who own a number of Securities on the record date that is not evenly divisible by the reverse split divisor (which in the case of a 1:4 reverse split, for example, will be 4) will receive the same treatment as all other holders for the maximum number of Securities they hold that is evenly divisible by the reverse split divisor. We will determine in our sole discretion the manner in which we compensate holders for their remaining or “partial” Securities when we announce the reverse split, though our current intention is to provide holders with a cash payment for their partials on the 17th Business Day following the announcement date in an amount equal to the appropriate percentage of the Closing Indicative Value of the reverse split-adjusted Securities on the 15th Business Day following the announcement date. For example, in the case of a 1:4 reverse split, a holder who held 23 Securities via DTC on the record date would receive five post-reverse split Securities on the immediately following Business Day, and a cash payment on the 17th Business Day following the announcement date that is equal to 3/4 of the Current Principal Amount of the reverse split-adjusted Securities on the 15th Business Day following the announcement date.

Security Calculation Agent

UBS Securities LLC will act as the Security Calculation Agent. The Security Calculation Agent will be solely responsible for all determinations and calculations regarding the value of the Securities, including, among other things, at maturity or upon early redemption or call, or at other times, the Current Principal

Specific Terms of the Securities

Amount, Current Indicative Value (which we also refer to as the intraday indicative value), Closing Indicative Value, Market Disruption Events, Business Days, Index Business Days, the Leverage Factor, the Index Factor, the Index Performance Ratio, the Residual Factor, the Index Closing Level, the Financing Rate, the Accrued Fees (including determining any successor to the LIBOR base rate), the Redemption Fee Amount, the Cash Settlement Amount, if any, that we will pay you at maturity, the Redemption Amount, if any, that we will pay you upon redemption, the Call Settlement Amount, that we will pay you if we call the Securities, whether a Loss Rebalancing Event has occurred, whether a Permanent Deleveraging Event has occurred and whether any day is an Index Business Day and all such other matters as may be specified elsewhere herein as matters to be determined by the Security Calculation Agent. If any Intraday Index Value as published by Bloomberg on any Index Business Day is manifestly incorrect, the Security Calculation Agent may base its determination of whether a Loss Rebalancing Event, Permanent Deleveraging Event or Zero Value Event shall have occurred on such Index Business Day on its own determination of such Intraday Index Value. In making such determination, the Security Calculation Agent may consider any relevant information, including, without limitation, relevant market data in the relevant market supplied by one or more third parties or from internal sources or affiliates. The Security Calculation Agent will also be responsible for determining whether the Index has been discontinued and whether there has been a material change in the Index. The Security Calculation Agent will make all such determinations and calculations in its sole discretion, and absent manifest error, all determinations of the Security Calculation Agent will be conclusive for all purposes and binding on us, you, and all other persons having an interest in the Securities, without liability on the part of the Security Calculation Agent. You will not be entitled to any compensation from us for any loss suffered as a result of any determinations or calculations made by the Security Calculation Agent. We may appoint a different Security Calculation Agent from time to time after the date of this prospectus supplement without your consent and without notifying you.

The Security Calculation Agent will provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, of the amount to be paid at maturity or upon early redemption or call, on or prior to 12:00 noon on the Index Business Day immediately preceding the Maturity Date, any Redemption Date or any Call Settlement Date.

All dollar amounts related to determination of the Accrued Fees, the Current Principal Amount, and any Redemption Amount, Redemption Fee Amount, Call Settlement Amount or Cash Settlement Amount per Security will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid to any holder of Securities will be rounded to the nearest cent, with one-half cent rounded upward.

Market Disruption Event

To the extent a Market Disruption Event with respect to the Index has occurred or is continuing during a four-day Measurement Period, the Index Closing Level for such day will be determined by the Security Calculation Agent or one of its affiliates on the first succeeding Index Business Day on which a Market Disruption Event does not occur or is not continuing with respect to the Index. The remaining Index Business Days in the Measurement Period will be postponed accordingly, and the remaining Index Business Days in the Measurement Period will resume again following the suspension of the Market Disruption Event. For example, if the four-day Measurement Period for purposes of calculating the Call Settlement Amount, is scheduled for June 2, June 3, June 4 and June 5, and there is a Market Disruption Event with respect to the Index on June 2, but no other Market Disruption Event during such Call Measurement Period, then June 3 will become the first Index Business Day of the Measurement Period, June 4th the second Index Business Day, June 5th the third Index Business Day and the next Index Business Day after June 5th would be the final day of the Measurement Period. The same approach would be applied if there is a Market Disruption Event during a four-day Final Measurement Period.

Specific Terms of the Securities

To the extent a Market Disruption Event with respect to the Index has occurred or is continuing on the Redemption Valuation Date, Call Valuation Date (in the event that the Call Measurement Period is the Call Valuation Date), Calculation Date (in the event that the Final Measurement Period is the Calculation Date) or any Reset Valuation Date, the Index Closing Level for such Redemption Valuation Date, Call Valuation Date, Calculation Date or Reset Valuation Date will be determined by the Security Calculation Agent or one of its affiliates on the first succeeding Index Business Day on which a Market Disruption Event does not occur or is not continuing with respect to the Index. For example, if the Redemption Valuation Date, for purposes of calculating a Redemption Amount, is based on the Index Closing Level on June 2 and there is a Market Disruption Event with respect to the Index on June 2, then the Index Closing Level on June 3 will be used to calculate the Redemption Amount, assuming that no such Market Disruption Event has occurred or is continuing on June 3.

In no event, however, will any postponement pursuant to either of the two immediately preceding paragraphs result in the affected Index Business Day of the Measurement Period or any Redemption Valuation Date, Call Valuation Date (in the event that the Call Measurement Period is the Call Valuation Date), Calculation Date (in the event that the Final Measurement Period is the Calculation Date) or Reset Valuation Date occurring more than five Index Business Days following the day originally scheduled to be such Index Business Day of the Measurement Period or such Redemption Valuation Date, Call Valuation Date, Calculation Date or Reset Valuation Date. If a Market Disruption Event has occurred or is continuing with respect to the Index on the fifth Index Business Day following the date originally scheduled to be such Index Business Day of the Measurement Period or any Redemption Valuation Date, Call Valuation Date, Calculation Date or any Reset Valuation Date, the Security Calculation Agent or one of its affiliates will determine the Index Closing Level based on its good faith estimate of the Index Closing Level that would have prevailed on such fifth Index Business Day but for such Market Disruption Event.

Any of the following will be a “Market Disruption Event” with respect to the Index, in each case as determined by the Security Calculation Agent in its sole discretion:

(a)

suspension, absence or material limitation of trading in a material number of Index Constituent Securities, whether by reason of movements in price exceeding limits permitted by the Primary Exchange or otherwise;

(b)

suspension, absence or material limitation of trading in option or futures contracts relating to the Index or to a material number of Index Constituent Securities in the primary market or markets for those contracts;

(c)	the Index is not published; or

(d)

in any other event, if the Security Calculation Agent determines in its sole discretion that the event materially interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with respect to the Securities that we or our affiliates have effected or may effect as described in the section entitled “Use of Proceeds and Hedging.”

The following events will not be Market Disruption Events with respect to the Index:

(a)	a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant market; and

(b)	a decision to permanently discontinue trading in the option or futures contracts relating to the Index or any Index Constituent Securities.

Specific Terms of the Securities

For this purpose, an “absence of trading” in the primary securities market on which option or futures contracts related to the Index or any Index Constituent Securities are traded will not include any time when that market is itself closed for trading under ordinary circumstances.

Default Amount on Acceleration

If an event of default occurs and the maturity of the Securities is accelerated, we will pay the default amount in respect of the principal of the Securities at maturity. We describe the default amount below under “— Default Amount.”

For the purpose of determining whether the holders of our Medium-Term Notes, Series B, of which the Securities are a part, are entitled to take any action under the indenture, we will treat the outstanding principal amount of the Medium-Term Notes, Series B, as constituting the outstanding principal amount of the Securities. Although the terms of the Securities may differ from those of the other Medium-Term Notes, Series B, holders of specified percentages in principal amount of all Medium-Term Notes, Series B, together in some cases with other series of our debt securities, will be able to take action affecting all the Medium-Term Notes, Series B, including the Securities. This action may involve changing some of the terms that apply to the Medium-Term Notes, Series B, accelerating the maturity of the Medium-Term Notes, Series B after a default or waiving some of our obligations under the indenture. We discuss these matters in the accompanying prospectus under “Description of Debt Securities We May Offer — Default, Remedies and Waiver of Default” and “Description of Debt Securities We May Offer — Modification and Waiver of Covenants.”

Default Amount

The default amount for the Securities on any day will be an amount, in U.S. dollars as determined by the Security Calculation Agent in its sole discretion, for the aggregate Stated Principal Amount of the Securities, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to the Securities as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the Securities. That cost will equal:

➢	the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

➢	the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of the Securities in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the Securities, which we describe below, the holders of the Securities and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest — or, if there is only one, the only — quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two Business Days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

Default Quotation Period

The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third Index Business Day after that day, unless:

➢	no quotation of the kind referred to above is obtained, or

Specific Terms of the Securities

➢	every quotation of that kind obtained is objected to within five Index Business Days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third Index Business Day after the first Index Business Day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five Index Business Days after that first Index Business Day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two Index Business Day objection period have not ended before the Calculation Date, then the default amount will equal the Stated Principal Amount of the Securities.

Qualified Financial Institutions

For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

➢	A-1 or higher by Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc., or any successor, or any other comparable rating then used by that rating agency, or

➢	P-1 or higher by Moody’s Investors Service or any successor, or any other comparable rating then used by that rating agency.

Discontinuance of or Adjustments to the Index or Termination of Our License Agreements with the Index Sponsors; Alteration of Method of Calculation

If (i) an Index Sponsor or the Index Calculation Agent announces that it intends to discontinue, or discontinues, publication of, or otherwise fails to publish, the Index, (ii) our license agreement with the Index Sponsor terminates or (iii) the Index Sponsor or Index Calculation Agent does not make the Index Constituent Securities and/or their unit weighting available to the Security Calculation Agent, and, in each case, any other person or entity publishes an index licensed to UBS that the Security Calculation Agent determines is comparable to the Index and for which the Index Constituent Securities and/or their unit weighting are available to the Security Calculation Agent (such index being referred to herein as a “successor index”), and the Security Calculation Agent approves such index as a successor index, then on and after the date determined by the Security Calculation Agent, the Security Calculation Agent will determine the Index Closing Level on the applicable dates of determination and the amount payable at maturity or upon early redemption or call and all other related payments terms by reference to such successor index.

Upon any selection by the Security Calculation Agent of a successor index, the Security Calculation Agent will cause written notice of the successor index and the date on and after which the Index Closing Level will be determined by reference thereto be furnished to the trustee, to us and to the holders of the Securities.

If an Index Sponsor or Index Calculation Agent discontinues publication of the Index, our license agreement with the Index Sponsor terminates or the Index Sponsor or Index Calculation Agent do not make the Index Constituent Securities and/or their unit weighting available to the Security Calculation Agent, prior to, and such discontinuation, termination or unavailability is continuing on the Calculation Date or any Index Business Day during a Measurement Period, or on the Redemption Valuation Date or

Specific Terms of the Securities

on any Reset Valuation Date, as applicable, or on any other relevant date on which the Index Closing Level is to be determined and the Security Calculation Agent determines that no successor index is available at such time, or the Security Calculation Agent has previously selected a successor index and publication of such successor index is discontinued prior to, and such discontinuation is continuing on the Calculation Date or any Index Business Day during a Measurement Period, or on the Redemption Valuation Date or on any Reset Valuation Date, or any other relevant date on which the Index Closing Level is to be determined, then the Security Calculation Agent will determine the Index Closing Level using the Index Closing Level on the last Index Business Day immediately prior to such discontinuation or unavailability, as adjusted for certain corporate actions. In such event, the Security Calculation Agent will cause notice thereof to be furnished to the trustee, to us and to the holders of the Securities.

Notwithstanding these alternative arrangements, discontinuation of the publication of the Index or successor index, as applicable, may adversely affect the value of the Securities.

In addition, if an Index Replacement Event (as defined below) occurs at any time and the Index Sponsor or anyone else publishes an index that the Security Calculation Agent determines is comparable to the Index (the “Substitute Index”), then the Security Calculation Agent may elect, in its sole discretion, to permanently replace the original Index with the Substitute Index for all purposes under the Securities, and all provisions described in this prospectus supplement as applying to the Index will thereafter apply to the Substitute Index instead. In such event, the Security Calculation Agent will make such adjustments, if any, to any level of the Index or Substitute Index that is used for purposes of the Securities as it determines are appropriate in the circumstances. If the Security Calculation Agent elects to replace the original Index with a Substitute Index, then the Security Calculation Agent will determine all amounts hereunder, Current Principal Amount, Current Indicative Value (intraday indicative value), Closing Indicative Value, Index Factor, Index Performance Ratio, Residual Factor, Accrued Fees, Index Closing Levels on the applicable dates of determination, all other related payment terms and the amount payable at maturity or upon early redemption or call by reference to such Substitute Index. If the Security Calculation Agent so elects to replace the original Index with a Substitute Index, the Security Calculation Agent will cause written notice thereof to be furnished to the trustee, to us and to the holders of the Securities of the Securities.

An “Index Replacement Event” means:

(a)

an amendment to or change (including any officially announced proposed change) in the laws, regulations or rules of the United States (or any political subdivision thereof), or any jurisdiction in which a Primary Exchange (as defined herein) is located that (i) makes it illegal for UBS AG or its affiliates to hold, acquire or dispose of the Index Constituent Securities included in the Index or options, futures, swaps or other derivatives on the Index or on the Index Constituent Securities included in the Index (including but not limited to exchange-imposed position limits), (ii) materially increases the cost to us, our affiliates, third parties with whom we transact or similarly situated third parties in performing our or their obligations in connection with the Securities, (iii) has a material adverse effect on any of these parties’ ability to perform their obligations in connection with the Securities, or (iv) materially affects our ability to issue or transact in exchange traded notes similar to the Securities, each as determined by the Security Calculation Agent;

(b)

any official administrative decision, judicial decision, administrative action, regulatory interpretation or other official pronouncement interpreting or applying those laws, regulations or rules that is announced on or after February 4, 2021 that (i) makes it illegal for UBS AG or its affiliates to hold, acquire or dispose of the Index Constituent Securities included in the Index or options, futures, swaps or other derivatives on the Index or on the Index Constituent Securities (including but not limited to exchange-imposed position limits), (ii) materially increases the cost to us, our affiliates, third parties with whom we transact or similarly situated third parties in performing our or their obligations in

Specific Terms of the Securities

connection with the Securities, (iii) has a material adverse effect on the ability of us, our affiliates, third parties with whom we transact or a similarly situated third party to perform our or their obligations in connection with the Securities, or (iv) materially affects our ability to issue or transact in exchange traded notes similar to the Securities, each as determined by the Security Calculation Agent;

(c)

any event that occurs on or after February 4, 2021 that makes it a violation of any law, regulation or rule of the United States (or any political subdivision thereof), or any jurisdiction in which a Primary Exchange (as defined herein) is located, or of any official administrative decision, judicial decision, administrative action, regulatory interpretation or other official pronouncement interpreting or applying those laws, regulations or rules, (i) for UBS AG or its affiliates to hold, acquire or dispose of the Index Constituent Securities or options, futures, swaps or other derivatives on the Index or on the Index Constituent Securities (including but not limited to exchange-imposed position limits), (ii) for us, our affiliates, third parties with whom we transact or similarly situated third parties to perform our or their obligations in connection with the Securities, or (iii) for us to issue or transact in exchange traded notes similar to the Securities, each as determined by the Security Calculation Agent;

(d)

any event, as determined by the Security Calculation Agent, as a result of which we or any of our affiliates or a similarly situated party would, after using commercially reasonable efforts, be unable to, or would incur a materially increased amount of tax, duty, expense or fee (other than brokerage commissions) to, acquire, establish, re-establish, substitute, maintain, unwind or dispose of any transaction or asset it deems necessary to hedge the risk of the Securities, or realize, recover or remit the proceeds of any such transaction or asset; or

(e)

as determined by the Security Calculation Agent, the primary exchange or market for trading for the Securities, if any, announces that pursuant to the rules of such exchange or market, as applicable, the Securities cease (or will cease) to be listed, traded or publicly quoted on such exchange or market, as applicable, for any reason and are not immediately re-listed, re-traded or re-quoted on an exchange or quotation system located in the same country as such exchange or market, as applicable.

Notwithstanding these alternative arrangements, discontinuation of the publication of the Index or successor index, as applicable, may adversely affect the value of the Securities.

If at any time the method of calculating the Index, a successor index or a Substitute Index, or the value thereof, is changed in a material respect, or if the Index or a successor or Substitute Index is in any other way modified so that the Index Closing Level of the Index or such successor or Substitute Index does not, in the opinion of the Security Calculation Agent, fairly represent the Index Closing Level of the Index or such successor or Substitute Index had such changes or modifications not been made, then the Security Calculation Agent will make such calculations and adjustments as, in the good faith judgment of the Security Calculation Agent, may be necessary in order to arrive at an Index Closing Level of an index comparable to the Index or such successor index, as the case may be, as if such changes or modifications had not been made, and the Security Calculation Agent will calculate the Index Closing Level for the Index or such successor or Substitute Index with reference to the Index or such successor or Substitute Index, as adjusted. The Security Calculation Agent will accordingly calculate the Index Closing Level, the Index Performance Ratio, the Last Reset Index Closing Level, the Accrued Fees, and any Redemption Amount, Redemption Fee Amount, Cash Settlement Amount or Call Settlement Amount, and all related payment terms based directly or indirectly on the Index Closing Level calculated by the Security Calculation Agent. Accordingly, if the method of calculating the Index or a successor or Substitute Index is modified so that the level of the Index or such successor or Substitute Index is a fraction or multiple of what it would have been if there had been no such modification (e.g., due to a rebasing of the Index ),

Specific Terms of the Securities

which, in turn, causes the Index Closing Level of the Index or such successor or Substitute Index to be a fraction of what it would have been if there had been no such modification, then the Security Calculation Agent will make such calculations and adjustments in order to arrive at an Index Closing Level for the Index or such successor or Substitute Index as if it had not been modified (e.g., as if such rebasing had not occurred).

In the event that the Security Calculation Agent elects to replace the Index with a successor index or a Substitute Index, UBS may, in its sole discretion, amend the title of the Securities in order to remove reference the former Index and to make such other changes to the title of the Securities as it considers necessary or desirable to reflect the name and/or characteristics of the relevant successor index or Substitute Index, as applicable.

All determinations and adjustments to be made by the Security Calculation Agent may be made in the Security Calculation Agent’s sole discretion. See “Risk Factors — Risks Relating to Creditworthiness, Conflicts of Interest, Hedging Activities and Regulation of UBS — There are potential conflicts of interest between you and the Security Calculation Agent” in this prospectus supplement beginning on page S-59 for a discussion of certain conflicts of interest which may arise with respect to the Security Calculation Agent.

Manner of Payment and Delivery

Any payment on or delivery of the Securities at maturity or upon early redemption or call will be made to accounts designated by you and approved by us, or at the corporate trust office of the trustee in New York City, but only when the Securities are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

Reissuances or Reopened Issues

We may, at our sole discretion, “reopen” or reissue any series of Securities. We issued the Securities initially in an amount having the aggregate Stated Principal Amount specified on the cover of this prospectus supplement. We may issue additional Securities in amounts that exceed the amount on the cover at any time, without your consent and without notifying you. The Securities do not limit our ability to incur other indebtedness or to issue other securities. Also, we are not subject to financial or similar restrictions by the terms of the Securities. For more information, please refer to “Description of Debt Securities We May Offer — Amounts That We May Issue” in the accompanying prospectus.

These further issuances, if any, will be consolidated to form a single class with the originally issued Securities of the same series and will have the same CUSIP number and will trade interchangeably with such Securities immediately upon settlement. Any additional issuances will increase the aggregate Stated Principal Amount of the outstanding Securities of the class. The price of any additional offering will be determined at the time of pricing of that offering.

Booking Branch

The Securities will be booked through UBS AG, London Branch.

Clearance and Settlement

The DTC participants that hold the Securities through DTC on behalf of investors will follow the settlement practices applicable to equity securities in DTC’s settlement system with respect to the primary distribution of the Securities and secondary market trading between DTC participants.

Use of Proceeds and Hedging

We will use the net proceeds we receive from the sale of the Securities for the purposes we describe in the accompanying prospectus under “Use of Proceeds.” We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the Securities as described below.

In anticipation of the sale of the Securities, we or our affiliates expect to enter into hedging transactions involving purchases of securities included in or linked to the Indexes and/or listed and/or over-the-counter options, futures or exchange-traded funds on the Index Constituent Securities or the Index prior to and/ or on the Initial Trade Date. From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into. In this regard, we or our affiliates may:

➢	acquire or dispose of long or short positions of Index Constituent Securities or, if applicable, other securities of issuers of the Index Constituent Securities,

➢

acquire or dispose of long or short positions in listed or over-the-counter options, futures, exchange-traded funds or other instruments based on the level of the Index or the value of the Index Constituent Securities,

➢

acquire or dispose of long or short positions in listed or over-the-counter options, futures, or exchange-traded funds or other instruments based on the level of other similar market indices or securities, or

➢	any combination of the above three.

We or our affiliates may acquire a long or short position in securities similar to the Securities from time to time and may, in our or their sole discretion, hold or resell those securities.

We or our affiliates may close out our or their hedge on or before the last Index Business Day in a Measurement Period or on any Redemption Valuation Date. That step may involve sales or purchases of any of the Index Constituent Securities, listed or over-the-counter options or futures on the Index Constituent Securities or listed or over-the-counter options, futures, exchange-traded funds or other instruments based on indices designed to track the performance of the Indexes.

The hedging activity discussed above may adversely affect the market value of the Securities from time to time. See “Risk Factors — Risks Relating to Creditworthiness, Conflicts of Interest, Hedging Activities and Regulation of UBS” beginning on page S-57 for a discussion of these adverse effects.

Material U.S. Federal Income Tax Consequences

The following is a general description of the material United States federal income tax considerations relating to the Securities. It does not purport to be a complete analysis of all tax considerations relating to the Securities. Prospective purchasers of the Securities should consult their tax advisers as to the consequences under the tax laws of the country of which they are resident for tax purposes and the tax laws of the United States of acquiring, holding and disposing of the Securities and receiving payments under the Securities. This summary is based upon the law as in effect on the date hereof and is subject to any change in law that may take effect after such date.

The discussion below supplements, and to the extent inconsistent replaces, the discussion under “U.S. Tax Considerations” in the accompanying prospectus. This discussion applies to you only if you hold your Securities as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

➢	a dealer in securities,

➢	a trader in securities that elects to use a mark-to-market method of tax accounting for your securities holdings,

➢	a bank,

➢	a life insurance company,

➢	a person subject to alternative minimum tax,

➢	a person that purchases or sells the Securities as part of a wash sale for tax purposes,

➢	a person that owns Securities as part of a straddle or a hedging or conversion transaction for tax purposes, or

➢	a person whose functional currency for tax purposes is not the U.S. dollar.

This discussion is based on the Code, its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect. These authorities are subject to change, possibly on a retroactive basis.

Except as otherwise described below under “— U.S. Holders — Unrelated Business Taxable Income”, the discussion below does not apply to tax exempt organizations. If an entity or arrangement that is classified as a partnership for tax purposes holds the Securities, the United States federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the Securities should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the Securities.

Except as otherwise noted under “— Non-U.S. Holders” below, this discussion only applies to you if you are a U.S. holder. You are a U.S. holder if you are a beneficial owner of a Security and you are: (i) a citizen or resident of the United States; (ii) a domestic corporation; (iii) an estate whose income is subject to United States federal income tax regardless of its source; or (iv) a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

NO STATUTORY, REGULATORY, JUDICIAL OR ADMINISTRATIVE AUTHORITY DIRECTLY DISCUSSES HOW THE SECURITIES SHOULD BE TREATED FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. AS A RESULT, THE UNITED STATES FEDERAL INCOME TAX

Material U.S. Federal Income Tax Consequences

CONSEQUENCES OF YOUR INVESTMENT IN THE SECURITIES ARE UNCERTAIN. ACCORDINGLY, WE URGE YOU TO CONSULT YOUR TAX ADVISOR AS TO THE TAX CONSEQUENCES OF HAVING AGREED TO THE REQUIRED TAX TREATMENT OF YOUR SECURITIES DESCRIBED BELOW AND AS TO THE APPLICATION OF STATE, LOCAL OR OTHER TAX LAWS TO YOUR INVESTMENT IN SECURITIES.

U.S. Holders

In the opinion of our counsel, Sullivan & Cromwell LLP, the Securities should be treated as a pre-paid forward contract with respect to the applicable Index. The terms of the Securities require you (in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary) to treat the Securities for all tax purposes in accordance with such characterization. If the Securities are so treated, then it is likely that (i) a U.S. holder will not recognize income, gain or loss with respect to the Securities prior to the sale, redemption or maturity of the Securities and (ii) a U.S. holder will generally recognize capital gain or loss upon the sale, redemption or maturity of the Securities in an amount equal to the difference between the amount that it realizes at such time and the amount that it paid for the Securities (including the creation fee, if any, payable by institutional investors transacting directly with UBS Securities LLC). Such gain or loss will generally be treated as capital gain or loss, which would be long-term capital gain or loss if the holder has a holding period in the Securities that is greater than one year.

Alternative Treatments. There is no judicial or administrative authority discussing how your Securities should be treated for U.S. federal income tax purposes. Therefore, the IRS might assert that the Securities should be treated in a manner that differs from that described above. Some possible alternative treatments are described below. In particular, it is possible that you could be required to include the dividends on the applicable Index Constituent Securities in income when they are distributed (based on the notional amount of your Securities), notwithstanding that such amounts will be invested in the Index and will not be distributed to holders of Securities.

Furthermore, the IRS might assert that your Securities should be treated as debt instruments subject to the special tax rules governing contingent payment debt instruments. If the Securities are so treated, you would be required to accrue interest income over the term of your Securities based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your Securities. You would recognize gain or loss upon the sale, redemption or maturity of your Securities in an amount equal to the difference, if any, between the amount you receive at such time and your adjusted basis in your Securities. Any gain you recognize upon the sale, early redemption or maturity of your Securities would be ordinary income and any loss recognized by you at such time would be ordinary loss to the extent of interest you included in income in the current or previous taxable years in respect of your Securities, and thereafter, would be capital loss.

Alternatively, it is possible that the IRS could treat your Securities as representing ownership of the applicable Index Constituent Securities for U.S. federal income tax purposes. Under this treatment, you would generally be required to currently include any dividends on the applicable Index Constituent Securities in ordinary income when they are distributed (based on the notional amount of your Securities), notwithstanding that such amounts will be invested in the applicable Index and will not be distributed to holders of Securities. In addition, under this treatment, you would generally recognize gain or loss, at least some of which could be short-term capital gain or loss, (i) each time the applicable Index rebalances or is adjusted, (ii) upon a quarterly reset of the Current Principal Amount or (iii) upon an adjustment to the leverage amount under the Securities upon a Loss Rebalancing Event or Permanent Deleveraging Event. Furthermore, under this treatment, you would treat (i) the Daily Tracking Fee as amounts of expense that would generally be treated as a miscellaneous itemized deduction that may not

Material U.S. Federal Income Tax Consequences

be deductible in the case of certain investors and (ii) the Daily Financing Fee as an interest payment that is subject to the general limitations on interest deductions. Such amount would correspondingly increase the capital gain (or decrease the capital loss) that you recognize in respect of your Securities.

Even if you are not treated as owning the applicable Index Constituent Securities, it is possible that you would be required to currently recognize gain or loss, at least some of which could be short-term capital gain or loss, (i) each time the applicable Index rebalances or is adjusted, (ii) upon a quarterly reset of the Current Principal Amount or (iii) upon an adjustment to the leverage amount under the Securities upon a Loss Rebalancing Event or Permanent Deleveraging Event.

The IRS could also assert that any gain or loss that you recognize upon the redemption or maturity of your Securities should be treated as ordinary gain or loss or that you should be required to accrue interest over the term of your Securities.

In addition, if the applicable Index includes components that are classified as a partnership, real estate investment trust, regulated investment company or a passive foreign investment company, in each case for U.S. federal income tax purposes, then it is possible that the portion of such Securities that reference such components may be subject to the special constructive ownership rules under Section 1260 of the Code, in which case a portion of any gain that you recognize upon the sale, redemption or maturity of the Securities could be treated as ordinary income that is subject to an interest charge.

Furthermore, in 2007, the IRS released a Notice that may affect the taxation of the Securities. According to the Notice, the IRS and the Treasury Department are actively considering whether the holder of an instrument such as the Securities should be required to accrue ordinary income on a current basis and whether gain or loss from such instruments should be treated as ordinary or capital. While it is impossible to anticipate how any ultimate guidance would affect the tax treatment of instruments such as the Securities, such guidance could require you to accrue income over the term of the Securities and could require you to treat any gain that you recognize in respect of the Securities as ordinary income.

Additionally, members of Congress have periodically made proposals to reform or otherwise modify the U.S. federal income tax treatment of financial instruments such as the Securities. For example, legislation was proposed in 2017 that, if enacted, would generally require U.S. holders of instruments such as the Securities to annually recognize gain or loss with respect to such instruments on a “mark-to-market” basis and to treat any such gain or loss as ordinary income or loss. It is not possible to predict whether any such legislation will be enacted in the future, or whether any such legislation would affect the tax treatment of your Securities.

Medicare Tax. If you are an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, you are subject to a 3.8% tax (the “Medicare Tax”) on the lesser of (1) your “net investment income” (or “undistributed net investment income” in the case of an estate or trust) for the relevant taxable year and (2) the excess of your modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals is between $125,000 and $250,000, depending on the individual’s circumstances). Your net investment income will include any gain that you recognize upon the sale, redemption or maturity of your Securities, unless such gain is derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a U.S. holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare Tax to your income and gains in respect of your investment in the Securities.

Unrelated Business Taxable Income. A U.S. holder that is a tax-exempt investor (including a retirement fund) for U.S. federal income tax purposes and therefore generally exempt from U.S. federal income

Material U.S. Federal Income Tax Consequences

taxation will nevertheless be subject to tax to the extent income or gain from the Securities constitutes unrelated business taxable income (“UBTI”). Although the matter is not free from doubt, income or gain from the Securities should not constitute UBTI to a U.S. holder that is a tax-exempt investor unless such holder has incurred “debt-financing” in respect of its acquisition or ownership of the Securities. However, as noted above, it is possible that the Securities could be treated as other than a pre-paid forward contract in respect of the Index. Under one such alternative characterization, you could be treated as directly owning the applicable Index Constituent Securities. If your Securities are so treated, then a portion of any income or gain that you recognize with respect to your Securities would be treated as UBTI.

Treasury Regulations Requiring Disclosure of Reportable Transactions. Treasury regulations require United States taxpayers to report certain transactions (“Reportable Transactions”) on IRS Form 8886. An investment in the Securities or the sale, redemption or maturity of the Securities should generally not be treated as a Reportable Transaction under current law, but it is possible that future legislation, regulations or administrative rulings could cause your investment in the Securities or the sale, redemption, or maturity of the Securities to be treated as a Reportable Transaction. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of Securities.

Backup Withholding and Information Reporting. If you are a noncorporate United States holder, information reporting requirements, on IRS Form 1099, generally will apply to payments on the Securities, and the payment of proceeds to you from the sale of Securities effected at a United States office of a broker. Additionally, backup withholding may apply to such payments if you fail to comply with applicable certification requirements or are notified by the IRS that you have failed to report all interest and dividends required to be shown on your federal income tax returns.

Payment of the proceeds from the sale of Securities effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker could be subject to information reporting in the same manner as a sale within the United States (and in certain cases may be subject to backup withholding as well) if (i) the broker has certain connections to the United States, (ii) the proceeds or confirmation are sent to the United States or (iii) the sale has certain other specified connections with the United States.

You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the IRS.

Non-U.S. Holders

The following section addresses the tax treatment of a non-U.S. holder of Securities. You are a non-U.S. holder if you are a beneficial owner of a Security and you are, for United States federal income tax purposes: (i) a nonresident alien individual; (ii) a foreign corporation; or (iii) an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from a Security. Except as described below under “— Effectively Connected Income”, the discussion below assumes that the non-U.S. holder’s income from the Securities is not effectively connected with a United States trade or business.

Section 871(m) and the regulations thereunder impose a 30% withholding tax (subject to reduction under an applicable treaty) on deemed dividend amounts with respect to certain contracts, such as structured notes, held by non-U.S. holders that reference U.S. equities or indices that include U.S. equities (unless that income is effectively connected with the holder’s conduct of a trade or business in the United

Material U.S. Federal Income Tax Consequences

States). The regulations only apply at present to a contract that is a “delta-one” contract (i.e., a contract that provides for “delta-one” exposure to underlying U.S. corporations). We believe, and intend to take the position, that the Securities should be treated as delta-one contracts for this purpose. The Section 871(m) tax applies even if the dividends on the reference equities are not transmitted to the non-U.S. holder.

The Section 871(m) regulations provide that contracts that reference a “qualified index” generally are not subject to withholding under Section 871(m). The determination as to whether an index is a qualified index for contracts that are issued in a calendar year is made on the first business day of the calendar year. If an index is a qualified index as of such day, then all contracts that are issued within that year with respect to the performance of the index will be treated as a qualified index during the term of the contract.

The tax treatment of Securities that are held by a non-U.S. holder depends upon whether the Index that is referenced by the Securities is a qualified index. We currently believe, and currently intend to take the position, that each Russell TR Index should be treated as a qualified index in 2021. We address the tax treatment of Securities that reference such indices below under “— Securities that reference a qualified index.” We currently believe, and intend to take the position, that the remaining indices that are referenced by the Securities (i.e., the Dow Jones US Dividend 100 TR USD, MSCI USA Minimum Volatility GR USD, MSCI USA Momentum GR USD and USD MSCI USA Sector Neutral Quality GR USD Indexes) will not be treated as a qualified index in 2021. We address the tax treatment of Securities that reference such indices below under “— Securities that do not reference a qualified index.”

Securities that reference a qualified index. The discussion in this subsection only applies to Securities that reference a Russell TR Index and that are issued in 2021. As discussed above, we currently believe, and currently intend to take the position, that each Russell TR Index should be treated as a qualified index in 2021. Accordingly, we believe that, subject to the discussion below, non-U.S. holders should not be subject to the Section 871(m) withholding tax, or any other U.S. federal income tax, with respect to Securities that reference a Russell TR Index and that are issued in 2021. However, as discussed below, it is possible that in certain cases a non-U.S. holder of Securities that reference a Russell TR Index would be subject to U.S. withholding tax even though the Securities reference a qualified index.

First, a contract will not be treated as referencing a qualified index if, in connection with the contract, an investor holds a related short position in one or more of the component securities in the qualified index (other than a short position in the entire index, or a “de minimis” short position with respect to index components that have a value of 5% or less of the value of the long positions in the qualified index). Under this rule, a non-U.S. holder of Securities that reference a Russell TR Index will generally not be treated as holding a contract that references a qualified index, and thus will generally be subject to Section 871(m) tax in respect of its Securities, if it holds a related short position in the applicable Index Constituent Securities that exceeds the 5% threshold described above and that does not relate to the entire Index. Because of this possibility, withholding agents may require that a non-U.S. holder certify that it does not hold related short positions with respect to the applicable Index Constituent Securities in order to receive payments free of the Section 871(m) withholding tax.

In addition, it is possible that a Russell TR Index will not be a qualified index in a future calendar year, in which case a Security that references a Russell TR Index that is issued (or deemed issued) in such year will be subject to the Section 871(m) withholding tax. A Security could be deemed to be reissued for tax purposes if we or an affiliate acquire and then sell Securities in the secondary market. Furthermore, it is possible that the Securities could be deemed to be reissued for tax purposes (i) each time the applicable Index rebalances or is adjusted, (ii) upon a quarterly reset of the Current Principal Amount or (iii) upon

Material U.S. Federal Income Tax Consequences

an adjustment to the leverage amount under the Securities upon a Loss Rebalancing Event or Permanent Deleveraging Event. Moreover, Securities that are not subject to Section 871(m) will have the same CUSIP and ISIN number as Securities that are subject to Section 871(m), and accordingly there is unlikely to be a practical way to distinguish among Securities that are subject to withholding under this regime and those that are not. As a result, if we issue (or are deemed to issue) Securities in the future that are subject to Section 871(m), non-U.S. holders of Securities that are not subject to Section 871(m) may not be able to establish to the satisfaction of withholding agents that their Securities are exempt from the Section 871(m) withholding tax.

Furthermore, while we currently believe and intend to take the position that each Russell TR Index should be treated as a qualified index in 2021, it is possible that other withholding agents will adopt a different position. In addition, the determination as to whether an index is a qualified index in a particular taxable year is based on factual information, and it therefore possible that we will become aware of information subsequent to the date hereof that could cause us to adopt the position that one or more of the Russell TR Indices should not be treated as a qualified index in 2021.

If a non-U.S. holder of Securities that reference a Russell TR Index is subject to the Section 871(m) tax with respect to the Securities, the non-U.S. holder will be subject to the consequences described below under “— Securities that do not reference a qualified index.”

In addition, as discussed above, it possible that the Securities could be treated for tax purposes as representing an ownership interest in the applicable Index Constituent Securities. If that is the case, a non-U.S. holder would be treated as directly receiving the dividends that are distributed on the Index Constituent Securities (based on the notional amount of the Securities that are owned by the non-U.S. holder) and thus would generally be subject to a 30% withholding tax (subject to reduction under an applicable treaty) with respect to its share of any such dividends that are distributed by U.S. entities in the applicable Index. This tax would be imposed at the time of the distribution, notwithstanding that such amounts will be invested in the Index and will not be distributed to holders of Securities. In such a case, the withholding would be imposed even though there is no cash payment from which to withhold. Accordingly, the withholding agent would withhold from other assets of yours that are in its custody or it may dispose of a portion of your Securities in order to fund the withholding tax.

Securities that do not reference a qualified index. The discussion in this subsection only applies to Securities that do not reference a Russell TR Index. As discussed above, we currently believe, and intend to take the position, that each applicable Index that is not a Russell TR Index should not be treated as a qualified index in 2021. The Section 871(m) regulations provide that a contract that references an index that is not a qualified index will be treated for Section 871(m) purposes as referencing the components of the index. Accordingly, each Security that does not reference a Russell TR Index should be treated as a delta-one contract with respect to the components of the applicable Index and should thus be subject to the Section 871(m) tax. Non-U.S. holders of Securities should therefore be subject to a 30% withholding tax (subject to reduction under an applicable treaty) with respect to their share of dividends on the applicable Index Constituent Securities (based on the notional amount of the Securities that are owned by the non-U.S. holder), other than dividends on an Index Constituent Security that is issued by a non-U.S. corporation. This will be the case even though such amounts will be invested in the Index and will not be distributed to holders of Securities.

The timing of the Section 871(m) withholding tax depends on an election that is made by the withholding agent with respect to your Securities. The withholding agent could elect to impose the withholding tax with respect to dividends that are paid on the applicable Index Constituent Securities at the time that such dividends are paid, even though such amount will be invested in the Index and there

Material U.S. Federal Income Tax Consequences

will be no corresponding distributions to holders of Securities. We intend to report, and impose withholding if we are the withholding agent, based on each date that there is a distribution on the Index Constituent Securities. If a withholding agent makes this election with respect to your Securities, then it will impose withholding even though there is no cash payment from which to withhold. Accordingly, the withholding agent will withhold from other assets of yours that are in its custody or it may dispose of a portion of your Securities in order to fund the withholding tax.

If a withholding agent does not make the election described in the preceding paragraph, then it will withhold the Section 871(m) tax upon the earlier of the sale, redemption or maturity of the Securities. In such a case, the withholding tax will reduce the amount that you receive upon the sale, redemption or maturity of the Securities, and the withholding tax will be imposed based on the dividends that were included in the applicable Index during the term that you held the Securities (based on the notional amount of your Securities) irrespective of the amount that you realize at such time.

If a withholding agent does not impose the Section 871(m) withholding tax, you will still be liable for such tax upon the earlier of the sale, redemption or maturity of the Securities.

If a non-U.S. holder is entitled to a reduced withholding rate under the dividend provision of an applicable tax treaty, the non-U.S. holder will be required to certify to the withholding agent on an applicable Form W-8 that it is entitled to the reduced rate.

Non-U.S. holders should consult their tax advisors regarding the amount and timing of the Section 871(m) withholding tax in respect of their Securities, and the possibility that they could be subject to such tax during the term of the Securities notwithstanding that they will not receive any cash prior to the sale, redemption or maturity of the Securities.

Furthermore, payments on the Securities that are subject to Section 871(m) withholding tax will also be subject to Foreign Account Tax Compliance Act (“FATCA”) withholding if an investor or intermediary does not comply with the applicable FATCA certification and identification requirements. Accordingly, non-U.S. holders of Securities should assume that withholding agents will generally treat payments on the Securities as subject to the FATCA certification and identification requirements.

Effectively Connected Income. A non-U.S. holder that recognizes income or gain from the Securities that is effectively connected with a U.S. trade or business will not be subject to the Section 871(m) withholding tax described above if it provides the withholding agent with a properly executed IRS Form W-8ECI. The non-U.S. holder will be subject to U.S. federal income tax, and will be required to file U.S. federal income tax returns, in each case in the same manner as if it were a U.S. holder. In addition, if you are a corporate non-U.S. holder, any “effectively connected income” from your Securities may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Prospective non-U.S. holders should consult their tax advisors regarding the tax consequences to them of investing in the Securities, including possible alternative characterizations and treatments of the Securities. We will not pay additional amounts with respect to any withholding taxes that are imposed on the Securities.

Benefit Plan Investor Considerations

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (each, a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the Securities. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan, and whether the investment would involve a prohibited transaction under ERISA or the Code.

Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts, Keogh plans any other plans that are subject to Section 4975 of the Code (also “Plans”), from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the Plan. A violation of these prohibited transaction rules may result in excise tax or other liabilities under ERISA or the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”) are not subject to the requirements of Section 406 of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, non-U.S. or other laws (“Similar Laws”).

The acquisition or holding of the Securities by a Plan or any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) with respect to which we, UBS Securities LLC, UBS Financial Services Inc. and other of our affiliates is or becomes a party in interest or disqualified person may result in a prohibited transaction under ERISA or Section 4975 of the Code, unless the Securities are acquired pursuant to an applicable exemption. The U.S. Department of Labor has issued five prohibited transaction class exemptions, or “PTCEs”, that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of the Securities. These exemptions are PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for transactions involving certain insurance company general accounts), and PTCE 96-23 (for transactions managed by in-house asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide an exemption for the purchase and sale of the Securities, provided that neither the issuer of the Securities nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction, and provided further that the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “service provider exemption”). There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Any purchaser or holder of the Securities or any interest therein will be deemed to have represented by its purchase and holding or conversion of the Securities that it either (1) is not a Plan, a Plan Asset Entity or a Non-ERISA Arrangement and is not purchasing the Securities on behalf of or with the assets of any Plan, a Plan Asset Entity or Non-ERISA Arrangement or (2) the purchase or holding of the Securities will not result in a non-exempt prohibited transaction or a similar violation under any applicable Similar Laws.

Benefit Plan Investor Considerations

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing the Securities on behalf of or with the assets of any Plan, a Plan Asset Entity or Non-ERISA Arrangement consult with their counsel regarding the availability of exemptive relief under any of the PTCEs listed above, the service provider exemption or the potential consequences of any purchase or holding under Similar Laws, as applicable. Purchasers of the Securities have exclusive responsibility for ensuring that their purchase and holding of the Securities do not violate the fiduciary or prohibited transaction rules of ERISA or the Code or any similar provisions of Similar Laws. The sale of any of the Securities to a Plan, Plan Asset Entity or Non-ERISA Arrangement is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by any such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement or that such investment is appropriate for such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement.

Supplemental Plan of Distribution

On the Initial Trade Date, we sold $25,000,000 aggregate Stated Principal Amount of each series of Securities (1,000,000 Securities) to UBS Securities LLC at 100% of their aggregate Stated Principal Amount. After the Initial Trade Date, from time to time we may sell a portion of the Securities at market prices prevailing at the time of sale, at prices related to market prices or at negotiated prices. We expect to receive proceeds equal to 100% of the price at which the Securities are sold to the public, less any commissions paid to UBS Securities LLC. The Securities may be sold at a price that is higher or lower than the Stated Principal Amount. UBS Securities LLC may charge normal commissions for the sale of the Securities and may also receive a portion of the Accrued Fees in connection with future distributions. For any Securities it sells, UBS Securities LLC may charge institutional investors who are able to purchase Securities directly from it a creation fee, which may vary over time at UBS’s discretion. It is likely that the prices at which an institutional investor who has purchased Securities directly from UBS Securities LLC will sell such Securities to investors will reflect any such creation fee paid to UBS. Accordingly, such fee may influence the price that investors pay for their Securities in the secondary market.

UBS expects that delivery of the Securities pursuant to this prospectus supplement will be made against payment therefor on the third business day following the Initial Trade Date (this settlement cycle being referred to as “T+3”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Securities on the date of this prospectus supplement will be required, by virtue of the fact that the Securities initially will settle in T+3, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Securities who wish to make such trades should consult their own advisor.

Additional Securities may be offered and sold from time to time through UBS Securities LLC, as agent, to investors and to dealers acting as principals for resale to investors. We are not, however, obliged to, and may not, sell additional Securities or the full aggregate Stated Principal Amount of Securities set forth on the cover of this prospectus supplement. We may suspend or cease sales of any series of Securities at any time, at our discretion, or resume sales of Securities, or we may condition our acceptance of a market maker’s, other market participant’s or investor’s offer to purchase Securities on its agreeing to purchase certain exchange traded notes issued by UBS or enter into certain transactions consistent with our hedging strategy, including but not limited to swaps, OTC derivatives, listed options, or securities, any of which could materially and adversely affect the trading price and liquidity of the Securities in the secondary market. For more information about the plan of distribution and possible market-making activities, see “Plan of Distribution” in the accompanying prospectus.

Broker-dealers may make a market in the Securities, although none of them are obligated to do so and any of them may stop doing so at any time without notice. This prospectus supplement and the accompanying prospectus may be used by such dealers in connection with market-making transactions. In these transactions, dealers may resell a Security covered by this prospectus that they acquire from other holders after the original offering and sale of the Securities, or they may sell a Security covered by this prospectus in short sale transactions.

As described in more detail under “Use of Proceeds and Hedging” on page S-129, we or one of our affiliates may enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the Securities. UBS and/or its affiliates may earn additional income as a result of payments pursuant to these swap or related hedge transactions.

Broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in the distribution of the Securities in a manner that would render them statutory

Supplemental Plan of Distribution

underwriters and subject them to the prospectus delivery and liability provisions of the U.S. Securities Act of 1933. Among other activities, broker-dealers and other persons may make short sales of the Securities and may cover such short positions by borrowing Securities from UBS or its affiliates or by purchasing Securities from UBS or its affiliates subject to its obligation to repurchase such Securities at a later date. As a result of these activities, these market participants may be deemed statutory underwriters. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the participant in the particular case, and the example mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject a market participant to the prospectus-delivery and liability provisions of the U.S. Securities Act of 1933. This prospectus will be deemed to cover any short sales of Securities by market participants who cover their short positions with Securities borrowed or acquired from us or our affiliates in the manner described above.

UBS reserves the right to pay a portion of the Accrued Tracking Fee to UBS Securities LLC and certain broker-dealers in consideration for services relating to the Securities including, but not limited to, promotion and distribution.

Conflicts of Interest

UBS Securities LLC is an affiliate of UBS and, as such, has a “conflict of interest” in this offering within the meaning of FINRA Rule 5121. In addition, UBS will receive the net proceeds (excluding any underwriting discount) from the initial public offering of the Securities, thus creating an additional conflict of interest within the meaning of Rule 5121. Consequently, the offering is being conducted in compliance with the provisions of Rule 5121. UBS Securities LLC is not permitted to sell Securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

ANNEX A

Notice of Early Redemption

To: ol-ubs-etracs@ubs.com

Subject: [ETRACS 2x Leveraged US Dividend Factor TR ETN Notice of Early Redemption, CUSIP No.

90278V206 (the “Securities”)]

[ETRACS 2x Leveraged US Growth Factor TR ETN Notice of Early Redemption, CUSIP No. 90278V305 (the “Securities”)]

[ETRACS 2x Leveraged US Size Factor TR ETN Notice of Early Redemption, CUSIP No. 90278V404 (the “Securities”)]

[ETRACS 2x Leveraged US Value Factor TR ETN Notice of Early Redemption, CUSIP No. 90278V107(the “Securities”)]

[ETRACS 2x Leveraged MSCI US Minimum Volatility Factor TR ETN Notice of Early Redemption, CUSIP No. 90278V701 (the “Securities”)]

[ETRACS 2x Leveraged MSCI US Momentum Factor TR ETN Notice of Early Redemption, CUSIP No. 90278V602 (the “Securities”)]

[ETRACS 2x Leveraged MSCI US Quality Factor TR ETN Notice of Early Redemption, CUSIP No. 90278V503 (the “Securities”)]

[BODY OF EMAIL]

Name of broker: [                ]

Name of beneficial holder: [                ]

Number of Securities to be redeemed: [                ]

Applicable Redemption Valuation Date: [                ], 20[    ]1

Broker Contact Name: [                ]

Broker Telephone #: [                ]

Broker DTC # (and any relevant sub-account): [                ]

The undersigned acknowledges that in addition to any other requirements specified in the prospectus supplement relating to the Securities being satisfied, the Securities will not be redeemed unless (i) this notice of redemption is delivered to UBS Securities LLC by 12:00 noon (New York City time) on the Index Business Day prior to the applicable Redemption Valuation Date; (ii) the confirmation, as completed and signed by the undersigned, is delivered to UBS Securities LLC by 5:00 p.m. (New York City time) on the same day the notice of redemption is delivered; (iii) the undersigned has booked a delivery vs. payment (“DVP”) trade on the applicable Redemption Valuation Date, facing UBS Securities LLC DTC 642; and (iv) the undersigned instructs DTC to deliver the DVP trade to UBS Securities LLC as

[1]	Subject to adjustment as described in the prospectus supplement relating to the Securities.

A-1

booked for settlement via DTC at or prior to 12:00 noon (New York City time) on the applicable Redemption Date.

The undersigned further acknowledges that the undersigned has read the section “Risk Factors — Risks Relating to the Return on the ETNs — You will not know the Redemption Amount at the time you request that we redeem your Securities. The Redemption Valuation Date and the Redemption Date may be delayed in certain circumstances” in the prospectus supplement relating to the Securities and the undersigned understands that it will be exposed to market risk on the Redemption Valuation Date and through the Index Business Day subsequent to the Redemption Valuation Date.

A-2

ANNEX B

Broker’s Confirmation of Redemption

[TO BE COMPLETED BY BROKER]

Dated:

UBS Securities LLC

UBS Securities LLC, as Security Calculation Agent

E-mail: ol-ubs-etracs@ubs.com

To Whom It May Concern:

The holder of UBS AG [ETRACS 2x Leveraged US Dividend Factor TR ETN Notice of Early Redemption, CUSIP No. 90278V206] [ETRACS 2x Leveraged US Growth Factor TR ETN Notice of Early Redemption, CUSIP No. 90278V305] [ETRACS 2x Leveraged US Size Factor TR ETN Notice of Early Redemption, CUSIP No. 90278V404] [ETRACS 2x Leveraged US Value Factor TR ETN Notice of Early Redemption, CUSIP No. 90278V107] [ETRACS 2x Leveraged MSCI US Minimum Volatility Factor TR ETN Notice of Early Redemption, CUSIP No. 90278V701] [ETRACS 2x Leveraged MSCI US Momentum Factor TR ETN Notice of Early Redemption, CUSIP No. 90278V602] [ETRACS 2x Leveraged MSCI US Quality Factor TR ETN Notice of Early Redemption, CUSIP No. 90278V503], redeemable for a cash amount based on the performance of the [Dow Jones US Dividend 100 TR USD][Russell 1000 Growth TR USD][Russell 2000 TR USD][Russell 1000 Value TR USD][MSCI USA Minimum Volatility GR USD][MSCI USA Momentum GR USD][MSCI USA Sector Neutral Quality GR USD] Index (the “Securities”) hereby irrevocably elects to exercise, on the Redemption Date of [holder to specify]1, with respect to the number of Securities indicated below, as of the date hereof, the redemption right as described in the prospectus supplement relating to the Securities (the “Prospectus”). Terms not defined herein have the meanings given to such terms in the Prospectus.

The undersigned certifies to you that it will (i) book a DVP trade on the applicable Redemption Valuation Date with respect to the number of Securities specified below at a price per Security equal to the Redemption Amount, facing UBS Securities LLC DTC 642 and (ii) deliver the trade as booked for settlement via DTC at or prior to 12:00 noon (New York City time) on the applicable Redemption Date.

The undersigned acknowledges that in addition to any other requirements specified in the Prospectus being satisfied, the Securities will not be redeemed unless (i) this confirmation is delivered to UBS Securities LLC by 5:00 p.m. (New York City time) on the same day the notice of redemption is delivered; (ii) the undersigned has booked a DVP trade on the applicable Redemption Valuation Date, facing UBS Securities LLC DTC 642; and (iii) the undersigned will deliver the DVP trade to UBS Securities LLC as

[1]	Subject to adjustment as described in the prospectus supplement relating to the Securities.

B-1

booked for settlement via DTC at or prior to 12:00 noon (New York City time) on the applicable Redemption Date.

Very truly yours,
[NAME OF DTC PARTICIPANT HOLDER]

By:
Name:
Title:
Telephone:
E-mail:

Number of Securities surrendered for redemption:

DTC # (and any relevant sub-account):

Contact Name:

Telephone:

E-mail:

(At least 50,000 Securities of any series must be redeemed at one time to exercise the right to early redemption on any redemption date, subject to UBS’s right to waive such minimum redemption requirement in its absolute discretion.)

B-2

We have not authorized anyone to provide you with information other than the information incorporated by reference or provided in this prospectus supplement or the accompanying prospectus. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front of the document.

Prospectus

Introduction	1
Cautionary Note Regarding Forward-Looking Statements	3
Incorporation of Information About UBS AG	4
Where You Can Find More Information	5
Presentation of Financial Information	6
Limitations on Enforcement of U.S. Laws Against UBS, Its Management and Others	6
UBS	7
Swiss Regulatory Powers	10
Use of Proceeds	11
Description of Debt Securities We May Offer	12
Description of Warrants We May Offer	32
Legal Ownership and Book-Entry Issuance	47
Considerations Relating to Indexed Securities	52
Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency	55
U.S. Tax Considerations	58
Tax Considerations Under the Laws of Switzerland	69
Benefit Plan Investor Considerations	71
Plan of Distribution	73
Conflicts of Interest	75
Validity of the Securities	76
Experts	76

  $25,000,000 ETRACS 2x

  Leveraged US Dividend Factor

  TR ETN

  $25,000,000 ETRACS 2x

  Leveraged US Growth Factor

  TR ETN

  $25,000,000 ETRACS 2x

  Leveraged US Size Factor

  TR ETN

  $25,000,000 ETRACS 2x

  Leveraged US Value Factor

  TR ETN

  $25,000,000 ETRACS 2x

  Leveraged MSCI US

  Minimum Volatility Factor

  TR ETN

  $25,000,000 ETRACS 2x

  Leveraged MSCI US

  Momentum Factor TR ETN

  $25,000,000 ETRACS 2x

  Leveraged MSCI US Quality

  Factor TR ETN

    Prospectus Supplement dated February 4, 2021

    (To Prospectus dated October 31, 2018)

   UBS Investment Bank